As filed with the Securities and Exchange Commission on March 28, 2000
                                             Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   ----------

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                   ----------

                               QUINTUS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

         Delaware                           7372                 77-0021612
     (State or Other                  (Primary Standard       (I.R.S. Employer
Jurisdiction of Incorporation     Industrial Classification    Identification
     or Organization)                    Code Number)             Number)

                            47212 Mission Falls Court
                                Fremont, CA 94539
                                 (510) 624-2800
    (Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

                                   ----------

                                Alan K. Anderson
                      Chairman and Chief Executive Officer
                               Quintus Corporation
                            47212 Mission Falls Court
                                Fremont, CA 94539
                                 (510) 624-2800
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                                   ----------

                                   Copies to:
   David W. Ferguson, Esq.                            Mark A. Klein, Esq.
    Davis Polk & Wardwell                          Kirkpatrick & Lockhart LLP
     1600 El Camino Real                            9100 Wilshire Boulevard
    Menlo Park, CA 94025                                     8-East
       (650) 752-2000                               Beverly Hills, CA 90212
                                                        (310) 273-1870

                                   ----------

      Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement and certain other conditions under the merger agreement are met or waived.

                                   ----------

      If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                   ----------

                        CALCULATION OF REGISTRATION FEE

                                                   Proposed Maximum     Proposed Maximum     Amount of
   Title of Each Class of         Amount to be    Offering Price Per   Aggregate Offering   Registration
Securities to be Registered       Registered(1)          Unit              Price(2)            Fee(3)
---------------------------       -------------   ------------------   ------------------   ------------
Common Stock, $.001 Par Value....  6,054,681            N/A              $186,603,286          $49,263

----------
(1) Represents the maximum number of shares of the Registrant's Common Stock issuable in connection with the merger in exchange for shares of Mustang.com, Inc.'s common stock, based on (i) the maximum number of the Mustang.com's shares exchangeable in the merger and (ii) the exchange ratio applicable in the merger (0.793 shares of the Registrant's Common Stock for each share of Mustang.com, Inc.'s Common Stock).

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) and Rule 457(c) of the Securities Act, Nasdaq National Market, as established by the average of the high and low sales prices of Mustang.com, Inc.'s shares on March 27, 2000 on the Nasdaq SmallCap Market, which was $24.44.

(3) This fee has been calculated, in accordance with Rule 457(f) under the Securities Act.

      The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

================================================================================

                                     [LOGO]

Dear Mustang.com shareholders:

               I am writing to you today about our proposed merger with Quintus Corporation. Quintus and Mustang.com, Inc. ("Mustang.com") believe that completion of this merger will immediately strengthen Quintus' leadership position in e-customer relationship management solutions, or eCRM, by leveraging Mustang.com's award winning e-mail management products and our recently announced hosted solutions. Furthermore, Quintus and Mustang.com believe the merger will allow Quintus to be the only current provider of a fully integrated solution that addresses this entire eCRM market, providing users with a single integrated view of customers across existing and emerging communication channels.

               In the merger, each share of common stock of Mustang.com will be exchanged for 0.793 of a share of Quintus common stock. Based on the number of shares of Mustang.com common stock and options and warrants to purchase Mustang.com common stock outstanding as of March 15, 2000, Quintus expects to issue a total of approximately 6,054,681 shares of Quintus common stock, options and warrants to purchase shares of Quintus common stock in the merger. Quintus common stock is traded on the Nasdaq National Market under the trading symbol "QNTS," and closed at $34.06 per share on March 24, 2000. The merger is described more fully in this proxy statement/prospectus.

               You will be asked to vote upon the merger agreement and the
merger at a special meeting of Mustang.com shareholders to be held on       ,
2000 at        am, local time, at       .  The merger cannot be consummated
unless the holders of a majority of the outstanding shares of Mustang.com common stock approve the merger. Only shareholders who hold shares of
Mustang.com common stock at the close of business on       , 2000 will be
entitled to vote at the special meeting.

               Mustang.com's board of directors has determined that the terms and conditions of the merger are fair to you and in your best interests, and has unanimously recommended that you approve the merger agreement and the merger.

               This proxy statement/prospectus provides detailed information about Quintus and the merger. Please give all of this information your careful attention. In particular, you should carefully consider the discussion in the section entitled "Risk Factors Relating to the Merger" beginning on page 16 of this proxy statement/prospectus.

               Your vote is very important regardless of the number of shares you own. To vote your shares, you may use the enclosed proxy card or attend the special shareholders meeting in person. To approve the merger agreement and the merger, you MUST vote "FOR" the proposal by following the instructions stated on the enclosed proxy card. If you do not vote at all, your non-vote will, in effect, count as a vote against the merger agreement and the merger. We urge you to vote FOR this proposal. The approval of this proposal is a necessary step in the merger of Mustang.com and Quintus.

                                        Sincerely,



                                        /s/ James A. Harrer
                                        -------------------------------------
                                        James A. Harrer
                                        President and Chief Executive Officer

                                     [LOGO]

                                   ----------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                          To be held on        , 2000

To the shareholders of Mustang.com, Inc.:

               You are cordially invited to attend the special meeting of shareholders (the "Special Meeting") of Mustang.com, Inc. that will be held at
       on       , 2000 starting at        local time.  At the Special Meeting,
you will be asked to vote on the following proposals:

     1. To approve and adopt the Agreement and Plan of Merger (the "Merger Agreement") dated as of February 25, 2000 between Mustang.com and Quintus Corporation. Pursuant to the Merger Agreement, Mustang.com will be merged with a subsidiary of Quintus and each shareholder of Mustang.com will receive 0.793 of a share of Quintus common stock for each share of Mustang.com common stock that shareholder owns; and

     2. To transact such other business as may properly come before the Special Meeting, including any adjournment or postponement of the Special Meeting.

               Shareholders may vote in person or by proxy. The proxy statement, which explains in detail the merger, and the accompanying proxy card are attached to this notice.  Only holders of record of Mustang.com
shares at the close of business on             , 2000 will be entitled to vote
at the meeting or any adjournment thereof with respect to the matters described above. Please sign, date and mail the enclosed proxy card promptly using the enclosed postage- paid envelope. This action will not limit your right to vote in person if you wish to attend the Special Meeting.

               The merger is an important decision for Mustang.com and its shareholders. Whether or not you plan to attend the Special Meeting, we urge you to complete, sign and promptly return the enclosed proxy card to ensure that your shares will be voted at the meeting.

               Please do not send any of your shares at this time.


                                             By Order of the Board of Directors
                                             Michael S. Noling,



                                             /s/ Michael S. Noling
                                             ---------------------
                                             Secretary


               , 2000

               Should you have any questions regarding the Special Meeting or the attached proxy statement/prospectus, please contact our proxy solicitor, Georgeson Shareholder Communications Inc. Banks and brokers should call (212) 440-9800 (collect); all others call toll free at (800) 223-2064.

The information in this proxy statement/prospectus is not complete and may be changed. Quintus may not sell these securities until the registration state-ment filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy those securities in any state where the offer or sale is not permitted.


                              Subject to Completion

                   Preliminary Prospectus dated March 28, 2000

                                     [LOGO]

                                    QUINTUS


          PROXY STATEMENT                    PROSPECTUS
                 OF                              OF
         MUSTANG.COM, INC.               QUINTUS CORPORATION

               The boards of directors of Quintus Corporation and Mustang.com, Inc. have approved a transaction pursuant to which a subsidiary of Quintus will merge with Mustang.com, and Mustang.com will become a wholly-owned subsidiary of Quintus. Upon the completion of the merger, Mustang.com shareholders will receive approximately 0.793 of a share of Quintus common stock for each share of Mustang.com common stock held by them and Quintus will assume all outstanding options and warrants to purchase Mustang.com common stock. Based on Mustang.com's outstanding stock as of March 15, 2000, a total of approximately 4,871,369 shares of Quintus common stock are expected to be issued in the merger. In addition, options and warrants of Mustang.com will be converted into options and warrants to purchase approximately 1,182,981 shares of Quintus common stock in the merger, based on Mustang.com's outstanding options and warrants as of March 15, 2000.

                                   ----------

               Quintus common stock trades on the Nasdaq Stock Market under
the symbol "QNTS."  On       , 2000 the closing price of Quintus common stock
was $       per share.

               Completion of the merger requires the approval of Mustang.com's shareholders of the merger agreement and the merger. Mustang.com has scheduled a special meeting of its shareholders to vote on these proposals. Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing the enclosed proxy card to Mustang.com. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will count as a vote in favor of the proposals. You may vote at the special meeting if you owned shares of Mustang.com stock as of the close
of business on       , 2000.  The date, time and place of the special meeting
are as follows:

                       [date, time and place of meeting]

               We strongly urge you to read and consider carefully this proxy statement/prospectus in its entirety, including the matters referred to under "Risk Factors Relating to the Merger" beginning on page 16.

                                   ----------

               Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Quintus common stock to be issued in the merger or determined if this proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

               The date of this proxy statement/prospectus is       , 2000 and
this proxy statement/prospectus and the accompanying form of proxy card are
first being mailed to the shareholders of Mustang.com on or about       , 2000.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----

QUESTIONS AND ANSWERS ABOUT THE MERGER.......................................1

PROSPECTUS SUMMARY...........................................................4

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA..............................9

COMPARATIVE PER SHARE DATA..................................................13

MARKET PRICE INFORMATION....................................................14

RISK FACTORS RELATING TO THE MERGER.........................................16

RISK FACTORS RELATING TO QUINTUS............................................18

RISKS RELATING TO MUSTANG.COM...............................................25

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS............................30

THE MERGER..................................................................32

OPINION OF MUSTANG.COM'S FINANCIAL ADVISOR..................................40

INTERESTS OF RELATED PERSONS IN THE MERGER..................................44

THE MERGER AGREEMENT........................................................46

THE SHAREHOLDERS' MEETING...................................................51

COMPARISON OF RIGHTS OF HOLDERS OF QUINTUS COMMON STOCK AND
   MUSTANG.COM COMMON STOCK.................................................53

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
   AND RESULTS OF OPERATIONS OF QUINTUS CORPORATION.........................59

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
   AND RESULTS OF OPERATIONS OF MUSTANG.COM.................................68

BUSINESS OF QUINTUS CORPORATION.............................................72

BUSINESS OF MUSTANG.COM.....................................................83

DESCRIPTION OF QUINTUS CAPITAL STOCK........................................92

SHARES ELIGIBLE FOR FUTURE SALE.............................................95

MANAGEMENT OF QUINTUS FOLLOWING THE MERGER..................................96

                                                                           Page
                                                                           ----
PRINCIPAL SHAREHOLDERS OF QUINTUS CORPORATION..............................107

PRINCIPAL SHAREHOLDERS OF MUSTANG.COM......................................109

QUINTUS RELATED PARTY TRANSACTIONS.........................................110

MUSTANG.COM RELATED PARTY TRANSACTIONS.....................................113

DISSENTERS' RIGHTS.........................................................114

LEGAL MATTERS..............................................................116

EXPERTS....................................................................116

CHANGE IN ACCOUNTANTS......................................................116

FUTURE SHAREHOLDER PROPOSALS...............................................117

WHERE YOU CAN FIND MORE INFORMATION........................................117

QUINTUS CORPORATION AND MUSTANG.COM
  INDEX TO FINANCIAL STATEMENTS............................................F-1

LIST OF ANNEXES
      Annex A
      Annex B
      Annex C

                    QUESTIONS AND ANSWERS ABOUT THE MERGER


Q:   Why are the companies proposing to merge?

A:   Quintus and Mustang.com believe the merger will extend Quintus'
leadership position in the rapidly growing e-customer relationship management, or eCRM, market. Mustang.com's technology complements Quintus' by providing high-volume, reliable e-mail management, adherence to open standards, integration with the full range of standard e-mail environments, and rapid customer deployment. Following the transaction, Quintus will be the only provider of a fully integrated solution that addresses this entire eCRM market providing users with a single integrated view of customers across existing and emerging communication channels.

Q:   When and where is the shareholder meeting?

A:   The Mustang.com special shareholders' meeting will take place on       ,
2000 at       .  At the Mustang.com special shareholders' meeting, Mustang.com shareholders will be asked to approve the merger agreement and the merger pursuant to which a wholly-owned subsidiary of Quintus will merge with and into Mustang.com, and Mustang.com shareholders will become shareholders of Quintus.

Q:   What will I receive in the merger?

A:   You will receive 0.793 of a share of Quintus common stock for each share of Mustang.com common stock that you hold. Quintus will not issue fractional shares of its common stock. Instead, you will receive cash, without interest, based on the closing price of Quintus common stock on the Nasdaq National Market on the trading day prior to the day on which the merger is completed.

      The number of shares of Quintus common stock to be issued in connection with the merger is fixed and will not be adjusted based upon changes in the value of these shares. As a result, the value of the shares you receive in the merger will not be known at the time you vote on the merger and may go up or down as the market price of Quintus common stock goes up or down.

Q:   What do I need to do now?

A:   Indicate on your proxy card how you want to vote, sign it and mail it in the enclosed return envelope, as soon as possible, so that your shares may be represented at the shareholders' meeting. You may also attend the shareholders' meeting and vote your shares in person.

Q:   What do I do if I want to change my vote?

A:   Send in a later-dated, signed proxy card to Mustang.com's secretary.  You can also attend the Mustang.com special shareholders' meeting in person and vote. You may also revoke your proxy by sending a notice of revocation to Mustang.com's secretary.

Q:   If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A:   If you do not provide your broker with instructions on how to vote your
"street name" shares, your broker will not be able to vote those shares for or against the merger. You should therefore instruct your broker how to vote your shares, following the directions provided by your broker.

      If you are a Mustang.com shareholder and do not give voting instructions to your broker, you will, in effect, be voting against the merger, unless you appear in person at the Mustang.com special shareholders' meeting and vote in favor of the merger.

Q:   Should I send in my stock certificates now?

A:   No.  If the merger is completed, Mustang.com shareholders will be sent written instructions for exchanging their stock certificates. Quintus Corporation shareholders will keep their existing certificates.

Q:   When is the merger going to be completed?

A:   Quintus and Mustang.com hope to complete the merger as soon as possible after Mustang.com's shareholders approve the transaction at the special shareholders' meeting. However, Quintus and Mustang.com cannot predict the exact timing because the merger is subject to governmental and other regulatory approvals.

Q:   What are the material United States federal income tax consequences of the merger?

A:   The merger is intended to qualify as a tax-free reorganization for U.S.
federal income tax purposes. If the merger qualifies as a reorganization, Mustang.com shareholders generally will not recognize gain or loss on the exchange of their stock in the merger, except for any gain or loss recognized in connection with any cash received instead of a fractional share of Quintus stock. However, the tax consequences of the merger to you will depend on the facts of your particular situation. Quintus and Mustang.com encourage you to contact your tax advisors to determine the tax consequences of the merger to you. To review the tax consequences to Quintus and Mustang.com shareholders in greater detail, see the section entitled "The Merger - Material United States Federal Income Tax Consequences" in this proxy statement/prospectus.

Q:   What shareholder vote is required to approve the merger agreement and the merger?

A:   A majority of the outstanding shares of Mustang.com common stock entitled to vote constitutes a quorum for the Mustang.com special meeting. The affirmative vote of the holders of at least a majority of the outstanding shares of Mustang.com common stock is required to approve the merger agreement and the merger.

Q:   Does the Mustang.com board of directors recommend approval of the merger agreement and the merger?

A:   Yes.  After careful consideration, the Mustang.com board of directors unanimously recommends that its shareholders vote in favor of the merger agreement and the merger.

Q:   Do I have dissenters' rights in connection with the merger?

A:   Yes.  Mustang.com shareholders are entitled to dissenters' rights in connection with the merger. These rights are described in the section entitled "Dissenters' Rights" in this proxy statement/prospectus.

Q:   Whom may I contact with any additional questions?

A:   You may call Donald M. Leonard, the Chief Financial Officer of
Mustang.com, at (661) 873-2500.

Additional Questions and Answers about the Merger for Mustang.com Employees and Warrantholders

Q:   What will happen to employee stock options held by Mustang.com employees and warrants held by Mustang.com warrantholders?

A:   The outstanding Mustang.com options and warrants will convert into options and warrants for Quintus common stock, at the same 0.793 exchange ratio that applies to Mustang.com common stock. Thus, for each share of Mustang.com common stock on which you have an option or warrant, you will receive an option or warrant to purchase 0.793 of a share of Quintus common stock. In addition, the exercise price per share will be adjusted by dividing the current exercise price by 0.793.

Example:

   o An option or warrant to purchase 1,000 shares of Mustang.com common stock at an exercise price of $10.00 per share will convert to an option or warrant to purchase 793 shares of Quintus common stock (1,000 x 0.793) at an exercise price of $12.61 per share ($10.00 0.793).

Q: May I exercise stock options and warrants and sell Mustang.com common stock between now and the completion of the merger?

A:   Yes, in the same manner you would have done so prior to the announcement of the merger.

Q: What will happen to Mustang.com's Employee Stock Purchase Plan ("ESPP")?

A:   The ESPP will be terminated upon completion of the merger.  The participation period then in process will end. The funds that are accumulated through your payroll deductions up until that time will be applied to purchase shares of Mustang.com common stock. Those shares of Mustang.com common stock will then be exchanged in the merger for Quintus common stock. Any cash remaining in your accounts after the purchase of shares of Mustang.com will be returned.

                               PROSPECTUS SUMMARY

               This summary contains selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. To understand the merger fully and to obtain a more complete description of the legal terms of the merger, you should carefully read this entire document, including the Annexes, and the documents to which you are referred. If you require additional information, see "Where You Can Find More Information" on page 117.

The Companies

                               Quintus Corporation
                            47212 Mission Falls Court
                                Fremont, CA 94539
                            Telephone: (510) 624-2800

               Quintus provides a comprehensive e-customer relationship management, or eCRM, solution to manage customer interactions, such as customer orders, inquiries and service requests, and deliver consistent customer service across multiple communication channels, including the Internet, e-mail and the telephone. The Quintus eContact software suite includes applications that address the needs of customer service representatives and agents in sales and service, consumer relations, technical support, and human resources centers and a routing engine to manage customer interactions. Quintus eContact enables companies to handle high volumes of customer interactions and leverage opportunities to sell additional products and services to their customers.

                                Mustang.com, Inc.
                               6200 Lake Ming Road
                              Bakersfield, CA 93306
                            Telephone: (661) 873-2500

               Founded in 1986, Mustang.com was one of the first providers of e-mail management solutions with its award- winning Message Center[Trademark] product. Introduced in 1997, Mustang Message Center enables loyal, high quality customer relationships through Internet and e-mail based customer interactions. Mustang.com is headquartered in Bakersfield, California with offices in Austin, Chicago, Ft. Lauderdale, New York, Phoenix, Seattle and Washington DC.

Joint Reasons for the Merger (see page 34)

               Quintus and Mustang.com believe that the business combination should produce a number of potential benefits that may contribute to the success of the combined company. These potential benefits from the combination include:

     o extending Quintus' leadership in the eCRM market by combining Mustang.com's award winning e-mail management offerings with Quintus' existing strengths in integrating multiple channels of customer contact;

     o combining both companies' products in order to provide fully-integrated solutions that can meet users' demands for a single, comprehensive view of their customers across existing and emerging communication channels;

     o providing Quintus with the opportunity to offer its solutions on an outsourced, hosted basis;

     o creating a combined customer base of over 750 companies and more than 24,000 e-mail management seats that could give Quintus greater scale and presence in the eCRM market;

     o creating opportunities for cross-marketing of the two companies' products to a larger combined customer base due to the complementary nature of each company's product offering;

     o combining the two companies' sales forces and distribution channels that could enable broader distribution coverage and more effective marketing of the combined company's offerings;

     o    combining the two companies' management and product development teams;
          and

     o    joining the similar corporate cultures of the two companies.

Achieving these objectives depends on the successful integration of two companies that have previously operated independently and on the other uncertainties referred to under "Risk Factors Relating to the Merger" on page 16.

Recommendation to Mustang.com Shareholders

               Mustang.com's board of directors believes that the merger is fair to you and in your best interests and unanimously recommends that you vote FOR the approval of the merger agreement and the merger.

The Merger

               Quintus and Mustang.com have attached the merger agreement as Annex A to this proxy statement/prospectus. Quintus and Mustang.com encourage you to read this agreement because it is the legal document that governs the merger.

What Mustang.com Shareholders Will Receive in the Merger

               As a result of the merger, Mustang.com shareholders will receive, for each Mustang.com common share that they own, 0.793 of a share of Quintus common stock. Quintus will not issue any fractional shares of common stock in the merger. Mustang.com shareholders will instead receive cash for any fractional shares of Quintus common stock owed to them.

Example:

     o If you currently own 100 shares of Mustang.com common stock, after the merger you will receive 79 shares of Quintus common stock and a check for the value of .3 of a share of Quintus common stock, rounded to the nearest one cent. The value of the shares of Quintus common stock that you receive will fluctuate as the price of a share of Quintus common stock changes.

     o On March 24, 2000, the most recent practicable date prior to the filing of this document, the average of the high and low sales prices of shares of Quintus common stock on the Nasdaq National Market was $33.75. Applying the 0.793 exchange ratio to the Quintus closing price on that date, each holder of Mustang.com common stock would be entitled to receive shares of Quintus common stock with a market value of approximately $27.01 for each Mustang.com share. The actual value of the shares of Quintus common stock to be issued in the merger, however, will depend on market prices at that time, and may be more or less than the value given in this example. You are urged to obtain current price quotations for Mustang.com and Quintus common stock.

Material United States Federal Income Tax Consequences (see page 37)

               The merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes. If the merger so qualifies, shareholders of Mustang.com common stock will generally not recognize any gain or loss on the exchange of their Mustang.com stock for Quintus common stock in the merger, except for any gain or loss recognized in connection with any cash received instead of a fractional share of Quintus stock. The companies themselves, as well as current shareholders of Quintus common stock, will not recognize gain or loss as a result of the merger.

               The United States federal income tax consequences described above may not apply to all holders of Mustang.com common stock. Your tax consequences will depend on your own situation. You should consult your tax advisor for a full understanding of the tax consequences of the merger to you.

Comparative Per Share Data (see page 13)

               Quintus common stock is listed on the Nasdaq National Market under the symbols "QNTS" and Mustang.com common stock is listed on the Nasdaq SmallCap Market under the symbol "MSTG". On February 25, 2000, the last full trading day before the public announcement of the proposed merger, the last reported sale price of Quintus common stock on the Nasdaq National Market was $48.25 and the last reported sale price of Mustang.com common stock on the Nasdaq SmallCap Market was $25.88. On March 24, 2000, the most recent practicable date prior to the filing of this document with the Securities and Exchange Commission, the last reported sale price for Quintus common stock was $34.06 and $25.38 for Mustang.com common stock.

Ownership of Quintus After the Merger

               Quintus will issue approximately 4,871,369 shares of Quintus common stock to Mustang.com shareholders in the merger. These shares of Quintus common stock will represent approximately 14.55% of the outstanding Quintus common stock after the merger. This information is based on the number of shares of Quintus and Mustang.com common stock outstanding on March 15, 2000, and does not take into account stock options or warrants of Mustang.com.

Mustang.com Shareholder Vote Required

               At the Mustang.com shareholders' special meeting, the merger and the merger agreement must be approved by a majority of all outstanding shares of Mustang.com common stock entitled to vote.

Dissenters' Rights (see page 114)

               Holders of Mustang.com stock who do not vote in favor of the merger may, under certain circumstances and by following procedures prescribed by California law, exercise dissenters' rights and receive cash for their shares of Mustang.com common stock. A dissenting shareholder must follow the appropriate procedures under California law or will lose such rights.

Management of Quintus Following the Merger (see page 96)

               Following the merger, Alan K. Anderson will continue to be Chairman and Chief Executive Officer of Quintus and James A. Harrer, President and Chief Executive Officer of Mustang.com, will become President of Quintus Online, a new division devoted to Quintus' online products and services.

Interests of the Directors and Officers of Mustang.com in the Merger

               In considering the recommendation of Mustang.com's board of directors, you should be aware of the interests that Mustang.com executive officers and directors have in the merger. These include the following:

   o Mustang.com executive officers are eligible to receive retention and severance benefits;

   o Mustang.com executive officers and directors will have the benefit of accelerated vesting of options to acquire Mustang.com common stock granted under Mustang.com's stock option plans, as described below, in connection with the merger; and

   o Mustang.com officers and directors have customary rights to indemnification against specified liabilities.

               In considering the fairness of the merger to Mustang.com shareholders, the Mustang.com board of directors took into account these interests. These interests are different from and in addition to your and their interests as shareholders. Mustang.com officers and directors have options to acquire Mustang.com common stock that will be converted under the terms of Mustang.com's stock option plans into options to acquire shares of Quintus common stock. As of March 31, 2000, the officers and directors of Mustang.com, have options for an aggregate of 675,166 shares of Mustang.com common stock, which options were vested with respect to 259,533 shares. Assuming the merger were completed on March 31, 2000, these options would vest with respect to up to an additional 415,633 shares of Mustang.com common stock upon completion of the merger. (Certain of these options may not vest to the extent such vesting would trigger the payment of excise tax pursuant to
Section 280G of the Internal Revenue Code.) All of these options will be converted in the merger into options to acquire approximately 535,407 shares of
Quintus common stock. In addition, as of       , 2000, the record date, the
executive officers and directors of Mustang.com, and its affiliates,
beneficially-owned        shares of Mustang.com common stock.  These shares
will be converted in the merger into approximately        shares of Quintus
common stock.

Share Ownership of Management and Directors

               On       , 2000, the record date for Mustang.com's
shareholders' meeting, directors and executive officers of Mustang.com owned
and were entitled to vote        shares of Mustang.com common stock, or
approximately       % of the Mustang.com common stock outstanding on that date.

               Each of the directors and executive officers of Mustang.com and their affiliates have advised Mustang.com that they intend to vote their shares in favor of the merger.

Accounting Treatment

               The merger will be accounted for under the "purchase" method of accounting in accordance with generally accepted accounting principles.

Conditions to Completion of the Merger (see page 49)

               Quintus and Mustang.com will complete the merger only if certain conditions specified are satisfied or waived, including the following:

   o the representations and warranties of the respective parties made in the merger agreement remain accurate in all material respects;

   o the parties perform in all material respects their respective covenants and obligations in the merger agreement;

   o  the shareholders of Mustang.com approve the merger;

   o the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, expires or it terminates;

   o 5% or less of Mustang.com shareholders exercise and perfect their dissenters' rights;

   o  there is an absence of any law or court order prohibiting the merger; and

   o Quintus and Mustang.com receive the opinions of their respective counsel that the merger will qualify as a tax-free reorganization for United States federal income tax purposes.

Termination of the Merger Agreement (see page 49)

               Quintus' board of directors and Mustang.com's board of directors can jointly agree to terminate the merger agreement at any time before completing the merger. In addition, the merger agreement may be terminated if:

   o the merger is not completed by June 30, 2000 (however, a party in material breach of its obligations under the merger agreement cannot terminate it for this reason);

   o  a court order prohibits the merger;

   o  Mustang.com shareholders do not approve the merger;

   o Mustang.com's board of directors withdraws, modifies or changes its approval of the merger agreement or its recommendation to its shareholders or fails to call and properly convene a shareholders' meeting to vote upon the merger;

   o either company breaches materially any of its representations or warranties under the merger agreement, resulting in its inability to satisfy a condition to the completion of the merger by June 30, 2000;

   o either company breaches materially any of its covenants or agreements under the merger agreement and fails to cure that breach within a twenty
      (20) day period; or

   o Mustang.com solicits or enters into discussions with respect to an alternative transaction which could reasonably be expected to interfere with the merger.

Termination Fees and Expenses (see page 50)

               The merger agreement obligates Mustang.com to pay to Quintus a termination fee of $5 million and to reimburse Quintus for all its out-of-pocket fees and expenses up to $2.5 million if:

   o the merger agreement is terminated for certain of the reasons described above under "Termination of the Merger Agreement"; or

   o within 12 months of termination of the merger agreement, due to the merger not being completed by June 30, 2000 or Mustang.com shareholders not approving the merger, Mustang.com merges with another company, another company acquires 50% or more of Mustang.com's assets or stock, or Mustang.com implements a plan of liquidation, recapitalization or share repurchase relating to 50% or more of its stock, or a dividend relating to 50% or more of its stock or assets.

Opinion of Mustang.com's Financial Advisor (see page 40)

               In deciding to approve the merger, Mustang.com's board of directors considered the opinion of their financial advisors as to the fairness of the merger exchange ratio to the Mustang.com shareholders. Mustang.com received an opinion from First Security Van Kasper to the effect that the merger exchange ratio was fair from a financial point of view to the shareholders of Mustang.com. Quintus and Mustang.com have attached the full text of this opinion as Annex B. You are encouraged to read it.

Regulatory Matters

               The transactions contemplated in the merger agreement require filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Act, or the HSR Act, is a condition to completion of the merger. Quintus and Mustang.com. have made the requisite filings under the HSR Act, and the waiting period commenced on March 15, 2000. The waiting period will expire on April 17, 2000 unless extended by request for additional information or documentary material or the parties are granted early termination of the waiting period.

                 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

             Quintus Selected Historical Consolidated Financial Data

               The following selected historical consolidated financial data should be read in conjunction with Quintus' consolidated financial statements and the related notes and with "Management's Discussion and Analysis of Financial Condition and Results of Operations" of Quintus Corporation, which is included elsewhere in this proxy statement/prospectus.

               The consolidated statements of operations data for the years ended March 31, 1997 and 1998 and consolidated balance sheet data as of March 31, 1998 are derived from Quintus' consolidated financial statements included elsewhere in this proxy statements/prospectus, which have been audited by Ernst & Young LLP. The consolidated statements of operations data for the year ended March 31, 1999 and consolidated balance sheet data as of March 31, 1999 are derived from Quintus' consolidated financial statements included elsewhere in this proxy statement/prospectus, which have been audited by Deloitte & Touche LLP. The consolidated statements of operations data for the period from May 25, 1995, the date of the acquisition of Quintus from Intergraph Corporation in a management-led buyout with the financial backing of new investors, to March 31, 1996 and balance sheet data as of March 31, 1996 and 1997 are derived from financial statements audited by Ernst & Young LLP, which are not included in this proxy statement/prospectus. Prior to May 25, 1995, Quintus was a wholly-owned subsidiary of Intergraph Corporation. The financial data for the year ended and as of March 31, 1995 is derived from Quintus' predecessor entity financial records. In connection with the acquisition of Quintus from Intergraph, in-process technology of $6.1 million and purchased software of $398,000 was recorded. These amounts were charged to Quintus' operations during the year ended March 31, 1996.

               During July 1997 and November 1997, Quintus acquired Call Center Enterprises, Inc. and Nabnasset Corporation, respectively. In connection with these acquisitions, Quintus acquired intangible assets of approximately $10.9 million, which are being amortized over a three year period, and Quintus recorded a charge for approximately $2.2 million for in-process research and development costs during the year ended March 31, 1998. These transactions are described in detail at Note 2 of the notes to Quintus' consolidated financial statements included elsewhere in this proxy statement/prospectus.

               During November 1999, Quintus acquired Acuity Corporation. In connection with this acquisition, Quintus acquired intangible assets of approximately $44.6 million, which are being amortized over a period ranging from four to five years, and recorded a charge for $3.0 million for in-process research and development costs during the quarter ended December 31, 1999. This transaction is described at Note 3 of Quintus' notes to unaudited consolidated condensed financial statements for the quarter ended December 31, 1999, included elsewhere in this proxy statement/prospectus.

               The consolidated statements of operations data for the nine months ended December 31, 1998 and 1999 and the consolidated balance sheet data as of December 31, 1999 are derived from Quintus' unaudited consolidated condensed financial statements which, in the opinion of management, have been prepared on the same basis as the audited consolidated financial statements and reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of Quintus' results of operations and financial position. The historical results presented below are not necessarily indicative of the results to be expected for any future period.

             Quintus Selected Historical Consolidated Financial Data
                      (in thousands, except per share data)


                                                        For the
                                                         Period
                                       Year Ended       From May
                                       March 31,        25, 1995
                                          1995          Through                                              Nine Months Ended
                                     (Predecessor)     March 31,           Year Ended March 31,                December 31,
                                     -------------     ----------   -----------------------------------   -----------------------
                                                          1996         1997         1998        1999         1998         1999
                                                       ----------   ----------   ----------  ----------   ----------   ----------
                                                                                                                (unaudited)
Consolidated Statement of
 Operations Data:
 Revenues .......................          $ 7,108       $ 6,441      $13,614     $21,890     $30,307       $21,814      $35,603
 Cost of revenues................            2,174         1,622        5,171       8,290       9,177         7,025        9,947
 Gross profit....................            4,934         4,819        8,443      13,600      21,130        14,789       25,656
 Loss from continuing operations.           (2,152)       (8,263)      (3,366)     (9,606)     (9,669)       (8,862)     (10,331)
 Net loss from continuing
   operations....................           (3,128)       (8,295)      (3,526)    (10,146)    (10,586)       (9,568)     (10,460)
 Net Loss .......................           (3,128)       (8,295)      (3,526)    (11,249)    (11,466)      (10,998)     (10,460)
                                           -------       -------      -------     -------     -------       -------      -------
 Basic and diluted net loss
   per share from
   continuing operations.........               --       $(76.63)     $ (4.25)    $ (6.88)    $ (3.73)      $ (3.24)     $ (1.24)
 Basic and diluted net loss
   per share.....................               --       $(76.63)     $ (4.25)    $ (7.53)    $ (4.04)      $ (3.72)     $ (1.24)
                                           -------       -------      -------     -------     -------       -------      -------
 Shares used in computation,
   basic and diluted.............                            109          868       1,695       2,835         2,955        8,434



                                                                             As of March 31,                      As of
                                                  1995         -----------------------------------------       December 31,
                                             (Predecessor)      1996        1997        1998        1999           1999
                                             -------------     ------    --------    --------   ---------      ------------
                                                                                                               (unaudited)

Consolidated Balance Sheet Data:
 Cash and cash equivalents...............         $  1,117     $  792    $  3,045    $  1,986    $  1,785         $  36,820
 Short-term investments..................               --         --          --          --          --            30,700
 Working capital (deficit)...............            1,537        582       1,552     (11,250)     (8,644)           64,242
 Total assets............................            4,943      5,699       9,852      23,141      19,594           136,682
 Long-term obligations, net of current
   portion...............................           14,510        528          19       4,246       2,201             1,947
 Redeemable convertible preferred
   stock.................................               --      9,478      14,110      17,811      17,811                --
 Total stockholders' equity (deficiency).          (11,696)    (7,850)    (10,831)    (20,333)    (20,091)          113,640

           Mustang.com Selected Historical Consolidated Financial Data
                      (in thousands, except per share data)

               The following selected historical consolidated financial data should be read in conjunction with Mustang.com's financial statements and the related notes and with "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this proxy statement/prospectus.

               The statements of operations data for the years ended December 31, 1997, 1998 and 1999 and balance sheet data as of December 31, 1998 and 1999 are derived from financial statements audited by Arthur Andersen LLP, which are included elsewhere in this proxy statements/prospectus. The statements of operations data for the years ended December 31, 1995 and 1996 and balance sheet data as of December 31, 1995, 1996 and 1997 are derived from financial statements audited by Arthur Andersen LLP, which are not included in this proxy statement/prospectus.

                                                                           Year Ended December 31,
                                                       -----------------------------------------------------------------
                                                         1995          1996          1997          1998          1999
                                                       --------      --------      --------      --------      ---------
Consolidated Statement of Operations Data:
 Revenues.........................................     $  4,820      $  3,810      $  1,898      $  2,011      $  3,711
 Cost of revenues.................................          932           646           331           178           441
 Gross profit.....................................        3,888         3,164         1,568         1,833         3,270
 Loss from operations.............................       (1,454)       (3,642)       (1,413)       (1,184)       (1,043)
 Net loss.........................................       (1,097)       (3,453)       (1,341)       (1,157)         (906)
                                                       --------      --------      --------      --------      --------
 Basic and diluted net loss per share.............     $  (0.32)     $  (1.03)     $  (0.40)     $  (0.31)     $  (0.19)
                                                       --------      --------      --------      --------      --------
 Shares used in computation, basic and diluted....        3,050         3,360         3,384         3,707         4,822



                                                                              December 31,
                                                         --------------------------------------------------------
                                                          1995        1996        1997        1998        1999
                                                         -------    --------    --------    ---------   ---------

Consolidated Balance Sheet Data:
 Cash and cash equivalents..........................    $  4,615    $  2,920    $  1,404    $  1,850    $  8,848
 Working capital ...................................       5,603       2,294       1,051       1,706       8,382
 Total assets.......................................       7,677       4,311       2,351       2,892      10,189
 Long-term obligations, net of current portion......         399         337         269         261         252
 Total stockholders' equity.........................       6,249       2,826       1,497       2,050       8,761

     Quintus Selected Unaudited Pro Forma Condensed Combined Financial Data
                      (in thousands, except per share data)

               The following selected unaudited pro forma condensed combined financial data should be read in conjunction with Quintus' selected unaudited pro forma condensed combined financial statements and related notes included elsewhere in the proxy statement/prospectus.

               The selected unaudited pro forma condensed combined balance sheet data gives effect to Quintus' acquisition of Mustang.com and was prepared as if the acquisition of Mustang.com was completed as of December 31, 1999.

               The selected unaudited pro forma condensed combined statement of operations data gives effect to Quintus' acquisition of Acuity in November 1999 and the acquisition of Mustang.com and were prepared as if both acquisitions were completed on April 1, 1998. The selected unaudited pro forma condensed combined statement of operations data for the year ended March 31, 1999 has been derived by combining the audited historical statements of operations of Quintus for the year ended March 31, 1999 and the audited historical statements of operations of Acuity and Mustang.com for the year ended December 31, 1998. The selected unaudited pro forma condensed combined statement of operations data for the nine months ended December 31, 1999 has been derived by combining the unaudited historical statements of operations of Quintus, Acuity and Mustang.com for the nine months ended December 31, 1999.

               The pro forma information below is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been consummated at the beginning of the earliest period presented, nor is it necessarily indicative of future operating results or financial position. The pro forma adjustments are based upon information and assumptions available at the time of the filing of this document.

                                                                                                       Nine Months
                                                                                     Year Ended           Ended
                                                                                      March 31,       December 31,
                                                                                        1999              1999
                                                                                     ----------       -------------
Pro Forma Statement of Operations Data:
 Revenue........................................................................       $  39,037          $  39,699
 Cost of revenue................................................................          10,736             11,011
 Gross profit...................................................................          28,301             28,688
 Loss from continuing operations................................................         (80,474)           (62,099)
 Net loss from continuing operations............................................         (81,306)           (62,190)
 Pro forma basic and diluted net loss per share from continuing operations......       $   (2.70)         $   (1.96)
 Shares used in computing pro forma basic and diluted net loss per share from
   continuing operations........................................................           30,100             31,715


                                                            December 31,
                                                                1999
                                                            -------------
Pro Forma Balance Sheet Data at Period End:
 Cash and cash equivalents.............................     $   45,668
 Short-term investments................................         30,700
 Working capital.......................................         69,624
 Total assets..........................................        411,311
 Long-term obligations, net of current portion.........          2,199
 Total stockholders' equity............................        383,840

                           COMPARATIVE PER SHARE DATA

               The following table reflects (a) the historical net loss and book value per share of Quintus common stock and the historical net loss and book value per share of Mustang.com common stock in comparison with the unaudited pro forma net loss and book value per share after giving effect to Quintus' proposed acquisition of Mustang.com and after giving effect to the acquisition by Quintus of Acuity, and (b) the equivalent pro forma net loss and book value per share attributable to 0.793 of a share of a Quintus common stock which will be received for each share of Mustang.com.

               For Quintus, the historical book value per share is computed by dividing the stockholders' equity as of March 31, 1999 and December 31, 1999, respectively, by the actual common shares outstanding and, for Mustang.com, the historical book value per share is computed by dividing the stockholders' equity as of December 31, 1998 and December 31, 1999, respectively, by the actual common shares outstanding.

               The pro forma per share loss from continuing operations is computed by dividing the pro forma loss from continuing operations by the pro forma weighted average number of shares outstanding, assuming Quintus had acquired Mustang.com at the beginning of the earliest period presented. The pro forma combined book value per share is computed by dividing the total pro forma stockholders' equity by the pro forma number of common shares outstanding at December 31, 1999, assuming the merger had occurred on that date. The Mustang.com equivalent pro forma combined per share amounts are calculated by multiplying the Quintus pro forma combined per share amounts by the exchange ratio of 0.793.

               The following information should be read in conjunction with the separate selected audited historical consolidated financial statements and related notes of Quintus and Mustang.com, the selected unaudited interim condensed consolidated financial statements of Quintus, the unaudited pro forma condensed combined financial information and related notes of Quintus, and the selected historical and selected unaudited pro forma financial data included elsewhere in this proxy statement/prospectus. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition of Mustang.com had been consummated as of the beginning of the respective periods presented, nor is it necessarily indicative of the future operating results or financial position of the combined companies.

                                                           Year Ended        Nine Months Ended
                                                         March 31, 1999      December 31, 1999
                                                         --------------      -----------------
Historical Quintus:
Net loss from continuing operations per share
   -- basic and diluted..............................       $   (3.73)          $   (1.24)
Book value per share at the end of the period........           (4.77)               3.42

                                                           Year Ended           Year Ended
                                                        December 31, 1998    December 31, 1999
                                                        -----------------    -----------------
Historical Mustang:
Net loss from continuing operations per share
   -- basic and diluted..............................       $   (0.31)          $   (0.19)
Book value per share at the end of the period........            0.50                1.47

                                                           Year  Ended       Nine Months Ended
                                                         March 31, 1999      December 31, 1999
                                                         --------------      -----------------
Pro forma Combined:
Pro forma net loss from continuing operations per
   Quintus share -- basic and diluted................       $   (2.70)          $   (1.96)
Pro forma net loss from continuing operations
   per equivalent Mustang share - basic and diluted..           (2.14)              (1.55)
Pro forma book value per Quintus share at
   December 31, 1999.................................                               10.06
Pro forma book value per equivalent Mustang share
   at December 31, 1999..............................                                7.98

                            MARKET PRICE INFORMATION

               Quintus common stock has been traded on the Nasdaq National Market under the symbol "QNTS" since November 16, 1999. The following table sets forth, for the periods indicated, the high and low closing prices of Quintus common stock as reported on the Nasdaq National Market.

                                                       High         Low
                                                       ----         ---
Fourth Quarter 1999 (from November 16, 1999).....    $ 56.50      $ 18.00
First Quarter 2000 (through March 24, 2000)......    $ 56.38      $ 31.00

               Shares of Mustang.com's common stock have been traded on the over-the-counter market since its initial public offering on April 5, 1995 and are included in the Nasdaq Stock Market under the symbol "MSTG". The following table sets forth, for the quarters indicated, the high and low last reported sale prices as reported on the Nasdaq National Market through October 14, 1998 and the high and low bid prices as reported on the Nasdaq SmallCap Market from October 15, 1998. Quotations since October 15, 1998 reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

                                                      High         Low
                                                      ----         ---
1998
----
First Quarter...................................     $4.06       $1.25
Second Quarter..................................     $3.25       $1.25
Third Quarter...................................     $2.38       $1.50
Fourth Quarter..................................     $3.00       $1.00
1999
----
First Quarter...................................     $5.94       $2.25
Second Quarter..................................    $12.00       $3.94
Third Quarter...................................     $9.00       $4.75
Fourth Quarter..................................    $18.25       $6.13
2000
----
First Quarter 2000 (through March 24, 2000).....    $29.63       $12.08

               As of March 15, 2000, Quintus estimates that there were approximately 399 holders of record of Quintus common stock and a substantially greater number of beneficial owners. As of March 15, 2000, there were approximately 129 holders of record of Mustang.com capital stock.

               The table below sets forth the high and low sale prices per share of Quintus common stock on the Nasdaq National Market on February 25, 2000, the last completed trading day prior to the signing and announcement of the merger agreement, and on March 24, 2000. Also set forth is the implied equivalent value of one share of Mustang.com common stock on each respective date, assuming an exchange ratio of 0.793 of a share of Quintus common stock for each share of Mustang.com common stock.

                            Quintus                    Approximate
                         Common Stock            Mustang.com Equivalent
                        ---------------          ----------------------
                        High        Low           High              Low
                        ----        ---           ----              ---
February 25, 2000.  $  52.38    $  47.50        $  41.54        $  37.67
March 24, 2000....  $  35.88    $  31.63        $  28.45        $  25.08

               As the table above indicates, fluctuations in the market price of Quintus common stock affect the value of the Mustang.com common stock for which they are exchanged. The table illustrates that between February 25, 2000 and March 24, 2000, the value of a share of Mustang.com common stock, had it been exchanged for Quintus common stock at the assumed exchange ratio, would have fluctuated between $41.54 and $25.08.

               The foregoing table only shows historical comparisons. These comparisons may not provide meaningful information to you in determining whether to approve the merger and the merger agreement. Because the number of shares of Quintus common stock to be issued to the holders of Mustang.com common stock is fixed, changes in the market price of Quintus common stock will affect the dollar value of Quintus common stock to be received by shareholders of Mustang.com in the merger. Mustang.com shareholders are urged to obtain current market quotations for Quintus common stock and to review carefully the other information contained in this proxy statement/prospectus prior to considering whether to approve the merger and the merger agreement.

                       RISK FACTORS RELATING TO THE MERGER

               In addition to the risks relating to the businesses of Quintus and Mustang.com that are described below, you should carefully consider the following risk factors relating to the merger in determining whether to vote in favor of the merger. You should also consider the risk factors that will generally have an impact on the combined company's financial condition, results of operations and business after the merger, including those described under "Information Regarding Forward-Looking Statements."

Mustang.com Shareholders Will Receive in the Merger Quintus Shares That Will Fluctuate in Value

               In the merger, Mustang.com's shareholders will receive 0.793 of a share of Quintus common stock for each share of Mustang.com common stock. The market price of the Quintus common stock to be issued in the merger will change as a result of changes in the business, operations or prospects of Quintus or Mustang.com or market assessments of the impact of the merger. Because the market price of Quintus common stock fluctuates, the value of the Quintus shares to be received by Mustang.com shareholders will depend upon the market price of the shares at the time of the merger. There can be no assurance as to this value. For historical and current market prices of Quintus shares, see "Comparative Per Share Data" on page 13.

               The market price of Quintus common stock has been and may continue to be volatile. For example, from November 16, 1999 to March 24, 2000, Quintus common stock traded as high as $56.50 per share and as low as $18.00 per share. You should not view these facts, however, as necessarily indicating the future market performance or volatility of Quintus shares. The actual performance and volatility of Quintus shares could be significantly more or less than that indicated by the above facts, on an absolute or a relative basis.

Quintus May Experience Difficulties in Combining the Operations of the Two Companies

               The merger involves the integration of two companies that have previously operated independently. The companies must integrate numerous systems, including those involving management information, sales, accounting and finance, billing, employee benefits, payroll and research and development. Specifically, the two companies have a number of information systems that are dissimilar. The companies will have to integrate or, in some cases, replace these systems.

If Quintus Does Not Successfully Integrate Mustang.com or the Merger's Benefits Do Not Meet the Expectations of Financial or Industry Analysts, the Market Price of Quintus Common Stock May Decline

               The market price of Quintus common stock may decline as a result of the merger if:

     o    the integration of Quintus and Mustang.com is unsuccessful;

     o Quintus does not achieve the perceived benefits of the merger as rapidly as, or to the extent, anticipated by financial or industry analysts; or

     o the effect of the merger on Quintus' financial results is not consistent with the expectations of financial or industry analysts.

Failure to Complete the Merger Could Negatively Impact the Market Price of Mustang.com's Common Stock and Mustang.com's Operating Results

               If the merger is not completed for any reason, Mustang.com may be subject to a number of material risks, including:

     o Mustang.com may be required to pay Quintus a termination fee of up to $5 million and/or reimburse Quintus for expenses of up to $2.5 million;

     o the market price of Mustang.com common stock may decline to the extent that the current market price of common stock reflects a market assumption that the merger will be completed; and

     o costs related to the merger, such as legal and accounting fees, must be paid even if the merger is not completed.

               If the merger agreement is terminated and Mustang.com's board of directors seeks another merger or business combination, Mustang.com may not be able to find a partner willing to pay an equivalent or more attractive price than the price to be paid by Quintus in the merger.

Officers and Directors Have Potential Conflicts of Interest in the Merger

               In considering the recommendations of the Mustang.com board of directors that the shareholders approve the merger, you should be aware that some of the directors and officers may have interests in the merger different from, or in addition to, yours, including the following:

     o as of March 31, 2000, the officers and directors of Mustang.com owned options to purchase an aggregate of 675,166 shares of Mustang.com common stock, of which 415,633 are unvested. If the merger is completed, all of the unvested options will accelerate and become immediately exercisable, except to the extent such accelerated vesting would be considered a "golden parachute payment" within the meaning of
          Section 280G of the Internal Revenue Code;

     o certain officers of Mustang.com are entitled to certain benefits, including severance packages, under their employment agreements with Mustang.com if their employment is terminated as a result of the merger or other similar transactions;

     o upon completion of the merger, Quintus may enter into employment agreements with some executive officers of Mustang.com; and

     o Quintus has agreed to cause the surviving corporation in the merger to indemnify each present and former Mustang.com officer and director against liabilities arising out of such person's services as an officer or director. Quintus will cause the surviving corporation to maintain officers' and directors' liability insurance to cover any such liabilities for the next six years.

               The directors and officers of Mustang.com may therefore have been more likely to vote to approve the merger agreement and the merger than if they did not have these interests. Mustang.com shareholders should consider whether these interests may have influenced these directors and officers to support or recommend the merger.

                        RISK FACTORS RELATING TO QUINTUS

Quintus May Not Achieve Profitability and, as a Result, the Trading Price of Its Common Stock Could Decline and You Could Lose All or Part of Your Investment

               Quintus has not had a profitable quarter and it cannot assure you that it will become profitable. Quintus expects to increase its sales and marketing, research and development, and other expenses as it attempts to grow its business. As a result, Quintus will need to generate significant revenues to become profitable, which it may be unable to do. If Quintus fails to become profitable, the trading price of its common stock could decline significantly. Quintus has funded its operations through the sale of equity securities, borrowings and the sale of its products and services. Quintus incurred net losses from continuing operations of $8.8 million and $5.2 million for the third quarter of fiscal 2000 and 1999, respectively, and $10.5 million and $9.6 million for the nine months ended December 31, 1999 and 1998, respectively. As of December 31, 1999 Quintus had an accumulated deficit of $45.1 million. In addition, in November 1999, Quintus acquired Acuity which had incurred net losses of $6.6 million, $7.7 million and $4.6 million in the years ended December 31, 1997 and 1998 and for the nine months ended September 30, 1999, respectively. Acuity had an accumulated deficit of $25.3 million as of September 30, 1999. In connection with its acquisition of Acuity, Quintus recorded approximately $44.6 million of goodwill and intangible assets, which will be amortized on a monthly basis over periods of four to five years. In connection with the acquisition of Acuity, Quintus recognized a charge for in-process technologies of approximately $3.0 million in the quarter ending December 31, 1999.

Because Quintus Recently Expanded the Scope of Its Product Offering, It May Be Difficult for You to Evaluate Its Business Prospects

               In February 1999, Quintus expanded the scope of its product offering with components for managing email and Internet-based customer interactions and introduced the Quintus eContact suite. As a result, while it sold many of the components that are included in its eContact suite prior to 1999, Quintus has only recently sold the components for managing email and Internet-based customer interactions. Quintus sold its first email management and Internet-based customer service components in the quarter ended September 30, 1999 and, as a result, no customer has completed the implementation of these components. Quintus cannot assure you that its eContact suite will achieve market acceptance. In addition, Quintus is still integrating Acuity's WebCenter and WebACD products into its eContact suite. Quintus may encounter technical difficulties, delays and unforeseen expenses as Quintus continues its product integration and development efforts.

If Initial Implementation of the Quintus eContact Suite Suffers Problems or Delays, Quintus' Reputation and Future Operating Results May Be Harmed

               Quintus is just beginning to deploy its eContact suite. The initial implementation of its eContact suite may encounter problems or delays. Although Quintus has successfully deployed some of the components of its eContact suite, Quintus has not deployed eContact with integrated computer telephony, email, Web chat and Web self-service capabilities. To successfully implement its eContact suite, Quintus must complete the integration of these components and will likely have to integrate eContact with a wide variety of complex systems currently used by its customers. If these implementations meet with significant technological obstacles, Quintus may be forced to spend additional resources, harming its operating results. If the ease and speed of this implementation does not meet the expectations of its customers, Quintus' reputation and ability to sell its eContact suite will be harmed.

Because Quintus' Quarterly Revenues and Operating Results May Fluctuate Significantly, the Trading Price of Its Common Stock Is Likely to be Volatile

               It is likely that in some future quarter Quintus' revenues and operating results will fall below the expectations of market analysts and investors. If this happens, the trading price of Quintus common stock may fall substantially. Quintus' revenues and operating results are likely to vary significantly from quarter to quarter due to a variety of factors, including the risks described in this section.

               Quintus' ability to forecast revenues is limited. Quintus derives substantially all of its revenues from licenses of Quintus' software and related services. License revenues in any quarter are substantially dependent on orders booked and shipped in that quarter, and Quintus cannot predict revenues for any future quarter with any significant degree of certainty. In addition, Quintus expects that sales derived through indirect channels, which are more difficult to forecast, may increase as a percentage of total revenues in the future. Quintus' expenses are relatively fixed and are based, in part, on its expectations of future revenues. Consequently, if revenue levels do not meet Quintus' expectations, its operating results will suffer.

Because Quintus Depends upon a Limited Number of Large Sales for a Substantial Portion of Its Revenues, the Failure to Obtain Large Prospective Customers Could Cause Quintus' Revenues to Fall Quickly and Unexpectedly

               Quintus depends upon a limited number of large sales for a substantial portion of its revenues in each quarter. For example, in the third quarter of fiscal 2000 and in the nine months ended December 31, 1999, its largest customer, Ticketmaster L.L.P., accounted for 38.7% and 17.8% of its total revenues, respectively. Quintus' failure to successfully close one or more large sales in any particular period could cause its revenues to drop quickly and unexpectedly. Quintus expects to continue to be dependent upon a limited number of customers for a significant portion of its revenues, and these customers are expected to vary from period-to-period. The loss of prospective major customers could result in its failure to meet quarterly revenue expectations, causing the trading price of its common stock to fall.

Quintus Relies Heavily on Its Indirect Distribution Channels, Particularly Its Distribution Agreement with Lucent Technologies

               If Lucent Technologies were to cease reselling or fail to continue to promote its products, Quintus' operating results could be harmed. Lucent Technologies accounted for 5.8% and 21.1% of its total revenues for the third quarter of fiscal 2000 and 1999 and 19.8% and 22.9% of its total revenues for the nine months ended December 31, 1999 and 1998, respectively. Quintus' distribution agreement with Lucent Technologies expires in May 2002 and can be terminated beforehand on 30 days' notice following a material breach of the agreement. Lucent Technologies is not obligated to make any minimum purchases.

               In addition, the loss of a reseller, the failure of a reseller to sell its products, or its failure to attract and retain qualified new resellers in the future could also harm Quintus' business. Typically its resellers do not have minimum purchase or resale obligations, can cease marketing Quintus' products at any time, and may offer competing products. Quintus intends to expand its indirect distribution channels by establishing additional relationships with resellers and distribution partners. Competition for these relationships is intense, and Quintus may be unable to establish relationships on favorable terms, if at all. Even if Quintus is successful in establishing these relationships, they may not substantially increase its revenues.

Quintus Faces a Number of Risks Related to Quintus' Recent Acquisition of Acuity and its Proposed Acquisition of Mustang.com, and Quintus May Face Similar Risks in the Future if Quintus Acquires Other Businesses or Technologies

               In November 1999, Quintus acquired Acuity, a company located in Austin, Texas, where Quintus previously had no other operations. Although its integration of Acuity's products, personnel and systems is largely complete, unknown complications could arise in the future. If difficulties stemming from this integrations arise in the future, Quintus' business and operating results are likely to suffer. Further, the acquisition of Acuity was Quintus' third acquisition within the last three years, and it may make more acquisitions in the future. If Quintus is unable to integrate effectively Mustang.com or any newly acquired businesses, technologies or products, Quintus' operating results could suffer. Integrating any newly acquired businesses, technologies or products may be expensive and time-consuming. Future acquisitions could also result in large and immediate write-offs for in-process research and development, increased amortization charges or the incurrence of debt and contingent liabilities. To finance acquisitions, Quintus may need to raise additional funds through public or private financings. Additional funds may not be available on favorable terms, or at all, and, in the case of equity financings, may result in dilution to Quintus shareholders. Moreover, Quintus may not be able to operate any acquired businesses profitably or otherwise implement its growth strategy successfully.

Because Many of Quintus' Sales People Are New Hires and Hiring Additional Sales Personnel is Particularly Competitive, It May be Unable to Expand Its Business

               Quintus has replaced a large number of its sales people during the last year. As a result, many of its sales personnel are new to Quintus. Quintus expects its new sales personnel will require substantial training in its products and sales practices. New sales personnel tend to be less productive than those with greater experience selling its products. Moreover, Quintus intends to hire additional direct sales force personnel in the United States. Competition for qualified sales personnel is particularly intense in the software industry. In the past, Quintus has experienced difficulty hiring employees with appropriate qualifications in the time frame desired. Any delays or difficulties Quintus encounters in these recruiting, training or retention efforts could impair its ability to attract new customers and enhance its relationships with existing customers.

Because the eCRM Market is Highly Competitive, Quintus May Not be Able to Succeed and You May Lose Part or All of Your Investment

               If Quintus fails to compete successfully in the highly competitive and rapidly changing eCRM market, it may not be able to succeed and you may lose part or all of your investment. Quintus faces competition primarily from customer relationship management software firms, emerging Internet customer interaction software vendors and computer telephony software companies. Quintus also faces competition from traditional call center technology providers, large enterprise application software vendors, independent systems integrators, consulting firms and in-house IT departments. Because barriers to entry into the software market are relatively low, Quintus expects to face additional competition in the future.

               Many of Quintus' competitors can devote significantly more resources to the development, promotion and sale of products than Quintus can, and many of them can respond to new technologies and changes in customer preferences more quickly than Quintus can. Further, other companies with resources greater than Quintus may attempt to gain market share in the eCRM market by acquiring or forming strategic alliances with its competitors.

Quintus' Business Will Suffer if the eCRM Market Does Not Grow

               The eCRM market is new and may not grow. The use of email, Web chat and Web self-service as channels for companies to interact with their customers is recent and may not grow as expected. Quintus' potential customers are just beginning to look for solutions for managing customer interactions across multiple communication channels, and concerns about the security, reliability and quality of customer service delivery over the Internet may inhibit the growth of its market. If eCRM software fails to achieve market acceptance, its business will suffer and may not succeed.

Because Quintus Depends on Third-Party Systems Integrators to Sell and Implement Its Products, Its Revenues Will Likely Suffer If It Does Not Develop and Maintain These Relationships

               Quintus relies on systems integrators to promote, sell and implement its solution. If Quintus fails to maintain and develop relationships with systems integrators, its revenues will likely suffer. Quintus currently relies on systems integrators such as AnswerThink Consulting Group, Cambridge Technology Partners and eLoyalty to recommend its products to their customers and to install its products. If Quintus is unable to rely on systems integrators to implement its products, Quintus will likely have to provide these services itself, resulting in increased costs. As a result, its ability to grow may be harmed. In addition, systems integrators may develop, market or recommend products that compete with its products. For this reason, Quintus must cultivate its relationships with these firms, and its failure to do so could result in reduced sales revenues. Further, if these systems integrators fail to implement Quintus' products successfully, its reputation may be harmed.

Because the Sales Cycle for Quintus' Products Can be Quite Lengthy, It is Difficult for Quintus to Predict When or Whether a Sale Will be Made

               The timing of Quintus' revenues is difficult to predict in large part due to the length and variability of the sales cycle for its products. Companies often view the purchase of Quintus' products as a significant and strategic decision. As a result, companies tend to take significant time and effort evaluating Quintus' products. The amount of time and effort depends in part on the size and the complexity of the deployment. This evaluation process frequently results in a lengthy sales cycle, typically ranging from three to nine months. During this time Quintus may incur substantial sales and marketing expenses and expend significant management efforts. Quintus does not recoup these investments if the prospective customer does not ultimately license its product.

If Quintus is Unable to Introduce New eCRM Products or Product Enhancements on a Timely Basis, or if the Market Does Not Accept These Products or Product Enhancements, Quintus' Business Will Suffer

               The eCRM market is new and is likely to change rapidly. Quintus' future success will depend on its ability to effectively and timely anticipate changing customer requirements and offer products and services that meet these demands. Potential customers may seek features that its products do not have. As a result, Quintus may need to develop these features, and this may result in a longer sales cycle, increased research and development expenses and reduced profit margins. In addition, the development of new or enhanced eCRM products is a complex and uncertain process. Quintus may experience design, development, marketing and other difficulties that could delay or prevent the introduction of new products and enhancements. For example, Quintus' ability to introduce new products would be impaired if Quintus cannot continue to attract, hire, train and retain highly skilled personnel.

Quintus' Failure to Manage Its Rapid Growth Could Increase Its Costs and Harm Its Business

               Quintus has experienced rapid growth and plans to continue to significantly expand its operations. Quintus may not be able to manage this growth effectively, which would impair its ability to attract and service customers and cause it to incur higher operating costs. Expanding its operations has placed a significant strain on its personnel and other resources. Its revenues have grown to $35.6 million in the nine months ended December 31, 1999 from $21.8 million in the nine months ended December 31, 1998. Quintus' headcount increased from 189 employees as of December 31, 1998 to 275 employees as of December 31, 1999. To manage its growth effectively, Quintus may need to further improve its operational, financial and management systems. Quintus cannot assure you that it will improve these systems adequately.

If Quintus Does Not Successfully Address the Risks Inherent in the Expansion of Its International Operations, Its Operating Results May Suffer

               Quintus has limited experience in international operations and may not be able to compete effectively in international markets. Quintus currently intends to expend significant financial and management resources to expand its international operations. Quintus believe that the future expansion of its international operations is important to the growth of its business. Most of its international sales are generated through resellers and distributors, and Quintus expects substantial costs and resources will be required to continue to train and support these resellers.

               Among the various risks Quintus faces in conducting business internationally are:

     o    difficulties and costs of staffing and managing foreign operations;

     o longer accounts receivable payment cycles and possible difficulties in collecting accounts receivable, which may increase Quintus' operating costs and hurt its financial performance;

     o technology standards that are different from those on which Quintus products are designed, which could require expensive redesigns of Quintus' products;

     o    political and economic instability;

     o unexpected changes in regulatory requirements that could make Quintus' products and services more expensive and therefore less attractive to potential customers; and

     o fluctuations in currency exchange rates and the imposition of currency exchange controls.

Because Quintus Depends on Licensed Third-Party Technologies, Quintus Will Face Additional Costs if It Has to Replace These Technologies

               Quintus' products incorporate technologies that is licensed from third parties. Although Quintus believes it could obtain similar technologies from alternative sources, substituting and integrating replacement technologies could require Quintus to divert significant resources. These efforts, if required, could delay the shipment of existing products and could delay the introduction of new products or enhancements as a result of the diversion of development resources. In addition, Quintus may be required to license replacement technologies on terms less favorable than its current terms, which would increase its expenses. If Quintus is unable to obtain the third-party technologies necessary for the successful operation of its products, its business would be harmed.

Unknown Software Defects Could Harm Quintus' Business and Reputation

               Quintus' software interacts with other complex systems and software. Its software products may contain defects, particularly when first introduced. Despite Quintus' software testing procedures, it may not discover software defects that affect its products until after they are deployed. These defects could result in:

     o    damage to Quintus' reputation;

     o    product returns or lost sales;

     o    product liability claims against Quintus;

     o    delays in or loss of market acceptance of Quintus' products; and

     o    unexpected expenses and diversion of resources to remedy errors.

The occurrence of any of these events would hurt Quintus' operating results. In addition, Quintus' customers generally use its products together with products from other vendors. As a result, when problems occur, it may be difficult to identify the source of the problem. Therefore, even if these problems are not caused by Quintus' products, they may cause Quintus to incur significant warranty and repair costs, divert the attention of its engineering personnel and cause significant customer relations problems.

Although Quintus Has Taken Measures to Protect Its Intellectual Property, Its Competitive Position May Suffer if These Measures Prove to be Inadequate

               Third parties may infringe or misappropriate Quintus' copyrights, trademarks and similar proprietary rights. Quintus cannot be certain that the steps it has taken to prevent the misappropriation of its intellectual property are adequate, particularly in foreign countries where the laws may not protect its proprietary rights as fully as in the United States. Quintus relies on a combination of patent, copyright, trademark and trade secret laws and restrictions on disclosure to protect its intellectual property rights. In addition, Quintus enters into confidentiality agreements with its employees and certain customers, vendors and strategic partners. Quintus has one issued U.S. patent and one filed U.S. patent application. Through its acquisition of Acuity, it acquired one additional issued U.S. patent as well as nine additional filed U.S. patent applications. Quintus cannot assure you that any patents will be issued from these applications or that any issued patent will protect its intellectual property. Furthermore, other parties may independently develop similar or competing technology or design around any patents that may be issued to Quintus.

Quintus May Face Costly Intellectual Property Infringement Claims

               Companies have in the past alleged that Quintus' products infringe their patents, and others may make similar allegations in the future. Such claims or other claims that Quintus' products infringe other intellectual property rights, may force Quintus to seek expensive licenses, re-engineer its products, engage in expensive and time-consuming litigation or stop marketing the challenged product. Further, by contract Quintus typically indemnifies its customers against infringement claims related to its products. Intellectual property litigation is expensive and time-consuming and could divert management's attention away from running Quintus' business. This litigation could also require Quintus to develop non-infringing technology or enter into royalty or license agreements. These royalty or license agreements, if required, may not be available on acceptable terms, if at all. Quintus' failure or inability to develop non-infringing technology or license the proprietary rights on a timely basis in a cost-effective manner would harm its business.

Sales of Quintus Common Stock into the Public Market Could Harm the Market Price of Quintus Common Stock and Its Ability to Raise Money Through Sales of Equity Securities

               The value of an investment in Quintus common stock and its ability to raise money through the sale of additional equity securities could be adversely affected if its existing shareholders sell large amounts of their Quintus common stock into the public market. If significant volumes of Quintus common stock are sold into the public market, the market price of its common stock and therefore the value of your investment could fall. This could impair Quintus' ability to raise capital through the sale of additional equity securities. With the exception of the shares sold in its initial public offering, substantially all of its currently outstanding shares are subject to lock-up agreements or bylaw restrictions providing that, with certain limited exceptions, the holders of such shares will not sell or otherwise dispose of any of such shares prior to May 15, 2000 without the prior written approval of Donaldson, Lufkin & Jenrette Securities Corporation. When these lock-up agreements and bylaw restrictions expire, many of these shares and the shares of common stock underlying any options held by these individuals will become eligible for sale.

Anti-takeover Provisions in Quintus Charter Documents, as Well as Provisions of Employment Agreements of Some of Its Key Executive Officers, Could Prevent or Delay a Change in Control of Quintus

               Provisions in Quintus' bylaws and in its certificate of incorporation may have the effect of delaying or preventing a change of control or changes in management of Quintus. These provisions include:

     o the requirement that a special meeting of shareholders may only be called by shareholders owning at least a majority of its outstanding shares;

     o the ability of its board of directors to issue preferred stock without shareholder approval; and

     o the right of its board of directors to elect a director to fill a vacancy created by the expansion of the board of directors.

               In addition, some of Quintus' officers have agreements with it that provide for acceleration of vesting following certain sales or mergers of Quintus. These provisions could make Quintus' acquisition by a third party more costly and could delay or prevent a change of control or changes in its management.

Quintus May Have Contingent Liability Arising Out of a Possible Violation of
Section 5 of the Securities Act of 1933 in Connection with Electronic Mail Sent to Some Employees Regarding Participation in Its Directed Share Program

               As part of its initial public offering, Quintus and the underwriters determined to make available up to 250,000 shares at the initial public offering price for employees and other persons associated with its company. On October 25, 1999, representatives of Quintus sent electronic mail with respect to this directed share program to its employees located in the United Kingdom and the Netherlands and representatives of Acuity sent electronic mail with respect to this directed share program to all Acuity employees. This electronic mail set forth procedural aspects of the directed share program and informed the recipients that they might have an opportunity to participate in the proposed directed share program. Quintus may not have delivered a preliminary prospectus for its initial public offering to its employees in the United Kingdom and the Netherlands or to all Acuity employees prior to their receipt of the electronic mail regarding the directed share program. Also, this electronic mail may constitute a non-conforming prospectus. Quintus may have a contingent liability arising out of a possible violation of Section 5 of the Securities Act of 1933 in connection with the electronic mail sent to these potential participants who did not receive the preliminary prospectus prior to the email regarding the directed share program and who may have received a non-conforming prospectus. Any liability would depend upon the number of shares purchased by the recipients of the electronic mail. If any such liability is asserted, Quintus will contest the matter strenuously. Quintus does not believe that any such liability would be material to its financial condition.

                          RISKS RELATING TO MUSTANG.COM

Mustang.com Has Suffered Losses Over the Last Several Years and May Never Be Profitable

               The following table shows the revenues and losses Mustang.com has reported for the last three years:

                                Year Ended December 31,
               ---------------------------------------------------------
                    1997                  1998                  1999
               ------------          ------------          -------------
Revenue .....  $  1,898,000          $  2,011,000          $  3,711,000
Net loss ....     1,341,000             1,157,000               906,000

               Mustang.com can be give no assurance that it will be able to market profitably Mustang Message Center or any of its other products or any products it may develop in the future. Until it is able to generate sufficient revenues to offset costs and expenses, of which there can give no assurance, it will continue to sustain losses. Moreover, its losses may increase in the future as it tries to implement announced plans to grow revenues.

Mustang.com's Operating Results May Vary from Quarter to Quarter as a Result of Revenue Shortfalls, Increased Operating Expenses or its Lengthy Sales Cycle

               Mustang.com expense levels are based, in part, on its expectations of future revenues and are not expected to decrease, at least in the short term. The company also expects to continue to spend substantial financial and other resources on developing and introducing product and service offerings, and expanding its sales, marketing and customer support organizations and operating infrastructure. Mustang.com expects that its operating expenses will continue to increase in absolute dollars and may increase as a percentage of revenue. If its revenue does not correspondingly increase, its business and operating results could suffer. Further, the competitive environment in which it competes may from time to time force it to make tactical or strategic decisions that disrupt or reduce anticipated revenues. Moreover, during 1998, which was the first year that Mustang.com achieved material revenues from Mustang Message Center and its other Internet-directed products that the company introduced during 1997, and continuing in 2000, Mustang.com observed a trend that a disproportionate percentage of its net sales were generated during the last month of a quarter. As a result, a shortfall in sales in any quarter as compared to expectations may not be identifiable until the end of a quarter. Mustang.com may not be able to adjust its spending plan timely enough to compensate for any future revenue shortfall. Any significant shortfall in sales in relation to its revenue expectations would have a material adverse impact on Mustang.com's business, results of operations, financial condition and prospects.

               The purchase of the Enterprise and Service Bureau Editions of Mustang Message Center, the company's core product, involves a significant commitment of customers' personnel and other resources. Furthermore, the cost of the software is typically only a small portion of the related hardware, development, training and integration costs associated with implementing a complete e-mail management solution. For these and other reasons, the sales cycle associated with the purchase of Mustang Message Center is typically complex, lengthy and subject to a number of significant risks. Such risks include changes in customers' budgetary constraints and approval at senior levels of customers' organizations, over which Mustang.com has no control. Such risks also include scheduling delays by customers that prevent the company's personnel from going on site to make or complete customer-ordered installations of Mustang Message Center. The company's sales cycle can range from four to six months or more and varies substantially from customer to customer. Because of the lengthy sales cycle and the dependence of Mustang.com's quarterly revenues upon a relatively small number of orders that represent large dollar amounts, the loss or delay of a single order could have a material adverse effect on Mustang.com's business, financial condition and results of operations.

Mustang.com is Dependent on Mustang Message Center and There Is an Uncertain Market for E-Mail Management Software

               Prior to 1998, most of Mustang.com's revenues were derived from its legacy products, QmodemPro and Wildcat! Bulletin Board System software. These communication products predated the emergence of the Internet and the Web as a widely accepted and used communication medium. Beginning in the second quarter of 1997 and continuing throughout that year, Mustang.com changed its focus and launched new products designed to facilitate interaction on the Internet's World Wide Web. Mustang.com released the Business Edition of Mustang Message Center in September 1997, the Enterprise Edition, in February 1998 and Version 3.0 of the Enterprise Edition in October 1999 and the Service Bureau edition in May 1999. Mustang.com's future is dependent upon the acceptance by the market of Mustang Message Center and its ability to market this e-mail management solutions and related services successfully. Mustang Message Center accounted for over 50% of Mustang.com's net sales during 1998 and 99% in 1999, but it has only a limited operating history with respect to this product. As a result, and because of the recent emergence of the commercial e-mail management market, the company has neither internal nor industry-based historical financial data for a significant period upon which to project revenues or base planned operating expenses. Mustang.com's future operating results will depend on a variety of factors, including:

     o Mustang.com's ability to maintain or increase market demand for Mustang Message Center and its other products and services;

     o    the usage and acceptance of the Internet;

     o the introduction and acceptance of new, enhanced or alternative products or services by competitors of Mustang.com;

     o Mustang.com's ability to anticipate and effectively adapt to a developing market and to rapidly changing technologies,

     o    general economic conditions,

     o    competition by existing and emerging competitors,

     o    software defects and other quality control problems; and

     o    the mix of products and services that it sells.

Mustang.com's Market Is Undeveloped and Rapidly Changing

               The markets for Mustang.com's products and services are at a very early stage of development, are rapidly changing and are characterized by an increasing number of market entrants that have introduced or are developing competing products and services for use on the Internet and the World Wide Web. As is typical for a new and rapidly evolving industry, demand for and market acceptance of recently introduced products and services are subject to a high level of uncertainty and risk. Acceptance and usage of the Mustang Message Center is dependent on continued growth in use of e-mail as a primary means of communications by businesses and consumers. Businesses that already have invested substantial resources in traditional or other methods of conducting business may be reluctant to adopt new commercial methodologies or strategies that may limit or compete with their existing businesses. Individuals with established patterns of purchasing goods and services may be reluctant to alter those patterns. Accordingly, there are no assurances that sufficient demand for Mustang.com's products and services will develop.

               Further, there are no assurances that use of e-mail as a primary method of communication or commerce over the Internet will become widespread or be sustained, that a substantial market for Mustang.com's products and services will emerge or that the Mustang Message Center will be generally adopted Mustang.com's business, financial condition and results of operations will be materially and adversely affected if the market fails to develop as expected or develops more slowly than expected. Similarly, its business, financial condition and results of operations will be materially and adversely affected if the Internet infrastructure is not adequately expanded or managed, or if Mustang.com's products and services do not achieve market acceptance by a significant number of businesses.

Mustang.com's Business Is Intensely Competitive

               The market for e-mail message management products and services is intensely competitive, and Mustang.com expects competition to increase significantly. There are no substantial barriers to entry into Mustang.com's business, and there is an expectation that established and new entities will enter the market for e-mail message management products and services in the near future. It is possible that a single supplier will dominate one or more market segments including e-mail management, customer service and call center automation. Furthermore, since there are many potential entrants to the field, it is extremely difficult to assess which companies are likely to offer competitive products and services in the future, and in some cases it is difficult to discern whether an existing product or service is competitive with the Mustang Message Center.

               Several of Mustang.com's current and potential competitors have greater name recognition, more diversified lines of products and services and significantly greater financial, technical, marketing and other resources than Mustang.com does. Such competitors may be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to businesses to induce them to use their products or services. In addition, many of Mustang.com's competitors have well-established relationships with its current and potential customers and have extensive knowledge of its industry. In the past, Mustang.com has lost potential customers to competitors for various reasons, including the ability or willingness of competitors to offer lower prices and other incentives that Mustang.com did not match. In addition, current and potential competitors, particularly enterprise or call center software providers that market integrated suites of products, have established or may establish co-operative relationships among themselves or with third parties to increase the ability of their products to address customer needs. Accordingly, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share. Mustang.com also expects that competition will increase as a result of industry consolidations.

Unknown Software Defects Could Disrupt Mustang.com's Products and Services

               Mustang.com's product and service offerings depend on complex software, both internally developed and licensed from third parties. Complex software often contains defects, particularly when first introduced or when new versions are released. It is possible that, despite testing, defects may occur in the software. These defects could result in:

     o    reputational damage;

     o    lost sales;

     o    product liability claims;

     o    delays in or loss of market acceptance of Mustang.com products;

     o    product returns; and

     o    unexpected expenses and diversion of resources to remedy errors.

Mustang.com Has Only Limited Intellectual Property and Proprietary Rights

               Mustang.com relies on a combination of trade secret, copyright and trademark laws, nondisclosure agreements and other contractual provisions and technical measures to protect its proprietary rights. There are no assurances that trade secret, copyright and trademark protections will be adequate to safeguard the proprietary software underlying Mustang.com's products and services. Mustang.com also faces the risk that notwithstanding its efforts to protect its intellectual property, competitors will be able to develop functionally equivalent e-mail message management technologies without infringing any of its intellectual property rights. Despite Mustang.com's efforts to protect its proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use products or technology that Mustang.com considers proprietary and third parties may attempt to develop similar technology independently. In addition, effective protection of intellectual property rights may be unavailable or limited in certain countries.

               As the use of the Internet for commercial activity increases, and the number of products and service providers that support Internet commerce increases, Mustang.com believes that Internet commerce technology providers may become increasingly subject to infringement claims. Mustang.com can give no assurances that plaintiffs will not file infringement claims in the future. Any such claims, with or without merit, could be time consuming, result in costly litigation, disrupt or delay the enhancement or shipment of Mustang.com's products and services or require it to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable or favorable to Mustang.com, which could have a material adverse effect on its business, financial condition and results of operations.

If Mustang.com Fails to Expand Its Sales, Marketing and Customer Support Activities, It May Be Unable to Expand Its Business

               The complexity of the Mustang Message Center and related products and services requires Mustang.com to have highly trained sales, marketing and customer support personnel to educate prospective customers regarding the use and benefits of its products and services, and provide effective customer support. With its relatively brief operating history in the area of e-mail management and its plans for expansion, Mustang.com has considerable need to recruit, train, and retain qualified staff. Any delays or difficulties Mustang.com encounters in these staffing efforts could impair its ability to attract new customers and enhance its relationships with existing customers. This in turn would adversely impact the timing and extent of Mustang.com's revenue. Because many of its sales, marketing and customer support personnel have recently joined Mustang.com and have limited experience working together, the company's sales, marketing and customer support organizations may not be able to compete successfully against bigger and more experienced organizations of Mustang.com's competitors. If Mustang.com does not successfully expand its sales, marketing and customer support activities, its business will suffer.

Need to Upgrade Systems and the Mustang Hosted Network to Accommodate Growth in Electronic Communications and Commerce

               In February 2000, Mustang.com began offering Mustang Message Center as an application service provider with its launch of the Mustang Network, a Web-based hosted application service to provide an alternative for those customers which do not want Mustang Message Center installed onsite at its location. As a consequence of the new solution, the company faces risks related to the ability of the Mustang Network to operate with higher activity levels while maintaining expected performance. As the volume and complexity of customer communications and electronic commerce increases, Mustang.com will need to expand its systems and hosted network infrastructure. The expansion and adaptation of its network infrastructure will require substantial financial, operational and management resources. Due to the recent introduction of its hosted Web solution, Mustang.com's ability to connect and manage a substantially larger number of customers is unknown. Customer demand for Mustang.com' s products and services could be greatly reduced if it fails to maintain high capacity data transmission. In addition, as it upgrades its network infrastructure, the company is likely to encounter equipment or software incompatibility. Mustang.com may not be able to expand or adapt its hosted network infrastructure to meet additional demand or its customers' changing requirements in a timely manner or at all.

Growth in Demand for its Hosted Network Solution May Adversely Affect Mustang.com's Near Term Results of Operations.

               During 1999, 99% of Mustang.com's revenues were derived from sales and related services from the onsite installation of the Mustang Message Center at customers' locations. An additional consequence of the Mustang Network solution is the risk that customers who might have otherwise purchased Mustang Message Center and related services will prefer the Mustang Network solution. Mustang Message Center over the Mustang Network offers the same functionality as the onsite installation of the Mustang Message Center but at a substantially lower up front cost. Mustang.com believes that to remain competitive it must offer Mustang Message Center as an application service provider and that, over time, providing this service will generate revenues that more than make up for lost sales of onsite installations. However, in the near term, its results of operations could suffer if onsite sales are lost due to the popularity of its hosted solution.

Mustang.com Faces Risks of Unplanned System Interruptions and Capacity
Constraints

               Mustang.com expects that its customers will experience interruptions with its hosted network from time to time. These interruptions could be due to hardware and operating system failures. The company expects a substantial portion of its revenue to be derived from customers who use its hosted network. If it is correct (of which there can be no assurance), its business will suffer if Mustang.com experiences frequent or long system interruptions that result in the unavailability or reduced performance of its hosted network or reduce its ability to provide remote management services. Mustang.com expects to experience occasional temporary capacity constraints due to sharply increased traffic or, as has been the case for other Web-based businesses, the possibility that it will be targeted by hackers, either of which could cause unanticipated system disruptions, slower response times, impaired quality and degradation in levels of customer service. If this were to continue to happen, Mustang.com's business and reputation could be seriously harmed. The company's success largely depends on the efficient and uninterrupted operation of its computer and communications hardware and network systems. Substantially all of the Company's computer and communications systems are located in Bakersfield, Kern County, California. Mustang.com 's systems and operations are vulnerable to damage or interruption from fire, earthquake, power loss, telecommunications failure and similar events. Any unplanned interruption of services may harm Mustang.com's ability to attract and retain customers.

Mustang.com Is Dependent on Relationships With, and the System Integrity Of, Hosting Partners for the Mustang Network

               Mustang.com's hosted network consists of virtual data centers co-located in the physical data centers of its hosting partners. Accordingly, it relies on the speed and reliability of the systems and networks of these hosting partners. If its hosting partners experience system interruptions or delays, or if the Company does not maintain or develop relationships with hosting partners, its business could suffer. The lead-time to add system capacity for Mustang.com's hosted network at its hosting partner has increased recently from 90 days to six months and could extend longer in the future as the use and offerings of application service providers continue to grow. If Mustang does not anticipate demand for its hosted network accurately and does not provide sufficient lead-time to its hosted partner for expansion or timely arrange for alternative hosting partners, if available, to handle growth, its results of operations and financial condition could be materially adversely affected.

               INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

               Quintus and Mustang.com have made forward-looking statements in this proxy statement/prospectus about Quintus and Mustang.com and the combined company that are subject to risks and uncertainties. Forward-looking statements include the information regarding:

     o    synergies;

     o    efficiencies;

     o    cost savings;

     o    revenue enhancements;

     o    capital productivity;

     o    returns on capital employed;

     o    capital spending; and

     o    the timetable for completing the merger.

               The sections in this document that have forward-looking statements include "Questions and Answers About the Merger," "Prospectus Summary," "Selected Historical Consolidated Financial Data," "The Merger--Background of the Merger," "The Merger--Joint Reasons for the Merger," "Selected Historical Consolidated Financial Data - Selected Unaudited Pro Forma Condensed Combining Financial Data" and "Opinion of Mustang.com's Financial Advisor." Quintus' and Mustang.com's forward-looking statements are also identified by such words as "anticipates," "believes," "estimates," "expects," "intends" or similar expressions.

               In making these statements, Quintus and Mustang.com believe that their expectations are based on reasonable assumptions. Yet you should understand that the following important factors (some of which are beyond Quintus' and Mustang.com's control) could affect Quintus' future results after completion of the merger. These factors could also cause the results or other outcomes to differ materially from those expressed in these forward-looking statements:

Economic and Industry Conditions

     o materially adverse changes in economic or industry conditions generally or in the markets served by Quintus or Mustang.com;

     o    fluctuations in exchange rates and currency values; and

     o    capital expenditure requirements.

Political/Governmental Factors

     o    political stability in relevant areas of the world;

     o political developments and law and regulations, such as legislative or regulatory requirements, particularly concerning the Internet.

Technology Advances

     o    the development and use of new technology.

Operating Factors

     o    changes in operating conditions and costs;

     o    interest rates; and

     o    access to capital markets.

Transaction or Commercial Factors

     o Quintus' ability to integrate the businesses of Quintus and Mustang.com successfully after the merger;

     o the challenges inherent in diverting management's focus and resources from other strategic opportunities and from operational matters during the integration process.

Competitive Factors

     o    the actions of competitors.

                                   THE MERGER

               The following discussion summarizes the proposed merger and related transactions. The discussion is not, however, a complete statement of all provisions of the merger agreement and related agreements. Detailed terms of and conditions to the merger and certain related transactions are contained in the merger agreement, a copy of which is attached to this proxy statement/prospectus as Annex A. Statements made in this proxy statement/prospectus with respect to the terms of the merger and such related transactions are qualified in their respective entireties by reference to, and holders of Mustang.com stock are urged to read the more detailed information set forth in the merger agreement and the other documents annexed hereto.

The Companies

                               Quintus Corporation
                            47212 Mission Falls Court
                                Fremont, CA 94539
                            Telephone: (510) 624-2800

               Quintus provides a comprehensive e-customer relationship management, or eCRM, solution to manage customer interactions, such as customer orders, inquiries and service requests, and deliver consistent customer service across multiple communication channels, including the Internet, e-mail and the telephone. The Quintus eContact software suite includes applications that address the needs of customer service representatives and agents in sales and service, consumer relations, technical support, and human resources centers and a routing engine to manage customer interactions. Quintus eContact enables companies to handle high volumes of customer interactions and leverage opportunities to sell additional products and services to their customers.

                                Mustang.com, Inc.
                               6200 Lake Ming Road
                              Bakersfield, CA 93306
                            Telephone: (661) 873-2500

               Founded in 1986, Mustang.com was one of the first providers of e-mail management solutions with its award-winning Message Center[Trademark] product. Introduced in 1997, Mustang Message Center enables loyal, high quality customer relationships through Internet and e-mail based customer interactions. Mustang.com is headquartered in Bakersfield, California with offices in Austin, Chicago, Ft. Lauderdale, New York, Phoenix, Seattle and Washington DC.

Background of the Merger

               On January 13, 2000, Quintus' Chairman and Chief Executive Officer, Alan K. Anderson and Mustang.com's President and Chief Executive Officer, James A. Harrer, had a telephonic conversation regarding the possibility of a business combination and agreed to meet in person on January 20, 2000.

               On January 20, 2000, Messrs. Anderson and Harrer met at the Los Angeles office of Mustang.com to discuss a potential merger of the two companies and to determine a preliminary valuation. Messrs. Anderson and Harrer had a general discussion regarding valuation and agreed to continue discussions.

               At a regular meeting of the board of directors of Quintus on January 27, 2000, the board discussed general strategic matters, including the possibility of a merger with Mustang.com.

               On January 28, 2000, the parties executed a confidentiality agreement pursuant to which the companies agreed to exchange certain non-public information regarding their businesses. Also on that date, Mr. Harrer visited Quintus' corporate headquarters to meet other senior executives of Quintus. Over the next few days, Mustang.com and Quintus met with their financial advisors to discuss issues that would need to be addressed in a merger transaction.

               At a regular meeting of the board of directors of Mustang.com on January 29, 2000, the board discussed Mr. Harrer's discussions with Mr. Anderson, including Quintus' interest in a business combination with Mustang.com.

               Quintus and Mustang.com entered into an OEM agreement in February 2000. Pursuant to this agreement, Quintus has integrated Mustang Message Center[Trademark] as the e-mail engine for Quintus eContact.

               From February 1, 2000 to February 9, 2000, representatives of Mustang.com and Quintus, together with their advisers, held numerous further discussions regarding the strategic rationale of a combination of the two companies. In addition, the parties, their financial advisors and legal counsel conducted preliminary due diligence and discussed the terms of a draft merger agreement and various other issues related to the possible transaction.

               On February 9 and 10, 2000, at special meetings of Mustang.com's board of directors held telephonically, the board discussed proposed terms of the business combination and on February 10, 2000 authorized management to sign an agreement with Quintus under which Mustang.com agreed to negotiate exclusively with Quintus regarding a business combination until February 25, 2000. The board also discussed candidates to serve as, and the selection of, a financial advisor to assist the board in evaluating the transaction and authorized management to engage First Security Van Kasper, who had recently assisted Mustang.com in selling its equity securities and who had demonstrated a thorough knowledge of, and familiarity with, Mustang.com's industry and market, as such financial advisor.

               The parties signed a non-binding letter of intent on February 10, 2000 and, from February 11 to February 16, Mr. Anderson telephoned individual board members of Quintus regarding the proposed merger with Mustang.com.

               On February 22, 2000, the Quintus board of directors held a telephonic meeting at which senior management of Quintus described the negotiations to date, the strategic and economic reasons for the transaction and various other matters. First Albany Corporation, Quintus' financial advisors, made a presentation to the Quintus board of directors regarding the possible merger.

               From February 22, 2000 to February 24, 2000, the parties continued to negotiate the economic terms of the transaction and the provisions of the merger agreement.

               On February 24, 2000, at a special meeting the Mustang.com board held telephonically, Mustang.com's management, First Security Van Kasper and outside legal counsel reviewed the terms of the definitive merger agreement and the related documents. At this meeting, First Security Van Kasper reviewed with the Mustang.com board of directors the financial analysis performed by First Security Van Kasper in connection with its evaluation of the exchange ratio. First Security delivered to the Mustang.com board its opinion to the effect that, as of such date and based upon and subject to certain matters stated in such opinion, the merger with Quintus was fair from a financial point of view to the holders of Mustang.com common stock. Outside counsel for Mustang.com described the fiduciary duties of the Mustang.com board in connection with the proposed merger, reviewed the terms and conditions of the merger agreement and described regulatory consents required to consummate the proposed merger. After extensive discussions, the Mustang.com board determined that the merger is in the best interest of the shareholders of Mustang.com and approved the merger agreement and the merger and resolved to recommend that shareholders of Mustang.com vote to approve the merger agreement.

                On February 25, 2000, at a special meeting held telephonically, the Quintus board received detailed presentations from senior management of Quintus, outside legal counsel and First Albany Corporation. First Albany discussed the financial aspects of the transaction. Outside counsel for Quintus described the fiduciary duties of the Quintus board in connection with the proposed merger, reviewed the terms and conditions of the merger agreement and described regulatory consents required to consummate the proposed merger. Following an extended review and discussion by the Quintus board, the Quintus board determined that the merger is in the best interest of the shareholders of Quintus and approved the merger agreement and the merger.

               Following the February 24, 2000 and February 25, 2000 meetings of the Mustang.com board and Quintus board, respectively, the merger agreement was executed by the parties. On the morning of February 28, 2000, the parties issued a joint press release announcing the execution of the definitive merger agreement.

Joint Reasons for the Merger

               Quintus and Mustang.com believe that the business combination should produce a number of potential benefits that may contribute to the success of the combined company. These potential benefits from the combination include:

     o extending Quintus' leadership in the eCRM market by combining Mustang.com's award winning e-mail management offerings with Quintus' existing strengths in integrating multiple channels of customer contact;

     o combining both companies' products in order to provide fully-integrated solutions that can meet users' demands for a single, comprehensive view of their customers across existing and emerging communication channels;

     o providing Quintus with the opportunity to offer its solutions on an outsourced, hosted basis;

     o creating a combined customer base of over 750 companies and more than 24,000 e-mail management seats that could give Quintus greater scale and presence in the eCRM market;

     o creating opportunities for cross-marketing of the two companies' products to a larger combined customer base due to the complementary nature of each company's product offering;

     o combining the two companies' sales forces and distribution channels that could enable broader distribution coverage and more effective marketing of the combined company's offerings;

     o    combining the two companies' management and product development teams;
          and

     o    joining the similar corporate cultures of the two companies.

               Following the merger, Alan K. Anderson will continue to be Chairman and Chief Executive Officer of Quintus, and James A. Harrer, President and Chief Executive Officer of Mustang.com will become President of Quintus Online, a new division devoted to Quintus' online products and services.

Quintus' Reasons for the Merger

               At its meeting on February 25, 2000, Quintus' board of directors:

     o determined that the merger agreement, the merger, and the related transactions are fair to and in the best interests of Quintus and its shareholders; and

     o    approved the merger agreement, the merger and related transactions.

               In approving the transaction and making these recommendations, Quintus' board of directors consulted with Quintus' management as well as its outside legal counsel and its financial advisor, and carefully considered the following material factors:

     o all the reasons described above under "The Merger--Joint Reasons for the Merger," including the near- and longer-term synergies and productivity improvements expected to be available to the combined company;

     o information concerning the business, assets, capital structure, financial performance and condition and prospects of Quintus and Mustang.com, focusing in particular on the quality of Mustang.com's assets and the compatibility of the two companies' operations;

     o current and historical prices and trading information with respect to each company's common shares, which assisted the board of directors in its conclusion that the merger was fairly priced;

     o the possibility, as alternatives to the merger, of pursuing an acquisition of or a business combination or joint venture with an entity other than Mustang.com and the Quintus board's conclusion that a transaction with Mustang.com was more feasible, and was expected to yield greater benefits, than the likely alternatives. The Quintus board reached this conclusion for reasons including Mustang.com's interest in pursuing a transaction with Quintus, Quintus' view that the transaction could be acceptably completed from a timing and regulatory standpoint, and Quintus management's assessment of the alternatives and the expected benefits of the merger and compatibility of the companies, as described under "The Merger--Joint Reasons for the Merger" above;

     o the potential enhanced strategic position of the combined company beyond Quintus' current position;

     o the terms and structure of the merger and the terms and conditions of the merger agreement, including the exchange ratio for the merger, the size of the termination fees and the circumstances in which they are payable (see "The Merger Agreement--Conditions to Completion of the Merger" and "The Merger Agreement--Termination"); and

     o the expectation that the merger is expected to qualify as a tax-free reorganization for United States federal income tax purposes.

               In view of the number and wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, Quintus' board of directors did not find it practicable to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered. In addition, the board of directors did not undertake to make any specific determination as to whether any particular factor was favorable or unfavorable to the board of directors' ultimate determination or assign any particular weight to any factor, but conducted an overall analysis of the factors described above, including through discussions with and questioning of Quintus' management and management's analysis of the proposed merger based on information received from Quintus' legal, financial and accounting advisors. In considering the factors described above, individual members of Quintus' board of directors may have given different weight to different factors. Quintus' board of directors considered all these factors together and, on the whole, considered them to be favorable to, and to support, its determination.

Mustang.com's Reasons for the Merger

               At its meeting on February 24, 2000, Mustang.com's board of directors voted unanimously to enter into the merger agreement and to recommend that Mustang.com shareholders vote to approve the merger and the merger agreement.

               In the course of reaching its decision to adopt the merger agreement, Mustang.com's board of directors consulted with Mustang.com's management, as well as its outside legal counsel and financial advisor, and carefully considered the following material factors:

     o all the reasons described above under "The Merger--Joint Reasons for the Merger," including the near-term and longer-term synergies and productivity improvements expected to be available to the combined company;

     o information concerning the business, operations, competitive position and prospects of Mustang.com and Quintus both individually and on a combined basis including, but not limited to, the compatibility of the two companies' operations, the potential efficiencies, cost savings and other synergies expected to be realized as a result of the consolidation of Mustang.com's and Quintus' operations as well as Mustang.com's board of directors' own knowledge of Mustang.com and Quintus;

     o analyses and other information with respect to Mustang.com and Quintus and current industry and economic conditions and trends presented to Mustang.com's board of directors by management, including, without limitation, a discussion of the complementary nature of the communications management solutions offered by both companies;

     o the presentation of First Security Van Kasper at the Mustang.com board of directors' meeting held on February 24, 2000, and the opinion of First Security Van Kasper that, as of the date of its opinion, the exchange ratio for the merger was fair to the Mustang.com shareholders from a financial point of view. Mustang.com has described First Security Van Kasper's opinion in detail under the section entitled "Opinion of Mustang.com's Financial Advisor";

     o the companies' respective historical financial condition, results of operations and estimated future results (including those of Mustang.com as a stand-alone entity); current financial market conditions, the amount and form of the consideration to be received by Mustang.com shareholders in the merger, the percentage of the combined company to be owned by Mustang.com shareholders after the merger, and information on the historical trading ranges of Mustang.com common stock and Quintus common stock; and

     o the interests that the executive officers and directors of Mustang.com may have in connection with the merger in addition to their interests as shareholders of Mustang.com generally (see "Interests of Related Persons in the Merger").

               In view of the number and wide variety of factors considered in connection with its evaluation of the merger, and the complexity of these matters, Mustang.com's board of directors did not find it practicable to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors it considered. In addition, the Mustang.com board did not undertake to make any specific determination as to whether any particular factor was favorable or unfavorable to its ultimate determination or assign any particular weight to any factor, but conducted an overall analysis of the factors described above, including through discussions with and questioning of Mustang.com's management and management's analysis of the proposed merger based on information received from Mustang.com's legal, financial and accounting advisors. In considering the factors described above, individual members of the board of directors may have given different weight to different factors. Mustang.com's board of directors considered all these factors together and, on the whole, considered them to be favorable to, and to support, its determination.

Recommendation of Mustang.com's Board of Directors

               Mustang.com's board of directors believes that the terms of the merger are fair to and in the best interests of Mustang.com and its shareholders and unanimously recommends to its shareholders that they vote "FOR" the proposal to approve and adopt the merger and the merger agreement.

Accounting Treatment

               The acquisition will be accounted for using the purchase method of accounting. The purchase price will be allocated to assets and liabilities of Mustang.com and such assets and liabilities will be recorded at their respective fair values upon completion of the merger. A portion of the purchase price may be identified as in-process research and development. This amount, if any, will be charged to Quintus' operations in the quarter the merger is completed and the acquisition accounting and valuation amounts are finalized. The remaining purchase price will be reflected as goodwill and other intangible assets and amortized over several years. The results of operations and cash flows of Mustang.com will be included in Quintus' financial statements prospectively as of the consummation of the merger.

Material United States Federal Income Tax Consequences

               The following discussion summarizes the material U.S. federal income tax consequences of the merger. This discussion is based on the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, administrative interpretations and court decisions as in effect as of the date of this proxy statement/prospectus, all of which may change, possibly with retroactive effect.

               This discussion does not address all aspects of U.S. federal income taxation that may be important to a Mustang.com shareholder in light of that shareholder's particular circumstances or to a Mustang.com shareholder subject to special rules, such as:

     o    a shareholder who is not a citizen or resident of the United States;

     o    a foreign corporation;

     o a shareholder who does not hold its Mustang.com common stock as a capital asset;

     o    a financial institution or insurance company;

     o    a tax-exempt organization;

     o    a dealer or broker in securities;

     o a shareholder that holds its Mustang.com common stock as part of a hedge, appreciated financial position, straddle or conversion transaction; or

     o a shareholder who acquired its Mustang.com common stock pursuant to the exercise of options or otherwise as compensation.

Tax Opinions

               Mustang.com has received an opinion of Kirkpatrick & Lockhart LLP, and Quintus has received an opinion of Davis Polk & Wardwell (together with Kirkpatrick & Lockhart LLP, "tax counsel"), each dated as of the date of this proxy statement/prospectus, that, based on the law as of that date:

     o the merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code; and

     o Quintus, its merger subsidiary and Mustang.com will each be a party to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code.

               It is a condition to the obligation of each of Quintus and Mustang.com to complete the merger that the relevant tax counsel confirm its opinion as of the closing date. Neither Quintus nor Mustang.com intends to waive this condition.

               The opinions of tax counsel regarding the merger have each relied, and the confirmation opinions regarding the merger as of the closing date will each rely, on (1) representations and covenants made by Quintus and Mustang.com, including those contained in certificates of officers of Quintus and Mustang.com, and (2) specified assumptions, including an assumption regarding the completion of the merger in the manner contemplated by the Agreement and Plan of Merger dated February 25, 2000. In addition, the opinions of tax counsel have assumed, and tax counsel's ability to provide the closing date opinions will depend on, the absence of changes in existing facts or in law between the date of this proxy statement/prospectus and the closing date. If any of those representations, covenants or assumptions is inaccurate, tax counsel may not be able to provide one or more of the required closing date opinions, and the tax consequences of the merger could differ from those described in the opinions that tax counsel have delivered. Tax counsel's opinions neither bind the Internal Revenue Service ("IRS") nor preclude the IRS or the courts from adopting a contrary position. Neither Quintus nor Mustang.com intends to obtain a ruling from the IRS on the tax consequences of the merger.

United States Federal Income Tax Treatment of the Merger

               The merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. Quintus, its merger subsidiary and Mustang.com will each be a party to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code. None of Quintus, its merger subsidiary or Mustang.com will recognize any gain or loss for U.S. federal income tax purposes as a result of the merger.

United States Federal Income Tax Consequences to Mustang.com Shareholders

               For U.S. federal income tax purposes:

     o A holder of Mustang.com common stock will not recognize any gain or loss upon its exchange in the merger of its shares of Mustang.com common stock for shares of Quintus common stock;

     o If a holder of Mustang.com common stock receives cash instead of a fractional share of Quintus common stock, the holder will be required to recognize gain or loss, measured by the difference between (1) the amount of cash received instead of that fractional share, and (2) the portion of the tax basis of that holder's shares of Mustang.com common stock allocable to that fractional share. This gain or loss will be capital gain or loss and will be long-term capital gain or loss if the share of Mustang.com common stock exchanged for that fractional share of Quintus common stock was held for more than one year at the effective time of the merger;

     o A holder of Mustang.com common stock will have a tax basis in the Quintus common stock received in the merger equal to (1) the tax basis of the Mustang.com common stock surrendered by that holder in the merger, less (2) any tax basis of the Mustang.com common stock surrendered that is allocable to any fractional share of Quintus common stock for which cash is received by that holder; and

     o The holding period for shares of Quintus common stock received in exchange for shares of Mustang.com common stock in the merger will include the holding period for the shares of Mustang.com common stock surrendered in the merger.

     o A holder of Mustang.com common stock who exercises dissenters' rights with respect to a share of Mustang.com common stock and who receives payment for such stock in cash will generally recognize capital gain or loss, measured by the difference between (1) the shareholder's tax basis in such share, and (2) the amount of cash received.

United States Federal Income Tax Consequences to Quintus Shareholders

               For U.S. federal income tax purposes, holders of Quintus common stock will not recognize gain or loss as a result of the merger.

               This discussion of material U.S. federal income tax consequences is intended to provide only a general summary and is not a complete analysis or description of all potential U.S. federal income tax consequences of the merger. This discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. In addition, it does not address any non-income tax or any foreign, state or local tax consequences of the merger. Accordingly, Quintus and Mustang.com strongly encourage each Mustang.com shareholder to consult his or her own tax advisor to determine the particular United States federal, state, local or foreign income or other tax consequences to the shareholder of the merger.

Regulatory Matters

               HSR filing. The transactions contemplated in the merger agreement require filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Act is a condition to completion of the merger. Quintus and Mustang.com. have made the requisite filings under the HSR Act, and the waiting period commenced on March 15, 2000. The waiting period will expire on April 17, 2000 unless extended by request for additional information or documentary material or the parties are granted early termination of the waiting period.

               Other laws. Quintus and Mustang.com conduct operations in a number of other jurisdictions where regulatory filings, notifications or approvals with applicable commissions and other authorities may be required or advisable in connection with completion of the merger. Quintus and Mustang.com are currently in the process of reviewing whether other filings or approvals may be required or desirable in these other jurisdictions. Quintus and Mustang.com recognize that some of these filings may not be completed before the closing, and that some of these approvals, which are not as a practice required to be obtained prior to effectiveness of a merger, may also not be obtained before the closing.

Rights of Dissenting Mustang.com Shareholders

               Mustang.com shareholders who properly dissent from the merger will be entitled to certain dissenters' rights. A shareholder that is a shareholder as of the record date and entitled to vote on the merger may dissent from the merger and obtain payment for the fair value of such shareholder's shares after completion of the merger. A shareholder who wishes to assert dissenters' rights must comply with the requirements of California law regarding dissenters' rights. A Mustang.com shareholder that approves the merger will not have a right to dissent from the merger. See "Dissenters' Rights."

Federal Securities Laws Consequences; Stock Transfer Restriction Agreements

               This proxy statement/prospectus does not cover any resales of Quintus common stock to be received by Mustang.com's shareholders upon completion of the merger. No person is authorized to make any use of this document in connection with a resale of that type.

               All shares of Quintus common stock that Mustang.com shareholders receive in the merger will be freely transferable. However, shares of Quintus common stock received by persons who are deemed to be "affiliates" of Mustang.com under the Securities Act and the related SEC rules and regulations at the time of the Mustang.com shareholders' meeting will be restricted securities. These affiliates may resell their shares of Quintus common stock only in transactions permitted by Rule 145 or other provisions under the Securities Act. Persons who may be deemed to be affiliates of Mustang.com for these purposes generally include individuals or entities that control, are controlled by, or are under common control with Mustang.com and may include officers, directors and principal shareholders of Mustang.com.
The merger agreement requires Mustang.com to use commercially reasonable efforts to deliver or cause to be delivered to Quintus on or prior to the effective time of the merger from each affiliate an executed letter agreement to the effect that those persons will not offer or sell or otherwise dispose of any shares of Quintus common stock issued to them in the merger in violation of the Securities Act or the related SEC rules and regulations.

Lock-up Letters

               Several of Mustang.com's officers and directors have agreed to sign lock-up agreements whereby each agrees not to dispose of any shares of Quintus common stock prior to May 15, 2000 (assuming that the merger is completed by that date).

                   OPINION OF MUSTANG.COM'S FINANCIAL ADVISOR

               On February 15, 2000, Mustang.com, engaged First Security Van Kasper, or FSVK, to provide financial advisory services to Mustang.com regarding its proposed business combination with Quintus. On February 24, 2000, FSVK delivered a written opinion, dated February 24, 2000, to the board of directors of Mustang.com opining as to the fairness of the exchange ratio to the shareholders of Mustang.com from a financial point of view. FSVK's opinion is limited to the fairness of the exchange ratio to the shareholders of Mustang.com, from a financial point of view, and does not address Mustang.com's underlying business decision to proceed with the merger.

               The full text of the written opinion of FSVK, which sets forth the assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached hereto as Annex B and incorporated herein by reference. The summary contained herein is qualified in its entirety by reference to the full text of the opinion. Quintus and Mustang.com urge the shareholders of Mustang.com to carefully read the opinion in its entirety.

               In connection with its opinion, among other things, FSVK:

     o held discussions with certain members of the management of Mustang.com and Quintus concerning, among other things, the revenue projections for Mustang.com and Quintus published in the most recent research analysts' reports provided to, or reviewed by, FSVK;

     o reviewed the merger agreement in the form provided to FSVK by Mustang.com, which has been represented to FSVK as the final version to be executed by the parties;

     o reviewed Quintus' initial public offering prospectus, as amended, on Form S-1 and Form 10-Q for the nine months ended December 31, 1999;

     o reviewed Mustang.com's Annual Reports on Form 10-K for the fiscal years ended December 31, 1998 and 1999 and Form 10-Q for the nine months ended September 30, 1999;

     o reviewed certain press releases and certain other publicly available information for Mustang.com and Quintus;

     o reviewed publicly available data and information for certain companies that FSVK believes to be relevant;

     o reviewed publicly available research reports for Mustang.com and Quintus and other companies which FSVK determined to be relevant;

     o reviewed the financial terms, to the extent publicly available, of other recent business combinations that FSVK deemed to be relevant; and

     o conducted such other financial analysis as FSVK has determined, based upon its judgment as investment bankers, to be appropriate for purposes of this opinion.

               In their review, FSVK assumed, with the permission of Mustang.com, that the documents to be prepared, used and signed by the parties to formally effect the merger, including any proxy or other disclosure material to be delivered to the shareholders of Mustang.com and Quintus to elicit any necessary consents to the merger, will effect the merger on the terms set forth in the proposed form of the merger agreement provided to them by Mustang.com, without material alteration.

               FSVK did not negotiate the terms of the merger, nor provide any legal advice with respect to the merger. FSVK did not make or provide an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Mustang.com or Quintus, nor did FSVK make a physical inspection of any of the properties or assets of Mustang.com or Quintus.

               In rendering its opinion, FSVK relied, without independent verification, on the accuracy and completeness of all of the financial and other information that was publicly available or furnished or otherwise communicated to them by Mustang.com or Quintus. FSVK has relied upon and assumed without independent verification that there has been no material change in the assets, financial condition and business prospects of Mustang.com or Quintus since the dates of the most recent financial statements made available to them. With respect to financial projections, FSVK has used only projections published in the most recent research analysts' reports, reviewed those projections and in certain instances used a mean projected number. The only financial information provided by managements of Mustang.com and Quintus that FSVK has relied upon in rendering this opinion is the current capitalization of Mustang.com and Quintus. Independent of the foregoing, FSVK was advised by the managements of Mustang.com and Quintus, and have relied upon and assumed without independent verification that:

     o the projected results Quintus and Mustang.com have used for their companies are reasonable and reflect the best currently available estimates of the future financial results and conditions of Quintus and Mustang.com;

     o such forecasts will be realized in the amounts and time periods contemplated thereby; and

     o neither the management of Mustang.com, nor the management of Quintus, has any information or beliefs that would make the projections incomplete or misleading.

               The opinion was based upon an analysis of the foregoing factors in light of FSVK's assessment of general economic, financial and market conditions as they existed and as they could be evaluated by FSVK as of the date of the opinion and on information made available to them. Although events occurring after the date of the opinion could materially affect the assumptions relied upon in preparing the opinion, FSVK has no obligation to update, revise or reaffirm the opinion.

               The opinion is solely for the benefit and use of the board of directors of Mustang.com in its consideration of the merger and is not a recommendation to any shareholder as to how such shareholder should vote with respect to the merger. Further, the opinion addresses only the financial fairness of the consideration to be paid by Quintus and does not address the relative merits of the merger and any alternatives to the merger, Mustang.com's underlying decision to proceed with or effect the merger or any other aspect of the merger.

Summary of Methods Utilized

               Set forth below is a brief summary of the analyses performed by FSVK in connection with the delivery of its opinion.

     Comparisons to selected publicly traded companies

               FSVK performed a valuation of Mustang.com using selected financial ratios and multiples of nine publicly-traded companies that have inbound or outbound email solutions, including Chordiant Software, Inc.; ClickAction, Inc.; Digital Impact, Inc.; eGain Communications Corporation; Exactis.com, Inc.; Kana Communications, Inc.; MessageMedia, Inc.; Primus Knowledge Solutions, Inc.; and Quintus Corporation. FSVK determined that for purposes of this analysis, the revenue multiple was the only relevant valuation metric. Revenue multiples used by FSVK included current total capitalization to:
(i) actual calendar year 1999 revenues; (ii) projected calendar year 2000 revenues; and (iii) projected calendar year 2001 revenues. The multiples calculated for the publicly-traded selected companies were as follows: the average multiple of current total capitalization to actual calendar year 1999 revenues was 99.8; the average multiple of current total capitalization to projected calendar year 2000 revenues was 32.2; and the average multiple of current total capitalization to projected calendar year 2001 revenues was 15.5, all adjusted to exclude the highest and lowest multiples. On the basis of these multiples, FSVK calculated approximate implied exchange ratios. The implied exchange ratios derived from calendar 1999, calendar 2000 and calendar 2001 revenues multiples were 0.964, 0.591 and 0.665, respectively.

               No company used in the above analysis for comparison purposes is identical to Mustang.com. Accordingly, an analysis of the results of the foregoing is not purely mathematical; rather it involves complex considerations and judgments as to the financial and operating characteristics of the companies and other factors that could affect the value of the companies to which Mustang.com is being compared.

     Selected merger and acquisition merger analysis

               FSVK researched a variety of data sources, including merger and acquisition databases, public filings, analyst reports, press releases and news articles for the time period from January 1, 1999 to the date of its analysis. FSVK located 45 merger and acquisition transactions within the email management software and services and eCRM industries. Upon initial review, FSVK eliminated five of these transactions due to poor business fit and 33 of these transactions because of insufficient data to draw conclusions regarding valuation, differences in transaction size or incompatible underlying deal structure. FSVK used the remaining 12 transactions to derive an implied exchange ratio utilizing the multiple of the enterprise value of each transaction to the revenues of each corresponding target for the twelve-month period prior to the transaction. The average multiple of enterprise value to latest-twelve-month revenues was 42.8. On the basis of this average multiple, FSVK calculated an implied exchange ratio of 0.414.

     Premium paid analysis

               FSVK researched the average premiums paid by acquirers to the public targets' stock prices 30-, 5- and 1-day prior the announcement of the transaction. Of the 40 transactions analyzed, only 5 involved public targets. The average premiums paid by acquirers to the public targets' stock price 30-, 5-, and 1-day prior to the announcement of the transaction were 100.75%, 46.69% and 34.82%, respectively. The average premiums paid were applied to the respective closing prices of Mustang.com's stock, which produced implied exchange ratios for 30-, 5- and 1-day premiums of 0.482, 0.618 and 0.720, respectively.

     Contribution analysis

               FSVK analyzed the respective contributions of Mustang.com and Quintus to the actual and estimated revenues of the combined company for calendar years 1999 and 2000 and the resulting implied exchange ratios. The relative revenue contributions of Mustang.com and Quintus are 7.8% and 92.2% in calendar year 1999, and 9.1% and 90.9% in calendar year 2000, respectively. On the basis of these revenue contributions, FSVK calculated implied exchange ratios of 0.424 for calendar 1999 and 0.503 for calendar year 2000.

               FSVK was advised by the managements of Mustang.com and Quintus that the financial forecasts, projections and estimates used for their companies by FSVK are reasonable and reflect the best currently available estimates of the future financial results and conditions, that such forecasts, projections and estimates will be realized in the amounts and time periods contemplated thereby and that neither the management of Mustang.com, nor the management of Quintus, has any information or belief that would make the forecasts, projections and estimates incomplete or misleading. These forecasts, projections and estimates were based on numerous variables and assumptions which are inherently uncertain and which may not be within the control of management, including, without limitation, general economic, regulatory and competitive conditions. Accordingly, actual results could vary materially from those set forth in such forecasts, projections and estimates.

               The summary set forth above describes the material analyses performed by FSVK and does not purport to be a complete description of such analyses. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In addition, the evaluation of fairness of the exchange ratio, from a financial point of view, as of the date of the written opinion was to some extent a subjective one based on the experience and judgment of FSVK, and not merely the result of mathematical analysis of the financial data. Therefore, notwithstanding the separate factors summarized above, FSVK believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all factors and analyses, would create an incomplete view of the process underlying the analyses by which FSVK reached its opinion.

               In performing its analyses, FSVK made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, in addition to the financial assumptions described above. The analyses performed by FSVK are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by such analyses. Such analyses were prepared solely as part of FSVK's analysis of the merger. The analyses do not purport to be appraisals or to reflect the prices at which a company might be sold or the prices at which any securities of Mustang.com or the post-merger combined company may trade at any time in the future. Furthermore, FSVK may have given certain analyses more or less weight than other analyses and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be FSVK's view of the actual value of the Mustang.com, Quintus or the post-merger combined company.

Method of Selection/Qualifications of FSVK

               The board of directors of Mustang.com retained FSVK to act as its financial advisor based upon its qualifications, experience and expertise. FSVK, as part of its investment banking activities, regularly engages in the valuation of businesses and securities in connection with mergers and acquisitions, private placements and valuations for corporate and other purposes. FSVK, a wholly-owned subsidiary of First Security Corporation, is a full service investment banking and brokerage firm specializing in emerging growth and middle market companies.

Relationship/Compensation

               In the past, FSVK has provided financial advisory and corporate banking services to Mustang.com and has received customary compensation for the rendering of these services. FSVK currently provides research on Mustang.com, makes a market in its stock and holds warrants to acquire shares of Mustang.com stock at prices below the implied per share value of the merger consideration. FSVK will also receive a fee from Mustang.com for rendering this opinion.

               Other than the items referred to above, FSVK has no affiliations with the Mustang.com or Quintus. Mustang.com did not instruct FSVK with respect to the methodologies or conclusions reached in connection with the opinion or impose any limitations on FSVK in respect thereof.

                   INTERESTS OF RELATED PERSONS IN THE MERGER

               In considering the recommendations of Mustang.com's board of directors with respect to the merger agreement, Mustang.com shareholders should be aware that some of its directors and members of management have interests in the merger that are different from, or in addition to, the interests of Mustang.com shareholders generally. A description of the individuals is set forth below. Mustang.com's board of directors was aware of these interests and considered them, among other matters, in approving the merger.

Severance Benefits

               Effective December 1, 1999, Mustang.com entered into employment agreements with the following members of its senior management: James A. Harrer, President and Chief Executive Officer; Christopher B. Rechtsteiner, Executive Vice President; C. Scott Hunter, Vice President Engineering and Chief Technical Officer, and Donald M. Leonard, Vice President Finance and Chief Financial Officer. Each of the agreements is for a one-year term and automatically renews for succeeding one year terms unless either the Company or the employee provides the other with a notice of non-renewal at least 30 days prior to the expiration of the then current term. The agreements are terminable by either party with or without cause upon the expiration of 30 days' notice of termination. Upon a termination of employment by the Company without cause or by the employee for good reason (which includes because of a change of control of the Company), the employee is entitled to compensation equal to nine months' salary and continued health benefits for nine months and to immediately exercise any outstanding options to purchase the common stock of the Company (whether or not such options would otherwise be exercisable). These severance rights upon a change in control of the Company are limited to an aggregate amount of up to an amount that would not result in an "Excess Parachute Payment" to such employee within the meaning of the Internal Revenue Code. Upon a termination by the employee without good reason or by the Company with cause, the employee is entitled to compensation equal to four months' salary and continued health benefits for four months.

               Based on their current base annual salaries, the change in control that will result from the consummation of the merger will entitle the above-named executives to the following aggregate cash lump sum payments upon their termination of employment:

                                                         Severance
         Name                                             Payment
         ----                                           -----------
     James A. Harrer................................     $  164,934
     Christopher B. Rechtsteiner....................        104,958
     C. Scott Hunter................................        119,952
     Donald M. Leonard..............................         68,972


Stock Options

               Pursuant to their terms, as a result of the merger, some Mustang.com options will become fully vested and exercisable. The number of unvested Mustang.com options that will be eligible to become fully vested and exercisable and that are held by the officers and directors of Mustang.com are set forth in the table below. The information in the table is given as of, and assumes completion of the merger on, March 31, 2000 and accordingly, some of the options included in the table may vest between April 1, 2000 and the effective time of the merger pursuant to their normal vesting schedule and not because of the change of control resulting from the merger. Additionally, certain of these options may not vest to the extent such accelerated vesting would result in an "Excess Parachute Payment" within the meaning of the Internal Revenue Code.

                                                                                                      Accelerated
                                                                                                   Vesting of Options
Name                              Title                                                            (Number of Shares)
----                              -----                                                            ------------------
James A. Harrer.................. President, Chief Executive Officer and a Director                      127,780
Christopher B. Rechtsteiner...... Executive Vice President                                                65,279
C. Scott Hunter.................. Vice President Engineering and Chief Technical Officer                  50,000
Donald M. Leonard................ Vice President Finance and Chief Financial Officer                      28,890
Daniel Cooper.................... Vice President, Marketing                                               22,918
Lynn Wright...................... Vice President of Customer Service and Chief Customer Officer            7,434
Stanley A. Hirschman............. Chairman of the Board of Directors                                      26,666
Michael S. Noling................ Director                                                                26,666
Anthony P. Mazzarella............ Director                                                                30,000
Phillip E. Pearce................ Director                                                                30,000


Indemnification and Insurance

               Under the merger agreement, Quintus will:

     o indemnify and hold harmless present or former directors or officers of Mustang.com for all acts or omissions occurring prior to the effective time of the merger, including the transactions contemplated by the merger agreement, to the same extent these persons are indemnified and held harmless in under Delaware law or any other applicable laws or provided under Mustang.com's certificate of incorporation or bylaws as of the date of the merger agreement, and

     o purchase insurance policies that provide, for a period of six years after the effective time of the merger, an insurance and indemnification policy that grants Mustang.com's officers and directors in office immediately prior to the effective time of the merger coverage substantially equivalent to Mustang.com's policy in effect as of the date of the merger agreement, provided, however, that in no event will Quintus' expenditures in any one year for this coverage exceed 150% of the annual premiums currently paid by Mustang.com, and provided, further, that if the annual premiums for this coverage exceed that amount, Quintus will provide a policy providing the best available coverage not exceeding the amount.

                              THE MERGER AGREEMENT

               The following is a summary of the material terms of the merger agreement. A copy of the merger agreement is attached as Annex A to this proxy statement/prospectus and is incorporated herein by reference. The following is not a complete statement of all the terms of the merger agreement. Statements made in this proxy statement/prospectus are qualified by reference to the more detailed information set forth in the merger agreement. You are encouraged to read the entire merger agreement.

General

               The merger agreement provides that, following the approval of the merger and the merger agreement by the shareholders of Mustang.com, and the satisfaction or waiver of the other conditions to the merger, a wholly-owned subsidiary of Quintus formed under the laws of the State of California will merge with and into Mustang.com, with Mustang.com surviving the merger as a wholly-owned subsidiary of Quintus Corporation.

Timing of Closing

               The closing will occur as soon as practicable after the conditions set forth in the merger agreement have been satisfied or waived. Quintus and Mustang.com expect that, as promptly as practicable after the closing, Quintus and Mustang.com will file a certificate of merger with the Secretary of State of the State of Delaware, at which time the merger will become effective.

Conversion of Shares

               The merger agreement provides that each share of Mustang.com common stock issued and outstanding immediately prior to the time the merger will become effective will be converted into the right to receive 0.793 of a share of common stock of Quintus. Based upon the number of outstanding shares of Quintus common stock and Mustang.com common stock as of the record date, the shareholders of Mustang.com immediately prior to the consummation of the
merger will own approximately       % of the outstanding shares of Quintus
common stock immediately following consummation of the merger. If any shareholder of Mustang.com would be entitled to receive a number of shares of Quintus common stock that includes a fraction, then, in lieu of a fractional share, the holder will be entitled to receive cash in an amount equal to the fractional share of Quintus common stock multiplied by the closing sale price of a share of Quintus common stock on the Nasdaq National Market on the trading day immediately preceding the effective time of the merger.

               Prior to the effective time, Quintus will deposit with an exchange agent the certificates representing the appropriate number of shares of Quintus common stock that will be issued to the holders of Mustang.com common stock and the cash to be paid for the fractional shares.

               As soon as practicable after the effective time, the exchange agent will mail to each holder of a certificate or certificates representing Mustang.com common stock that will be exchanged for Quintus common stock, a letter of transmittal that contains instructions for the surrender of the certificates. Upon surrender of a certificate and other required documents, the holder of a certificate or certificates of Mustang.com common stock will receive a certificate representing Quintus common stock and, if applicable, a check for the cash consideration of fractional Quintus common stock.

Mustang.com Stock Options, Warrants and Employee Stock Purchase Plan

               Mustang.com stock options and warrants. At the effective time, each outstanding Mustang.com stock option and warrant shall be deemed to constitute an option or warrant to acquire, on the same terms and conditions as were applicable under the option or warrants, the same number of shares of Quintus common stock as the holder of the option or warrant would have been entitled to receive pursuant to the merger agreement, had the holder exercised the Mustang.com option or warrant in full immediately prior to the effective time of the merger, rounded to the nearest whole number, unless rounding down is necessary to preserve the status of incentive stock options as

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described below. The exercise price per share shall equal: the aggregate exercise price for the Mustang.com shares otherwise purchasable pursuant to the option or warrant, divided by the aggregate number of whole Quintus shares purchasable pursuant to the Mustang.com option in accordance with the foregoing. In the case of any stock option that qualifies as an incentive stock option under the Internal Revenue Code, the option price, number of shares purchasable pursuant to the option and the terms and conditions of the exercise of such option shall be determined in order to comply with Section 424(a) of the Internal Revenue Code.

               As soon as practicable after the effective time, Quintus will notify the holders of Mustang.com options, subject to the adjustments referred to above, that the rights of the holders of Mustang.com options will continue on the terms and conditions of the existing Quintus stock option plan.

               Quintus will take all necessary action to implement the above, including the reservation, issuance and listing of a sufficient number of shares of Quintus common stock for delivery upon exercise of these substitute options. Quintus will prepare and file a registration statement on an appropriate form, or a post-effective amendment to a previously filed registration statement, with respect to the Quintus common stock subject to the Mustang.com options. Where applicable, Quintus will use its reasonable best efforts to have the registration statement declared effective and to maintain such effectiveness.

               Employee stock purchase plan. Mustang.com shall cause each option outstanding under its employee stock purchase plan immediately prior to the effective time to be automatically exercised immediately prior to the effective time. Pursuant to such exercise, each holder shall receive shares of Mustang.com common stock which will be converted into Quintus common stock at the effective time. The employee stock purchase plan shall be terminated at the effective time.

Representations and Warranties

               The merger agreement contains customary mutual representations and warranties of Mustang.com and Quintus, relating to, among other things:

     o    due incorporation and good standing;

     o    corporate authority to enter into the contemplated transactions;

     o    required consents and filings with government entities;

     o absence of conflicts with organizational documents and material agreements; and

     o capitalization, ownership of subsidiaries, reports filed with the SEC, financial statements, information supplied for use in this document, material changes or events, undisclosed liabilities, compliance with laws, litigation, finder's fees, opinions of financial advisors, tax matters and intellectual property.

               Mustang.com also represented and warranted as to employee benefit plans, environmental matters, contracts, certain interests, products and antitakeover statutes.

Covenants Regarding Conduct of Business Before the Merger

               Interim operations of Quintus and Mustang.com. Quintus and Mustang.com have agreed to conduct their business in the ordinary course consistent with past practice and to use their reasonable best efforts to preserve intact their present business organizations and relationships with third parties. The companies have also agreed with some restrictions not to take any action outside the parameters specified in the merger agreement such as amending their organizational documents, changing any accounting principles or practices (unless required by law or generally accepted accounting principles), or taking any other action that would make any representation or warranty inaccurate in any material respect.

               In addition, Mustang.com also agreed not to:

     o    adopt or implement any shareholder rights plan;

     o    enter into any significant transaction;

     o issue or dispose of equity securities, options or other securities convertible into or exercisable for equity securities, except, with Quintus' consent, to new employees;

     o    split, combine or reclassify its capital stock;

     o    adopt any plan of reorganization;

     o incur or assume any debt, enter into capital leases, make any loans or guarantees, encumber its shares or create any lien upon its assets;

     o enter into or amend any employee benefit agreement or any other similar arrangement;

     o    hire any new employees without Quintus' consent; and

     o    make capital expenditures, except in the ordinary course of business.

               Reasonable efforts covenant. Quintus and Mustang.com have agreed to cooperate with each other and use their reasonable best efforts to take all actions and do all things necessary or advisable under the merger agreement and applicable laws to complete the merger and the other transactions contemplated by the merger agreement by May 15, 2000.

               No solicitation. Mustang.com has agreed that it and its subsidiaries, officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors will not take action to solicit or encourage an offer for an alternative acquisition or merger transaction. Restricted actions include engaging in any discussions or negotiations with any potential bidder, disclosing any nonpublic information relating to Mustang.com or any of its subsidiaries or giving access to its properties, books or records to any potential bidder. These actions are permitted in response to an unsolicited offer so long as, before doing so: the board of directors determines in good faith, after consulting with its financial advisor and outside counsel and taking into account all the terms and conditions of the offer, that the offer is a superior proposal.

               Lock-up letters. Several of Mustang.com's officers and directors have agreed to sign lock-up agreements whereby each agrees not to dispose of any shares of Quintus common stock prior to May 15, 2000 (assuming that the merger is completed by that date).

               Non-compete agreements. Mustang.com has agreed to use its best efforts to obtain non-compete agreements from James A. Harrer, the President and Chief Executive Officer of Mustang.com and C. Scott Hunter, the Vice President Engineering and Chief Technical Officer of Mustang.com, prior to the completion of the merger.

               Employee benefit plans. Quintus has agreed to provide for a period of one year from the effective time to Mustang.com employees, employee benefit plans that are substantially comparable in the aggregate to those currently provided by Mustang.com. Quintus shall recognize service with Mustang.com as service for vesting and service credit purposes under any employee benefit plan or arrangement maintained by Quintus.

               Indemnification. The surviving company will indemnify, defend and hold harmless each person who is at the date of merger agreement, or has been prior the such date, or who becomes prior to the effective time, a director, or officer of Mustang.com. This indemnification will cover the losses, expenses, claims, damages or liabilities or amounts paid in settlement, arising at or prior to the effective time that are based on the professional qualification of the person within Mustang.com or the merger agreement.


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


               For a period of six years after the effective time, the surviving company will maintain the policies of directors' and officers' liability insurance currently maintained by Mustang.com in respect of acts or omissions occurring prior to the effective time; provided however, that no event will Quintus' expenditures in any one year exceed 150% of the annual premiums currently paid by Mustang.com.

               Broker program. Quintus has agreed to use its reasonable best efforts to establish, effective on and after May 15, 2000, a customary broker program to permit exercises of converted options on a "cashless" basis and to permit resales of Quintus common stock obtained on such exercise, with the cost of such exercises and resales to be borne by the participants in the program.

               Other covenants. The merger agreement contains additional mutual covenants, including covenants relating to preparation and distribution of this document, cooperation regarding filings with governmental and other agencies and organizations and obtaining any governmental or third-party consents or approvals, public announcements, further assurances, access to information, mutual notification of particular events, confidential treatment of non-public information, coordination of shareholders' meetings and actions that, to preserve the intended tax treatment of the merger, may not be taken.

Conditions to Completion of the Merger

               Quintus and Mustang.com will complete the merger only if certain conditions specified are satisfied or waived, including the following:

     o the representations and warranties of the respective parties made in the merger agreement remain accurate in all material respects;

     o the parties perform in all material respects their respective covenants and obligations in the merger agreement;

     o    the shareholders of Mustang.com approve the merger;

     o the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, expires or it terminates;

     o 5% or less of Mustang.com shareholders exercise and perfect their dissenters' rights;

     o    there is an absence of any law or court order prohibiting the merger;
          and

     o Quintus and Mustang.com receive the opinions of their respective counsel that the merger will qualify as a tax-free reorganization for United States federal income tax purposes.

Termination of the Merger Agreement

               Quintus' board of directors and Mustang.com's board of directors can jointly agree to terminate the merger agreement at any time before completing the merger. In addition, the merger agreement may be terminated if:

     o the merger is not completed by June 30, 2000 (however, a party in material breach of its obligations under the merger agreement cannot terminate it for this reason);

     o    a court order prohibits the merger;

     o    Mustang.com shareholders do not approve the merger;


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


     o Mustang.com's board of directors withdraws, modifies or changes its approval of the merger agreement or its recommendation to its shareholders or fails to call and properly convene a shareholders' meeting to vote upon the merger;

     o either company breaches materially any of its representations or warranties under the merger agreement, resulting in its inability to satisfy a condition to the completion of the merger by June 30, 2000;

     o either company breaches materially any of its covenants or agreements under the merger agreement and fails to cure that breach within a twenty (20) day period; or

     o Mustang.com solicits or enters into discussions with respect to an alternative transaction which could reasonably be expected to interfere with the merger.

Termination Fees and Expenses

               The merger agreement obligates Mustang.com to pay to Quintus a termination fee of $5 million and to reimburse Quintus for all its out-of-pocket fees and expenses up to $2.5 million if:

     o the merger agreement is terminated for certain of the reasons described above under "Termination of the Merger Agreement"; or

     o within 12 months of termination of the merger agreement, due to the merger not being completed by June 30, 2000 or Mustang.com shareholders not approving the merger, Mustang.com merges with another company, another company acquires 50% or more of Mustang.com's assets or stock, or Mustang.com implements a plan of liquidation, recapitalization or share repurchase relating to 50% or more of its stock, or a dividend relating to 50% or more of its stock or assets.

Amendment or Waiver of the Merger Agreement

               The parties may amend the merger agreement or waive any of its terms and conditions before the effective time, but after the shareholders of Quintus and Mustang.com have approved the merger, the parties may not amend the merger agreement if such amendment would require shareholder approval.


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


                            THE SHAREHOLDERS' MEETING

The Mustang.com Special Meeting

               General. This proxy statement/prospectus is being furnished to the shareholders of Mustang.com in connection with the solicitation of proxies on behalf of the Mustang.com board of directors for use at the special meeting
to be held on       , 2000, at the time and place specified in the
accompanying Notice of Special Meeting of Shareholders, and at any adjournment or postponement thereof. The purpose of the special meeting is to consider and vote upon a proposal to approve and adopt the merger agreement and the merger and to transact such other business as may properly come before the special meeting.

               Each copy of this proxy statement/prospectus mailed to holders of Mustang.com common stock is accompanied by a form of proxy for use at the special meeting. This proxy statement/prospectus is also furnished to Mustang.com shareholders as a prospectus in connection with the issuance to them of shares of Quintus common stock upon consummation of the merger.

               The Board of Directors of Mustang.com has approved the merger agreement and recommends a vote for approval and adoption of the merger agreement

               Record date; quorum.  The Mustang.com board of directors has
fixed the close of business on       , 2000 as the record date for the
determination of the holders of Mustang.com common stock entitled to receive notice of and to vote at the special meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Mustang.com common stock entitled to vote at the special meeting is necessary to constitute a quorum.

               Vote required.  As of the record date for the special meeting,
there were       shares of Mustang.com common stock outstanding, each of which is entitled to one vote on the merger agreement and the merger and each other matter properly submitted at the special meeting. Holders of Mustang.com common stock as of the record date of the special meeting are entitled to one vote per share of Mustang.com common stock on each matter to be considered at the special meeting. Approval and adoption of the merger agreement by the shareholders of Mustang.com requires the affirmative vote of the holders of a majority of the outstanding shares of Mustang.com common stock.

               Voting of proxies. Shares of Mustang.com common stock represented by a proxy properly signed and received at or prior to the special meeting, unless subsequently revoked, will be voted in accordance with the instructions thereon. If a proxy is signed and returned without indicating any voting instructions, shares of Mustang.com common stock represented by the proxy will be voted FOR the proposal to approve and adopt the merger agreement.

                Shares of Mustang.com common stock represented at the special meeting by a properly executed, dated and returned proxy will be treated as present at the special meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. For voting purposes at the special meeting, only shares affirmatively voted in favor of approval and adoption of the merger agreement will be counted as favorable votes for such approval and adoption. Any broker non-votes and abstaining votes will not be counted in favor of approval and adoption of the merger agreement. Since applicable law requires a majority of the outstanding shares, broker non-votes and abstentions will have the same effect as votes cast against the proposal.

                The persons named as proxies by a shareholder may propose and vote for one or more adjournments of the special meeting to permit further solicitations of proxies in favor of approval and adoption of the merger agreement and merger; however, no proxy that is voted against the approval and adoption of the merger agreement will be voted in favor of any such adjournment. An adjournment proposal requires the affirmative vote of a majority of the votes cast by holders of Mustang.com common stock and, therefore, broker non-votes and abstentions will have no effect.

               Revocability of proxies. The grant of a proxy on the enclosed form does not preclude a shareholder from voting in person. A shareholder may revoke a proxy at any time prior to its exercise by submitting a signed written


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


revocation to the Secretary of Mustang.com, by submitting a signed proxy bearing a later date or by appearing at the special meeting and voting in person at the special meeting. No special form of revocation is required. Attendance at the special meeting will not, in and of itself, constitute revocation of a proxy.

               Solicitation of proxies. Mustang.com will bear the cost of the solicitation of proxies from its shareholders, including the costs of preparing, filing, printing and distributing this proxy statement/prospectus and any other solicitation materials that are used. In addition to solicitation by mail, the directors, officers and employees of Mustang.com may solicit proxies from shareholders of Mustang.com by telephone or telegram or by other means of communication.

               Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and Mustang.com will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

                In addition, Mustang.com has retained Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies by Mustang.com for a fee of $8,500 plus reasonable out-of-pocket costs and expenses. For questions or requests regarding proxies or related materials banks and brokers should call (212) 440-9800 (collect) and all others should call toll free
(800) 223-2064.

               THE MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE MUSTANG.COM SHAREHOLDERS. ACCORDINGLY, MUSTANG.COM SHAREHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS JOINT PROXY STATEMENT/PROSPECTUS, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

               SHAREHOLDERS SHOULD NOT SEND MUSTANG.COM COMMON STOCK CERTIFICATES WITH THEIR PROXY CARDS. IF THE MERGER AGREEMENT IS APPROVED BY THE SHAREHOLDERS AND THE MERGER IS CONSUMMATED, TRANSMITTAL FORMS AND INSTRUCTIONS WILL BE SENT FOR THE EXCHANGE OF SHARES OF MUSTANG.COM COMMON STOCK FOR QUINTUS COMMON STOCK.


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             COMPARISON OF RIGHTS OF HOLDERS OF QUINTUS COMMON STOCK
                          AND MUSTANG.COM COMMON STOCK

               In connection with the Merger, the shareholders of Mustang.com will be exchanging shares of a California corporation (Mustang.com) for shares of a Delaware corporation (Quintus). California law and Delaware law differ in many respects. It is not practical to summarize all of the differences that could materially affect the rights of Mustang.com shareholders as holders of shares of Quintus common stock following the Merger. However, the significant differences between the corporation laws of California and Delaware include the following:

Size of Board of Directors

               Under California law, although changes in the number of directors must in general be approved by the shareholders, the board of directors may fix the exact number of directors within a stated range set forth in the articles of incorporation or bylaws, if the stated range has been approved by the shareholders in Mustang.com's case, the range is stated in its bylaws at no less than five and no more than nine directors. Mustang.com's current board consists of five members.

               Delaware law permits the board of directors to change the authorized number of directors by amendment to the bylaws or in the manner provided in the bylaws unless the number of directors is fixed in the certificate of incorporation, in which case a change in the number of directors may be made only by amendment to the certificate of incorporation. Quintus' charter documents do not currently fix or restrict the number of directors. Quintus' charter documents provide that the number of directors shall be determined by the board of directors or by the shareholders at the annual meeting of shareholders. Currently Quintus' board of directors consists of eight members.

Classified Board of Directors

               A classified board is one on which a certain number, but not all, of the directors are elected on a rotating basis each year. Under California law, directors generally must be elected annually; however, a "listed" corporation is permitted to adopt a classified board. A "listed" corporation is defined under California law as a corporation with (1) outstanding securities listed on the New York or American Stock Exchange or
(2) a class of securities designated as a national market security on Nasdaq National Market. Mustang.com' Articles of Incorporation do not provide for a classified board.

               Delaware law permits, but does not require, a classified board of directors, pursuant to which the directors can be divided into as many as three classes with staggered terms of office with only one class of directors standing for election each year. Quintus' certificate of incorporation currently does not provide for a classified board.

Cumulative Voting

               California Law provides that any shareholder is entitled to cumulate his or her votes in the election of directors upon proper notice of his or her intention to do so, except that a "listed" corporation may eliminate cumulative voting with shareholder approval. Mustang.com's articles of incorporation have not eliminated cumulative voting with respect to the election of directors.

               Under Delaware law, cumulative voting in the election of directors is not mandatory, and for cumulative voting to be effective it must be expressly provided for in the certificate of incorporation. In an election of directors under cumulative voting, each share of stock normally having one vote is entitled to a number of votes equal to the number of directors to be elected. A shareholder may then cast all such votes for a single candidate or may allocate them among as many candidates as the shareholder may choose. Without cumulative voting, the holders of a majority of the shares present at an annual meeting would have the power to elect all the directors to be elected at that meeting, and no person could be elected without the support of holders of a majority of the shares. Quintus' certificate of incorporation does not provide for cumulative voting.

Removal of Directors

               Under California law, any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote; however, no directors may be removed (unless the entire board is removed) if the number of votes cast against the removal would be sufficient to elect the director under cumulative voting. The charter documents of Mustang.com have neither eliminated cumulative voting nor provided for a classified board of directors.

               Under Delaware law, a director of a corporation that does not have a classified board of directors or cumulative voting may be removed without cause by a majority shareholder vote. In the case of a Delaware corporation having cumulative voting, if less than the entire board is to be removed, a director may not be removed unless the shares voted against such removal would not be sufficient to elect the director under cumulative voting. A director of a corporation with a classified board of directors can be removed only for cause unless the certificate of incorporation otherwise provides. The charter documents for Quintus do not provide for cumulative voting or a classified board.

Loans to Officers and Employees

               Under California law, any such loan or guaranty to or for the benefit of a director or officer of the corporation or any of its subsidiaries requires approval of the shareholders unless such loan or guaranty is provided under a plan approved by shareholders owning a majority of the outstanding shares of the corporation. In addition, under California law, shareholders of any corporation with 100 or more shareholders of record may approve a bylaw authorizing the board of directors alone to approve a loan or guaranty to or on behalf of an officer (whether or not a director) if the board determines that such a loan or guaranty may reasonably be expected to benefit the corporation Mustang.com's shareholders have approved such a bylaw.

               Under Delaware law, a corporation may make loans to, guarantee the obligations of, or otherwise assist its officers or other employees and those of its subsidiaries when such action, in the judgment of the directors, may reasonably be expected to benefit the corporation.

Power to Call Special Shareholders' Meeting

               Under California law, a special meeting of shareholders may be called by the board of directors, the Chairman of the Board, the President and the holders of shares entitled to cast not less than 10% of the votes at such meeting and such other persons as are authorized by the articles of incorporation or bylaws.

               Under Delaware law, a special meeting of shareholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws.

Indemnification and Limitation of Liability

               California and Delaware laws have similar provisions and limitations respecting indemnification by a corporation of its officers, directors and employees. Neither Quintus nor Mustang.com is aware of any pending legal action against the officers, directors or employees of such company which would be covered by such indemnification provisions. Both California and Delaware law permit a corporation to adopt a provision in its charter eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided such liability does not arise from certain proscribed conduct (including intentional misconduct and breach of the duty of loyalty).

Inspection of Shareholders' List

               Both California and Delaware law allow any shareholder to inspect the shareholders' list for a purpose reasonably related to such person's interest as a shareholder. California law provides, in addition, an absolute right to inspect and copy the corporation's shareholders' list by a person or persons holding 5% or more of a corporation's voting shares, or any shareholder or shareholders holding 1% or more of such shares who has filed a


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


Schedule 14B with the Commission relating to the election of directors. Delaware law does not provide for any such absolute right of inspection.

Dividends and Repurchases of Shares

               Under California law, a corporation may not make any distribution (including dividends, whether in cash or other property, and repurchases of its shares) unless either the corporation's retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution or, immediately after giving effect to such distribution, the corporation's assets (exclusive of good will, capitalized research and development expenses and deferred charges) would be at least equal to 125% of its liabilities (not including deferred taxes, deferred income and other deferred credits), and the corporation's current assets, as defined, would be at least equal to its current liabilities (or 125% of its current liabilities if the average pre-tax and pre-interest earnings for the preceding two fiscal years were less than the average interest expenses for such year). Such tests are applied to California corporations on a consolidated basis. Under California law, there are certain exceptions to the foregoing rules for repurchases of shares in connection with certain rescission actions or pursuant to certain employee stock plans.

               Delaware law permits a corporation, unless otherwise restricted by its certificate of incorporation, to declare and pay dividends out of its surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation. The ability of a Delaware corporation to pay dividends on, or to make repurchases or redemptions of, its shares is dependent on the financial status of the corporation standing alone and not on a consolidated basis. In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the board of directors, regardless of their historical book value.

Approval of Certain Corporate Transactions

               Under both California and Delaware law, with certain exceptions, any merger or sale of all or substantially all the assets must be approved by the board of directors and a majority of the outstanding shares entitled to vote. Under California law, similar board and shareholder approval is also required in connection with certain additional acquisition transactions. Mustang.com's Articles of Incorporation do not contain provisions that vary from the default provisions of California law.

Class Voting in Certain Corporate Transactions

               Under California law, with certain exceptions, any merger, certain sales of all or substantially all the assets of a corporation and certain other transactions must be approved by a majority of the outstanding shares of each class of stock (without regard to limitations on voting rights). Mustang.com has only one class of capital stock outstanding, namely, common stock.

               Delaware law does not generally require a class vote, except in connection with certain amendments to the certificate of incorporation that, among other things, adversely affect a class of stock.

Amendment of the Articles

               Under California law, an amendment to the articles of incorporation requires the approval of the corporation's board of directors and a majority of the outstanding shares entitled to vote, either before or after the board approval, although certain minor amendments may be adopted by the board alone such as amendments causing stock splits (including an increase in the authorized number of shares in proportion thereto) and amendments changing names and addresses given in the articles. Additionally, under California law, the holders of a class of stock are entitled to vote as a class if a proposed amendment to the articles would (i) increase or decrease the aggregate number of authorized shares of such class; (ii) effect an exchange, reclassification or cancellation of all or part of the shares of such class, other than a stock split; (iii) effect an exchange, or create a right of exchange, of all or part of the shares of another class into the shares of such class; (iv) change the rights, preferences, privileges or restrictions of the shares of such class; (v) create a new class of shares having rights, preferences or privileges prior to the shares of such class, or increase the rights, preferences or privileges or the number of authorized shares having rights, preference or privileges prior to the shares of such class; (vi) in the case of preferred shares, divide the shares of any class into series having different rights, preferences, privileges or restrictions or authorize the board of directors to do so; or (vii) cancel or otherwise affect dividends on the shares of such class which have accrued but have not been paid. Mustang.com's Articles of Incorporation do not contain provisions that vary from the default provisions under California law.

               Under Delaware law, an amendment to the certificate of incorporation requires the approval of the corporation's board of directors and a majority of the outstanding shares. Additionally, under Delaware law, the holders of a class of stock are entitled to vote as a class if a proposed amendment would (i) increase or decrease the aggregate number of authorized shares of such class or (ii) increase or decrease the par value of the shares of such class so as to affect them adversely. If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class.

Amendment of Bylaws

               Under California law, a corporation's bylaws may be adopted, amended or repealed either by the board of directors or the shareholders of the corporation. Mustang.com's charter documents permit amendment or repeal by a majority of either the board of directors or the shareholders, except that the indefinite number of Mustang.com's directors (between five and nine) may be changed, or a definite number fixed without provision for an indefinite number, only by an amendment to the bylaws adopted by a majority of the outstanding shares entitled to vote. Moreover, an amendment to the bylaws reducing the number or the minimum number of directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting of the shareholders, or the shares not consenting in the case of action by written consent, are equal to more than 16 2/3% of the outstanding shares entitled to vote.

               Under Delaware law, after a corporation has received any payment for any of its stock, the power to adopt, amend or repeal bylaws is entirely with the shareholders of the corporation. However, a corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors of the corporation. Quintus' certificate of incorporation expressly empowers Quintus' board of directors to adopt, amend or repeal the corporation's bylaws.

Shareholder Consent in Lieu of Meeting

               Under California law, unless otherwise, provided in the articles of incorporation, any action required to be taken or which may be taken at an annual or special meeting of shareholders may be taken without a meeting if a consent in writing is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote were present and voted. If consent is sought for less than the shareholders entitled to vote, notice, as required under California law, shall be given. Mustang.com's Articles of Incorporation do not contain any provision in contradiction of the default provisions of California law. Additionally, Mustang.com's Bylaws state that each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of the shareholders.

               Under Delaware law, unless otherwise provided in the certificate of incorporation, any action to be taken at an annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote if a written consent to the action shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote were present and voted. Additionally, unless the certificate of incorporation provides otherwise, shareholders may act by written consent to elect directors; provided, however, that, if such consent is less than unanimous, such action by written consent may be held in lieu of an annual meeting only if all of the directorships to which directors could be elected at an annual meeting are vacant and are filled by such action.

Dissenters' Rights

               Under California and Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to dissenters' rights pursuant to which such shareholder may receive cash in the amount of the fair market value of the shares held by such shareholder (as determined by a court or by agreement of the corporation and the shareholder) in lieu of the consideration such shareholder would otherwise receive in the transaction.

               Pursuant to provisions of California law, shareholders of a California corporation whose shares are listed on a national securities exchange or on a list of over-the-counter margin stocks issued by the Board of Governors of the Federal Reserve System generally do not have dissenters' rights unless the holders of at least 5% of the class of outstanding shares claim the right. Additionally, dissenters' rights are unavailable if the shareholders of a corporation or the corporation itself, or both, immediately prior to a reorganization shall own (immediately after the reorganization) more than five-sixths of the voting power of the surviving or acquiring corporation or its parent. Under California law, a shareholder attempting to assert dissenters' rights must hold capital stock which satisfies each of the following requirements: (i) the shares must have been outstanding on the company's record date; (ii) the shares must not have been voted in favor of the merger; (iii) the holder of such shares must make a written demand that the company repurchase such shares of capital stock at fair market value; and
(iv) the holder of such shares must submit certificates for endorsement. A vote by proxy or in person against the Merger does not in and of itself constitute a demand for appraisal under California law. Dissenters' rights are available to shareholders of Mustang.com with respect to the merger. See "Dissenters' Rights."

               Under Delaware law, such dissenters' rights are not available to (i) shareholders with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc. or are held of record by more than 2,000 holders if such shareholders receive only shares of the surviving corporation or shares of any other corporation which are either listed on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc. or are held of record by more than 2,000 holders; or (ii) shareholders of a corporation surviving a merger if no vote of the shareholders of the surviving corporation is required to approve the merger because, among other things, the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the merger and if certain other conditions are met. Delaware law also does not provide shareholders of a corporation with dissenters' rights when the corporation acquires another business through the issuance of its stock (i) in exchange for the assets of the business to be acquired; (ii) in exchange for the outstanding stock of the corporation to be acquired; or (iii) in a merger of the corporation to be acquired with a subsidiary of the acquiring corporation. California law, by contrast, would treat these kinds of acquisitions in the same manner as a direct merger of the acquiring corporation with the corporation to be acquired.

Dissolution

               Under California law, shareholders holding 50% or more of the voting power may authorize a corporation's dissolution, with or without the approval of the corporation's board of directors and this right may not be modified by the articles of incorporation. Under Delaware law, a dissolution must be approved by shareholders holding 100% of the total voting power or the dissolution must be initiated by the board of directors and approved by a simple majority of the shareholders of the corporation. In the event of such a board-initiated dissolution, Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions.

Takeover Legislation

               Section 203 of Delaware law makes it more difficult to effect certain transactions between a corporation and a person or group who or which owns 15% or more of the corporation's outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years (excluding persons who became 15% shareholders by action of the corporation alone). For a period of three years following the date that a shareholder became a holder of 15% or more of the corporation's outstanding voting stock, the following types of transactions between the corporation and the 15% shareholder are prohibited (unless certain conditions, described below, are met): (i) mergers or consolidations; (ii) sales, leases, exchanges or other transfers of 10% or more of the aggregate assets of the corporation; (iii) issuances or transfers by the corporation of any stock of the corporation which would have the effect of increasing the 15% shareholder's proportionate share of the stock of any class or series of the corporation; (iv) receipt by the 15% shareholder of the benefit (except proportionately as a shareholder) of loans, advances, guarantees, pledges or other financial benefits provided by the corporation; and (v) any other transaction which has the effect of increasing the proportionate share of the stock of any class or series of the corporation which is owned by the 15% shareholder. The three-year ban does not apply if either the proposed transactions or the transaction by which the 15% shareholder became a 15% shareholder is approved by the board of directors of the corporation prior to the date such shareholder became a 15% shareholder. Additionally, a 15% shareholder may avoid the statutory restriction if upon the consummation of the transaction whereby such shareholder became a 15% shareholder, the shareholder owns at least 85% of the outstanding voting stock of the corporation without regard to those shares owned by the corporation's officers and directors or certain employee stock plans. Business combinations are also permitted within the three year period if approved by the board of directors and, at an annual or special meeting, by the holders of 66 2/3% of the voting stock not owned by the 15% shareholder.

               A corporation may, at its option, exclude itself from the coverage of this Delaware law provision by providing in its certificate of incorporation or bylaws at any time to exempt itself from coverage, provided that a bylaw or charter amendment cannot become effective for 12 months after such amendment is adopted. In addition, any transaction is exempt from the statutory ban if it is proposed at a time when the corporation has proposed, and a majority of certain continuing directors of the corporation have approved, a transaction with a party who is not a 15% shareholder of the corporation (or who became such with board approval) if the proposed transaction involves (i) certain mergers or consolidation involving the corporation; (ii) a sale or other transfer of over 50% of the aggregate assets of the corporation; or (iii) a tender or exchange offer for 50% or more of the outstanding voting stock of the corporation.

Interested Director Transactions

               Under both California and Delaware law, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. With certain exceptions, the conditions are similar under California and Delaware law. Under California and Delaware law, (a) either the shareholders or the board of directors must approve any such contract or transaction after full disclosure of the material facts, and, in the case of board of director approval, the contract or transaction must also be "just and reasonable" (in California) or "fair" (in Delaware) to the corporation, or (b) the contract or transaction must have been just and reasonable or fair as to the corporation at the time it was approved. In the latter case, California law explicitly places the burden of proof on the interested director. Under California law, if shareholder approval is sought, the interested director is not entitled to vote his or her shares at a shareholder meeting with respect to any action regarding such contract or transaction. If board of director approval is sought, the contract or transaction must be approved by a majority vote of a quorum of the directors, without counting the vote of any interested directors (except that interested directors may be counted for purposes of establishing a quorum).

Shareholder Derivative Suits

               California law provides that a shareholder bringing a derivative action on behalf of a corporation need not have been a shareholder at the time of the transaction in question, provided that certain tests are met. Under Delaware law, a shareholder may only bring a derivative action on behalf of the corporation if the shareholder was a shareholder of the corporation at the time of the transaction in question or his or her stock thereafter devolved upon him or her by operation of law. California law also provides that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond. Delaware law does not have a similar bonding requirement.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
      FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF QUINTUS CORPORATION

               You should read the following discussion and analysis of Quintus' financial condition and results of operations in conjunction with Quintus' consolidated financial statements and related notes included elsewhere in this proxy statement/prospectus. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Quintus' actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under "Risk Factors" and elsewhere in this proxy statement/prospectus.

Overview

               Quintus was incorporated in 1984 to develop artificial intelligence software and was acquired in 1989 by Intergraph Corporation, a provider of interactive computer graphics systems. Quintus was purchased from Intergraph in May 1995 in a management-led buyout with the financial backing of new investors. At the time of the buyout Quintus primarily provided application software and consulting services to the help desk market. Since then Quintus has introduced several customer relationship management applications for call centers. In November 1997, Quintus acquired Nabnasset Corporation, a provider of computer telephony integration software. Following the acquisition Quintus introduced its Quintus CTI product and began integrating it with its customer relationship management applications. As new communication channels have emerged, Quintus has introduced new products and added functionality to its existing products. In February 1999, Quintus introduced its Quintus eContact suite as a platform for integrating its existing products with new channel applications. As part of its eContact suite, Quintus also resells an email management product from Brightware. In November 1999, Quintus acquired Acuity, a provider of software products to manage Internet-based customer interactions.

               Quintus provides a comprehensive e-Customer Relationship Management or eCRM solution to manage customer interactions, such as customer orders, inquiries and service requests, and deliver consistent customer service across multiple communication channels, including the Internet, email and the telephone. Quintus' eContact software suite includes applications that address the needs of customer service representatives and agents in sales and service, consumer relations, technical support and human resources centers and a routing engine to manage customer interactions. These applications and Quintus' routing engine can be sold separately or in a group. eContact enables companies to handle high volumes of customer interactions and leverage opportunities to sell additional products and services to their customers.

               The Quintus eContact software suite allows companies to personalize, route and manage customer interactions. Quintus' eContact suite enables consistent customer service through the use of common rules for prioritizing, handling and responding to customer interactions, shared customer profile information, uniform strategies for selling additional products and services to customers, and consolidated management and reporting functions that allow companies to capture and analyze customer information.

               Quintus derives substantially all of its revenues from licenses and services associated with its products. License revenues are derived from product sales to customers and through resellers and distributors. Service revenues are attributable to the installation, consulting, maintenance and other support services related to the sale of Quintus' products.

               License revenues from sales to end users are recognized upon shipment of the product, if a signed contract exists, the fee is fixed and determinable, collection is deemed probable and vendor-specific objective evidence exists to allocate the total fee to elements of the arrangement. License revenues for contracts requiring Quintus to provide significant customization services are recognized using percentage of completion accounting using labor days as the basis for determining the percentage complete. License revenues from sales to resellers and distributors are generally recognized at the time a reseller or distributor reports to Quintus that they have sold its software and all revenue recognition criteria have been met.

               Service revenues include maintenance revenues which were deferred and recognized ratably over the maintenance period, which in most cases is one year, and revenues from training and consulting services, which are recognized as services are performed.

               Quintus sells its products to customers in North and South America, Europe, South Africa and Japan through a direct sales force and indirectly through resellers and distribution partners. All of Quintus' sales are denominated in U.S. dollars. Quintus intends to establish additional distribution relationships with partners outside of the United States and it expects international revenues to continue to increase as a percentage of its total revenues in the future. Quintus also expects that sales of its products to a limited number of parties will continue to account for a large percentage of total revenues for the foreseeable future.

               In July 1997, Quintus acquired Call Center Enterprises, a provider of strategic call center consulting services, for $965,000 in cash. The acquisition was accounted for as a purchase. In February 1999, Quintus sold this business to AnswerThink Consulting Group for $2.1 million in cash. The results of operations for Call Center Enterprises are presented as discontinued operations in Quintus' consolidated financial statements.

               In November 1997, Quintus acquired Nabnasset for $3.5 million in cash, stock and options to purchase Quintus common stock. The transaction was accounted for as a purchase. In this acquisition, acquired technology included both existing technology and in-process research and development. The valuation of acquired technology was made by applying the income forecast method, which considers the present value of cash flows by product lines. Acquired in-process technologies were charged to operations, as the technologies did not have alternative future uses as of the date of the acquisition.

Results of Operations

               The following table sets forth Quintus' results of operations as a percentage of total revenues:

                                                                                      Three Months               Nine Months
                                                                                          Ended                     Ended
                                                 Year Ended March 31,                 December 31,              December 31,
                                            ---------------------------------      -------------------       -------------------
                                            1997          1998         1999         1998         1999         1998         1999
                                            ----          ----         ----         ----         ----         ----         ----
Revenues:
 License.............................         61.7%        59.2%        58.0%        49.2%        70.1%         58.9%       64.1%
 Service.............................         38.3         40.8         42.0         50.8         29.9          41.1        35.9
                                             -----        -----        -----        -----        -----         -----       -----
   Total revenues....................        100.0        100.0        100.0        100.0        100.0         100.0       100.0
                                             -----        -----        -----        -----        -----         -----       -----
Cost of revenues:
 License.............................          7.1          3.2          1.8          2.6          9.8           1.9         5.6
 Service.............................         30.8         34.6         28.5         40.7         21.3          30.3        22.3
                                             -----        -----        -----        -----        -----         -----       -----
   Total cost of revenues............         37.9         37.8         30.3         43.3         31.1          32.2        27.9
                                             -----        -----        -----        -----        -----         -----       -----
Gross profit.........................         62.1         62.2         69.7         56.7         68.9          67.8        72.1
Operating expenses:
 Sales and marketing.................         50.5         51.8         56.6         77.9         58.1          60.8        48.5
 Research and development............         26.9         23.3         22.2         30.1         24.5          23.6        20.6
 General and administrative..........          9.3         14.8         11.8         18.6         11.9          12.6        10.1
 Amortization of intangibles.........         --            6.1         10.5         13.4         15.1          11.0        10.2
 Acquired in-process technologies....         --           10.1         --           --           22.2          --           8.4
 Stock-based compensation............         --           --            0.6          1.0          4.2           0.4         3.3
                                             -----        -----        -----        -----        -----         -----       -----
   Total operating expenses..........         86.7        106.1        101.7        141.0        136.0         108.4       101.1
                                             -----        -----        -----        -----        -----         -----       -----
Loss from continuing operations......        (24.6)       (43.9)       (32.0)       (84.3)       (67.1)        (40.6)      (29.0)
Interest income (expense), net.......         (1.2)        (2.5)        (3.0)        (3.0)         2.1          (3.2)       (0.4)
                                             -----        -----        -----        -----        -----         -----       -----
Net loss from continuing operations..        (25.8)       (46.4)       (35.0)       (87.3)       (65.0)        (43.8)      (29.4)
Discontinued operations:
 Loss from discontinued
   operations........................         --           (5.0)        (6.2)       (13.2)        --            (6.6)       --
 Gain on disposal of discontinued
   operations........................         --           --            3.3         --           --            --          --
                                             -----        -----        -----        -----        -----         -----       -----
Net loss.............................        (25.8)%      (51.4)%      (37.9)%     (100.5)%      (65.0)%       (50.4)%     (29.4)%
                                             =====        =====        =====       ======        =====         =====       =====

Nine Months Ended December 31, 1998 and 1999

     Revenues

               Total revenues. Total revenues for the third quarter of fiscal 2000 increased 127.0% to $13.5 million from $6.0 million in the third quarter of fiscal 1999. For the nine months ended December 31, 1999, total revenues increased 63.2% to $35.6 million from $21.8 million in the comparable period of fiscal 1999. One customer, Ticketmaster, L.L.P., accounted for 38.7% and 17.8% of total revenues in the third quarter of fiscal 2000 and for the nine months ended December 31, 1999, respectively. No one customer accounted for more than 10.0% of total revenues for the third quarter of fiscal 1999 and for the nine months ended December 31, 1998.

               License. License revenues increased 223.2% to $9.5 million in the third quarter of fiscal 2000 from $3.0 million in the third quarter of fiscal 1999. Total license revenues in the nine months ended December 31, 1999 increased 77.7% to $22.8 million from $12.8 million in the comparable period in fiscal 1999. The increase in license revenues was primarily due to an increase in the number of licenses sold to new and existing customers and increased sales generated by Quintus' expanded sales force. The increase in the number of licenses was primarily due to increased market acceptance of Quintus' products, both in the United States and internationally.

               Service. Service revenues increased 33.7% to $4.0 million in the third quarter of fiscal 2000 from $3.0 million in the third quarter of fiscal 1999. Service revenues in the nine months ended December 31, 1999 increased 42.5% to $12.8 million from $9.0 million in the comparable period of fiscal 1999. The increase in absolute dollars was primarily due to growth in Quintus' consulting business and growth in its installed base of customers with a maintenance contract. Service revenues as a percentage of total revenues decreased to 29.9% for the third quarter of fiscal 2000 from 50.8% for the third quarter of fiscal 1999, and to 35.9% in the period ended December 31, 1999 from 41.1% in the period ended December 31, 1998. Service revenues decreased as a percentage of total revenues as Quintus continues to have third-party system integrators undertake a greater percentage of its product implementation. In future periods, Quintus expects this trend to continue.

     Cost of revenues

               License. Cost of licenses consists primarily of royalties, product packaging, documentation and production. Cost of licenses increased 751.0% to $1.3 million in the third quarter of fiscal 2000 from $155,000 in the third quarter of fiscal 1999 representing 13.9% and 5.3% of license revenues in the respective periods. Cost of licenses increased 370.4% to $2.0 million in the nine months ended December 31, 1999 from $423,000 in the comparable period in fiscal 1999 representing 8.7% and 3.3% of license revenues in the respective periods. The increase was primarily due to an increase in sales of third-party license revenues and the resulting increase in third-party royalty payments and to a lesser extent increases in material costs and other related expenses. The cost of licenses may vary significantly in the future, depending on the mix of internally developed and third-party products.

               Service. Cost of services consists primarily of personnel costs and third-party consulting fees associated with implementation, customization, maintenance and other support services. Cost of services increased 19.0% to $2.9 million in the third quarter of fiscal 2000 from $2.4 million in the third quarter of fiscal 1999, representing 71.4% and 80.2% of service revenues, respectively. Cost of services increased 20.5% to $8.0 million in the nine months ended December 31, 1999 from $6.6 million in the comparable period in fiscal 1999, representing 62.2% and 73.6% of service revenues, respectively. The dollar increase was primarily due to the number of third-party consultants Quintus engaged to provide consulting and implementation of its products and an increase in its installed base for its maintenance contracts. Cost of services as a percentage of service revenues declined primarily due to an increase in margins for service revenues. Cost of services as a percentage of service revenues may vary between periods due to the mix of services provided and the resources used to provide these services.

     Operating Expense

               Sales and marketing. Sales and marketing expenses consist primarily of salaries, commissions, bonuses, travel, public relations, marketing materials and trade shows. Sales and marketing expenses increased 69.0% to $7.8 million in the third quarter of fiscal 2000 from $4.6 million in the third quarter of fiscal 1999, representing 58.1% and 77.9% of total revenues in the respective quarter. For the nine months ended December 31, 1999, sales and marketing expenses increased 30.4% to 17.3 million from $13.3 million in the comparable period in fiscal 1999, representing 48.5% and 60.8% of total revenues in the respective periods. The increase in the dollar amount of sales and marketing expenses was attributable primarily to the addition of sales and marketing personnel, which increased from 67 employees at December 31, 1998 to 99 employees at December 31, 1999, an increase in sales commissions associated with increases in revenues and higher marketing costs due to expanded advertising and promotional activities. Sales and marketing expenses as a percentage of total revenues decreased primarily due to growth in total revenues. Quintus intends to invest substantial resources to expand its direct sales force and other distribution channels, and to conduct marketing programs to support its existing and new product offerings. As a result, sales and marketing expenses are expected to increase in future periods.

               Research and development. Research and development expenses consist primarily of personnel and related expenses associated with the development of new products, the enhancement and localization of existing products, and quality assurance and testing costs incurred prior to commercial production. Research and development expenses increased 84.8% to $3.3 million in the third quarter of fiscal 2000 from $1.8 million in the third quarter of fiscal 1999, representing 24.5% and 30.1% of total revenues in the respective quarter. For the nine months ended December 31, 1999, research and development expenses increased 41.6% to $7.3 million from $5.1 million in the comparable period of fiscal 1999, representing 20.6% and 23.6% of total revenues in the respective periods. The increase in research and development expenses was primarily due to increases in personnel, which increased from 42 employees at December 31, 1998 to 84 employees at December 31, 1999. The decline in research and development expenses as a percentage of total revenues was primarily due to the growth in total revenues. Quintus anticipates that research and development expenses in absolute dollars will continue to increase in future periods. To date, all research and development costs have been expensed as incurred.

               General and administrative. General and administrative expenses consist primarily of salaries and other related costs for finance and human resource employees, as well as accounting, legal, other professional fees and allowance for doubtful accounts. General and administrative expenses increased 45.2% to $1.6 million in the third quarter of fiscal 2000 from $1.1 million in the third quarter of fiscal 1999, representing 11.9% and 18.6% of total revenues in the respective quarter. For the nine months ended December 31, 1999, general and administrative expenses increased 31.4% from to $3.6 million from $2.7 million in the comparable period of fiscal 1999, representing 10.1% and 12.6% of total revenues in the respective periods. The dollar increase was primarily due to increase in personnel, which increased from 24 employees at December 31, 1998 to 35 employees at December 31, 1999, and associated expenses necessary to manage and support Quintus' increased scale of operations. The decline in general and administrative expenses as a percentage of total revenues was primarily due to the growth in total revenues. Quintus currently expects general and administrative expenses to increase in absolute dollars in the future as Quintus continues to expand its infrastructure.

               Amortization of intangibles. Amortization of intangibles represents costs associated with Quintus' acquisition of Nabnasset in November 1997 and its acquisition of Acuity in November 1999. Amortization is recorded on a straight-line basis over a period of three to five years ending September 2004. Amortization of intangibles was $2.0 million and $798,000 for the third quarter of fiscal 2000 and 1999, respectively, representing 15.1% and 13.4% of total revenues in the respective quarter. Amortization of intangibles was $3.6 million and $2.4 million for the nine months ended December 31, 1999 and 1998, respectively, representing 10.2% and 11.0% of total revenues in the respective periods.

               Acquired in-process technologies. In November 1999, Quintus acquired Acuity for $47.1 million based on capital stock issued, the value of options and warrants assumed, and transaction costs incurred. The transaction was accounted for as a purchase. In this acquisition, acquired technologies of $3.0 million were charged to operations in the third quarter of fiscal 2000 as the technologies did not have alternative future uses as of the date of the acquisition. There were no acquired in-process technologies for the respective quarter and nine months ended December 31, 1998.

               Stock-based compensation. In the nine months ended December 31, 1999 and 1998, Quintus recorded deferred stock-based compensation of $2.7 million and $431,000, relating to stock options granted to employees. Such amounts represent the difference between the exercise price and the deemed fair value of Quintus common stock at the date of grant. These amounts are being amortized over the vesting periods of the granted options. In the third quarter of fiscal 2000 and 1999, Quintus recognized stock-based compensation expense, in continuing operations, related to options granted to employees of $574,000 and $56,000, respectively. In the nine months ended December 31, 1999 and 1998, Quintus recognized stock-based compensation expense, in continuing operations, related to options granted to employees of $1.2 million and $116,000, respectively.

               Other income (expense), net. Other income in the third quarter of fiscal 2000 consisted primarily of interest income from Quintus' investments of initial public offering proceeds in short-term investments. Interest expense of $181,000 in the third quarter of fiscal 1999 and $706,000 in the nine months ended December 31, 1998 was primarily due to Quintus' line of credit with a financial institution, which was paid in full in the third quarter of fiscal 2000. Included within interest expense in the nine months ended December 31, 1998, is $165,000 with respect to warrants granted in connection with notes payable to shareholders.

Discontinued Operations

               On February 26, 1999, Quintus sold the assets of its Call Center Enterprises division. The division had a loss of $781,000 for the third quarter of fiscal 1999 and $1.4 million for the nine months ended December 31, 1998, which were recorded as discontinued operations. Quintus may receive an additional payment of up to $400,000 from the sale of Call Center Enterprises based on the number of former Call Center Enterprises employees who remain employed by the purchaser for one year subsequent to the date of disposition.

Fiscal 1997, 1998 and 1999

     Revenues

               Total revenues. Total revenues were $13.6 million, $21.9 million and $30.3 million in fiscal 1997, 1998 and 1999, increasing 60.8%, from fiscal 1997 to 1998 and 38.5% from fiscal 1998 to 1999.

               License. License revenues were $8.4 million, $12.9 million and $17.6 million in fiscal 1997, 1998 and 1999, increasing 54.0% from fiscal 1997 to 1998 and 35.8% from fiscal 1998 to 1999. The increase in revenues from fiscal 1997 to 1998 was primarily due to an increase in Quintus' customer base as well as an increase in sales to its existing customers. In addition, Quintus acquired Nabnasset in November 1997 and began realizing license revenues from Quintus' newly acquired Quintus CTI product. The increase in license revenues from fiscal 1998 to 1999 was primarily due to a full year of CTI product sales in fiscal 1999 compared to fewer than five months in fiscal 1998. License revenue from Quintus' CTI product increased from $3.1 million in fiscal 1998 to $7.7 million in fiscal 1999.

               Service. Service revenues were $5.2 million, $8.9 million and $12.7 million in fiscal 1997, 1998 and 1999, increasing 71.7% from fiscal 1997 to 1998 and 42.4% from fiscal 1998 to 1999. The increase in service revenues was primarily due to growth in the installed base of customers with maintenance agreements and maintenance renewals from products licensed in prior periods representing $1.9 million, $4.2 million and $7.2 million for fiscal 1997, 1998 and 1999. The growth in service revenues was also due to an increase in consulting service revenues from new and existing customers, representing $3.3 million, $4.7 million and $5.5 million for fiscal 1997, 1998 and 1999.

     Cost of revenues

               License. Cost of licenses was $972,000, $708,000 and $554,000 in fiscal 1997, 1998 and 1999, representing 11.6%, 5.5% and 3.2% of license revenue in the respective periods. The decrease was primarily due to a decrease in royalty payments associated with the licensing of Quintus' products.

               Service. Cost of services was $4.2 million, $7.6 million and $8.6 million for fiscal 1997, 1998 and 1999, representing 80.6%, 84.8% and 67.7% of service revenue in the respective periods. From fiscal 1997 to 1998, the dollar increase was primarily due to increases in professional services personnel, third-party consulting expenses, and customer support staffing.
From fiscal 1998 to 1999, the dollar increase was primarily due to increases in professional services personnel and third party consulting expenses. The decrease in cost of services as a percentage of service revenues from fiscal 1998 to 1999 was primarily due to a result of higher margins on Quintus' maintenance revenues.

     Operating expenses

               Sales and marketing. Sales and marketing expenses were $6.9 million, $11.3 million and $17.1 million in fiscal 1997, 1998 and 1999, representing 50.5%, 51.8% and 56.6% of total revenues in the respective periods. The increase was primarily due to the expansion of Quintus' worldwide sales and marketing organization, which increased from 34 employees in fiscal 1997 to 56 employees in fiscal 1999, higher sales commissions associated with increased revenues and increased marketing activities.

               Research and development. Research and development expenses were $3.7 million, $5.1 million and $6.7 million in fiscal 1997, 1998 and 1999, representing 26.9%, 23.3% and 22.2% of total revenues in the respective periods. The dollar increases for each of the periods were primarily due to increases in personnel, which increased from 31 employees in fiscal 1997 to 44 employees in fiscal 1999, and related overhead costs and to a lesser extent increased consulting expenses.

               General and administrative. General and administrative expenses were $1.3 million, $3.2 million, and $3.6 million in fiscal 1997, 1998 and 1999, representing 9.3%, 14.8% and 11.8% of total revenues in the respective periods. The increase from fiscal 1997 to 1998 was primarily due to increases in personnel, which increased from 16 employees in fiscal 1997 to 24 employees in fiscal 1998, related overhead costs and expenses related to Quintus' infrastructure expansion. The percentage decrease from fiscal 1998 to 1999 was primarily due to Quintus' increased revenues.

               Amortization of intangibles. Amortization of intangibles was $1.3 million and $3.2 million in fiscal 1998 and 1999, representing 6.1% and 10.5% of total revenues in the respective periods. The increase was due to a full year of amortization in fiscal 1999 versus a partial year of amortization in fiscal 1998.

               Acquired in-process technologies. In November 1997, Quintus acquired Nabnasset for $3.5 million in cash, stock and options to purchase Quintus common stock. The transaction was accounted for as a purchase. In this acquisition, acquired technology included both existing technology and in-process research and development. The valuation of acquired technology was made by applying the income forecast method, which considers the present value of cash flows by product lines. Acquired in-process technologies were charged to operations, as the technologies did not have alternative future uses as of the date of the acquisition.

               Stock-based compensation. During fiscal 1998 and 1999 Quintus recorded deferred stock-based compensation of $99,000 and $1.1 million relating to stock options granted to employees. Quintus had no deferred stock compensation relating to stock options granted to employees in fiscal 1997. Quintus recorded $171,000 of stock-based compensation expense in operating expenses in fiscal 1999. There was no stock-based compensation expense recorded in operating expenses during fiscal 1997 or 1998.

               Interest expense, Net. Interest expense consists of interest expense and other non-operating expenses. During fiscal 1998 and 1999, Quintus recognized interest expense of $258,000 and $165,000 with respect to warrants granted in connection with notes payable to shareholders.

               Discontinued operations. Quintus' Call Center Enterprises division, which was sold in February 1999, had revenues of $2.5 million and $3.2 million for fiscal 1998 and 1999, and incurred a loss from operations of $1.1 million and $1.9 million in fiscal 1998 and 1999. There were no assets or liabilities remaining as of March 31, 1999. Included within the $1.0 million gain on the sale of discontinued operations is the fair value of options granted in connection with the sale of Call Center Enterprises of $453,000.

Quarterly Results of Operations

               The following table sets forth unaudited quarterly results of operations data for the seven quarters ended December 31, 1999, as well as such data expressed as a percentage of Quintus' total revenues for the periods presented. The information in the table below should be read in conjunction with Quintus' annual audited consolidated financial statements and related notes included elsewhere in this prospectus. Quintus has prepared this information on the same basis as its consolidated financial statements and the information includes all adjustments, consisting only of normal recurring adjustments, that it considers necessary for a fair presentation of Quintus' financial position and operating results for the quarters presented. Quintus' quarterly operating results have varied substantially in the past and may vary substantially in the future. You should not draw any conclusions about Quintus' future results for any period from the results of operations for any particular quarter.

                                                                                  Quarter Ended
                                       ---------------------------------------------------------------------------------------------
                                       June 30,    September 30,    December 31,  March 31,    June 30,  September 30,  December 31,
                                         1998           1998            1998        1999        1999        1999            1999
                                       --------    ------------     ------------  ---------   ---------  -------------  ------------
                                                                                  (in thousands)
Revenues:
 License............................   $  4,790     $  5,123        $  2,930     $  4,734    $  6,126     $  7,222        $  9,471
 Service............................      2,762        3,185           3,024        3,759       4,167        4,575           4,042
                                       --------     --------        --------     --------    --------     --------        --------
   Total revenues...................      7,552        8,308           5,954        8,493      10,293       11,797          13,513
Cost of revenues:
 License............................         74          194             155          131         218          453           1,319
 Service............................      1,957        2,219           2,426        2,021       2,421        2,650           2,886
                                       --------     --------        --------     --------    --------     --------        --------
   Total cost of revenues...........      2,031        2,413           2,581        2,152       2,639        3,103           4,205
Gross profit........................      5,521        5,895           3,373        6,341       7,654        8,694           9,308
Operating expenses:
 Sales and marketing................      4,518        4,098           4,639        3,892       4,314        5,124           7,840
 Research and development...........      1,795        1,558           1,792        1,574       1,873        2,101           3,312
 General and administrative.........        803          829           1,109          836         998          995           1,610
 Amortization of intangibles........        796          800             798          791         796          796           2,045
 Acquired in-process technologies...         --           --              --           --          --           --           3,000
 Stock-based compensation...........          4           56              56           55         169          440             574
                                       --------     --------        --------     --------    --------     --------        --------
   Total operating expenses.........      7,916        7,341           8,394        7,148       8,150        9,456          18,381
                                       --------     --------        --------     --------    --------     --------        --------
Loss from continuing operations.....     (2,395)      (1,446)         (5,021)        (807)       (496)        (762)         (9,073)
Interest income (expense), net......       (391)        (134)           (181)        (211)       (194)        (231)            296
                                       --------     --------        --------     --------    --------     --------        --------
Net loss from continuing operations.     (2,786)      (1,580)         (5,202)      (1,018)       (690)        (993)         (8,777)
Discontinued operations:
 Loss from discontinued operations..       (190)        (459)           (781)        (461)         --           --              --
 Gain on disposal of discontinued
   operations.......................         --           --              --        1,011          --           --              --
                                       --------     --------        --------     --------    --------     --------        --------
Net loss............................   $ (2,976)    $ (2,039)       $ (5,983)    $   (468)   $   (690)    $   (993)       $ (8,777)
                                       ========     ========        ========     ========    ========     ========        ========

                                                                                   As a Percentage of Total Revenues
                                        --------------------------------------------------------------------------------------------
                                         June 30,   September 30,   December 31,   March 31,   June 30,   September 30, December 31,
                                           1998         1998            1998         1999         1999        1999            1999
                                        ---------   -------------   ------------   ---------   --------   ------------- ------------
Revenues:
 License............................       63.4%          61.7%         49.2%         55.7%       59.5%          61.2%        70.1%
 Service............................       36.6           38.3          50.8          44.3        40.5           38.8         29.9
                                          -----          -----         -----         -----       -----          -----        -----
   Total revenues...................      100.0          100.0         100.0         100.0       100.0          100.0        100.0
Cost of revenues:
 License............................        1.0            2.3           2.6           1.5         2.1            3.8          9.8
 Service............................       25.9           26.7          40.7          23.8        23.5           22.5         21.3
                                          -----          -----         -----         -----       -----          -----        -----
   Total costs of revenues..........       26.9           29.0          43.3          25.3        25.6           26.3         31.1
Gross profit........................       73.1           71.0          56.7          74.7        74.4           73.7         68.9
Operating expenses:
 Sales and marketing................       59.8           49.3          77.9          45.8        41.9           43.4         58.0
 Research and development...........       23.8           18.8          30.1          18.5        18.2           17.8         24.5
 General and administrative.........       10.6           10.0          18.6           9.8         9.7            8.4         11.9
 Amortization of intangibles........       10.5            9.6          13.4           9.3         7.7            6.7         15.1
 Acquired in-process technologies...       --             --            --            --          --             --           22.2
 Stock-based compensation...........        0.1            0.7           0.9           0.6         1.6            3.7          4.3
                                          -----          -----         -----         -----       -----          -----        -----
   Total operating expenses.........      104.8           88.4         140.9          84.2        79.1           80.2        136.0
                                          -----          -----         -----         -----       -----          -----        -----
Loss from continuing operations.....      (31.7)         (17.4)        (84.3)         (9.5)       (4.8)          (6.5)       (67.1)
Interest income (expense), net......       (5.2)           1.6           3.0           2.5         1.9            2.0          2.2
                                          -----          -----         -----         -----       -----          -----        -----
Net loss from continuing operations.      (36.9)         (19.0)        (87.3)        (12.0)       (6.7)          (8.4)       (64.9)
Discontinued operations:
 Loss from discontinued operations..       (2.5)          (5.5)        (13.1)         (5.4)       --             --           --
 Gain on disposal of discontinued
   operations.......................       --             --            --            11.9        --             --           --
                                          -----          -----         -----         -----       -----          -----        -----
Net loss............................       39.4%         (24.5)%      (100.4)%        (5.5)%      (6.7)%         (8.4)%      (64.9)%
                                          =====          =====         =====         =====       =====          =====        =====



               License revenues have generally increased in each of the seven quarters ended December 31, 1999, primarily due to increased market acceptance for Quintus' products. Service revenues except for the quarter ended December 31, 1999 have also generally increased in each of these quarters primarily due to the recognition of maintenance revenues attributable to Quintus' growing installed base, and to a lesser extent, consulting and training services associated with increased sales of its products. In the quarter ended December 31, 1998 Quintus recorded a large net loss due to its inability to close a large number of license sales which had been forecasted to close in the quarter coupled with an increase in operating expenses. Decreased license revenues for the quarter were primarily due to significant turnover in Quintus' sales force during the quarter. In addition Quintus' newly hired sales personnel, who were still gaining experience with its products, were unable to close a large number of sales forecasted for the quarter. In the following quarter Quintus experienced further turnover in its sales personnel and it implemented tighter expense controls resulting in lower overall operating expenses. In the quarter ended December 31, 1999, Quintus incurred a significant net loss primarily due to increased operating expenses resulting from the acquisition of Acuity and an increase in sales and marketing expenses due to increased personnel and expanded advertising and promotional expenses. The increase in expenses driven by the Acuity acquisition was primarily attributable to increased amortization of goodwill, write-off of in-process research and development expenses and increased personnel costs attributable to sales and marketing, research and development and general and administrative expenses.

               Quintus' quarterly operating results have fluctuated significantly in the past, and will continue to fluctuate in the future, as a result of a number of factors, many of which are outside its control. As a result of its limited operating history, Quintus cannot forecast operating expenses based on historical results. Accordingly, Quintus bases its anticipated level of expense in part on future revenue projections. Most of Quintus' expenses are fixed in the short term and Quintus may not be able to quickly reduce spending if revenues are lower than Quintus has projected. Quintus' ability to forecast its quarterly revenues accurately is limited given its limited operating history, the length of its sales cycle and other uncertainties in its business. If revenues in a particular quarter do not meet projections, Quintus' net losses in a given quarter would be greater than expected. As a result, investors should not rely on the results of one quarter as an indication of future performance.

Liquidity and Capital Resources

               As of December 31, 1999, Quintus' principal source of liquidity was approximately $67.5 million of cash, cash equivalents and short-term investments.

               On November 16, 1999, Quintus completed an initial public offering in which it sold 5,175,000 shares of common stock at $18 per share, including 675,000 shares in connection with the exercise of the underwriters' over allotment option. The total proceeds from this transaction were $85.0 million, net of underwriters' discounts and other related costs of $8.2 million. Immediately after the closing of Quintus offering, it paid $18.1 million to holders of some series of its preferred stock. The remaining net proceeds were held in cash equivalents and short-term investments at December 31, 1999.

               Cash used in operating activities was $2.0 million, $4.0 million, $7.3 million and $3.8 million in fiscal 1997, 1998 and 1999 and for the nine months ended December 31, 1999. Cash used in fiscal 1997 was primarily due to a net loss of $3.5 million and an increase in accounts receivable, offset in part by an increase in accounts payable, deferred revenues and depreciation and amortization expenses. Cash used in fiscal 1998 was primarily due to a net loss of $11.2 million and an increase in accounts receivable, offset in part by an increase of deferred revenues, depreciation and amortization expenses, and a $2.2 million non-cash charge for in-process technologies related to Quintus' acquisition of Nabnasset. Cash used in fiscal 1999 was primarily due to a net loss of $11.5 million and a $1.0 million gain on the disposal of discontinued operations, offset in part by depreciation and amortization expenses. Cash used for the nine months ended December 31, 1999 was primarily due to a net loss of $10.5 million and an increase in accounts receivable, offset in part by an increase in depreciation and amortization, a $3 million non-cash charge for in-process technologies related to the acquisition of Acuity, and increases in accrued compensation and accounts payable.

               Cash used in investing activities was $1.0 million, $3.7 million and $32.1 million in fiscal 1997 and 1998 and for the nine months ended December 31, 1999. Cash used in investing activities was primarily for purchases of property and equipment in each period in 1997 and 1998. In addition, cash used in fiscal 1998 included $2.5 million for the acquisition of Nabnasset. Cash used in investing activities for the nine months ended December 31, 1999 was primarily for purchases of short-term investments. Cash provided by investing activities of $924,000 in fiscal 1999 was primarily due to proceeds from the sale of discontinued operations, offset by purchases of property and equipment.

               Cash provided by financing activities was $5.2 million, $6.6 million, and $6.2 million and $70.9 million in fiscal 1997, 1998 and 1999 and for the nine months ended December 31, 1999. For fiscal 1997, 1998 and 1999 cash provided by financing activities consisted primarily of proceeds from private sales of preferred stock and borrowings under a bank line of credit. For the nine months ended December 31, 1999, cash provided by financing activities consisted primarily of net proceeds from Quintus' initial public offering in November 1999 of $85.0 million and net proceeds from issuance of preferred stock of $11.2 million, offset in part by payments of $18.1 million to some series of its preferred shareholders and $4.9 million in repayments of its bank line of credit.

               Quintus expects to experience significant growth in its operating expenses, particularly sales and marketing and research and development expenses, for the foreseeable future in order to execute its business plan. As a result, Quintus anticipates that these operating expenses, as well as planned capital expenditures, will constitute a material use of its cash resources. In addition, Quintus may utilize cash resources to fund acquisitions or investments in complementary business, technologies or product lines. Quintus currently anticipates that its current cash, cash equivalents and investments will be sufficient to meet its anticipated cash needs for working capital and capital for at least the next 12 months. Thereafter, Quintus may find it necessary to obtain additional equity or debt financing. In the event additional financing is required, Quintus may not be able to raise it on acceptable terms or at all.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
          FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF MUSTANG.COM

General

               Mustang.com develops, markets, services and supports the Mustang Message Center, an e-mail management software solution that offers companies and other enterprises the ability to manage their inbound e-mail and Internet-based inquiries timely and accurately. Mustang Message Center competes in the emerging e-mail response management market and has received several prestigious awards as best product in its class from sources devoted to monitoring the rapidly growing computer telephony, customer management, e-mail management and call center markets.

               Mustang.com also develops, markets and supports other software products that offer businesses the capability to improve customer service, market products, enhance sales and increase employee productivity. These products include ListCaster, a powerful e-mail message server that allows easy mass e-mailings from maintained lists and enables e-mail recipients to correspond with each other through the originating site on the World Wide Web of the Internet called a "Website"; and FileCenter, a high performance application that permits operators of Websites known as "webmasters" to provide their users with an organized, searchable library of files. The company's other product line includes the QmodemPro line of telecommunications software.

               During the years ended December 31, 1997, 1998 and 1999, the company reported revenue of approximately $1,898,000, $2,011,000 and $3,711,000, respectively, and incurred net losses of approximately $1,341,000, $1,157,000 and $906,000, respectively. There can be no assurance that the company will be able to profitably market Mustang Message Center, any of its other products or any products it may develop in the future. Until the company is able to generate sufficient revenues to offset costs and expenses, of which there can be no assurance, Mustang.com will continue to sustain losses.

               Before 1998, most of the company's revenues were derived from its Wildcat! WinServer and BBS software. Beginning in the second quarter of 1997 and continuing throughout the year, Mustang.com changed its focus and launched new products designed to facilitate interaction on the Internet's World Wide Web. Mustang.com released the Business Edition of Mustang Message Center in September 1997, the Enterprise Edition, in February 1998 and the Service Bureau Edition in May 1999. The future of the company is dependent upon the acceptance by the market place of Mustang Message Center and Mustang.com's ability to market this e-mail management solution successfully. Mustang Message Center accounted for over 50 percent of the company's net sales during 1998 and 98 percent of the company's net sales during 1999, but Mustang.com has only limited operating limited operating history with respect to this product. As a result of this, as well as the recent emergence of the commercial e-mail management market, the company has neither internal nor industry-based historical financial data for a significant period upon which to project revenues or base planned operating expenses. Future operating results will depend on a variety of factors, including Mustang.com's ability to maintain or increase market demand for Mustang Message Center and its other products and services, usage and acceptance of the Internet the introduction and acceptance of new, enhanced or alternative products or services by Mustang.com or its competitors. Other factors that could affect its operating results include Mustang.com's ability to anticipate and effectively adapt to a developing market and to rapidly changing technologies, general economic conditions, competition by existing and emerging competitors, software defects and other quality control problems and the mix of products and services sold.

               The purchase of the Enterprise and Service Bureau Editions of Mustang Message Center, the company's core product, involves a significant commitment of customers' personnel and other resources. Furthermore, the cost of the software is typically only a small portion of the related hardware, development, training and integration costs associated with implementing a complete e-mail management solution. For these and other reasons, the sales cycle associated with the purchase of Mustang Message Center is typically complex, lengthy and subject to a number of significant risks. Such risks include changes in customers' budgetary constraints and approval at senior levels of customers' organizations, over which the company has no control.
The company's sales cycle can range from four to six months or more and varies substantially from customer to customer. Because of the lengthy sales cycle and the dependence of the company's quarterly revenues upon a relatively small number of orders that represent large dollar amounts, the loss or delay of a single order could have a material adverse effect on the company's business, financial condition and results of operations.

               Mustang.com's expense levels are based, in part, on its expectations as to future revenues and are not expected to decrease, at least in the short term. Further, Mustang.com may from time to time be forced by the competitive environment in which it competes to make tactical or strategic decisions that disrupt or reduce anticipated revenues. Moreover, during 1998, which was the first year that the company achieved material revenues from Mustang Message Center and its other Internet-directed products introduced during 1997, the company observed a trend that a disproportionate percentage of the company's net sales were generated during the last month of a quarter. As a result, a shortfall in sales in any quarter as compared to expectations may not be identifiable until the end of a quarter. Mustang.com may not be able to adjust its spending plan in a timely manner to compensate for any future revenue shortfall. Any significant shortfall in sales in relation to the company's revenue expectations would have a material adverse impact on the company's business, results of operations, financial condition and prospects.

               The following table presents unaudited selected financial data for each of the eight quarters in the period ended December 31, 1999.

                                               Year Ended December 31, 1998                    Year Ended December 31, 1999
                                       -------------------------------------------     -------------------------------------------
                                        First       Second      Third       Fourth      First       Second      Third       Fourth
                                       Quarter     Quarter     Quarter     Quarter     Quarter     Quarter     Quarter     Quarter
                                       -------     -------     -------     -------     -------     -------     -------     -------
                                                      (in thousands, except per share data)
Summary of Operations:
      Revenue......................       $398        $404        $502        $707        $773        $803      $1,029      $1,106
      Gross profit.................        332         371         460         670         724         697         892         956
      Operating expenses...........        782         677         726         832         728         846       1,140       1,599
      Loss from operations.........       (450)       (307)       (266)       (161)         (4)       (149)       (247)       (643)
      Net income (loss)............       (444)       (303)       (263)       (147)         10        (113)       (229)       (574)
Net (income) loss per common share
      (basic and dilated)..........    $(0.13)     $(0.09)     $(0.07)     $(0.04)     $0.00       $(0.02)     $(0.05)     $(0.10)

Results of Operations

               The following table sets forth, for the years ended December 31, 1997, 1998 and 1999, income statement data of the company expressed in dollars and as a percentage of revenues and the percentage increase or decrease in the dollar amounts of such data in 1998 from 1997 and 1999 from 1998:

                                                                                                                   Percentage
                                                               Year Ended December 31,                              Increase
                            -------------------------------------------------------------------------------       (Decrease) in
                                         1997                       1998                   1999                  Dollar Amounts
                            ----------------------------  ------------------------ ------------------------   -------------------
                                                                                                               1998         1999
                                             Percent of                 Percent of               Percent of    from         from
                                Amount         Revenue     Amount         Revenue     Amount        Revenue     1997         1998
                              ----------    ------------ ----------    ----------- -----------  -----------   -------     --------
Revenue...................    $1,898,402      100.0%     $2,010,721       100.0%    $3,710,935      100.0%       5.9%       84.6%
                                 330,828       17.4         177,928         8.8        441,386       11.9      (46.2)      148.1
                              ----------      -----      ----------       -----     ----------      -----
Cost of Revenue...........
Gross profit..............     1,567,574       82.6       1,832,793        91.2      3,269,549       88.1       16.9        78.4
Operating expenses:
 Research and
   development............       696,819       36.7         611,990        30.4        820,554       22.1      (12.2)       34.1
 Selling and marketing....       930,426       49.0         974,525        48.5      1,638,298       44.1        4.7        68.1
 General and
   administrative.........     1,353,486       71.3       1,430,335        71.1      1,853,730       50.0        5.7        29.6
                              ----------      -----      ----------       -----     ----------      -----
 Loss from operations ....    (1,413,157)     (74.4)     (1,184,057)      (58.9)    (1,043,033)     (28.1)      16.2        11.9
Other income, net.........        73,284        3.9          28,342         1.4        137,556        3.7      (61.3)      385.3
                              ----------      -----      ----------       -----     ----------      -----
Loss before provision for
 income taxes.............    (1,339,873)     (70.6)     (1,155,715)      (57.5)      (905,477)     (24.4)      13.7        21.7
Benefit (provision) for
income taxes..............          (800)       0.0            (800)        0.0           (800)       0.0        0.0         0.0
                              ----------      -----      ----------       -----     ----------      -----
Net Loss..................   $(1,340,673)     (70.6)%   $(1,156,515)      (57.5)%    $(906,277)     (24.4)%     13.7%       21.6%
                             ===========      =====     ===========       =====      =========      =====

Comparison of Years Ended December 31, 1999 and 1998

               Revenues for the year ended December 31, 1999 were $3,710,935, an increase of $1,700,214 or 84.6% more than revenues for the year ended December 31, 1998. As a percentage of revenues by product category for the year 1999 versus 1998 showed the QmodemPro line at 2% and 5%, the Wildcat! line at nil and 23%, the Internet directed product line consisting of Mustang Message Center, Listcaster and FileCenter at 98% and 68%, and other products at nil and 4%, respectively. Because of its decision to focus on products that are designed to facilitate interaction on the Internet, Mustang.com sold its Wildcat! WinServer, Wildcat! BBS and Off-line Xpress BBS mail reader product lines to Santronics Software, Inc. of Homestead, Florida in November 1998.
That accounts for nil sales of products from this line in 1999. The increase in revenues in 1999 over 1998 was primarily the result of greater market acceptance of Mustang Message Center.

               Gross profit for the year increased from $1,832,793 in 1998 to $3,269,549 in 1999, but decreased as a percentage of revenues from 91.2% in 1998 to 88.1% in 1999. While the increase in revenues accounted for the increase in gross profit absolute dollars, gross profit declined as a percentage of revenues because costs of revenue increased at a rate faster than revenues. Costs of revenue increased principally because of expansion in Professional Services and its associated costs. The company does not expect the gross profit percentage to remain at the current level. As more turnkey solutions are sold through Mustang.com's Professional Services division, the company expects the gross profit percentage to decrease.

               Research and development expenses increased $208,564 in 1999 from 1998 and decreased as a percentage of revenues from 30.4% in 1998 to 22.1% in 1999. The increase in dollars spent is primarily attributable to the increased headcount in this department from 11 in 1998 to 12 in 1999. In an effort to improve its competitive position, the company expects to invest a significant amount of its resources for the development of new products and product enhancements.

               Selling and marketing expenses for 1999 were $1,638,298, an increase of $663,773 over 1998, and decreased as a percentage of revenues from 48.5% in 1998 to 44.2% in 1999. The primary reason for the increase in dollars was the focus on increasing the sales staff and strategically placing sales offices throughout the U.S. The headcount increased from 6 in 1998 to 20 in 1999.

               General and administrative expenses increased in 1999 over the previous year, from $1,430,335 in 1998 to $1,853,730 in 1999, but decreased as a percentage of revenue from 71.1% in 1998 to 50.0 % in 1999 . The items primarily accounting for the increase in dollars were insurance, legal expenses and travel.

               Other income increased $109,214 from $28,342 in 1998 to $137,556 in 1999 due to higher cash balances and therefore more interest income.

Comparison of Years Ended December 31, 1998 and 1997

               Revenues for the year ended December 31, 1998 were $2,010,721, an increase of $112,319 or 5.9% more than revenues for the year ended December 31, 1997. As a percentage of revenues by product category for the year 1998 vs. 1997 showed the QmodemPro line at 5% and 15%, the Wildcat! line at 23 % and 77 %, the Internet directed product line at 68% and 5%, and other products at 4% and 3%, respectively. The increase in revenues from the Internet directed product line was directly related to market acceptance of the Mustang Message Center Enterprise Edition, which was released in February 1998.

               Gross profit for the year increased from $1,567,574 in 1997 to $1,832,793 in 1998, an increase as a percentage of revenues from 82.6 % in 1997 to 91.2 % in 1998.

               Research and development expenses decreased $84,829 in 1998 from 1997 and also decreased as a percentage of revenues from 36.7% in 1997 to 30.4% in 1998. The decrease in actual dollars spent is attributable to the headcount reduction in this department from 12 in 1997 to 11 in 1998. The increase in revenues accounted for the decrease as a percentage of revenues. In an effort to improve its competitive position, the company expects to invest a significant amount of its resources for the development of new products and product enhancements.

               Selling and marketing expenses for 1998 were $974,525, an increase of $44,099 over 1997, and decreased as a percentage of revenues from 49.0% in 1997 to 48.5% in 1998. The items primarily accounting for the increase in dollars were promotional costs and selling expenses. Promotional cost were mainly due to the increase in trade show attended in 1998 compared to 1997 and the selling expenses were larger because the Mustang Message Center products typical customer and sales warrants more face to face meeting to complete a sale.

               General and administrative expenses increased in 1998 over the previous year, from $1,353,486 in 1997 to $1,430,335 in 1998, but decreased as a percentage of revenue from 71.3% in 1997 to 71.1% in 1998. The items primarily accounting for the increase in dollars were insurance, legal expenses and travel. The minimal decrease as a percentage of revenues is attributable to the increase in revenues.

               Other income decreased $44,942 from $73,284 in 1997 to $28,342 in 1998 due to lower cash balances therefore less interest income.

               There was no change in 1997 and 1998 in benefit (provision) for income taxes.

Liquidity and Capital Resources

               The company has financed its operations from the proceeds from the sale of its equity securities and cash flows from operations. Cash and short-term investment balances at December 31, 1999 were approximately $8,848,000, an increase of approximately $7,000,000 from December 31, 1998. On March 31, 1999, the company sold for gross proceeds of $250,000 an aggregate of 64,820 shares of its common stock and Warrants to purchase an aggregate of 64,820 shares of its common stock under Regulation S of the Securities Act of 1933. In October 1999, Mustang.com completed a private placement of its securities to accredited investors receiving proceeds, before offering expenses, of approximately $5,600,000. In the financing, Mustang.com issued 765,908 shares of its common stock at $7.3125 per share and warrants to purchase up to 574,431 shares of its common stock. The principal reasons for the increase in cash was the receipt of net proceeds aggregating approximately $7,600,000 from these 1999 equity financings, the exercise of outstanding warrants and the decrease in the company's net loss from operations during the period. Accounts receivable increased approximately $285,000 in 1999, from $409,077 at December 31, 1998 to $693,739 at December 31, 1999. Accounts
receivable average days to collect were 52 and 46 days for the years ended December 31, 1998 and 1999, respectively.

               At December 31, 1999,Mustang.com had net operating loss carryforwards available of approximately $6,200,000 and $3,600,000 of Federal and State, respectively, which will expire at the end of 2014. Section 382 of the Internal Revenue Code provides that when a company undergoes an "ownership change," the corporation's use of its net operating losses is limited in each subsequent year. An "ownership change" occurs when, as of any testing date, the sum of the increases in ownership of each shareholder that owns five percent or more of the value of a company's stock as compared to that shareholder's lowest percentage ownership during the preceding three-year period exceeds fifty percentage points. Mustang.com has issued a substantial number of shares of its common stock since January 1, 1998 and this may result in an "ownership change" for income tax purposes. As a consequence, Mustang.com estimates that it may not be able to use a substantial amount of its available federal net operating loss carryforwards to reduce its taxable income, if any, in the future. It is expected that the completion of the merger with Quintus Corporation will result in an "ownership changes" for tax purposes.

               Longer term cash requirements, other than normal operating expenses, are anticipated for development of new software products and enhancements of existing products, launching new products and enhancements and the possible acquisition of businesses, software products or technologies complementary to the company's business. The company intends to meet its long-term liquidity needs through available cash and cash flow as well as through financing from outside sources. The company believes that its existing cash, cash equivalents, marketable securities and cash generated from operations will be sufficient to meet the company's working capital and capital expenditure requirements for at least the next 12 months.

                         BUSINESS OF QUINTUS CORPORATION

Industry Background

               In today's competitive global marketplace, customer service is increasingly critical to attracting and retaining customers. Many companies are re-orienting their businesses to be more responsive to customer needs and are focusing on customer service and satisfaction to differentiate themselves from their competitors. Moreover, companies are recognizing that every customer interaction provides an opportunity to sell additional products and services, as well as increase customer loyalty. As a result, customer service is becoming a key competitive advantage in many industries.

               The Internet has emerged as a major medium for communication and commerce, enabling new, highly efficient channels through which companies can engage in commerce and interact directly with their customers. The growth of e-commerce has increased competition for customers and reduced the importance of traditional competitive advantages such as price, location, availability and access. International Data Corporation estimates that the number of customers buying goods and services over the Internet worldwide will grow from approximately 30.8 million in 1998 to 182.6 million in 2003 and that the value of these purchases will increase from $50.4 billion to $1.3 trillion over the same period.

               The Internet enables companies to interact with their customers in more ways than ever before. In addition to traditional telephone-based communication channels, customers and companies can now interact through email, Web chat and Web self-service. These Internet-based communication channels are growing rapidly, creating new challenges for companies attempting to provide quality customer service. The Gartner Group estimates that approximately 25% of all customer interactions will take place over the Internet via email or Web communications by 2001. Forrester Research estimates that by 2001 consumers will send companies approximately 50 million emails per day requesting product information or service.

               As a result of the growing use of these new communication channels, companies are struggling to handle the volume and variety of customer interactions. While Internet-based communications are forecast to grow substantially, telephone-based communications will remain a critical component of companies' customer service. Many companies are not equipped to address the convergence of traditional and Internet-based communication channels and, consequently, cannot offer customers the flexibility and service they demand. Customers increasingly expect to be able to interact with companies through whichever channel best suits their needs and are likely to use a combination of communication channels. For example, a customer may request product literature via email, review marketing materials or fill in an application on the Web, call to receive more detailed information or assistance, send a signed form by fax, and check the status of an order online. Companies' ability to provide consistent customer service across all these communication channels will become increasingly critical to delivering a superior customer experience.

               In many industries, Internet-based companies have captured increasing market share and emerged as competitive threats to traditional "brick and mortar" companies. As a result, many Global 1000 companies are under pressure to quickly expand their online presence. These companies have typically provided customer service through telephone-based communication channels and are now looking to support new Internet-based communication channels. Many of these companies have invested considerable resources to establish call centers that manage inbound and outbound customer calls, including customer orders, inquiries and service requests, and telesales and telemarketing operations. As these companies move to support Internet-based communication channels and establish customer service centers with capabilities for handling multi-channel communications, they will seek to leverage their existing investments in call center infrastructure and personnel. Frost and Sullivan estimates that spending on Web-enabled call centers will increase from $14.1 million in 1998 to $889.9 million in 2004.

               Similarly, many Internet-based companies that have grown rapidly and built sizable customer bases are faced with increasingly competitive online market environments and are looking for ways to differentiate themselves from their competitors. These Internet-based companies have relied primarily on email and Web self-service to interact with their customers. Many have delivered unsatisfactory customer service. According to a recent survey of Internet


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


sites by Jupiter Communications, more than a third had no email address listed, took five days or more to respond or never responded to an email.

               To date, companies have turned to several types of products to deliver customer service. These products have primarily been point solutions targeted at discrete communication channels. For example, computer telephony integration software products, which automate call routing and reduce the time it takes to respond to customer calls, are designed for telephone-based communications and often are not able to handle or integrate with Internet-based communication channels. Similarly, email management software products, which automate email responses, typically are not integrated with other communication channels and therefore do not provide a complete and accurate view of the customer. Companies have also deployed customer relationship management applications to automate customer interactions such as problem management and to provide a repository for customer information. However, these applications are usually not integrated with the underlying communication infrastructure and therefore cannot leverage call routing or other features that enable more timely, efficient and personalized customer service. Deploying these disparate solutions requires significant integration and, as a result, they can be difficult and expensive to implement and maintain.

               Quintus believes a significant market opportunity exists for solutions that provide both traditional "brick and mortar" companies and new Internet-based companies with the ability to manage customer relationships across a broad range of communication channels including the Internet, email and the telephone. This market is referred to as the e-Customer Relationship Management or eCRM market. eCRM solutions enable companies to:

     o    manage high volumes of customer interactions;

     o    support a broad range of communication channels;

     o    deliver consistent and integrated customer service;

     o    leverage Internet and telephone technologies; and

     o    capture all relevant customer information.

The Quintus Solution

               Quintus provides a comprehensive eCRM solution that enables companies to manage customer interactions, such as customer orders, inquiries and service requests, and deliver consistent customer service across multiple communication channels, including the Internet, email and the telephone. Quintus' eContact software suite includes applications that address the needs of customer service representatives and agents in sales and service, consumer relations, technical support and human resources centers and a routing engine that manages customer interactions. This eContact software suite enables companies to personalize, route and manage customer interactions and is designed to leverage third party products that support email and Internet-based customer service. Quintus' recent acquisition of Acuity will extend its ability to provide customer service functionality through Web chat, Web self-service, browser-based collaboration and email. Quintus' eContact suite enables companies to handle high volumes of customer interactions, increase the efficiency of their customer service operations and leverage opportunities to sell additional products and services to their customers through the use of common rules for prioritizing, handling and responding to customer interactions, shared customer profile information, and consolidated management and reporting functions that allow companies to capture and analyze customer information.

               Quintus has designed Quintus eContact to be a highly scalable and flexible solution that can be easily deployed to assist companies in reducing the costs and improving the efficiency of their customer service operations. eContact is based on an open, standards-based architecture and can be integrated with other systems, enabling companies to leverage their existing customer relationship management applications and communication infrastructure. eContact addresses the customer service needs of large organizations as well as rapidly growing companies that require highly


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


functional solutions to automate and manage high volumes of customer interactions across traditional as well as Internet-based communication channels.

               Quintus' eContact suite consists of several different software applications that can be sold separately or in a group. Quintus only recently introduced and sold the email management and Internet-based customer service components of its eContact suite. As a result no customer has completed the implementation of these new components.

               The key features of the Quintus eContact solution are:

               Broad range of communication channels. Quintus eContact is a comprehensive solution that enables companies to provide sophisticated routing, tracking and reporting capabilities across their communication infrastructure and manage customer interactions via telephone, email, Web self-service, Web chat, browser-based collaboration and Web callback. Quintus' solution also supports third-party e-commerce applications, facsimile and imaging applications, and advanced telephony systems, such as automatic call distributors and interactive voice response systems.

               Integrated applications and communication infrastructure. Quintus eContact integrates communication infrastructure with customer relationship management applications. Quintus currently sells four customer relationship management applications that address the needs of sales and service, consumer relations, technical support and human resources contact centers. These applications provide out-of-the-box functionality and allow companies to accelerate the deployment of its solution.

               Consistent customer service across communication channels. Quintus eContact allows companies to set business rules and personalization strategies to handle customer interactions and deliver a consistent level of customer service across multiple communication channels. Individual customer interactions can be managed using transaction histories, legacy data, customer profiles and resource status to offer a consistent and personalized level of customer service. Rules for prioritizing, handling and responding to customer interactions and personalization strategies can also be defined for specific communication channels in order to leverage the attributes of each channel to provide more targeted customer service and opportunities to sell additional products and services to customers.

               Consolidated customer interaction repository. Quintus eContact provides a consolidated repository of information about each customer interaction regardless of communication channel. Companies can analyze customer interactions and determine the use and effectiveness of different channels by different customer segments. Customer service agents can access complete customer histories and review previous interactions. As a result, agents can respond more effectively when, for example, a customer calls to discuss an email she received in response to an order she previously placed online.

               Highly scalable and flexible. Quintus eContact is designed to handle millions of customer interactions per day and support thousands of agents across multiple customer service centers. eContact allows companies to increase the number of customer interactions handled by customer service agents by routing customer interactions to the best resource available, based on agent availability and experience, as well as prior contact history. eContact is a modular solution, providing companies with the flexibility to implement the solution they need today and add functionality as they expand the scope of their customer service centers. In addition, Quintus' solution is based on open standards, enabling it to share information with existing customer relationship management applications and legacy systems.

Quintus' Growth Strategy

               Quintus' objective is to be the leading provider of eCRM software solutions that manage customer interactions across a broad range of communication channels. Key elements of Quintus' strategy include:

               Maintain and extend technology leadership. Quintus continues to leverage leading Internet and telephony technologies to enhance the performance and functionality of its products. Quintus believes its Quintus eContact suite is the most comprehensive solution that enables companies to efficiently and cost-effectively manage high volumes of customer interactions across multiple communication channels. Quintus plans to incorporate new technologies, such as Internet telephony, speech recognition and digital video, into its solution as they achieve significant market acceptance. Quintus intends to maintain its technology leadership through focused research and development and, potentially, through the licensing or acquisition of complementary technologies or businesses.

               Broaden direct and indirect distribution capabilities. Quintus intends to continue to develop and extend its distribution capabilities. Quintus sells its solution through a direct sales force in North America and indirectly through 15 domestic and international resellers and distribution partners including IBM Japan, Lucent Technologies and Logica. Quintus plans to increase the size of its direct sales organization and broaden its indirect distribution network with strategic resellers and other distribution partners.

               Target global 1000 companies. Quintus plans to continue to target Global 1000 companies as they rapidly transition their businesses online. Quintus believes that there is a significant opportunity to provide a solution that enables these companies to leverage their existing customer service infrastructure and deliver a consistent and integrated level of customer service across both traditional and Internet-based communication channels. Its customers include Global 1000 companies such as Citigroup, Lucent Technologies, Procter & Gamble and United Airlines.

               Target leading internet-based companies. Quintus plans to continue to target leading Internet-based companies. Quintus believes that these companies increasingly recognize the need for higher levels of customer service in order to attract and retain customers, and are looking for highly scalable solutions that are easy to deploy and support both their existing Internet-based communication channels as well as traditional communication channels. Leading Internet-based companies that have purchased its WebCenter product line include drugstore.com, living.com and REI.com.

               Develop and expand strategic relationships. Quintus plans to continue to develop technology and marketing relationships with leading vendors of complementary products in order to increase its visibility in the marketplace and broaden the functionality of its solution. Quintus currently has a strategic relationship with Brightware. Quintus also intends to expand its strategic relationships with leading systems integrators that have significant influence over companies' purchasing decisions. Quintus believes that systems integrators help provide industry-specific expertise and support its growth and entry into new markets. Quintus currently has implementation relationships with AnswerThink Consulting Group, Cambridge Technology Partners and eLoyalty.

Products

               The Quintus eContact suite is a comprehensive eCRM solution that allows companies to provide consistent customer service across a broad range of communication channels, including voice, email, Web self-service, Web chat, browser-based collaboration and Web callback. The eContact suite includes the eContact engine, channel applications and business applications that can be sold separately or in a group.

               The Quintus eContact suite is priced according to the product components purchased and the number of users. Product components are typically priced from $50,000 to $100,000 per installation, with per user prices typically ranging from $800 to $4,200.

Quintus eContact Engine

               The Quintus eContact engine is the foundation of its eContact suite and enables customer interactions, such as customer orders, inquiries and service requests, to be managed consistently across multiple communication channels. Quintus' eContact engine, routes, tracks, and manages customer interactions, consolidates all relevant customer information into a common data source, and provides reporting capabilities that allow companies to capture and analyze customer information. The eContact engine includes the following features:

     o Personalization services. The Quintus eContact engine allows companies to personalize each customer interaction based on sophisticated rules for prioritizing, handling and responding to customer interactions that take into account customer profiles, transaction histories and resource availability. A customer interaction can be managed and routed based upon the communication channel, the customer or the purpose of that specific customer interaction. As a result, customers can receive the same level of service across multiple communication channels and companies can leverage the attributes of each communication channel to deliver more targeted and effective customer service.

     o Coordination services. For each customer interaction, the Quintus eContact engine captures all relevant customer information in real time. By sharing customer information across systems, agents and communication channels, companies can provide better informed, consistent and synchronized customer service.

     o Consolidated data source and reporting. All customer profiles and histories, as well as detailed records of every customer interaction regardless of communication channel, are stored in a common data source. The Quintus eContact engine provides reporting capabilities that allow companies to perform in-depth customer segmentation and trend analysis.

     o Centralized customization and administration. Companies can customize rules for prioritizing, handling and responding to customer interactions, screen layouts, Web pages, data models and data access using Quintus eContact's drag-and-drop graphical tools. This common tool set gives companies the flexibility to respond to changing business needs. Quintus' eContact engine also provides centralized administration of its solution. Companies can control and monitor system status and availability as well as receive notification alerts when pre-defined thresholds are met.

               The Quintus eContact engine includes an enterprise data access layer that provides access to relational databases as well as external data sources and transactional systems, enabling companies to use their own business data to manage customer interactions. Customer service agents interact with Quintus' eContact suite through Quintus' agent console. The agent console provides an intuitive user interface that displays customer information and pre-defined scripts, and can be integrated with multiple applications, including front and back office systems and legacy applications.

Quintus eContact Channel Applications

               Quintus' channel applications enable companies to manage customer interactions consistently across multiple communication channels including the Internet, email and the telephone. Companies can deploy Quintus' channel applications separately or as a comprehensive solution to meet their evolving needs for customer service centers handling interactions across multiple communications channels.

Channel Application                  Product Description
-------------------                  -------------------

Computer Telephony Integration   Quintus CTI integrates eContact
                                 with advanced telephony systems.  Web
                                 Interaction Quintus WebCenter provides Web self-service and online customer service through Web chat, browser-based collaboration and Web callback.

Email Management                 Quintus has an existing OEM relationship with
                                 Mustang.com under which the Mustang Message
                                 Center email engine has already been
                                 integrated with the other self-help and
                                 live-help capabilities of Quintus WebCenter.
                                 Emails are routed and managed using the same business rules, routing capabilities, and agent interface used for other types of web interaction. Email Management analyzes the email message content, determines the nature of the customer request, and either responds automatically to the email or routes the email to the most appropriate agent along with suggested responses and relevant customer information. Quintus also resells
                                 Brightware's natural language analysis email software under a non-exclusive reseller agreement.

Electronic Commerce Connector    Quintus eCommerce Connector integrates eContact
                                 with e-commerce applications to capture
                                 transaction information.


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


               Computer telephony integration. Quintus CTI provides a highly scalable platform for integrating advanced telephony systems such as automatic call distributors and interactive voice response systems from major telecommunications equipment vendors. Quintus CTI allows companies to apply sophisticated rules for prioritizing, handling and responding to customer interactions to qualify and route telephone-based customer communications. By integrating the telephony infrastructure with Quintus' eContact solution, Quintus CTI also enables traditional voice-only call centers to be extended to handle Web, email and other communication channels.

               Web interaction. Quintus WebCenter provides a comprehensive framework to manage Internet-based customer interactions, including Web self-service, Web chat, browser-based collaboration and Web callback. WebCenter enables companies to provide live customer service on the Internet. Through WebACD Web-based customer interactions are routed to the appropriate resources based on agent availability and experience. Agents can collaborate with customers by synchronizing their browsers, seeing the Web pages that customers are viewing and pushing new Web pages to customers to assist them. WebCenter also allows companies to build a knowledge base of frequently asked questions, deploy it on the Web and provide customers with full search capabilities. With WebCenter, companies can enhance their Web sites and deliver a more engaging and personalized customer experience by providing immediately available online customer service options. Quintus has not yet implemented WebCenter as part of its eContact suite; however, WebCenter has been sold to over 100 customers and Quintus is currently engaged in its first WebCenter and eContact deployment.

               Email management. Quintus delivers email management functionality by reselling Brightware's software under a non-exclusive reseller agreement. Quintus Email Management provides natural language analysis and automated response capabilities, enabling companies to answer customers' emails accurately, cost-effectively and rapidly. Email Management analyzes the email message content, determines the nature of the customer request and automatically responds to the email or forwards it with a suggested response to an agent for further review. Responses can be automatically generated and include information provided by the eContact data source or other external data sources.

               Electronic commerce connector. Quintus eCommerce Connector enables its eContact solution to exchange information with e-commerce applications using standard Internet protocols. Online customer transactions and purchases can be recorded in the eContact data source and displayed to agents providing customer service. Companies can integrate Quintus' Internet-based customer service solution with their e-commerce applications to offer online customer assistance at the time of purchase as well as aftersales support. In addition, Quintus' eCommerce Connector enables companies to leverage information on customer purchasing patterns to sell additional products or services with each customer interaction.


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


Quintus eContact Business Applications

               Quintus currently markets four business applications that address the needs of customer service centers for sales and service, consumer relations, technical support and human resources. Quintus' business applications can run separately or be integrated with the Quintus eContact suite, can be deployed across multiple locations and are accessed through agent desktops or via a Web browser. Companies can easily customize data models, rules for handling customer interactions, screen forms and Web pages to meet their specific requirements. Quintus' business applications can also be integrated with third-party applications and data sources.

Business Application          Product Description
--------------------          -------------------

Sales and Service             Quintus CallCenterQ supports multi-function
                              business-to-consumer sales, service and
                              marketing centers.

Consumer Relations            Quintus CallCenterQ for Consumer Relations
                              supports consumer relations centers in the consumer product, service, travel, hospitality and other industries.

Technical Support             Quintus CustomerQ supports business-to-business
                              technical support centers.

Human Resources               Quintus HRQ supports human resources centers
                              serving employees, former employees and retirees.

               Sales and service. Quintus CallCenterQ is designed for multi-function sales, service and marketing centers. Targeted at business-to-consumer industries, CallCenterQ enables agents to easily access pricing and product information, process returns, track service issues and capture orders as well as qualify and manage customer leads. CallCenterQ also allows companies to define and manage marketing campaigns, and agents can be automatically prompted with targeted opportunities to sell additional products or services to customers. Additional features include list management, literature fulfillment, automatic personalized letter generation, agent scripting, and outbound preview dialing. CallCenterQ is designed to help companies maximize revenue by enabling them to set up, administer and evaluate the effectiveness of their sales and marketing campaigns.

               Consumer relations. Quintus CallCenterQ for Consumer Relations is designed for consumer relations centers and is targeted primarily at the consumer product, service, travel and hospitality industries. CallCenterQ for Consumer Relations provides agents with the information they need to resolve customer issues including customer history and product information, and the ability to issue vouchers and other forms of compensation. Additional features include scanned letter/fax viewing, frequently asked questions knowledge base, automatic personalized letter generation, and literature fulfillment. In addition, CallCenterQ for Consumer Relations enables companies to gather important customer feedback and market research to help them manage their brands.

               Technical support. Quintus CustomerQ is designed for business-to-business technical support centers. CustomerQ provides agents with complete customer history and product information, as well as service contracts, warranties, billing and shipping information. Companies can also allow customers to search for solutions, enter issues, and track the status of their technical problems through the Internet. Other features include problem resolution, case management, access to knowledge bases, defect tracking, automatic notification and escalation, return processing and report generation. CustomerQ enables companies to increase customer loyalty by rapidly and effectively addressing customer requests for technical support. Quintus also offers Quintus HelpQ, a technical support application, which is targeted at the internal help desk market.

               Human resources. Quintus HRQ is designed for human resources centers serving employees, former employees and retirees. HRQ provides human resources personnel with detailed employee history as well as health care and financial benefits information. Other features include problem resolution, dependent profiles, scanned letter/fax viewing, automatic personalized letter generation and literature fulfillment. In addition, HRQ can be


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


integrated with leading human resources applications and knowledge bases. HRQ helps companies be more responsive to their employees while reducing administrative costs and improving the productivity of human resource departments.

Customers

                To date, Quintus has licensed its software products to over 450 customers, including companies in the financial services, telecommunications and consumer product industries. The following is a representative list of companies from which Quintus has derived more than $300,000 of license and service revenue since April 1, 1996.


AMS Management Systems      First Union Bank            Procter & Gamble
Anheuser-Busch              Hartford Insurance          Reuters
Canada Trust                Inova Healthcare Services   The Santa Cruz Operation
Canadian Imperial Bank      International Paper         Siemens Nixdorf
  of Commerce               Lucent Technologies         Steelcase
Capita Group                Massachusetts Division of   Sun Microsystems
Citigroup                     Employment & Training     Telefonica do Brasil
Clarke American             Meca Software               Ticketmaster
Countrywide Home Loans      Northern Trust              United Airlines
Deere & Company             Perot Systems Corporation   Ziptone, LLC
Engen Petroleum             PricewaterhouseCoopers


Technology

               Quintus eContact is based on a scalable, multi-tiered architecture. Quintus' eContact product suite enables eCRM features through a sequence of cooperating, distributed software servers that perform a variety of functions, including creating and manipulating data containers, routing customer contacts, allowing agents to access data and interact with customers through a Web browser. Quintus' multi-platform solution runs on all major UNIX and Windows NT operating systems.

               Electronic data container. When a customer contacts a company, whether by telephone, fax, email or through a Web site, an electronic data container for that customer interaction is created. Existing customer information can be retrieved from the data repository to populate the data container, or new information can be obtained directly from the customer. The data container continually collects information throughout the life cycle of the customer interaction and can be routed throughout an enterprise, carrying detailed information about the customer, including the customer's history with the company and details of this particular customer interaction. If the customer is transferred to another agent at another site or to an agent using a different communication channel, the data container accompanies the transition, ensuring that the customer perceives a seamless service process.

               Enterprise data access layer. Quintus eContact includes an enterprise data access layer that provides access to relational and legacy data sources. The enterprise data access layer creates a uniform view of third party data regardless of the data source and allows eContact to incorporate third-party customer information.

               Abstraction and customization. Quintus eContact uses a data abstraction layer that allows companies to store data entities, business rules and screen layouts as business objects. Customizations are performed on the business objects to modify them. All changes to the business objects are automatically reflected throughout Quintus' eContact suite.

               Workflow and routing engine. Quintus' eContact provides a graphical tool to create and modify customer interaction flows, define routing rules and build agent scripts. These customer interaction flows, rules and scripts are specified, distributed and stored in Extensible Markup Language, allowing eContact to leverage industry-standard tools and technologies. Customer interaction flows are defined using re-usable building blocks that can be used to create new routing rules as companies' needs evolve.


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


               High availability. Quintus has built its system using a modular, component-based approach. Additional customer service center capabilities and applications can be introduced without requiring companies to change their computing infrastructure and, in most cases, without affecting their operations. Quintus' system also provides multiple redundant configurations, delivering the ability to "failover" to an alternative configuration in the event of a system failure.

Customer Support Services

               Quintus believes that high quality services and support are critical requirements for continued growth and increased sales of its products. Quintus has made and expects to continue to make significant investments to increase its ability to service and support its customers.

               Quintus' customer support services organization is organized into four groups including customer service management, professional services, technical support and education services.

               Customer service management. Quintus' customer service management team handles many aspects of its customer relationships including answering general questions, renewing maintenance agreements, shipping product upgrades and coordinating with its other resources to meet customer needs.

               Professional services. Quintus' professional services group helps facilitate the implementation of its solution. Quintus provides systems integration services to support its entire product suite. Quintus' services include integration, customization, data modeling, project management and business rules development. The professional services group also provides support for Quintus' implementation partners.

               Technical support. Quintus' technical services group is dedicated to providing the highest level of support to its customers. Quintus currently operates three technical support centers in the United States and rely upon a network of service providers internationally to provide consultations via toll-free telephone, email and the Web. Additionally, customers have 24-hour access to Quintus' online knowledge repository and the ability to directly log and track their issues through its Web site. Quintus offers a tiered maintenance and support program. Customers can choose from its existing support packages or have a custom package developed to meet their particular needs including 24x7 coverage and other assistance options.

               Education services. Quintus' education services group offers a full spectrum of classes providing the training needed to understand, implement and use its solution. Quintus offers lectures and teaching labs to end-users, administrators, developers and system integration partners at its facilities in California and Massachusetts. Upon request, Quintus can also provide customized on-site training.

Sales and Marketing

               Sales. Quintus sells its products through a direct sales force and indirectly through resellers and distribution partners. To date, Quintus targeted its sales efforts at Global 1000 companies and other rapidly growing companies pursuing eCRM initiatives, including those in the financial services, telecommunications and consumer products industries. Quintus' sales force consists primarily of sales people and sales engineers located in its sales offices in numerous locations across the United States. Quintus also maintains international offices in Amsterdam and London from which it provides sales support to its international distribution partners.

               Quintus currently has relationships with 15 domestic and international reseller and distribution partners including IBM Japan, Lucent Technologies and Logica. Quintus also enhances its sales efforts through strategic relationships with systems integrators such as AnswerThink Consulting Group, Cambridge Technology Partners and eLoyalty. Quintus intends to continue to expand its sales efforts by increasing the size of its direct sales force and broadening its indirect distribution channels.

               Marketing. Quintus' marketing efforts focus on creating market awareness for eCRM solutions, promoting its products and services, and generating sales opportunities. Quintus has a comprehensive marketing strategy that


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includes print advertising, public relations campaigns, direct mailings, newsletters, industry events including trade shows, analyst programs and speaking engagements, and joint marketing arrangements. Quintus also advertises on the Internet and uses its Web site to enhance its market presence and generate additional leads.

Research and Development

               Quintus' research and development efforts are focused primarily around enhancing its core technology and developing additional applications for the Quintus eContact suite. Quintus operates development centers in California, Massachusetts and Texas. Quintus' software development approach consists of a well-defined methodology that provides guidelines for planning, controlling and implementing projects. This approach uses a cross-functional, team-based development and release process. Quintus' research and development group works closely with customers, partners, Quintus' sales and marketing group and senior management to assist in defining product direction and to ensure that products are brought to market successfully. Members of Quintus' research and development group have extensive experience in customer relationship management software as well as Internet and telephony communication technologies.

               Quintus' research and development expenditures were approximately $3.7 million, $5.1 million, $6.7 million and $7.3 million in fiscal 1997, 1998 and 1999 and for the nine months ended December 31, 1999. Quintus believes that its future performance will depend in large part on its ability to enhance its current product line, develop new products and maintain its technological competitiveness. As a result, Quintus intend to continue to expend significant resources in research and development.

Competition

               Quintus currently faces competition primarily from customer relationship management software vendors such as Siebel Systems and Clarify, emerging Internet customer interaction software vendors such as Kana Communications and WebLine Communications (recently acquired by Cisco System) and computer telephony software vendors such as Genesys Telecommunications Laboratories (recently acquired by Alcatel). Because there are relatively low barriers to entry in the software market, Quintus expects additional competition from other established and emerging companies. Potential future competitors include traditional call center technology providers and large enterprise application vendors as well as independent systems integrators, consulting firms and in-house information technology departments that may develop solutions that compete with Quintus' products. Quintus may not be able to compete effectively in the future as current competitors expand their product offerings and new companies enter the rapidly evolving eCRM market.

               Many of Quintus' current and potential competitors have longer operating histories, significantly greater financial, technical, sales, marketing and other resources, greater name recognition and a larger installed base of customers than Quintus does. As a result, these competitors can devote greater resources to the development, promotion and sale of products than Quintus can and may be able to respond to new or emerging technologies and changes in customer requirements more quickly than Quintus can.

               Current and potential competitors have established and may in the future establish relationships among themselves or with third parties to increase the ability of their products to address the needs of Quintus' current or prospective customers. In addition, a number of companies with significantly greater resources than Quintus' could attempt to increase their presence in the eCRM market by acquiring or forming strategic alliances with Quintus' competitors. As a result, it is likely that new competitors or alliances among competitors will emerge and may rapidly acquire significant market share. Recently, a number of Quintus' competitors have been acquired by significantly larger companies, creating a number of stronger competitors with greater resources than Quintus'. Cisco Systems acquired GeoTel Communications in June 1999 and WebLine Communications in November 1999. These acquisitions strengthen Cisco's position as a provider of call routing and Web chat software. In January 2000, Alcatel acquired Genesys Telecommunications Laboratories, adding Genesys' computer telephony software functionality to its voice and data network capabilities. More recently, in December 1999, PeopleSoft acquired The Vantive Corporation, a provider of customer relationship management software. In addition, in March 2000, Nortel acquired Clarify, a provider of customer relationship management software.


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


               Quintus cannot assure you that it will be able to compete successfully against current and future competitors. Increased competition is likely to result in price reductions, reduced margins and loss of market share, any of which could harm Quintus' business, financial condition and results of operations. In order to be successful in the future, Quintus must respond promptly and effectively to technological change, changing customer requirements and competitors' innovations. The introduction of new products by competitors or shifts in market demands could render Quintus' existing products obsolete.

Patents and Proprietary Rights

               Quintus' success and competitiveness are dependent to a significant degree on the protection of its proprietary technology. Quintus relies primarily on a combination of copyrights, trademarks, licenses, trade secret laws and restrictions on disclosure to protect its intellectual property and proprietary rights. Quintus also enters into confidentiality agreements with its employees and consultants, and generally controls access to and distribution of its documentation and other proprietary information. Despite these precautions, others may be able to copy or reverse engineer aspects of Quintus' products, to obtain and use information that Quintus regards as proprietary or to independently develop similar technology. Any such actions by competitors could harm Quintus' business, operating results and financial condition.

               In addition, the laws of some foreign countries may not protect Quintus' proprietary rights to the same extent as the laws of the United States, and effective patent, copyright, trademark and trade secret protection may not be available in these jurisdictions.

               Quintus may need to take legal action in the future to enforce or defend its intellectual property and proprietary rights, to protect its trade secrets or to determine the validity and scope of the intellectual property and proprietary rights of others. Litigation, whether successful or unsuccessful, could result in substantial costs and diversion of management and technical resources, either of which could harm Quintus' business, operating results and financial condition.

               Quintus attempts to avoid infringing upon known intellectual property and proprietary rights of third parties in its product development efforts. However, Quintus has not conducted and do not plan to conduct comprehensive patent searches to determine whether the technology used in its products infringes patents held by others. In addition, product development is inherently uncertain in a rapidly evolving technological environment in which there may be numerous patent applications pending, many of which are confidential when filed, with regard to similar technologies. If Quintus' products were to violate the proprietary rights of others, Quintus may be liable for substantial damages. In addition, Quintus may be required to re-engineer its products or seek to obtain licenses to continue offering its products. Quintus cannot assure you that such efforts would be successful.

Employees

               As of March 1, 2000, Quintus had a total of 283 employees, including 87 people in research and development, 102 people in sales and marketing, 57 people in customer support services and 37 people in general and administrative services. Quintus does not have a collective bargaining agreement with any of its employees and Quintus considers its employee relations to be good.

Facilities

               Quintus' principal administrative, sales, marketing, support and research and development facilities are located in approximately 36,000 square feet of space in Fremont, California. Quintus' lease of approximately 30,000 square feet expires in December 2000, and its lease of approximately 6,000 square feet expires in April 2001. Quintus leases several office suites in the United States and the United Kingdom for sales and service personnel. In addition, Quintus maintains offices in Acton, Massachusetts and has its European headquarters in Amsterdam, the Netherlands.


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                             BUSINESS OF MUSTANG.COM

Company Background

               Mustang.com develops, markets, services and supports the Mustang Message Center, an e-mail management software solution that offers companies and other enterprises the ability to manage their inbound e-mail and Internet-based inquiries timely and accurately. Mustang Message Center competes in the emerging e-mail management market and has received several prestigious awards as best product in its class from sources devoted to monitoring the rapidly growing computer telephony, customer management, e-mail management and call center markets.

               Mustang.com also develops, markets and supports other software products that offer businesses the capability to improve customer service, market products, enhance sales and increase employee productivity. These products include ListCaster, a powerful e-mail message server that allows easy mass e-mailings from maintained lists and enables e-mail recipients to correspond with each other through the originating site on the World Wide Web of the Internet called a "Website"; and FileCenter, a high performance application that permits operators of Websites known as "webmasters" to provide their users with an organized, searchable library of files. Mustang.com began operations in 1986 as a sole proprietorship, became a general partnership in 1987 and incorporated in California under the name Mustang Software, Inc. on December 23, 1988. The company changed its name to Mustang.com, Inc. on October 12, 1999. Its executive offices and sales, marketing and administration facilities are located at 6200 Lake Ming Road, Bakersfield, California, 93306 and its telephone number is (661) 873-2500. It completed its initial public offering of common stock in April 1995. The company maintains a Website on the Web at "http://www.mustang.com." Information contained on the Website is not part of this Report.

Industry Overview

               The Internet is a worldwide network of private and public computer networks that link businesses, universities, government agencies and other users having different computer systems and networks, by means of a common telecommunications standard. Use of the Internet has grown rapidly since its commercialization in the early 1990s. International Data Corporation ("IDC") projects the number of Internet users worldwide to increase from 160 million in 1998 and to 510 million by 2003 and that over the same period e-commerce will grow from $50 billion to $1.3 trillion. IDC says that by 2003, 62% of the US population would be online, up from only 26% in 1998.

               The market opportunity for e-mail management software continues to grow due to the emerging use of the use of the Internet for communication and innovation. According to IDC, the market for e-mail response solutions is still in its early growth stage and is expected to increase in the United States from approximately $27 million in revenue in 1998 to approximately $183 million in 2003, a compound annual growth rate of 46.7%. Worldwide, it is expected to increase from approximately $29.5 million in revenue in 1998 to approximately $342 million in 2003, a compound annual growth rate of 63.2%.

Current Products

               Mustang message center. The Mustang Message Center is an intelligent e-mail routing and tracking system, which provides a company or other enterprise with tools to manage inbound Internet e-mail. Mustang Message Center handles inbound e-mail much like an automated call distributor handles voice telephone traffic and helps achieve the same levels of efficiency and customer service through e-mail that companies strive for in other aspects of its business. Mustang Message Center works with all of the popular e-mail software applications such as Microsoft Exchange, Microsoft Outlook, Lotus Notes, cc Mail, Eudora Mail and all other Internet e-mail applications using the industry-standard Post Office Protocol version 3 ("POP3") server accounts, including those running on Windows, Macintosh, OS/2 and Unix.

               The benefits of using Mustang Message Center to manage in-bound e-mail include:

               Intelligent routing. Mustang Message Center automatically routes incoming e-mail messages to the enterprise personnel or "agents" that the company predetermines will be best equipped to respond to them quickly and


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efficiently. Standard routing is based on the address in the message and keywords in the message's subject line, body, sender's address or header to a specific message pool where it queued for response by the agents.

               Tracking. Mustang Message Center automatically assigns a tracking number to each incoming message that is addressed to any of a user's defined Mustang Message Center e-mail pools. At the same time, Mustang Message Center notifies the customer that his message has been received by sending him an acknowledgment e-mail that includes the assigned tracking number. The original message and all replies are tracked so the company has a complete audit trail for incoming and outgoing corporate e-mail. This provides management with a quick and easy way to follow up on any complaints or problems a customer might report.

               Measurement. Using the detailed reports that Mustang Message Center creates, businesses can identify which employees, and employee groups are handling the inbound e-mail, measure their average response time and monitor overall system and employee efficiency and effectiveness. This helps with the decision of when to expand or eliminate staffing, by allowing analysis of how much time is actually being spent answering e-mail and evaluating how effective agents are at responding.

               Integration. Mustang Message Center's open, switch-inspired architecture and intelligent routing environment provide both client-side and server side Application Programming Interfaces (APIs) enabling enterprises to tightly integrate Mustang Message Center with existing third-party or custom developed customer management technologies including but not limited to, Customer Management, Help Desk, Sales Force Automation, Computer Telephony integration, workflow applications and telephone systems. To facilitate this integration by enterprises with available call center technologies, Mustang.com also offers Mustang Message Center Architect, a development toolkit that enables developers of enterprise application software to integrate the Mustang Message Center agent-client functionality directly into their applications.

               Efficiency. Management no longer needs to waste time tracking down e-mail problems. If customers complain that they have not received a timely reply, it only takes a few moments to find the original message and identify its status through Mustang Message Center's reporting and monitoring functions. It is expected that because they know that their performance is being monitored, employees will be more motivated to answer e-mail in a timely manner.


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               The table below describes the three message center platforms:

       Edition                     Cost                                          Description
       -------                     ----                                          -----------
Business                 $1,500 a server, plus       Mustang Message Center Business Edition is an e-mail
                         $250 per agent              management solution designed for small businesses that process up to 200 messages per day. The product stores its data and configurations in Microsoft Access databases and includes all of the tracking and reporting features required to manage e-mail efficiently and effectively. This edition enables potential customers to familiarize themselves with the technology and processes of e-mail management prior to investing in the
                                                     Enterprise Edition platform.

Enterprise               $10,000 a server, plus      Mustang Message Center Enterprise Edition is designed for
                         $250 per agent              companies processing tens of thousands of e-mails per day. The
                                                     Enterprise Edition provides more extensive routing capabilities, with external routing via the system's ActiveX scripting
                                                     interface. Also included are client-side and server-side API's to enable integration with existing legacy, e-commerce and eService applications such as workforce management, help desk, sales force automation, customer relationship management ("CRM")
                                                     and workflow management packages. In addition, this edition stores its data in Microsoft SQL Server or Oracle databases for enhanced performance, dependability and scalability.

Service Bureau           $25,000 a server plus       Mustang Message Center Service Bureau Edition is designed for
Edition                  $250 per agent              companies that provide customer service, customer support, or
                                                     Internet services for multiple clients in an integrated customer service representative ("CSR") environment. By running multiple
                                                     Mustang.com Servers on a single server, each with access to its own discrete data stores, this offering directly targets service bureaus, Internet service providers (ISP's) and multi-functional business unit implementations.


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


               To supplement the Mustang Message Center, the company has developed additional applications to meet the needs of individual customer service organizations. The table below describes some of the additional products that complement Mustang Message Center.

        Product            Price                                                 Functionality
        -------            -----                                                 -------------
Mustang AgentPro           $10,000                    Mustang AgentPro is a robust Windows application that delivers a fully integrated, rapid-message-response client application for the Mustang Message Center. Mustang AgentPro eliminates the need for third-party e-mail applications on the CSR desktop, enabling full time CSR management of inbound e-mail. Mustang
                                                      AgentPro is designed specifically for mission-critical, high volume e-mail management operations that require dedicated
                                                      CSR focus for the processing of inbound e-mail.

Mustang Outlook            $7,500                     Mustang Outlook Agent incorporates the entire feature set of
Agent                                                 Mustang Message Center into the Microsoft Exchange or
                                                      Outlook messaging and collaboration environment. Mustang
                                                      Outlook Agent helps enterprises to leverage existing
                                                      Exchange/Outlook infrastructure by standardizing all e-mail management functions.

Mustang TeleAgent          $5,000                     Mustang TeleAgent provides traditional call center CSR's with the same customer e-mail contact history that is available via any of the standard Mustang Agent applications, using a thin-client,
                                                      Windows-based application designed for seamless integration with existing CRM solutions.

Mustang Notify             $7,500                     Mustang Notify is a real-time alarm and integrated workflow application that eliminates the need for managers and
                                                      administrators to continuously monitor their Mustang Message
                                                      Center solution via real-time pager, e-mail or cell phone
                                                      notification.

Mustang                    Individual Case Basis      Mustang AutoAgents allow the Mustang.com Services team to
AutoAgents                 Pricing                    customize an automated e-mail management solution by
                                                      integrating Mustang Message Center with a company's existing enterprise databases and business applications for fully
                                                      automated or assisted CSR e-mail response.

Mustang Architect          $7,500                     Mustang Architect is the developer's toolkit for the Mustang
                                                      Message Center platform. Mustang Architect enables integration and customization of the complete Mustang Message Center
                                                      platform within an existing proprietary or commercial customer management solution that supports the listed modalities.

Mustang                    $10,000                    Mustang KnowledgeLink enables the selective publishing of
KnowledgeLink                                         Mustang Message Center's response library content as HTML.
                                                      Mustang KnowledgeLink is an intelligent, Web-based, self-help solution that dramatically reduces inbound e-mail volumes to
                                                      CSR's.


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


Mustang Network

               In February 2000, Mustang.com began offering Mustang Message Center as an application service provider ("ASP") with its launch of the Mustang Network. ASPs provide a contractual service offering to deploy, host, manage, and rent access to an application from a centrally managed facility. ASPs are responsible for either directly or indirectly providing all the specific activities and expertise aimed at managing a software application or set of applications.

               Mustang Network is a Web-based hosted application service to provide an alternative for those customers which do not want Mustang Message Center installed onsite at its location. Through a network of service centers and hosting partners linked by high-speed Internet connections, the Mustang Network provides the company's customers with multiple redundant paths to access their hosted customer service applications and remotely manage these applications which reside on server machines co-located at the company hosting partners' facilities. The Mustang Network provides a complete e-mail management solution including intelligent message processing, sophisticated agent workflow, real-time agent and system metrics and historical reporting applications. The Mustang Network provides an alternative for companies engaged in electronic commerce that seek to deploy quickly and efficiently scale their customer service capabilities. In addition to bandwidth and application support, Mustang's Professional Services team manages all of the administration, workflow, content and IT services for the customers on a 24-hour-a-day, seven-day-a-week basis.

Other Products

               ListCaster. Mustang's ListCaster is a powerful mailing list server and SMTP/POP3 server for Windows 95, Windows 98 and Windows NT. A mailing list server is a software program that automates the administration of mailing lists. E-mail messages are sent to the server which, in turn, sends the messages to all subscribers of the list. SMTP or Simple Mail Transfer Protocol is the outgoing mail server, i.e., the computer contacted to send mail out. POP3 is the incoming mail server, i.e., the computer to which mail is delivered.

               Webmasters using ListCaster can draw customers to their Websites by sending e-mail announcing new Web pages, products, services or possibilities directly to people whose names and e-mail addresses have been compiled on a mailing list. Once the addressee has received the message, e-mail clients permit the addressee to link automatically to any URL located in the body of the message. A URL (Uniform Resource Locator) is a unique identifier for a Web page or other resource on the Internet that can be embedded into the message sent by ListCaster. Once the message recipient clicks on the URL contained in the message, he is immediately taken to the linked Web page and thereby is available to receive advertising and promotion of offered products and services.

               ListCaster was originally released in May 1997 and updated by Versions 2.0 and 2.1, which were released in June and October 1998, respectively. ListCaster 2.1 has a suggested retail price of $499.

               FileCenter. Mustang's FileCenter is a high-performance software program that automatically manages the process of submitting, posting, and locating files on Internet and Intranet sites. FileCenter stores file information, including file name, description, author, and location, in a Microsoft Access database for quick searches. Taking full advantage of Microsoft's Active Server technology, FileCenter indexes all the words found in the document, enabling users to search for the files they need by title, author, description, date, even the number of downloads. FileCenter eliminates the need to have programmers manage Websites using File Transfer Protocol ("FTP") to download files to a remote computer requesting the files.

               FileCenter enables the creators of files to upload them to FileCenter's library using a Web browser such as Microsoft Internet Explorer 3 or 4 or Netscape Navigator 3 or 4 by simply clicking on an "upload" icon on a Web page. The system's Wizard prompts the submitter of the file for all relevant information. FileCenter automatically catalogs the file and can even optionally scan the file for viruses using McAfee Virus Scan. FileCenter posts the file, updates the new submission list, places the file in the proper category and group, and creates the necessary HTML code to permit viewing the index with an ordinary browser. System users can then search on any of FileCenter's database fields including the name of the person uploading the file and the date of submission. Because the process


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


is completely automated, companies can use FileCenter to post files on FTP sites rather than waste the disk space and bandwidth required to distribute them as e-mail attachments. By using FileCenter along with Mustang's ListCaster interested people, such as those desiring a product upgrade or software patch can be automatically notified when pertinent files are posted on the Website. Administrators also have the option of requiring down-loaders to fill out forms that are automatically e-mailed to the submitter of the file. This permits authors of financial documents to track their use, and permits shareware authors to monitor file downloads.

               FileCenter was released in October 1997 and upgraded to the version currently available in February 1998. It has a suggested retail price of $999.

Support Services

               Support services, which include maintenance, implementation, consulting, installation, training and sales support, are an important element of Mustang's business. The company intends to devote substantial additional resources to supporting its customers and seeking to provide training to indirect channels as the company's e-mail management solution becomes more widely adopted. There can be no assurance the company will be successful in its efforts to provide sufficient resources to expand its customer support capabilities or that its services will be widely sought by customers.

Professional Services

               Mustang.com provides consulting and systems integration services through its Professional Services group. Mustang's Professional Services team provides complete system implementation, integration, training, remote system management, executive briefings, and other consulting and services necessary for the implementation of mission-critical e-mail management solutions. The company seeks to deploy its Mustang Message Center platform in an average of three to five business days compared to the three to eight weeks, which, management believes, is needed by competitors. Mustang.com believes that the rapid implementation process coupled with the company's technology, have led directly to Mustang's success against competition.

               The company is expanding its professional services department to support Mustang's effort to maximize each client relationship to meet the demand for follow-up service and introduce new products as they are developed. Three service engineers were recently added to the Professional Services group bringing the total up to five professional consultants at December 31, 1999. The company plans to hire additional professional service representatives as regional offices are opened and business warrants the support. The company believes that its professional services strategy helps maintain strong client relationships by informing clients of new products, performing peer reviews, system upgrades, custom developments, and integration to maximize its clients' customer service capabilities. This strategy creates additional opportunities for client contact and allows the existing client base to feed the company's recurring revenue stream. Clients using all levels of Mustang's platforms purchase peer review and system upgrades with ASP's ranging from $5,000 to $10,000.

Technical Support

               Mustang.com provides customer support for all its product lines. Support options consist of direct real-time technical product via telephone with its support staff as well as electronic support available on the company's Web site, via e-mail or through user-to-user public discussion forums, which may or may not involve Mustang's technical personnel. Fee-based maintenance and support contracts are offered at the time a product is sold or thereafter and are renewable periodically. These support agreements are typically priced at 20 percent of the list price of the related software. Maintenance and support agreements entitle customers to software upgrades and fixes, as well as technical support via the Web, e-mail and telephone on either a toll-free or toll call basis.

Sales, Marketing and Distribution

               The company has targeted enterprises with substantial influx of e-mail as its primary direct customers. It has also focused particularly on the call center market and to a lesser extent the help desk market for its Mustang


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Message Center, believing that these markets present practical opportunities for
Mustang Message Center use and integration with other applications or product suites of OEMs and VARs.

               In 1998, the company began concentration on building a direct sales force to sell its Mustang Message Center directly to businesses. At December 31, 1999, Mustang's direct sales force consisted of 14 individuals. This compares to four individuals engaged in telesales at December 31, 1998.

               The company also uses OEM and VAR distribution channels for Mustang Message Center and has pursued partnership and integration opportunities to support the sale and integration of Mustang Message Center. The company views OEM and VAR distribution channels as an important channel for the continued growth and adoption of Mustang Message Center. These include an OEM arrangement with Siemens Business Communications, which makes provision for Siemens to incorporate Mustang's Mustang Message Center Enterprise Edition into Siemens' ProCenter MX product line initially in North America, and later throughout Siemens' worldwide operations and channels. They also include the recently announced integration of Mustang.com's Mustang Message Center with eContact offered by Quintus Corporation. Such integration provides an integrated solution provided by Quintus for email management, web self help, live help through web-chat and browser-collaboration, voice over the Internet, and traditional phone calls.

               The company is implementing it's own certification program for the Mustang Message Center for the purpose of enabling third-party application developers to certify that their products can be integrated with the Mustang Message Center platform. Mustang.com believes the certification program will add functionality and integration capabilities to Mustang Message Center, as well as promote the goal of establishing the application as the default e-mail response management platform in the call center, customer management, help desk and electronic commerce markets.

               Mustang.com markets Mustang Message Center through media advertising both independently, in cooperation with Mustang-certified distributors and VARs, and to OEMs and other companies that maintain joint market or joint sales agreements with the company. The company uses print media ad campaigns targeted at industry trade journals designed to invoke direct sales. The company also plans to continue to promote Mustang Message Center at industry specific trade shows centered around customer management, call centers, electronic commerce, computer telephony and other support products and services.

               Sales of Mustang Message Center products and services accounted for 98% of total revenues during 1999 as compared to 54% of total revenues in 1998.

               Mustang.com distributes its other products domestically through distributors and resellers, through OEMs who bundle the company's products with their own products, and through direct sales to end-users. Direct sales by the company of products from these lines are made from the company's Web site, by mail order to end users who are solicited through Web Server notices and mailings to Mustang.com's installed customer base, catalogs and media advertising. Sales of ListCaster and FileCenter software accounted for 3% and nil, respectively, of total revenues during 1999 and 4% and 1%, respectively, of total revenues during 1998.

               International sales. Internationally, the company sells directly via in-house telesales operations and through distributors who purchase, warehouse and sell software. In 1998 and 1999, revenues from international sales (other than sales of the Wildcat! Line of products, which the company discontinued in November 1998) represented approximately 9% and 12%, respectively, of total revenues.

Competition

               The market for e-mail message management products and services is intensely competitive, and Mustang.com expects competition to increase significantly. There are no substantial barriers to entry into Mustang's business, and it expects established and new entities to enter the market for e-mail message management products and services in the near future. It is possible that a single supplier will dominate one or more market segments. Furthermore, since there are many potential entrants to the field, it is extremely difficult to assess which companies are likely to offer


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competitive products and services in the future, and in some cases it is difficult to discern whether an existing product or service is competitive with the Mustang Message Center.

               Mustang's principal competitors in the e-mail message management market include Aptex, Brightware, eGain, Exactis.com, Inc., Kana Communications, MessageMedia and Octane Software, each of which provides software solutions for e-mail management. Mustang.com also competes with other firms that provide e-mail message management services on an outsourcing basis. The company competes with a number of independent software suppliers who offer Web Server or telecommunications software as or among their product line(s). Several of Mustang's current and potential competitors have greater name recognition, larger installed customer bases, more diversified lines of products and services and significantly greater financial, technical, marketing and other resources than Mustang. Such competitors may be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to businesses to induce them to use their products or services.

Product Development

               The markets for the company's products are characterized by rapidly changing technology and frequent new product introductions. Accordingly, the company believes its future prospects depend on its ability not only to enhance and successfully market its existing products, but also to develop and introduce new products in a timely fashion which achieve market acceptance. There can be no assurance that the company will be able to identify, design, develop, market or support such products successfully or that the company will be able to respond effectively to technological changes or product announcements by competitors. In particular, if the company fails to successfully anticipate customer demand for new products or product enhancements or upgrades or otherwise makes incorrect product development decisions, the company could be adversely affected both by the loss of anticipated revenue and, possibly, its competitors' increase in their installed base of customers. These adverse results could be particularly significant if the company were to make a number of incorrect product development decisions in succession or within a short period of time. Mustang.com has on a number of occasions experienced delays in the commencement of commercial shipments of new products and enhancements, resulting in delay or loss of product revenues. From time to time, Mustang.com and others may announce new products, capabilities or technologies that have the potential to replace or shorten the life cycle of Mustang's existing product offerings. There can be no assurance that announcements of currently planned or other new product offerings will not cause customers to defer purchasing existing company products or cause distributors to return products to Mustang. In addition, programs as complex as the software products offered by Mustang.com may contain undetected errors or "bugs" when they are first introduced or as new versions are released. Delays or difficulties associated with new product introductions or product enhancements, or the introduction of unsuccessful products or products containing undetected "bugs", could have a material adverse effect on Mustang's business, operating results and financial condition.

               During 1997, 1998 and 1999, Mustang.com spent approximately $697,000, $612,000 and $821,000, respectively, for research and development of new products and enhancements to existing products.

Proprietary Rights

               Mustang.com relies on a combination of trade secret, copyright and trademark laws, nondisclosure agreements and other contractual provisions and technical measures to protect its proprietary rights. Mustang.com believes that, due to the rapid pace of technological innovation for Internet products, Mustang's ability to establish and maintain a position of technology leadership in the industry depends more on the skills of its development personnel than upon the legal protections afforded its existing technology. There can be no assurance that trade secret, copyright and trademark protections will be adequate to safeguard the proprietary software underlying Mustang's products and services. Similarly, there can be no assurance that agreements with employees, consultants and others who participate in the development of its software will not be breached, that Mustang.com will have adequate remedies for any breach or that Mustang's trade secrets will not otherwise become known. Mustang.com also faces the risk that notwithstanding Mustang's efforts to protect its intellectual property, competitors will be able to develop functionally equivalent e-mail message management technologies without infringing any of Mustang's intellectual property rights. Despite Mustang's efforts to protect its proprietary rights, unauthorized parties may attempt to copy


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or otherwise obtain and use products or technology that Mustang.com considers proprietary, and third parties may attempt to develop similar technology independently. In addition, effective protection of intellectual property rights may be unavailable or limited in certain countries. Accordingly, there can be no assurance that Mustang's means of protecting its proprietary rights will be adequate or that Mustang's competitors will not independently develop similar technology.

               As the use of the Internet for commercial activity increases, and the number of products and service providers that support Internet commerce increases, Mustang.com believes that Internet commerce technology providers may become increasingly subject to infringement claims. There can be no assurance that infringement claims will not be filed by plaintiffs in the future. Any such claims, with or without merit, could be time consuming, result in costly litigation, disrupt or delay the enhancement or shipment of Mustang's products and services or require Mustang.com to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable or favorable to Mustang, which could have a material adverse effect on Mustang's business, financial condition and results of operations. In addition, Mustang.com may initiate claims or litigation against third parties for infringement of Mustang's proprietary rights or to establish the validity of Mustang's proprietary rights.

Employees

               On December 31, 1999 the company employed 58 persons (all of which were employed full-time), of which 12 were involved in engineering and product support, six in order processing and shipping/receiving, 20 in sales and marketing, 13 in technical Support and professional services and seven in general administration. The company's employees are not covered by a collective bargaining agreement. The company considers its relationship with its employees to be satisfactory.

Properties

               The company's executive offices and sales, marketing and production facilities occupy an approximately 12,000 square foot building located in Bakersfield, California. This building is leased from two individuals, one whom is James A. Harrer, the company's Chief Executive Officer and a principal shareholder. See "Mustang.com Related Party Transactions."


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


                      DESCRIPTION OF QUINTUS CAPITAL STOCK

General

               Quintus' authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of preferred stock, $0.001 par value. The following summary of certain provisions of the common stock and the preferred stock is not complete and is qualified by Quintus' certificate of incorporation and bylaws and by the provisions of applicable law.

Common Stock

               As of March 15, 2000, there were 33,472,376 shares of common stock outstanding that were held of record by approximately 399 shareholders. There will be 39,527,057 shares of common stock outstanding after giving effect to the issuance of 6,054,681 shares in connection with Quintus' acquisition of Mustang.com, based upon shares outstanding as of March 15, 2000.

               The holders of Quintus common stock are entitled to one vote per share on all matters to be voted upon by the shareholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. Quintus has never declared or paid cash dividends on its common stock or other securities and do not currently anticipate paying cash dividends in the future. Quintus' bank line of credit currently prohibits the payment of dividends. In the event of the liquidation, dissolution or winding up of Quintus, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued upon the effectiveness of this offering will be fully paid and nonassessable.

Preferred Stock

               Quintus' certificate of incorporation authorizes 10,000,000 shares of preferred stock. The board of directors has the authority to issue the preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the shareholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Quintus without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others. At present, Quintus has no plans to issue any of the preferred stock.

Warrants

               As of March 15, 2000, the following warrants to purchase a total of 762,615 shares of Quintus' capital stock were outstanding:

     o warrants to purchase a total of 25,000 shares of Series F preferred stock at $8.25 per share, which expire on April 17, 2006;

     o warrants to purchase a total of 245,339 shares of common stock at $0.30 per share, which expire on November 10, 2001;

     o warrants to purchase a total of 8,466 shares of common stock at $3.94 per share, which expire on January 7, 2002; and


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     o    warrants to purchase 300,000 shares of common stock at $7.50 per share, which expire on November 19, 2000;

     o warrants to purchase a total of 6,239 Series E preferred stock at $2.25 per share, which expire on February 23, 2001.

     o warrants to purchase a total of 122,081 common stock at $2.25 per share, which expire February 23, 2001; and

     o warrants to purchase a total of 55,490 common stock at $2.25 per share, which expire September 3, 2001.

Anti-takeover Effects of Provisions of the Certificate of Incorporation, Bylaws and Delaware Law

               Certificate of incorporation and bylaws. The certificate of incorporation provides that, effective upon the closing of this offering, all shareholder actions must be effected at a duly called meeting and not by a consent in writing. The bylaws provide that Quintus' shareholders may call a special meeting of shareholders only upon a request of shareholders owning at least 10% of Quintus' capital stock. These provisions of the certificate of incorporation and bylaws could discourage potential acquisition proposals and could delay or prevent a change in control of Quintus. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control of Quintus. These provisions are designed to reduce the vulnerability of Quintus to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for Quintus' shares and, as a consequence, they also may inhibit fluctuations in the market price of its shares that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in Quintus' management.

               Delaware takeover statute. Quintus is subject to Section 203 of the Delaware General Corporation Law, which, with some exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested shareholder for a period of three years following the date that such shareholder became an interested shareholder, unless:

     o prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder;

     o upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors and also officers and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

     o on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested shareholder.

Section 203 defines business combination to include:

     o any merger or consolidation involving the corporation and the interested shareholder;

     o any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested shareholder;

     o with some exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested shareholder;

     o any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested shareholder; or

     o the receipt by the interested shareholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

               In general, Section 203 defines an interested shareholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Registration Rights

               After the merger, the holders of 21,728,872 shares of common stock and warrants to purchase common stock will be entitled to registration rights. If Quintus proposes to register any of its securities under the Securities Act, either for its own account or for the account of other security holders exercising registration rights, it must notify these securityholders and these securityholders may be entitled to include all or part of their shares in the registration. Additionally, holders of 21,728,872 shares of common stock and warrants to purchase common stock have demand registration rights under which they may require Quintus to use its best efforts to register shares of their common stock. Further, the holders of these demand rights may require Quintus to file additional registration statements on Form S-3. All of these registration rights are subject to certain conditions and limitations, including the right of underwriters to limit the number of shares included in a registration and Quintus' right to not effect a requested registration within six months following an offering of its securities, including this offering.

Transfer Agent and Registrar

               The transfer agent and registrar for Quintus common stock is Chase Manhattan Shareholder Services, L.L.C.


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


                         SHARES ELIGIBLE FOR FUTURE SALE

               Future sales of substantial amounts of common stock in the public market following this merger, including shares issued upon exercise of outstanding options and warrants, could adversely affect the prevailing market price of Quintus common stock and could impair its ability to raise capital through the sale of its equity securities. As described below, approximately of its shares currently outstanding may not be available for sale immediately after this merger due to contractual and legal restrictions on resale. However, public sales of substantial amounts of Quintus common stock after these restrictions lapse could adversely affect the prevailing market price of its stock and its ability to raise equity capital in the future.

               Upon completion of this merger, Quintus will have outstanding approximately 39,527,057 shares of common stock, based upon shares outstanding
as of March 15, 2000. Approximately     shares of common stock held by existing
shareholders and     shares to be received by Mustang.com shareholders will be
subject to lock-up agreements or bylaw restrictions providing that, with certain limited exceptions, the shareholder will not offer, sell, contract to sell or otherwise dispose of any common stock or any securities that are convertible into common stock prior to May 15, 2000 without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation, or in the case of the shares to be received by Mustang.com shareholders, without the prior written consent of Quintus. As a result of these lock-up agreements and bylaw
restrictions, only    of these shares may be resold prior to         , 2000.
Donaldson, Lufkin & Jenrette Securities Corporation may, in its sole discretion and at any time without notice, release all or any portion of the securities subject to lock-up agreements or bylaw restrictions.

Rule 144

               In general, under Rule 144, beginning 90 days after the date of this prospectus, a person who has beneficially owned restricted shares for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

     o 1% of the number of shares of common stock then outstanding, which will equal approximately 395,270 shares immediately after this merger; or

     o the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale.

               Sales under Rule 144 are also subject to certain manner of sale and notice requirements and to the public availability of information about Quintus. Under Rule 144(k), a person who is not deemed to have been an affiliate of Quintus at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Rule 701

               Rule 701, as currently in effect, permits resales of shares in reliance upon Rule 144 but without compliance with certain restrictions, including the holding period requirement, of Rule 144. Any of Quintus' employees, officers, directors or consultants who purchased shares under a written compensatory plan or contract may be entitled to rely on the resale provisions of Rule 701. Rule 701 permits affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. Rule 701 further provides that nonaffiliates may sell such shares in reliance on Rule 144 without having to comply with the holding period, public information, volume limitation or notice provisions of Rule 144. However, all Rule 701 shares are subject to lock-up agreements or bylaw restrictions and will only become eligible for sale on or after May 15, 2000. Donaldson, Lufkin & Jenrette Securities Corporation may, in its sole discretion and at any time without notice, release all or any portion of the securities subject to lock-up agreements or bylaw restrictions, although it has no current intent of doing so.

                   MANAGEMENT OF QUINTUS FOLLOWING THE MERGER

Directors and Executive Officers

Name                                   Age                    Position
----------------------------------     ---     ----------------------------------
Executive Directors
      Alan Anderson..............      37      Chairman and Chief Executive Officer
      John Burke..................     40      President
      James A. Harrer.............     41      President of Quintus Online
      Susan Salvesen..............     44      Chief Financial Officer and Secretary
      Muralidhar Sitaram..........     36      Senior Vice President, Engineering

Other Officers
      Lawrence Byrd...............     42      Vice President, Marketing
      John Cecala.................     37      Vice President, Sales
      Roger Nunn..................     44      Senior Vice President, Channels and International Sales
      Mark Payne..................     45      Vice President, International Operations
      Candace Sestric.............     53      Vice President, Worldwide Customer Support Services

Directors
      Paul Bartlett...............     39      Director
      Andrew Busey................     28      Director
      Fredric Harman..............     40      Director
      William Herman..............     39      Director
      Alexander Rosen.............     31      Director
      Robert Shaw.................     52      Director
      Jeanne Wohlers..............     54      Director

Executive Officers

               Alan Anderson has served as Quintus' Chief Executive Officer since May 1995 and Quintus' Chairman since September 1999. From May 1995 to July 1999, Mr. Anderson also served as Quintus' President. From October 1992 to May 1995, Mr. Anderson served as Senior Vice President responsible for the North American operations of OpenVision Technologies, a systems management software developer. From December 1991 to October of 1992, Mr. Anderson served as a director for consulting services at Oracle Corporation, a database software company. From April 1989 to December 1991, Mr. Anderson served as a director of professional services for Sybase, a database software company. Mr. Anderson received his B.S. in information systems from the University of San Francisco.

               John Burke has served as Quintus' President since July 1999. From October 1996 to July 1999, Mr. Burke served as Senior Vice President for field sales and support for SAP America, a provider of enterprise resource planning software. From April 1996 to October 1996, Mr. Burke served as Senior Vice President of sales and marketing for Oneware, a software development and distribution company. From September 1990 to April 1996, Mr. Burke served as Executive Vice President of SAP America. Mr. Burke received his B.B.A. in finance and marketing from Ohio University.

               James A. Harrer will become President of Quintus Online, a new division devoted to Quintus' online products and services, effective upon completion of the merger. Mr. Harrer founded Mustang.com's business in January 1986 and has served in various positions for Mustang.com. He currently serves as its President and Chief Executive Officer.

               Susan Salvesen has served as Quintus' Chief Financial Officer and Secretary since January 1998. From April 1996 to September 1997, Ms. Salvesen served as Vice President, Finance and Administration and Chief Financial

Officer and Secretary at Unify Corporation, a provider of e-commerce software solutions. From May 1994 to April 1996, Ms. Salvesen served as Vice President of Finance and Chief Financial Officer at AG Associates, a semiconductor equipment manufacturer. From February 1988 to May 1994, Ms. Salvesen served as Corporate Controller at Aspect Telecommunications, a telecommunications equipment company. Ms. Salvesen received her B.A. in economics from Rutgers University and her M.B.A. from the University of Pittsburgh.

               Muralidhar Sitaram has served as Quintus' Senior Vice President, Engineering since June 1996. From January 1994 to June 1996, Mr. Sitaram served as Quintus' Director of Engineering. Mr. Sitaram received his B.S. in physics and computer science from Bombay University, India and his M.S. in computer science from the Case Western Reserve University.

Other Officers

               Lawrence Byrd was a co-founder of Quintus in 1984 and has most recently served as its Vice President, Marketing since May 1998. From October 1997 to May 1998, Mr. Byrd served as Quintus' Vice President, Product Marketing, from June 1996 to October 1997, as its Chief Technology Officer, from June 1995 to June 1996, as its Vice President, Engineering and from December 1993 to June 1995, as a vice president in its consulting group. Prior to this, Mr. Byrd held a range of engineering, consulting and marketing positions for Quintus. Mr. Byrd received his B.A. in philosophy from the University of Durham, England.

               John Cecala has served as Quintus' Vice President, Sales since January 1999. From October 1995 to January 1999, Mr. Cecala served as a regional sales manager, and from January 1994 to October 1995 he served as one of Quintus' sales representatives. Prior to January 1994, Mr. Cecala served as a national and strategic account sales representative for Lotus Development, a computer software developer. Mr. Cecala received his B.A. degree in business and computer science from Concordia University.

               Roger Nunn has served as Quintus' Senior Vice President, Channels and International Sales since January 2000. From September 1999 to December 1999, Mr. Nunn served as Quintus' Vice President, Americas Operations. From January 1999 to September 1999, he served as Quintus' Senior Vice President of Sales. From October 1997 to December 1998, Mr. Nunn served as Quintus' Vice President of Channel Sales. From May 1994 to September 1997, Mr. Nunn served as a Director of Marketing for Auspex Systems, a provider of network file servers. From December 1988 to April 1994, Mr. Nunn was an area channels manager for Sun Microsystems, a provider of computer workstations. Mr. Nunn received his B.Sc. in engineering and his M.Sc. in management science from Imperial College of London, England.

               Mark Payne has served as Quintus' Vice President, International Operations since July 1998. From June 1996 to June 1998, Mr. Payne served as Senior Vice President of International Operations for Versatility, a software development company. From July 1992 to June 1996, he served as General Manager of Northern Europe for Gupta (now Centura), an applications development software company.

               Candace Sestric has served as Quintus' Vice President,
Worldwide Customer Support Services since April 1997. From April 1996 to April 1997, Ms. Sestric served as Vice President, Professional Services for Knowledge Networks, a customer relationship management systems integrator. From November 1995 to February 1996, Ms. Sestric served as Vice President, Customer Services for Siebel Systems, a sales force automation software company. From June 1993 to November 1995, Ms. Sestric served as Vice President, Worldwide Customer Support Services for Gupta (now Centura). Ms. Sestric received her B.A. in business administration from the College of Santa Fe.

Directors

               Paul Bartlett has served as a director of Quintus since May 1995. Mr. Bartlett joined Hall Kinion & Associates, a recruiting and staffing firm, in September 1996 as President and has served as a director of Hall Kinion since January of that same year. From August 1990 to September 1996, he was with the Sprout Group, a venture capital firm, most recently as a partner. Mr. Bartlett received his A.B. in economics from Princeton University and his M.B.A. from the Stanford University Graduate School of Business.

               Andrew Busey became a director of Quintus upon the closing of its acquisition of Acuity in November 1999. Mr. Busey founded Acuity in August 1995 and served as President and Chief Executive Officer of Acuity until June 1996. From July 1996 to January 1998, Mr. Busey served as Chairman and Chief Technology Officer of Acuity, and from January 1998 to May 1999 he served as Acuity's Chairman. In October 1998, Mr. Busey co-founded living.com, an online provider of furniture and home furnishings, and he served as living.com's President and Chairman until September 1999. He currently is the Chairman and Chief Technology Officer of living.com. Mr. Busey received his B.A. degree in computer science from Duke University.

               Fredric Harman has served as a director of Quintus since September 1996. Since July 1994, Mr. Harman has served as a managing member of the general partners of venture capital funds affiliated with Oak Investment Partners. From April 1991 to June 1994, he served as a general partner of Morgan Stanley Venture Capital. Mr. Harman sits on the boards of ILOG, S.A., Inktomi Corporation, Primus Knowledge Solutions, Inc. and InterNAP Network Services. Mr. Harman received his B.S. and M.S. in electrical engineering from Stanford University and his M.B.A. from the Harvard Graduate School of Business.

               William Herman has served as a director of Quintus since May 1995. Since October 1998, Mr. Herman has served as President, Chief Executive Officer and a director of Viewlogic Systems, a provider of electronic design automation software. From December 1997 to October 1998, Mr. Herman served as President, Viewlogic Systems Division, of Synopsys, a provider of electronic design automation software. In October 1998, Synopsys acquired Viewlogic Systems, whose business included the products and technologies offered by the current Viewlogic. Mr. Herman served as President and Chief Executive Officer of the predecessor Viewlogic from January 1997 to December 1997, and as President and Chief Operating Officer from March 1995 to January 1997. From May 1994 to March 1995, Mr. Herman was President and Chief Operating Officer of Silerity, a computer-aided engineering software company. Mr. Herman also sits on the board of Hall Kinion & Associates. Mr. Herman received his B.S. in computer science from Temple University.

               Alexander Rosen has served as a director of Quintus since August 1997. Mr. Rosen has been with the Sprout Group since 1996, most recently as a general partner. From July 1993 to August 1994, he served as an associate for General Atlantic Partners, a venture capital firm, focusing on software investments. Mr. Rosen received his B.S. in electrical engineering and economics from the Massachusetts Institute of Technology and his M.B.A. from the Stanford University Graduate School of Business.

               Robert Shaw has served as a director of Quintus since October 1995. Since November 1998, Mr. Shaw has served as Chief Executive Officer and a director of USWeb/CKS, an Internet professional services company. From June 1992 to August 1998, Mr. Shaw served in various capacities at Oracle, most recently as Executive Vice President, Worldwide Consulting Services and Vertical Markets. Mr. Shaw received his B.B.A. in finance from the University of Texas.

               Jeanne Wohlers has served as a director of Quintus since October 1995. From May 1994 to July 1998, Ms. Wohlers served as partner of Windy Hill Productions, a producer of education and entertainment software. From October 1994 to April 1997, Ms. Wohlers served as a director of OpenVision Technologies. From August 1993 to June 1995, Ms. Wohlers was a consultant to Scopus Technology, a provider of customer information management systems. Ms. Wohlers currently serves as an independent director/trustee and Audit Committee Chair of 39 mutual funds managed by American Century, and as a director of Indus International. Ms. Wohlers received her B.A. in mathematics from Skidmore College and her M.B.A. from Columbia University.

Board Committees

               The board of directors has a compensation committee and an audit committee.

               Compensation committee. The compensation committee of the board of directors reviews and makes recommendations to the board regarding all forms of compensation provided to Quintus' executive officers and directors, including stock compensation and loans. In addition, the compensation committee reviews and approves stock compensation arrangements for all of Quintus' employees and administers its 1999 Stock Incentive Plan,

Employee Stock Purchase Plan and 1999 Director Option Plan. The board of directors has established a stock option committee whose sole member is the chairman of the board of directors, Alan Anderson. The stock option committee has the power to approve grants of stock options under Quintus' 1999 Stock Incentive Plan to individuals who are neither officers nor board members not exceeding 20,000 shares per grant. The current members of the compensation committee are Messrs. Bartlett and Herman.

               Audit committee. The audit committee of the board of directors reviews and monitors Quintus' corporate financial reporting and its internal and external audits, including, among other things, Quintus' internal audit and control functions, the results and scope of the annual audit and other services provided by Quintus' independent auditors and its compliance with legal matters that have a significant impact on Quintus' financial reports.
The audit committee also consults with Quintus' management and Quintus' independent auditors prior to the presentation of financial statements to shareholders and, as appropriate, initiates inquiries into aspects of Quintus' financial affairs. In addition, the audit committee has the responsibility to consider and recommend the appointment of, and to review fee arrangements with, Quintus' independent auditors. The current members of the audit committee are Ms. Wohlers and Messrs. Harman and Rosen.

Director Compensation

               Directors do not receive any cash fees for their service on the board or any board committee, but they are entitled to reimbursement for all reasonable out-of-pocket expenses incurred in connection with their attendance at board and board committee meetings. From time to time, certain directors who are not employees of Quintus have received grants of options to purchase shares of its common stock. Following this offering, directors will receive automatic option grants under Quintus' 1999 Director Option Plan. If a change in control of Quintus occurs, a non-employee director's option granted under its 1999 Director Option Plan will become fully vested. See "Stock Plans--1999 Director Option Plan."

Compensation Committee Interlocks and Insider Participation

               The compensation committee of the board of directors currently consists of Messrs. Bartlett and Herman. No interlocking relationship exists between any member of Quintus' board of directors or its compensation committee and any member of the board of directors or compensation committee of any other company, and no such interlocking relationship has existed in the past.

Indemnification

               In September 1999, the board of directors authorized Quintus to enter into indemnification agreements with each of Quintus' directors and executive officers. The form of indemnification agreement provides that Quintus will indemnify its directors and executive officers against any and all of their expenses incurred by reason of their status as a director or executive officer to the fullest extent permitted by Delaware law and its bylaws.

               Quintus' certificate of incorporation and bylaws each contain certain provisions relating to the limitation of liability and indemnification of its directors and officers. Quintus' certificate of incorporation provides that its directors will not be personally liable to Quintus or its shareholders for monetary damages for any breach of fiduciary duty as a director, except for liability

     o for any breach of the director's duty of loyalty to Quintus or its shareholders;

     o for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     o in connection with unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

     o for any transaction from which the director derives any improper personal benefit.

               Quintus' certificate of incorporation also provides that if the Delaware General Corporation Law is amended after the approval by its shareholders of Quintus' certificate of incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of its directors will be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law. These provisions are not intended to limit the liability of Quintus' directors or officers for any violation of applicable federal securities laws.

               In addition, as permitted by Section 145 of the Delaware General Corporation Law, Quintus' bylaws provide that

     o Quintus is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law;

     o Quintus may, in its discretion, indemnify other of its officers, employees and agents as provided by the Delaware General Corporation Law;

     o with some exceptions, Quintus' required to advance all expenses incurred by its directors and executive officers in connection with a legal proceeding;

     o    the rights conferred in the bylaws are not exclusive;

     o Quintus is authorized to enter into indemnification agreements with its directors, officers, employees and agents; and

     o Quintus may not retroactively amend its bylaw provisions relating to indemnification.

Executive Compensation

               The following table sets forth information with respect to compensation for the fiscal year ended March 31, 1999 paid by Quintus for services by its Chief Executive Officer and its other executive officers whose total salary and bonus for such fiscal year exceeded $100,000, collectively referred to as the Named Executive Officers. Mr. Kenyon resigned as Quintus' Vice President, Field Operations in October 1998.

Summary Compensation Table


                                                                                           Long-Term
                                                                                          Compensation
                                                                                          ------------
                                                                                             Awards
                                                                                          ------------
                                                                Annual Compensation        Securities
                                                             ------------------------      Underlying
                                                             Salary          Bonus          Options
Name and Principal Position
---------------------------
Alan Anderson, Chief Executive Officer....................    $190,000        $11,875            --
Susan Salvesen, Chief Financial Officer...................     150,000         10,000        25,000
Muralidhar Sitaram, Senior Vice President, Engineering....     155,833             --        85,000
Peter Kenyon, former Vice President, Field Operations.....      89,702        304,773            --

Option Grants in Last Fiscal Year

               The following table sets forth each grant of stock options during the fiscal year ended March 31, 1999 to each of the Named Executive Officers. Quintus granted a total of 1,205,612 options to its employees during fiscal 1999. No stock appreciation rights were granted to these individuals during this period.

               Each of the options listed in the table below is immediately exercisable except to the extent exercisability was deferred to preserve incentive stock option tax benefits. The shares purchasable upon exercise of these options may be repurchased by Quintus at the original exercise price paid per share upon the optionee's cessation of service prior to vesting in such shares. Other than Ms. Salvesen's option for 10,000 shares, the repurchase right lapses and the optionee vests in 25% of the option shares upon completion of one year of service from the date of grant and the balance in a series of equal monthly installments over the next 36 months of service. Ms. Salvesen's option for 10,000 shares vests in equal monthly installments over a two-year period. Each of the option shares listed in the table will vest upon an acquisition of Quintus by merger or asset purchase, unless Quintus' repurchase right in connection with unvested option shares is transferred to the acquiring entity. Each of the options has a ten-year term, but may be terminated earlier if the optionee ceases to remain with Quintus.

               The exercise prices of the options Quintus grants are equal to the fair market value of Quintus common stock, as valued by Quintus' board of directors, on the date of grant. The exercise price may be paid in cash, in shares of Quintus common stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. Quintus may also finance the option exercise by lending the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state income tax liability incurred by the optionee in connection with such exercise.

               The potential realizable values at 5% and 10% appreciation are calculated by assuming a base price of $18.00 per share that appreciates at the indicated rate for the entire ten-year term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. Stock price appreciation rates of 5% and 10% are assumed pursuant to rules promulgated by the Securities and Exchange Commission and do not represent Quintus' prediction of its stock price performance.

Individual Grants

                                                                                             Potential Realizable
                          Number of                                                           Value at Assumed
                          Securities      % of Total                                           Annual Rate of
                          Underlying    Options Granted     Exercise                               Stock
                           Options      to Employees in      Price       Expiration          Price Appreciation
                           Granted        Fiscal Year      ($/Share)        Date              for Option Term
                          ----------    ---------------    ---------     ----------     -----------------------------
                                                                                               5%             10%
Name
Alan Anderson........           --            -- %          $   --           --          $         --     $        --
Susan Salvesen.......       10,000            0.8             1.75         3/09/09            275,701         449,374
                            15,000            1.2             1.50         7/20/08            417,302         677,810
Muralidhar Sitaram...       85,000            7.1             1.75         3/09/09          2,343,459       3,819,676
Peter Kenyon.........           --             --               --           --                    --              --


Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

               The following table sets forth for each of the Named Executive Officers, the number of options exercised during the fiscal year ended March 31, 1999 and the number and value of securities underlying unexercised options that were held by the Named Executive Officers as of March 31, 1999. No stock appreciation rights were exercised by the Named Executive Officers in fiscal year 1999, and no stock appreciation rights were outstanding at the end of that year.

               The amounts in the "Value Realized" column are equal to the fair market value of the purchased shares on the option exercise date, less the exercise price paid for such shares.

               Options granted under Quintus' 1995 Stock Option Plan are immediately exercisable for all the option shares, but any shares purchased under those options may be repurchased by Quintus, at the original exercise price paid per share, if the optionee ceases to remain with Quintus prior to the vesting in his or her shares. The headings "Vested" refer to shares that Quintus may no longer repurchase; the headings "Unvested" refer to shares that Quintus had rights to repurchase as of March 31, 1999.

               The amounts in the "Value of Unexercised in-the-Money Options at March 31, 1999" column are based on $1.75 per share, the fair market value of Quintus common stock at the end of fiscal 1999, less the exercise price payable for such shares.

                                                              Number of Securities Underlying      Value of Unexercised
                       Shares Acquired                              Unexercised Options            in-the-Money Options
                         on Exercise      Value Realized             at March 31, 1999              at March 31, 1999
                       ---------------    --------------      -------------------------------    ----------------------
Name                                                            Vested            Unvested        Vested       Unvested
----
Alan Anderson......          --           $    --                  --                 --          $     --      $     --
Susan Salvesen.....      28,000             7,000              33,499            156,501            15,239        71,011
Muralidhar Sitaram.          --                --               5,312             94,688             2,656         4,844
Peter Kenyon.......          --                --                  --                 --                --            --

Employment and Change of Control Agreements

               The compensation committee, as plan administrator of the 1999 Stock Incentive Plan, has the authority to accelerate the vesting of the shares of common stock subject to outstanding options held by the Named Executive Officers and any other person in connection with certain changes in control of Quintus. In connection with Quintus' adoption of the 1999 Stock Incentive Plan, Quintus has provided that upon a change in control of Quintus, each outstanding option and all shares of restricted stock will generally become fully vested unless the surviving corporation assumes the option or award or replaces it with a comparable award.

               Except for Mr. Anderson and Mr. Burke, none of the Named Executive Officers has employment agreements with Quintus, and his or her employment may be terminated at any time. Quintus has entered into an agreement with Mr. Anderson, its Chief Executive Officer, dated May 23, 1995, which provides for payment of severance pay in the amount of nine months base salary in the event that his employment is involuntarily terminated without cause. In May 1995, Quintus granted Mr. Anderson unvested options to purchase 1,142,858 shares of common stock. Subsequently, Mr. Anderson exercised his option to purchase all of these options subject to Quintus' right to repurchase his unvested shares should he cease his service with Quintus. As of December 1999, Mr. Anderson had fully vested in 671,429 of these shares. Provided that Mr. Anderson remains in Quintus' service, the remaining 471,429 shares of unvested common stock will vest as follows: 117,857 will vest in equal annual installments beginning in May 2000. However, these 471,429 shares of unvested common stock could vest in full if following this offering the per share value of Quintus common stock reaches specified targets as measured on May 25, 2000, 2001 or 2002. Mr. Anderson's agreement also provides that these 471,429 shares of unvested common stock will vest in full following certain changes in control of Quintus.

               Quintus has entered into an agreement with Mr. Burke, its President, dated June 11, 1999, which provides for payment of severance in the amount of 3 months base salary in the event that his employment is involuntarily terminated without cause before July 5, 2000. In addition, Mr. Burke has been granted unvested options to purchase 685,000 shares of common stock. Of these 685,000 options, 411,000 will vest as follows: 205,000 will vest upon completion of one year of service from the date of grant and the balance will vest in equal monthly installments over the next 36 months of service thereafter. 274,000 of these 685,000 options will vest within three to five years, depending on Quintus' achievement of specified license and revenue targets. Mr. Burke's agreement also provides for accelerated vesting of up to half of his 685,000 options if his employment is involuntarily terminated without cause within six months following certain changes in control of Quintus and he is then vested in less than half of such options.

Stock Plans

     1999 Stock Incentive Plan

               Share reserve. Quintus' 1999 Stock Incentive Plan became effective in November 1999. Quintus has reserved 1,000,000 shares of its common stock for issuance under the 1999 Stock Incentive Plan. Additionally, 217,000 shares not yet issued under Quintus' 1995 Stock Option Plan became available under the 1999 Stock Incentive Plan on the date of

Quintus' initial public offering. On January 1 of each year, starting with the year 2000, the number of shares in the reserve will automatically increase by a number equal to the lesser of (a) 5% of the total number of shares of common stock that are outstanding at that time or, (b) by 2,000,000 shares. As of January 1, 2000, the reserve automatically increased by 1,662,867 shares. In general, if options or shares awarded under the 1999 Stock Incentive Plan or the 1995 Stock Option Plan are forfeited, then those options or shares will again become available for awards under the 1999 Stock Incentive Plan. Quintus has not yet granted any options under the 1999 Stock Incentive Plan.

               Outstanding options under the 1995 Stock Option Plan have been incorporated into the 1999 Stock Incentive Plan and no further option grants will be made under the 1995 Stock Option Plan. The incorporated options will continue to be governed by their existing terms, unless the board of directors elects to extend one or more features of the 1999 Stock Incentive Plan to those options or to other outstanding shares. Previously, options granted under the 1995 Stock Option Plan provided that vesting of the shares would accelerate upon an acquisition only if not assumed by the acquiring entity.

               Administration. The compensation committee of Quintus' board of directors administers the 1999 Stock Incentive Plan. The committee has the complete discretion to make all decisions relating to the interpretation and operation of Quintus' 1999 Stock Incentive Plan. The committee has the discretion to determine who will receive an award, what type of award it will be, how many shares will be covered by the award, what the vesting requirements will be, if any, and what the other features and conditions of each award will be. The compensation committee may also reprice outstanding options and modify outstanding awards in other ways.

               Eligibility. Employees, consultants and members of Quintus' board of directors who are not employees are eligible to participate in the 1999 Stock Incentive Plan.

               Types of award.   The 1999 Stock Incentive Plan provides for
the award of incentive or nonstatutory options to purchase shares of Quintus common stock, restricted shares of Quintus common stock, stock appreciation rights and stock units.

               Options. An optionee who exercises an incentive stock option may qualify for favorable tax treatment under Section 422 of the Internal Revenue Code of 1986. On the other hand, nonstatutory stock options do not qualify for such favorable tax treatment. The exercise price for incentive stock options granted under the 1999 Stock Incentive Plan may not be less than 100% of the fair market value of Quintus common stock on the option grant date. In the case of nonstatutory stock options, the minimum exercise price is 85% of the fair market value of Quintus common stock on the option grant date. Optionees may pay the exercise price by using:

     o    cash;

     o    shares of common stock that the optionee already owns;

     o a full-recourse promissory note, except that the par value of newly issued shares must be paid in cash;

     o an immediate sale of the option shares through a broker designated by Quintus; or

     o a loan from a broker designated by Quintus, secured by the option shares.

               Options vest at the time or times determined by the compensation committee. In most cases, Quintus' options vest over a four-year period following the date of grant. Options generally expire ten years after they are granted, except that they generally expire earlier if the optionee's service terminates earlier. The 1999 Stock Incentive Plan provides that no participant may receive options covering more than 1,000,000 shares in the same year, except that a newly hired employee may receive options covering up to 2,000,000 shares in the first year of employment.

               Stock appreciation rights. A participant who exercises a stock appreciation right shall receive the increase in value of Quintus common stock over the base price. The base price for stock appreciation rights granted under the

1999 Stock Incentive Plan shall be determined by the compensation committee. The settlement value of the stock appreciation right may be paid in cash or shares of common stock.

               Stock appreciation rights vest at the time or times determined by the compensation committee. In most cases, Quintus' stock appreciation rights vest over a four-year period following the date of grant. Stock appreciation rights generally expire 10 years after they are granted, except that they generally expire earlier if the participant's service terminates earlier. The 1999 Stock Incentive Plan provides that no participant may receive stock appreciation rights covering more than 1,000,000 shares in the same year, except that a newly hired employee may receive stock appreciation rights covering up to 2,000,000 shares in the first year of employment.

               Restricted shares. Restricted shares vest at the time or times determined by the compensation committee and may be awarded under the 1999 Stock Incentive Plan in return for:

     o    cash;

     o a full-recourse promissory note, except that the par value of newly issued shares must be paid in cash;

     o    services already provided to Quintus; and

     o in the case of treasury shares only, services to be provided to Quintus in the future.

               Stock units. Stock units vest at the time or times determined by the compensation committee and may be awarded under the 1999 Stock Incentive Plan in return for:

     o    cash;

     o a full-recourse promissory note, except that the par value of newly issued shares must be paid in cash;

     o    services already provided to Quintus; and

     o in the case of treasury shares only, services to be provided to Quintus in the future.

               Change in control. If a change in control of Quintus occurs, an option or restricted stock award under the 1999 Stock Incentive Plan will generally become fully vested. However, if the surviving corporation assumes the option or award or replaces it with a comparable award, then vesting shall generally not accelerate. A change in control includes:

     o a merger of Quintus after which its own shareholders own 50% or less of the surviving corporation or its parent company;

     o    a sale of all or substantially all of Quintus' assets;

     o the replacement of more than one-half of Quintus' directors over a 24-month period; or

     o an acquisition of 50% or more of Quintus' outstanding stock by any person or group, other than a person related to Quintus such as a holding company owned by its shareholders.

               Amendments or Termination. Quintus' board may amend or terminate the 1999 Stock Incentive Plan at any time. If Quintus' board amends the plan, it does not need to ask for shareholder approval of the amendment unless applicable law requires it. The 1999 Stock Incentive Plan will continue in effect indefinitely, unless the board decides to terminate the plan earlier.

Employee Stock Purchase Plan

               Share reserve and administration. Quintus' Employee Stock Purchase Plan became effective in November 1999. Quintus' Employee Stock Purchase Plan is intended to qualify under Section 423 of the Internal Revenue Code. Quintus has reserved 1,000,000 shares of its common stock for issuance under the plan. On May 1 of each year, starting with the year 2000, the number of shares in the reserve will automatically be increased by 2% of the total number of shares of Quintus common stock that are outstanding at that time or, if less, by 1,000,000 shares. The plan will be administered by a committee of Quintus' board of directors.

               Eligibility. All of Quintus' employees are eligible to participate if they are employed by Quintus for more than 20 hours per week and for more than five months per year. Eligible employees may begin participating in the plan at the start of any offering period. Each offering period lasts 24 months. Overlapping offering periods start on May 1 and November 1 of each year. However, the first offering period began on the effective date of Quintus' initial public offering and ends on October 31, 2001.

               Amount of contributions. Quintus' Employee Stock Purchase Plan permits each eligible employee to purchase common stock through payroll deductions. Each employee's payroll deductions may not exceed 15% of the employee's cash compensation. Purchases of Quintus common stock will occur on April 30 and October 31 of each year. Each participant may purchase up to 2,000 shares on any purchase date. However, the value of the shares purchased in any calendar year, measured as of the beginning of the applicable offering period, may not exceed $25,000.

               Purchase price. The price of each share of common stock purchased under Quintus' Employee Stock Purchase Plan will be 85% of the lower of the fair market value per share of common stock on the date immediately before the first day of the applicable offering period, or the fair market value per share of common stock on the purchase date. In the case of the first offering period, the price per share under the plan will be 85% of the lower of the price per share to the public in this offering, or the fair market value per share of common stock on the purchase date.

               Other provisions. Employees may end their participation in the Employee Stock Purchase Plan at any time. Participation ends automatically upon termination of employment with Quintus. If a change in control of Quintus occurs, Quintus' Employee Stock Purchase Plan will end and shares will be purchased with the payroll deductions accumulated to date by participating employees, unless the plan is assumed by the surviving corporation or its parent. Quintus' board of directors may amend or terminate the Employee Stock Purchase Plan at any time. Quintus' chief executive officer may also amend the plan in certain respects. If Quintus' board increases the number of shares of common stock reserved for issuance under the plan, except for the automatic increases described above, it must seek the approval of its shareholders.

1999 Director Option Plan

               Share reserve. Quintus' 1999 Director Option Plan became effective in November 1999. Quintus has reserved 500,000 shares of its common stock for issuance under the plan. In general, if options granted under the 1999 Director Option Plan are forfeited, then those options will again become available for grants under the plan. The Director Option Plan will be administered by the compensation committee of Quintus' board of directors, although all grants under the plan are automatic and non-discretionary.

               Initial grants. Only the non-employee members of Quintus' board of directors will be eligible for option grants under the 1999 Director Option Plan. Each non-employee director who first joins Quintus' board after the effective date of this offering will receive an initial option for 30,000 shares. That grant will occur when the director takes office. The initial options vest in monthly installments over the two-year period following the date of grant.

               Annual grants. At the time of each of Quintus' annual shareholders' meetings, beginning in 2000, each non-employee director who will continue to be a director after that meeting will automatically be granted an annual option for 10,000 shares of Quintus common stock. However, a new non-employee director who is receiving the

30,000-share initial option will not receive the annual option in the same calendar year. The annual options are fully vested on the first anniversary of the date of grant.

               Other option terms. The exercise price of each non-employee director's option will be equal to the fair market value of Quintus common stock on the option grant date. A director may pay the exercise price by using cash, shares of common stock that the director already owns, or an immediate sale of the option shares through a broker designated by Quintus. The non-employee directors' options have a 10-year term, except that they expire one year after a director leaves the board (if earlier). If a change in control of Quintus occurs, a non-employee director's option granted under the 1999 Director Option Plan will become fully vested. Vesting also accelerates in the event of the optionee's death or disability.

               Amendments or termination. Quintus' board may amend or terminate the 1999 Director Option Plan at any time. If Quintus' board amends the plan, it does not need to ask for shareholder approval of the amendment unless applicable law requires it. The 1999 Director Option Plan will continue in effect indefinitely, unless the board decides to terminate the plan.

                  PRINCIPAL SHAREHOLDERS OF QUINTUS CORPORATION

               The following table sets forth the beneficial ownership of Quintus' common stock as of March 15, 2000 and is adjusted to reflect the closing of Quintus' acquisition of Mustang.com. Specifically, it reflects:

     o each person who is known by Quintus to beneficially own more than 5% of Quintus common stock;

     o    each of the named executive officers;

     o    each of Quintus' directors; and

     o all of Quintus' directors and executive officers as a group (11 persons).

               As of March 15, 2000, there were 33,472,376 shares of Quintus common stock outstanding. Quintus will issue 6,054,681 shares in connection with its acquisition of Mustang.com. Thus, the figures in the "Outstanding Before Merger" and "Outstanding After Merger" columns below are based on 33,472,376 and 39,527,057 shares outstanding.

               Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options currently exercisable within 60 days of March 15, 2000 are deemed outstanding for purposes of computing the percentage ownership of any other person holding such option but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except where indicated, and subject to community property laws where applicable, the persons in the table below have sole voting and investment power with respect to all common stock shown as beneficially owned by them. Unless otherwise indicated, the address of each of the individuals listed in the table is c/o Quintus Corporation, 47212 Mission Falls Court, Fremont, CA 94539.

                                                                                     Percentage of Shares
                                     Number of Shares      Options or Warrants    -------------------------------
                                      Beneficially       Included in Beneficial   Outstanding       Outstanding
Name of Beneficial Owner                 Owned                 Ownership         Before Merger      After Merger
------------------------            -----------------    ----------------------  -------------      ------------
Entities Affiliated with Donaldson,
 Lufkin & Jenrette, Inc.(a).........    11,842,037             140,193               35.4%              30.0%
 c/o Sprout Group
 3000 Sand Hill Road, Suite 170,
 Bldg. 3 Menlo Park, CA 94025
Entities Affiliated with Oak
 Investment Partners(b).............     2,903,516                  --                8.7                7.4
 525 University Avenue, Suite 1300
 Palo Alto, CA 94301

HarbourVest Partners IV --
 Direct Fund L.P.(c)................    1,530,908             105,146                4.6                 3.9
      One Financial Center
      Boston, MA 02111
Alan K. Anderson....................     1,142,858                  --                3.4                2.9
John J. Burke.......................       685,000             685,000                2.0                1.7
Susan Salvesen......................       249,250              89,250                *                  *
Muralidhar Sitaram..................       331,250             131,250                *                  *
Paul Bartlett.......................       116,453              40,000                *                  *
Andrew Busey........................       602,319                  --                1.8                1.5
Fredric Harman(d)...................     2,903,516                  --                8.7                7.4
Will Herman.........................       220,241              60,000                *                  *
Alexander Rosen(e)..................    11,842,037                  --               35.4               30.0
Robert Shaw.........................        84,097                  --                *                  *
Jeanne Wohlers......................       122,049                  --                *                  *
All directors and executive
 officers as a group(11)............    18,299,070           1,005,500               54.7               46.3

----------
*  Less than 1%.

(a) Includes 653,655 shares held by entities affiliated with Donaldson, Lufkin & Jenrette, Inc., of which 7,253 are held in the form of warrants to purchase common stock. Also includes 3,605,644 shares held by Sprout Capital VI, L.P., of which 45,803 are held in the form of warrants to purchase common stock. Also includes 7,360,350 shares held by Sprout Capital VII, L.P., of which 87,137 are held in the form of warrants to purchase common stock. Also includes 17,463 and 204,925 shares held by Sprout CEO Fund, L.P. and DLJ ESC II, L.P. DLJ ESC II, L.P. is an Employees' Securities Corporation as defined in the Investment Company Act of 1940. The general partner of DLJ ESC II, L.P. is DLJ LBO Plans Management Corporation and the limited partners of DLJ ESC II, L.P. are current or former employees of Donaldson, Lufkin & Jenrette, Inc. and its affiliates. DLJ Capital Corporation is the managing general partner of Sprout Capital VI, L.P., the managing general partner of Sprout Capital VII, L.P. and the General Partner of Sprout CEO Fund, L.P. The entities affiliated with Donaldson, Lufkin & Jenrette, Inc. (the "DLJ Entities") have placed a sufficient number of their shares in a voting trust so that upon the closing of this offering, the DLJ Entities will exercise voting control over less than five percent of the outstanding common stock. The shares subject to the voting trust are held and voted by an independent third party, Norwest Bank Indiana, N.A., as voting trustee. DLJ Capital Corporation has the power to dispose of the shares subject to the voting trust that were formerly held by DLJ Capital Corporation, Sprout Capital VI, L.P., Sprout Capital VII, L.P. and Sprout CEO Fund, L.P. DLJ LBO Plans Management Corporation has the power to dispose of the shares subject to the voting trust that were formerly held by DLJ ESC II, L.P. DLJ Capital Corporation has the power to vote and dispose of its shares, as well as those held by Sprout Capital VI, L.P., Sprout Capital VII, L.P. and Sprout CEO Fund, L.P., that are not subject to the voting trust. DLJ LBO Plans Management Corporation has the power to vote and dispose of shares held by DLJ ESC II, L.P. that are not subject to the voting trust.

(b) Includes 2,837,318 shares held by Oak Investment Partners VI, L.P., and 66,198 shares held by Oak VI Affiliates Fund, L.P. Mr. Harman has indirect ownership of the shares and has shared power to vote and dispose of the shares held by Oak Investment Partners VI, L.P. and Oak VI Affiliates Fund, L.P. The parties who share power to vote and dispose of the shares held by Oak Investment Partners VI, L.P., with Mr. Harman are Bandel L. Carano, Eileen M. More, Ann H. Lamont, Edward F. Glassmeyer and Gerald R. Gallagher, all of whom are managing members of Oak Associates VI, LLC, the general partner of Oak Investment Partners VI, L.P. The parties who share power to vote and dispose of the shares held by Oak VI Affiliates Fund, L.P., with Mr. Harman are Bandel L. Carano, Eileen M. More, Ann H. Lamont, Edward F. Glassmeyer and Gerald R. Gallagher, all of whom are managing members of Oak VI Affiliates, LLC, the general partner of Oak VI Affiliates Fund, L.P. Mr. Harman, Bandel L. Carano, Eileen M. More, Ann H. Lamont, Edward F. Glassmeyer and Gerald R. Gallagher disclaim beneficial ownership of the securities held by such partnerships in which Mr. Harman, Bandel L. Carano, Eileen M. More, Ann H. Lamont, Edward F. Glassmeyer and Gerald R. Gallagher do not have a pecuniary interest.

(c) Hancock Venture Partners, Inc. is the managing general partner of Back Bay Partners XII L.P., the general partner of HarbourVest Partners IV-Direct Fund L.P. D. Brooks Zug and Edward W. Kane, who comprise the investment committee of Hancock Venture Partners, Inc., hold the power to vote and dispose of the shares held by HarbourVest Partners IV-Direct Fund L.P.

(d) Includes 2,903,516 shares held by entities affiliated with Oak Investment Partners. See Note b above. Mr. Harman is a managing member of Oak Associates VI, LLC, the general partner of Oak Investment Partners VI, L.P., and a managing member of Oak VI Affiliates, LLC, the general partner of Oak VI Affiliates Fund, L.P.

(e) Includes 11,842,037 shares held by entities affiliated with DLJ Capital Corporation. See Note a above. Mr. Rosen is a general partner of the Sprout Group and a general partner of DLJ Associates VII, L.P., which is a general partner of Sprout Capital VII, L.P. Mr. Rosen disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest arising from his interests in the partnerships named in Note a above.

                      PRINCIPAL SHAREHOLDERS OF MUSTANG.COM

               The following table sets forth as of March 13, 2000 information regarding the beneficial ownership of Mustang.com's common stock by (i) each person known by Mustang.com to be the beneficial owner of more than five percent of the outstanding shares of common stock, (ii) each of the directors of Mustang.com, (iii) each of Mustang.com's executive officers whose annual salary and bonus were in excess of $100,000 during 1999, and (iv) the executive officers and directors of Mustang.com as a group.

                                                        Common Stock(a)
Name of beneficial owner or identity of group        Number        Percent
---------------------------------------------        ------        -------
James A. Harrer....................................   725,778         11.7%
Christopher B. Rechtsteiner........................    39,721          *
C. Scott Hunter....................................    34,811          *
Stanley A. Hirschman...............................    53,250          *
Michael S. Noling..................................    33,334          *
Anthony P. Mazzarella..............................     9,375          *
Phillip E. Pearce..................................     9,375          *
Austin W. Marxe and David M.
  Greenhouse (b)...................................   500,427          7.9
All executive officers and directors
  as a group (10) persons..........................   956,358         14.9

----------
*     Less than 1%.

(a) Includes any shares purchasable upon exercise of options or warrants exercisable within 60 days of March 13, 2000, but does not give effect to any change of control provisions in options that may become applicable as a result of the successful consummation of the merger with Quintus.

(b) Information concerning beneficial ownership by Messrs. Marxe and Greenhouse is based on an Amendment No. 1 to Schedule 13G dated March 1, 2000 filed on their behalf (among others) with the Securities and Exchange Commission on March 2, 2000.

                      QUINTUS RELATED PARTY TRANSACTIONS

Relationships Among Officers or Directors with Certain Investors

               Two of Quintus' directors are associated with entities that each own more than five percent of Quintus' capital stock. Mr. Rosen is a general partner in Sprout Group, and Mr. Harman is a general partner in Oak Investment Partners. No other officer or director of Quintus has any material relationship with any other principal shareholder.

Stock Transactions

               The following table summarizes the sales of preferred stock to Quintus' executive officers, directors and principal shareholders, and persons and entities associated with them, since its inception. Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock automatically converted into one share of common stock and received a cash payment equal to approximately 92.5% of the original per share purchase price upon the closing of Quintus' initial public offering. Each share of Series E Preferred Stock and Series F Preferred Stock automatically converted into one share of common stock upon the closing of Quintus' initial public offering. See "Principal Shareholders of Quintus Corporation" for a summary of the affiliations of each of the persons and entities described below.


                                                                                                           Total Value of
                             Series A     Series B     Series C     Series D     Series E     Series F       Preferred
                             Preferred    Preferred    Preferred    Preferred    Preferred    Preferred        Stock
                               Stock        Stock        Stock        Stock        Stock        Stock        Purchased
                             ---------    ---------    ---------    ---------    ---------    ---------    --------------
Date of sale.............      5/25/95       3/7/96      9/17/96     11/10/97      5/21/98      8/26/99
Price per share..........        $1.00        $1.43        $1.91        $2.75        $4.15        $8.25
Entities associated with
 Quintus' directors
 Entities Associated
 with DLJ Capital
 Corporation (Mr.
 Rosen)..................    9,000,000      699,300      501,182           --    1,304,100           --       $16,369,272
Entities Associated with
 Oak Investment
 Partners (Mr.
 Harman).................           --           --    2,094,240           --      669,085           --        $6,776,701
Other 5% shareholders
 HarbourVest
 Partners IV.............           --           --           --      970,002      455,760           --        $4,558,910
Outside directors
  William Herman.........      100,000           --           --           --       60,241       30,000          $597,500
  Paul Bartlett..........           --           --       52,356           --       24,097           --          $200,002
  Jeanne Wohlers.........           --       34,420           --           --       12,049           --           $99,224
  Robert Shaw............           --           --           --           --       18,072           --           $74,999


Employment Agreements and Other Compensation Arrangements

               Quintus has entered into employment agreements or compensation arrangements with Alan Anderson, Quintus' Chief Executive Officer, and John Burke, Quintus' President. See "Management of Quintus Following the Merger-- Employment and Change of Control Agreements."

Option Grants

               Quintus has granted options to its directors and executive officers, and Quintus intends to grant additional options to its directors and executive officers in the future. See "Management of Quintus Following the Merger--Option Grants in Last Fiscal Year" and "Management of Quintus Following the Merger--Director Compensation."

Indemnification Agreements

               Quintus has entered into indemnification agreements with its directors and executive officers. Such agreements may require Quintus, among other things, to indemnify its officers and directors, other than for liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. See "Management of Quintus Following the Merger--Indemnification."

Rights of Certain Shareholders

               Certain holders of Quintus common stock are entitled to demand and "piggyback" registration rights pursuant to an Amended and Restated Investors' Rights Agreement, dated as of August 26, 1999. The following directors are parties to this agreement: Jeanne Wohlers; William Herman; Paul Bartlett; and Robert Shaw. In addition, the following principal shareholders are party to this agreement: entities associated with the Sprout Group, in which Alexander Rosen is a general partner; entities associated with Oak Investment Partners, in which director Fredric W. Harman is a general partner; and HarbourVest Partners IV.

Agreements with Companies with which Quintus' Directors are Associated

               Quintus has an ongoing contract with Hall, Kinion Associates, Inc., a recruiting and staffing firm, under which Hall, Kinion recruits qualified candidates for consideration of employment in specific positions with Quintus. If Quintus hires any Hall, Kinion candidate, either immediately or within 6 months of the date the candidate is first referred to Quintus by Hall, Kinion, Quintus pays Hall, Kinion 20% of the candidate's base annual salary. Paul Bartlett, one of Quintus' directors, is president of Hall, Kinion. In fiscal 1999 and the nine months ended December 31, 1999, Quintus paid an aggregate of $20,387 and $412,555, respectively, to Hall, Kinion under this agreement.

               Mr. Busey, who became one of Quintus' directors upon the closing of its acquisition of Acuity, is the Chairman and Chief Technology Officer of living.com, an online retailer of home furnishings. In March 1999, Acuity licensed its WebCenter product to living.com and received approximately $78,000 in connection with this license.

Loans to Certain Executive Officers and Directors

               On May 14, 1996, Quintus loaned Alan Anderson, its Chief Executive Officer, a total of $37,500 for the exercise of stock options. Mr. Anderson purchased 750,000 shares of Quintus common stock with the loan. In connection with the loan, Quintus entered into a stock pledge agreement with Mr. Anderson on May 14, 1996 and became the holder of a full-recourse promissory note from Mr. Anderson dated May 14, 1996 in the amount of $37,500 and bearing an interest rate of 6.36%, compounded annually. Principal and interest are due on May 14, 2001, subject to acceleration upon the cessation of Mr. Anderson's employment and certain other events. As of December 31, 1999, the amount outstanding on this note was $46,914.

               On May 14, 1996, Quintus loaned Alan Anderson, its Chief Executive Officer, a total of $19,643 for the exercise of stock options. Mr. Anderson purchased 392,858 shares of Quintus common stock with the loan. In connection with the loan, Quintus entered into a stock pledge agreement with Mr. Anderson on May 14, 1996 and became the holder of a full-recourse promissory note from Mr. Anderson dated May 14, 1996 in the amount of $19,643 and bearing an interest rate of 6.36%, compounded annually. Principal and interest are due on May 14, 2001, subject to acceleration upon the cessation of Mr. Anderson's employment and certain other events. As of December 31, 1999, the amount outstanding on this note was $24,573.

               On April 20, 1999, Quintus loaned Susan Salvesen, Quintus' Chief Financial Officer, a total of $164,868 for the exercise of a stock option. She purchased 132,000 shares of Quintus common stock with the loan. In connection with the loan, Quintus entered into a stock pledge agreement with Ms. Salvesen on April 20, 1999, and became the holder of a full-recourse promissory note from Ms. Salvesen dated April 20, 1999, in the amount of $164,868 and bearing an interest rate of 5.28%, compounded annually. Principal and interest are due on April 20, 2003, subject to acceleration upon the cessation of Ms. Salvesen's employment and certain other events. As of December 31, 1999, the amount outstanding on this note was $170,950.

               Quintus believes that the transactions above were made on terms no less favorable to it than could have been obtained from unaffiliated parties. All future transactions, including loans between Quintus and its officers, directors, principal shareholders and their affiliates, will be approved by a majority of the board of directors, including a majority of the independent and disinterested directors, and will continue to be made on terms no less favorable to Quintus than could have been obtained from unaffiliated parties.

                     MUSTANG.COM RELATED PARTY TRANSACTIONS

               Mustang.com leased its executive offices and sales, marketing and production facilities from James A. Harrer, a director and the company's President and Chief Executive Officer and a third party pursuant to a lease that commenced on December 1, 1993 and expired on November 30, 1998. From December 1998 through January 2000, Mustang.com occupied the premises on a month-to-month basis, paying monthly rent of $13,458. In February 2000, Mustang.com entered into an Addendum to the original lease agreement to extend that lease through January 2005 on the same terms except for a 4% cost of living adjustment. Mustang.com believes that this lease is on terms no less favorable than those that could have been obtained from an unaffiliated third party are, and that the rent is comparable to that for similar facilities in the area. Messrs. Harrer and the third party incurred debt in the aggregate amount of $822,000, following two loans in the respective original principal amounts of $450,000 and $372,000, to purchase said facilities. Monthly payments of Messrs. Harrer and the third party under these two loans equal approximately $4,500 and $2,900, respectively. Mustang.com has guaranteed all of this debt and has subordinated its leasehold interest in the facilities to the lenders. In addition, in the event of a default by Mr. Harrer and the third party under the loan agreement covering $372,000 of this debt, the lender thereunder may exercise an assignment from Mr. Harrer and the third party of their interest as landlord in a contingent 20-year lease, previously signed by Mustang.com as tenant, for such facilities. In that event, this contingent lease provides for a monthly rent of $6,200, would supersede the current lease, and would obligate Mustang.com to pay such rent through November 2013.

                               DISSENTERS' RIGHTS

               If the merger agreement is approved by the required vote of Mustang.com shareholders and is not abandoned or terminated, holders of Mustang.com capital stock who did not vote in favor of the merger may, by complying with Sections 1300 through 1312 of the California Corporations Code, be entitled to appraisal rights as described therein. The record holders of the shares of Mustang.com capital stock that are eligible to, and do, exercise their appraisal rights with respect to the merger are referred to herein as "Dissenting Shareholders," and the shares of stock with respect to which they exercise appraisal rights are referred to herein as "Dissenting Shares."

               The following discussion is not a complete statement of the law pertaining to dissenters' rights under the California Corporations Code and is qualified in its entirety by reference to Sections 1300 through 1312 of the California Corporations Code, the full text of which are attached to this proxy statement/prospectus as Annex C and incorporated herein by reference. Annex C should be reviewed carefully by any Mustang.com shareholder who wishes to exercise dissenters' rights or who wishes to preserve the right to do so, since failure to comply with the procedures of the relevant statute will result in the loss of dissenters' rights.

               ANY HOLDER OF MUSTANG.COM COMMON STOCK WISHING TO EXERCISE APPRAISAL RIGHTS IS URGED TO CONSULT LEGAL COUNSEL BEFORE ATTEMPTING TO EXERCISE SUCH RIGHTS.

California Dissenters' Rights

               Shares of Mustang.com stock must satisfy each of the following requirements to qualify as Dissenting Shares under California law:

     o    the shares of Mustang.com capital stock must have been outstanding on
                         , 2000;

     o the shares of Mustang.com stock must not have been voted in favor of the merger;

     o the holder of such shares of Mustang.com stock must make a written demand that Mustang.com repurchase such shares of Mustang.com capital stock at fair market value (as described below); and

     o the holder of such shares of Mustang.com capital stock must submit certificates for endorsement (as described below).

               A vote by proxy or in person against the merger does not in and of itself constitute a demand for appraisal under California law.

               Pursuant to Sections 1300 through 1312 of the California Corporations Code, holders of Dissenting Shares may require Mustang.com to repurchase their Dissenting Shares at a price equal to the fair market value of such shares determined as of the day before the first announcement of the terms of the merger, excluding any appreciation or depreciation as a consequence of the proposed merger, but adjusted for any stock split, reverse stock split or stock dividend that becomes effective thereafter.

               Within ten days following approval of the merger by Mustang.com shareholders, Mustang.com is required to mail a dissenters' notice to each person who did not vote in favor of the merger. The dissenters' notice must contain the following:

     o    A notice of the approval of the merger;

     o A statement of the price determined by Mustang.com to represent the fair market value of Dissenting Shares (which shall constitute an offer by Mustang.com to purchase such Dissenting Shares at such stated price); and

     o A brief description of the procedures for such holders to exercise their rights as Dissenting Shareholders.

               Within 30 days after the date on which the notice of the approval of the merger by the outstanding shares is mailed to Dissenting Shareholders, a Dissenting Shareholder must:

     o    Demand that Mustang.com repurchase such shareholder's Dissenting
          Shares;

     o The demand shall set forth the number and class of Dissenting Shares held of record by such Dissenting Shareholder that the Dissenting Shareholder demands that Mustang.com purchase;

     o The demand shall include a statement of what such Dissenting Shareholder claims to be the fair market value of the Dissenting Shares as of the day before the announcement of the proposed merger. The statement of fair market value constitutes an offer by the Dissenting Shareholder to sell the Dissenting Shares at such price within such 30-day period; and

     o Submit to Mustang.com or its transfer agent certificates representing any Dissenting Shares that the Dissenting Shareholder demands Mustang.com purchase, so that such Dissenting Shares may either be stamped or endorsed with the statement that the shares are not Dissenting Shares or exchanged for certificates of appropriate denomination so stamped or endorsed.

               If upon the Dissenting Shareholder's surrender of the certificates representing the Dissenting Shares, Mustang.com and a Dissenting Shareholder agree upon the price to be paid for the Dissenting Shares and agree that such shares are Dissenting Shares, then the agreed price is required by law to be paid to the Dissenting Shareholder within the later of 30 days after the date of such agreement or 30 days after any statutory or contractual conditions to the consummation of the merger are satisfied or waived.

               If Mustang.com and a Dissenting Shareholder disagree as to the price for such Dissenting Shares or disagree as to whether such shares are entitled to be classified as Dissenting Shares, such holder has the right to bring an action in California Superior Court, within six months after the date on which the notice of the shareholders' approval of the merger is mailed, to resolve such dispute. In such action, the court will determine whether the shares of Mustang.com common stock held by such shareholder are Dissenting Shares, the fair market value of such shares of Mustang.com common stock, or both. California law provides, among other things, that a Dissenting Shareholder may not withdraw the demand for payment of the fair market value of Dissenting Shares unless Mustang.com consents to such request for withdrawal.

                                  LEGAL MATTERS

               Davis Polk & Wardwell, special counsel to Quintus, will pass on the validity of the Quintus common stock to be issued to Mustang.com shareholders in the merger. It is a condition to the completion of the merger that Quintus and Mustang.com receive opinions from Davis Polk & Wardwell and Kirkpatrick & Lockhart LLP, special counsel to Mustang.com, respectively, to the effect that, among other things, the merger will be a reorganization for United States federal income tax purposes. See "The Merger Agreement--Conditions to Completion of the Merger" and "The Merger--Material United States Federal Income Tax Consequences."

                                     EXPERTS

               The Quintus consolidated financial statements as of and for the year ended March 31, 1999, included in this proxy statement/prospectus and the related financial statement schedule for the year ended March 31, 1999 included elsewhere in the registration statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein and elsewhere in the proxy statement/prospectus, and have been so included in the reliance upon the reports of such firm given upon their authority as experts in auditing and accounting.

               The consolidated financial statements of Quintus at March 31, 1998 and for the two years in the period ended March 31, 1998, included in the Proxy Statement of Mustang.com, which is referred to and made a part of this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

               The Acuity financial statements as of December 31, 1997 and 1998 and for each of the two years in the period ended December 31, 1998 included in this proxy statement/prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.

               The Mustang.com financial statements as of December 31, 1998 and 1999 and for each of the three years in the period ended December 31, 1999 included in this proxy statement/prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein upon the authority of said firm as experts in auditing and accounting.

                              CHANGE IN ACCOUNTANTS

               On March 9, 1999, Quintus' audit committee dismissed Ernst & Young LLP as its independent auditors and subsequently appointed Deloitte & Touche LLP as its principal accountants. There were no disagreements with the former accountants during the fiscal years ended March 31, 1997 and 1998 or during any subsequent interim period preceding their replacement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the former accountants' satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports. The former independent auditors issued an unqualified report on the financial statements as of and for the years ended March 31, 1997 and 1998. Quintus did not consult with Deloitte & Touche LLP on any accounting or financial reporting matters in the periods prior to their appointment. The change in accountants was approved by Quintus' board of directors.

                          FUTURE SHAREHOLDER PROPOSALS

               The deadline for submission of shareholder proposals intended to be presented at the 2000 Annual Meeting of Shareholders of Mustang.com was January 11, 2000 (and for proposals that were not to be submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, March 27, 2000). Accordingly, if proxy materials are required to be delivered and completion of the merger does not occur, it is too late to submit shareholder proposals for the 2000 Annual Meeting.


                      WHERE YOU CAN FIND MORE INFORMATION

               Quintus and Mustang.com file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that Quintus and Mustang.com file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Quintus' and Mustang.com's SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov".

               Quintus filed a registration statement on Form S-4 to register with the SEC the Quintus Corporation common shares to be issued to Mustang.com shareholders in the merger. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Quintus in addition to being a proxy statement of Mustang.com for its special meeting. As permitted by SEC rules, this proxy statement/prospectus does not contain all the information that you can find in the registration statement or the exhibits to that statement.

               No person is authorized to give any information or to make any representation with respect to the matters described in this document other than those contained herein and, if given or made, such information or representation must not be relied upon as having been authorized by Quintus or Mustang.com. This document does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered hereby, nor does it constitute the solicitation of a proxy, in any jurisdiction on which, or to any person to whom, it is unlawful to make such offer or solicitation.
Neither the delivery of this document nor any sale made hereby, under any circumstances, shall create any implication that there has been no change in the affairs of Quintus or Mustang.com since the date hereof, or that the information herein is correct as of any time subsequent to its date.

                      QUINTUS CORPORATION AND MUSTANG.COM

                         INDEX TO FINANCIAL STATEMENTS


                                                                           Page
                                                                           ----
Quintus' Audited Financial Statements for Fiscal Years Ended March 31,
1997, 1998 and 1999
Independent Auditors' Report--Deloitte & Touche LLP........................ F-2
Consolidated Balance Sheets................................................ F-3
Consolidated Statements of Operations...................................... F-4
Consolidated Statements of Stockholders' Deficiency........................ F-5
Consolidated Statements of Cash Flows...................................... F-6
Notes to Consolidated Financial Statements................................. F-7

Quintus' Unaudited Condensed Consolidated Financial Statements for the
Three and Nine Months Ended December 31, 1998 and 1999
Condensed Consolidated Balance Sheets......................................F-22
Condensed Consolidated Statements of Operations............................F-23
Condensed Consolidated Statements of Cash Flows............................F-24
Notes to Condensed Consolidated Financial Statements.......................F-25

Acuity Corp.'s Audited Financial Statements for the Years Ended
December 31, 1997 and 1998 and Unaudited Condensed Financial Statements
for the Nine Months Ended September 30, 1999
Report of Independent Accountants..........................................F-28
Balance Sheets.............................................................F-29
Statements of Operations...................................................F-30
Statements of Changes in Stockholders' Equity (Deficit)....................F-31
Statements of Cash Flows...................................................F-32
Notes to Financial Statements..............................................F-33

Mustang.Com's Audited Financial Statements for the Years Ended
December 31, 1997, 1998 and 1999
Report of Independent Public Accountants...................................F-43
Balance Sheets.............................................................F-44
Statements of Operations...................................................F-45
Statements of Stockholders' Equity.........................................F-46
Statements of Cash Flows...................................................F-47
Notes to Financial Statements..............................................F-48

Unaudited Pro Forma Condensed Combining Financial Statements
Pro Forma Condensed Combining Financial Statements.........................F-54
Pro Forma Condensed Combining Balance Sheets...............................F-56
Pro Forma Condensed Combining Statements of Operations.....................F-57
Notes to Pro Forma Condensed Combining Financial Statements................F-59

Reports on Schedule, and Schedule II
Report on Schedule of Deloitte & Touche LLP, Independent Auditors..........F-60
Report of Independent Auditors--Ernst & Young, LLP.........................F-61
Schedule II: Quintus Valuation and Qualifying Accounts.....................F-62

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of Quintus Corporation:


     We have audited the accompanying consolidated balance sheet of Quintus Corporation and subsidiaries (the Company) as of March 31, 1999, and the related consolidated statements of operations, stockholders' deficiency, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/  Deloitte & Touche LLP

San Jose, CA
June 18, 1999
(November 10, 1999 as to Note 15)

                              QUINTUS CORPORATION
                          CONSOLIDATED BALANCE SHEETS
               (In thousands, except share and per share amounts)

                                                                                                                March 31,
                                                                                                         ----------------------
                                                                                                           1998          1999
                                                                                                         --------      --------
                                               Assets
Current Assets:
Cash.................................................................................................    $   1,986     $   1,785
Accounts receivable, less allowance for doubtful accounts of $848 and $729...........................        7,573         8,671
Prepaid expenses and other assets....................................................................          608           573
 Total current assets................................................................................       10,167        11,029
Property and equipment, net..........................................................................        3,508         3,162
Purchased technology, less accumulated amortization of $556 and $1,889 ..............................        3,444         2,111
Intangible assets, less accumulated amortization of $1,059 and $2,630 ...............................        5,803         2,970
Other assets.........................................................................................          219           322
                                                                                                          --------      --------
Total assets.........................................................................................     $ 23,141      $ 19,594
                                                                                                          ========      ========
                              Liabilities and Stockholders' Deficiency
Current Liabilities:
Accounts payable.....................................................................................     $  1,762      $  2,352
Accrued compensation and related benefits............................................................        2,073         2,114
Other accrued liabilities............................................................................        1,633         2,268
Deferred revenue.....................................................................................        5,008         6,615
Borrowings under bank line of credit.................................................................        4,950         4,868
Notes payable to stockholders........................................................................        4,500            --
Current portion of capital lease obligations.........................................................          134           109
Current portion of long-term debt....................................................................        1,357         1,347
                                                                                                          --------      --------
 Total current liabilities...........................................................................       21,417        19,673
Capital lease obligations, less current portion......................................................          109           101
Long-term debt, less current portion.................................................................        2,637         1,700
Deferred revenue.....................................................................................        1,500           400
Commitments and contingencies (Note 7)
 Redeemable convertible preferred stock..............................................................       17,811        17,811
Stockholders' Deficiency:
Series A redeemable convertible preferred stock, $0.001 par value; authorized shares -- 9,100,000;
 issued and outstanding shares -- 9,100,000; aggregate liquidation preference -- $9,100..............            9             9
Series B redeemable convertible preferred stock, $0.001 par value; authorized shares -- 1,000,000;
 issued and outstanding shares -- 768,140; aggregate liquidation preference -- $1,098................            1             1
Series C redeemable convertible preferred stock, $0.001 par value; authorized shares -- 3,000,000;
 issued and outstanding shares -- 2,647,778; aggregate liquidation preference -- $5,057..............            3             3
Series D redeemable convertible preferred stock, $0.001 par value; authorized shares -- 1,455,000;
 issued and outstanding shares -- 1,454,996; aggregate liquidation preference -- $4,001..............            1             1
Series E convertible preferred stock, $0.001 par value; authorized shares -- 3,000,000; issued and
 outstanding shares -- 2,604,601; aggregate liquidation preference -- $10,809........................           --             3
Series F convertible preferred stock, $0.001 par value; authorized shares -- 1,500,000; issued and
 outstanding shares -- 1,363,334; aggregate liquidation preference -- $11,247........................           --            --
Common stock, $0.001 par value; authorized shares -- 30,000,000 in 1998 and 40,000,000 in 1999;
 issued and outstanding shares -- 4,117,300 in 1998; 4,208,478 in March 1999.........................            4             4
Additional paid-in capital...........................................................................        2,914        15,483
Notes receivable from stockholders...................................................................          (58)         (117)
Deferred compensation................................................................................          (79)         (884)
Accumulated deficit..................................................................................      (23,128)      (34,594)
                                                                                                          --------      --------
 Total stockholders' deficiency......................................................................      (20,333)      (20,091)
Total liabilities and stockholders' deficiency.......................................................     $ 23,141      $ 19,594
                                                                                                          ========      ========

---------
See notes to consolidated financial statements.

                              QUINTUS CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)

                                                                                    Year Ended March 31,
                                                                       ----------------------------------------------
                                                                         1997               1998               1999
                                                                       --------           --------           --------
Revenues:
 License.........................................................      $  8,406           $ 12,948           $ 17,577
 Service.........................................................         5,208              8,942             12,730
                                                                       --------           --------           --------
   Total revenues................................................        13,614             21,890             30,307
Cost of Revenues:
 License.........................................................           972                708                554
 Service.........................................................         4,199              7,582              8,623
                                                                       --------           --------           --------
   Total cost of revenues........................................         5,171              8,290              9,177
                                                                       --------           --------           --------
 Gross profit....................................................         8,443             13,600             21,130
Operating Expenses:
 Sales and marketing.............................................         6,879             11,336             17,147
 Research and development........................................         3,667              5,102              6,719
 General and administrative......................................         1,263              3,233              3,577
 Amortization of intangibles.....................................            --              1,335              3,185
 Acquired in-process technologies................................            --              2,200                 --
 Stock-based compensation........................................            --                 --                171
                                                                       --------           --------           --------
   Total operating expenses......................................        11,809             23,206             30,799
                                                                       --------           --------           --------
 Loss from continuing operations.................................        (3,366)            (9,606)            (9,669)
Other Income (Expense):
 Interest expense................................................          (157)              (567)              (804)
 Other income (expense), net.....................................            (3)                27               (113)
                                                                       --------           --------           --------
   Total other income (expense)..................................          (160)              (540)              (917)
                                                                       --------           --------           --------
 Net loss from continuing operations.............................        (3,526)           (10,146)           (10,586)
Discontinued Operations (Note 3):
 Loss from discontinued operations...............................            --             (1,103)            (1,891)
 Gain on disposal of discontinued operations.....................            --                 --              1,011
 Net loss........................................................        (3,526)           (11,249)           (11,466)
 Redeemable preferred stock accretion............................          (167)            (1,519)                --
                                                                       --------           --------           --------
 Loss applicable to common stockholders..........................      $ (3,693)          $(12,768)          $(11,466)
                                                                       ========           ========           ========
Basic and Diluted Net Loss Per Common Share:
 Continuing operations...........................................      $  (4.25)          $  (6.88)          $  (3.73)
 Discontinued operations:
   Loss from operations..........................................            --              (0.65)             (0.67)
   Gain on disposal..............................................            --                 --               0.36
                                                                       --------           --------           --------
 Basic and diluted net loss per common share.....................       $ (4.25)          $  (7.53)          $  (4.04)
                                                                        =======           ========           ========
 Shares used in computation, basic and diluted...................           868              1,695              2,835
                                                                        =======           ========           ========
 Pro forma basic and diluted net loss per share (Note 1):
   Continuing operations.........................................                                            $  (0.53)
   Discontinued operations:
     Loss from operations........................................                                               (0.09)
     Gain on disposal............................................                                                0.05
                                                                                                             --------
 Pro forma basic and diluted net loss per share (Note 1).........                                            $  (0.57)
                                                                                                             ========
 Shares used to compute pro forma basic and diluted net loss
   per share (Note 1)............................................                                            $ 20,137
                                                                                                             ========

---------
See notes to consolidated financial statements.

                              QUINTUS CORPORATION

              CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIENCY
                     (In thousands, except share amounts)



                                      Preferred Stock       Common Stock      Additional
                                    -------------------   -----------------     Paid
                                       Shares    Amount     Shares   Amount    Capital
                                    ----------   ------   ---------  ------   ----------
Balance at April 1, 1996..........   9,868,140   $   10     191,160           $      493
Issuance of common stock
  under stock option plan.........          --       --   2,913,646       3          151
Issuance of preferred stock
  and warrants to purchase
  preferred stock.................   2,647,778        3          --      --          617
Repurchase of common stock........          --       --     (73,688)     --           (4)
Preferred stock accretion.........          --       --                  --         (167)
Net loss..........................          --       --          --      --           --
                                    ----------   ------   ---------   -----   ----------
Balance at March 31, 1997.........  12,515,918       13   3,031,118       3        1,090
Issuance of common stock under
  stock option plan...............          --       --     944,949       1          166
Issuance of common stock and
  stock options in connection
  with business combinations......          --       --     518,921      --        1,044
Repurchase of common stock........          --       --    (377,688)     --          (42)
Issuance of warrants to
  purchase common stock...........          --       --          --      --          258
Issuance of preferred stock.......   1,454,996        1          --      --        1,818
Preferred stock accretion.........          --       --          --      --       (1,519)
Compensatory stock arrangements...          --       --          --      --           99
Amortization of deferred
  compensation....................          --       --          --      --           --
Net loss..........................          --       --          --      --           --
                                    ----------   ------   ---------   -----   ----------
Balance at March 31, 1998.........  13,970,914       14   4,117,300       4        2,914
Issuance of common stock
  under stock option plan.........          --       --     303,090      --          166
Repurchase of common stock........          --       --    (211,912)     --          (42)
Issuance of warrants to
  purchase common stock...........          --       --          --      --          165
Issuance of preferred stock.......   2,604,601        3          --      --       10,772
Compensatory stock arrangements...          --       --          --      --        1,508
Amortization of deferred
  compensation....................          --       --          --      --           --
Net loss..........................          --       --          --      --           --
                                    ----------   ------   ---------   -----   ----------
Balance at March 31, 1999.........  16,575,515   $   17   4,208,478   $   4   $   15,483
                                    ==========   ======   =========   =====   ==========

(Table to be continued)


                                      F-5


(Table continued)
                                         Notes
                                      Receivable
                                         from        Deferred      Accumulated   Stockholders'
                                     Stockholders   Compensation     Deficit      Deficency
                                    -------------   ------------   -----------   -------------
Balance at April 1, 1996..........  $          --   $         --   $    (8,353)  $      (7,850)
Issuance of common stock
  under stock option plan.........            (58)            --            --              96
Issuance of preferred stock
  and warrants to purchase
  preferred stock.................             --             --            --             620
Repurchase of common stock........             --             --            --              (4)
Preferred stock accretion.........             --             --            --            (167)
Net loss..........................             --             --        (3,526)         (3,526)
                                    -------------   ------------   -----------   -------------
Balance at March 31, 1997.........            (58)            --       (11,879)        (10,831)
Issuance of common stock under
  stock option plan...............             --             --            --             167
Issuance of common stock and
  stock options in connection
  with business combinations......             --             --            --           1,044
Repurchase of common stock........             --             --            --             (42)
Issuance of warrants to
  purchase common stock...........             --             --            --             258
Issuance of preferred stock.......             --             --            --           1,819
Preferred stock accretion.........             --                           --          (1,519)
Compensatory stock arrangements...             --            (99)           --              --
Amortization of deferred
  compensation....................             --             20            --              20
Net loss..........................             --             --       (11,249)        (11,249)
                                    -------------   ------------   -----------   -------------
Balance at March 31, 1998.........            (58)           (79)      (23,128)        (20,333)
Issuance of common stock
  under stock option plan.........            (59)            --            --             107
Repurchase of common stock........             --             --            --             (42)
Issuance of warrants to
  purchase common stock...........             --             --            --             165
Issuance of preferred stock.......             --             --            --          10,775
Compensatory stock arrangements...             --         (1,055)           --             453
Amortization of deferred
  compensation....................             --            250            --             250
Net loss..........................             --             --       (11,466)        (11,466)
                                    -------------   ------------   -----------   -------------
Balance at March 31, 1999.........  $        (117)  $       (884)  $   (34,594)  $     (20,091)
                                    =============   ============   ===========   =============

                              QUINTUS CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)


                                                                                                         Year Ended March 31,
                                                                                                    -------------------------------
                                                                                                      1997       1998        1999
                                                                                                    --------   --------    --------
Operating Activities:
      Net loss..................................................................................    $(3,526)   $(11,249)   $(11,466)
      Adjustments to reconcile net loss to net cash used in operating activities:
      Depreciation and amortization.............................................................        822       3,148       5,090
      Stock based compensation..................................................................         --          20         250
      Noncash interest expense..................................................................         --         118         231
      Acquired in-process technologies..........................................................         --       2,200          --
      Loss (gain) on disposal of property and equipment.........................................         (6)         50          --
      Gain on disposal of discontinued operations...............................................         --          --      (1,011)
      Provision for doubtful accounts...........................................................        255         408         235
      Changes in operating assets and liabilities:
      Accounts receivable.......................................................................     (1,569)     (1,522)     (1,333)
      Prepaid expenses and other current assets.................................................       (414)        (68)         35
      Accounts payable..........................................................................      1,072      (1,110)        590
      Accrued compensation and related benefits.................................................        378       1,219          41
      Other accrued liabilities and other long-term liabilities.................................        218      (1,145)       (469)
      Deferred revenue..........................................................................        770       3,981         507
                                                                                                    -------    --------    --------
Net cash used in operating activities...........................................................     (2,000)     (3,950)     (7,300)
                                                                                                    -------    --------    --------
Investing Activities:
      Purchase of businesses, net of cash acquired..............................................         --      (2,461)         --
      Purchase of property and equipment........................................................       (990)     (1,172)     (1,073)
      Proceeds from sale of property and equipment..............................................         27          --          --
      Proceeds from sale of discontinued operations.............................................         --          --       2,100
      Increase in other assets..................................................................        (25)        (45)       (103)
                                                                                                    -------    --------    --------
Net cash provided by (used in) investing activities.............................................       (988)     (3,678)        924
                                                                                                    -------    --------    --------
Financing Activities:
      Proceeds from issuance of preferred stock.................................................      4,085          --       5,275
      Proceeds from issuance of common stock....................................................         96         167         107
      Repurchase of common stock................................................................         (4)        (42)        (42)
      Proceeds from payment of notes receivable.................................................         --          --          --
      Proceeds from notes payable to stockholders...............................................      1,000       4,500       1,000
      Borrowings (repayments) under bank line of credit.........................................        668       4,950         (82)
      Proceeds from (repayments of) bank loan...................................................       (577)     (2,943)         51
      Principal payments on capital lease obligations...........................................        (27)        (63)       (134)
                                                                                                    -------    --------    --------
Net cash provided by (used in) financing activities.............................................      5,241       6,569       6,175
                                                                                                    -------    --------    --------
Net increase (decrease) in cash.................................................................      2,253      (1,059)       (201)
Cash at beginning of period.....................................................................        792       3,045       1,986
                                                                                                    -------    --------    --------
Cash at end of period...........................................................................    $ 3,045    $  1,986    $  1,785
                                                                                                    =======    ========    ========
Supplemental disclosure of cash flow information -- cash paid for interest......................    $   160    $    282    $    643
                                                                                                    =======    ========    ========
Supplemental Disclosure of Noncash Investing and Financing Activities:
      Property acquired under capital leases....................................................         --          --    $    101
                                                                                                    =======    ========    ========
      Issuance of Series C preferred stock and warrants to purchase Series B preferred stock in
        exchange for notes payable..............................................................    $ 1,000          --
                                                                                                    =======    ========    ========
      Issuance of common stock in exchange for notes receivable.................................    $    58          --    $     59
                                                                                                    =======    ========    ========
      Issuance of Series D preferred stock in exchange for notes payable to stockholders........               $  3,001          --
                                                                                                    =======    ========    ========
      Issuance of Series D preferred stock, common stock and stock options for purchase
        of business.............................................................................         --    $  2,044
                                                                                                    =======    ========    ========
      Issuance of Series E preferred stock in exchange for notes payable to stockholders........         --          --    $  5,684
                                                                                                    =======    ========    ========

---------
See notes to consolidated financial statements.

                              QUINTUS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   Years Ended March 31, 1997, 1998 and 1999

1.   Organization and Summary of Significant Accounting Policies

     Quintus Corporation (Quintus or the Company) provides a comprehensive e-Customer Relationship Management ("eCRM") solution to manage customer interactions and deliver consistent customer service across multiple communication channels, including the Internet, email and advanced telephony systems. The Company was founded in Delaware in May 1995.

     Basis of presentation -- The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries after the elimination of all significant intercompany balances and transactions.

     Liquidity -- As disclosed in the consolidated financial statements during the years ended March 31, 1997, 1998 and 1999, the Company incurred net losses from continuing operations of $3,526,000, $10,146,000 and $10,586,000 and had net cash outflows from continuing operations of $2,000,000, $3,950,000 and $7,300,000. The Company had a stockholders' deficiency of $20,091,000 at March 31, 1999. Management expects to incur further losses in fiscal year 2000. In addition, in September 1999 the Company entered into an agreement to acquire Acuity Corporation (see Note 15). Acuity Corporation has a history of losses and net cash outflows from operations. In August 1999, the Company secured $11,247,500 in equity financing (see Note 15). Management believes that this equity financing when combined with existing cash on hand will be sufficient to meet the Company's minimum obligations through March 31, 2000. However, the Company will seek additional financing in the near term to execute its business strategies and meet its longer term obligations.

     Use of estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Property and equipment -- Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets, which are generally two to five years. Assets recorded under capital leases are amortized by the straight-line method over the shorter of their respective useful lives or the lease term.

     Revenue recognition -- Statement of Position 97-2, Software Revenue" Recognition ("SOP 97-2"), was issued in October 1997 by the American Institute of Certified Public Accountants ("AICPA") and was amended by Statement of Position 98-4 ("SOP 98-4"). The Company adopted SOP 97-2 effective April 1, 1998 and SOP 98-4 effective March 31, 1998. The Company believes its current revenue recognition policies and practices are consistent with SOP 97-2 and SOP 98-4. Additionally, the AICPA issued SOP 98-9 in March 1998, which provides for certain amendments to SOP 97-2, and is effective for transactions entered into by the Company beginning April 1, 1999. The adoption of these amendments did not have a material impact on its financial position, results of operations or cash flows.

     The Company licenses software to end users under noncancelable license agreements and provides services such as installation, implementation, training, and software maintenance. Software license revenue for contracts not requiring significant customization services is recognized upon meeting each of the following criteria: an executed agreement has been signed; products have been shipped; the license fee is fixed and determinable; collection of the resulting receivable is probable; and vendor specific objective evidence exists to allocate the total fee to elements of the arrangement. Vendor-specific objective evidence is based on the price generally charged when an element is sold separately, or if not yet sold separately, is established by authorized management. For sales made through distributors the Company generally recognizes revenue at the time these partners report to the Company that they have sold the software to the end users and all revenue recognition criteria have been met. Software license revenue from contracts requiring the Company to perform significant customization services are recognized on the percentage-of-completion method based on the ratio of labor hours incurred to total estimated labor hours. Provisions for estimated losses on contracts are made in the period in which the anticipated losses become known. Actual costs and gross margins on such contracts could differ from management's estimates, and such differences could be material to the financial statements. Allowances for estimated future warranty costs are provided at the time revenue is recognized. Service revenue includes maintenance revenue, which is deferred and recognized ratably over the maintenance period, which in most cases is one year, and revenue from training services which is recognized as services are performed. Consulting revenues are recognized as services are performed.

     Software development costs -- Costs for the development of new software products and substantial enhancements to existing software products are expensed as incurred until technological feasibility has been established, at which time any additional costs would be capitalized in accordance with Statement of Financial Accounting Standards (SFAS) No. 86, Computer Software to be Sold, Leased or Otherwise Marketed. The costs to develop such software have not been capitalized as the Company believes its current software development process is essentially completed concurrent with the establishment of technological feasibility.

     Impairment of long-lived assets -- In accordance with Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," the Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

     Intangible assets -- Intangible assets, including purchased technology, are related to the business acquisitions described in Note 2. Amortization is recorded on a straight-line basis over a period of three years.

     Income taxes -- The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Under this method, deferred tax liabilities and assets are recognized for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is recorded to reduce net deferred tax assets to amounts that are more likely than not to be realized.

     Stock-based compensation -- The Company accounts for employee stock options in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB Opinion No. 25).

     Loss per common share -- Basic loss per common share excludes dilution and is computed by dividing loss applicable to common stockholders by the weighted average number of common shares outstanding, less the weighted average number of common shares subject to repurchase by the Company. Diluted loss per common share reflects the potential dilution that could occur if securities or other contracts to issue common stock (convertible preferred stock, warrants and common stock options) were exercised or converted into common stock. Common share equivalents are excluded from the computation in loss periods as their effect would be antidilutive.

     Pro forma net loss per share -- The Company intends to make a $17,811,000 cash distribution to convertible preferred stockholders payable upon conversion to common stock (see Note 8) using a portion of the proceeds from its planned initial public offering. Pro forma basic and diluted net loss per share amounts are calculated using the weighted average number of common shares outstanding for the period (excluding shares subject to repurchase), the weighted average number of common shares resulting from the assumed conversion of all outstanding shares of convertible preferred stock upon the closing of the Company's initial public offering plus the number of shares whose proceeds are to be used to repay the cash distribution at $18 per share, reduced by expected per share offering costs.

     Foreign currency transactions -- The functional currency of the Company's foreign subsidiaries is the U.S. dollar. Accordingly, all monetary assets and liabilities are remeasured at the current exchange rate at the end of each period reported. Nonmonetary assets and liabilities are remeasured at historical rates and revenues and expenses are remeasured at average exchange rates in effect during the period, except for those expenses related balance sheet amounts that are remeasured at historical exchange rates. Transaction gains and losses, which are included in other income (expense) in the accompanying consolidated statements of operations, have not been significant.

     Concentration of credit risk -- Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of trade receivables. The Company sells its products to companies in diverse industries and generally does not require its customers to provide collateral to support accounts receivable. To reduce credit risk, management performs ongoing credit evaluations of its customers' financial condition. The Company maintains allowances for potential credit losses.

     Certain significant risks and uncertainties -- The Company operates in the software industry, and accordingly, can be affected by a variety of factors. For example, management of the Company believes that changes in any of the following areas could have a significant negative effect on the Company's future financial position, results of operations and cash flows: ability to obtain additional financing; regulatory changes; fundamental changes in the technology underlying software products; market acceptance of the Company's products under development; development of distribution channels; ability to implement and expand operational customer support and financial control systems to manage rapid growth, both domestically and internationally; the hiring and retention of key employees; relationship with Lucent; litigation or other claims against the Company.

     Recently issued accounting standards -- In 1998, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 130, Reporting Comprehensive Income, which requires an enterprise to report, by major components and as a single total, the change in net assets during the period from nonowner sources. The Company's comprehensive loss was equal to its net loss for all years presented.

     In 1998, the Company adopted SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information, which established annual and interim reporting standards for an enterprise's business segments and related disclosures about its products, services and geographic areas and major customers. The Company operates in two reportable segments (see Note 13).

     In March 1998, the Accounting Standards Executive Committee (AcSEC) issued SOP 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. SOP 98-1 establishes the accounting for costs of software products developed or purchased for internal use, including when such costs should be capitalized. SOP 98-1 will be effective for the Company's fiscal year ending March 31, 2000. The Company believes the adoption of this statement will not have a significant impact on its financial position, results of operations or cash flows.

     In April 1998, the AcSEC issued SOP 98-5, Reporting on the Costs of Start-up Activities. Under SOP 98-5, the cost of start-up activities should be expensed as incurred. SOP 98-5 will be effective for the Company's fiscal year ending March 31, 2000. The Company believes the adoption of this statement will not have a significant impact on its financial position, results of operations or cash flows.

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. SFAS No. 133 will be effective for the Company's fiscal year ending March 31, 2001. Management believes that this statement will not have a significant impact on the Company's financial position, results of operations or cash flows.

2.   Business Combinations and Discontinued Operations

  Call Center Enterprises, Inc.

     In July 1997, the Company acquired Call Center Enterprises, Inc. (CCE), a provider of strategic call center consulting services, for $965,000 in cash in a transaction that was accounted for as a purchase. Assets acquired and liabilities assumed in the acquisition were as follows (in thousands):

     Accounts receivable...........................     $   826
     Other assets..................................          30
     Goodwill......................................       1,262
     Less liabilities assumed......................      (1,153)
                                                        -------
                                                        $   965
                                                        =======


     During fiscal 1999 the Company was required to make additional cash payments of approximately $962,000 to former stockholders of CCE based upon achievement of certain performance goals. These payments, which were contingent upon the continued employment of the former CCE stockholders, were recorded as charges to operations when the performance goal was attained.

     On February 26, 1999, the Company sold the assets of CCE, which provided implementation services for support and help-desk centers software application. The division was sold for cash of $2,100,0000 with a gain on disposal of $1,011,000. As a result, the operations of CCE have been classified as discontinued operations in the statement of operations. The Company recorded $453,000 as a reduction in the gain on disposal of discontinued operations for the fair value of options, due to the Company accelerating vesting of CCE employees' options as if they had been employed for 12 additional months. The Company may receive an additional payment of up to $400,000 from the sale of CCE based on the number of former CCE employees who remain employed by the purchaser for one year subsequent to the date of disposition. The division had revenues of $2,528,000 and $3,210,000 for the years ended March 31, 1998 and 1999, respectively. There were no assets or liabilities remaining as of March 31, 1999.

  Nabnasset Corporation Inc.

     In November 1997, the Company acquired Nabnasset Corporation (Nabnasset), a provider of software which integrates telephone, voice, and data for $1,496,000 in cash, preferred stock with a fair value of $1,000,000, and 518,921 shares of common stock and options to purchase 617,528 shares of common stock with an aggregate fair value of $1,044,000. The transaction was accounted for as a purchase. Assets acquired and liabilities assumed in the acquisition were as follows (in thousands):

     Accounts receivable...................................      $1,036
     Property and equipment................................       2,062
     Other assets..........................................          75
     In-process technologies...............................       2,200
     Purchased technology..................................       4,000
     Intangible assets.....................................       5,599
     Accounts payable and accrued liabilities..............      (4,230)
     Notes payable.........................................      (6,070)
     Other liabilities.....................................      (1,132)
                                                                 ------
                                                                 $3,540
                                                                 ======

     In this acquisition, acquired technology included both existing technology and in-process research and development. The valuation of acquired technology was made by applying the income forecast method, which considers the present value of cash flows by product lines. As of the date of acquisition, multiple research and development projects were underway including efforts related to the next generation of Voice Enhanced Services Platform (VESP). The key elements of Nabnasset's development process include: sales specification, functional specifications, prototype development, question and answer sessions, documentation and product release. A project is considered to be technologically feasible upon the completion of beta testing that occurs as the final step in the prototype development phase. At the date of acquisition, an additional research and development effort of approximately 14 months was anticipated prior to its release. Value was allocated to in process research and development based on a discounted cashflow model and considered the core technology resident in the in-process products, Nabnasset's past experience with typical product life cycles, demand from Nabnasset customers for new versions incorporating additional features, the migration of technology between platforms and the roadmap for future development. Quintus completed development of the next generation of VESP and introduced CTI version 5.0 in January 1999. This version is sold on a stand-alone basis as a CTI product and is also integrated into Quintus' eContact suite. Acquired in-process technologies were charged to operations, as the technologies did not have alternative future uses as of the date of the acquisition.

     The operating results of Nabnasset have been included in the consolidated statements of operations since the date of acquisition. Had the acquisition taken place at the beginning of fiscal 1997, the unaudited pro forma results of operations would have been as follows for the year ended March 31, (in thousands, except per share data):

                                                    1997         1998
                                                  --------     --------
     Net revenues...............................  $17,439      $ 24,827
     Net loss...................................  $(7,807)     $(15,669)
     Basic and diluted loss per common share....  $ (5.63)     $  (7.79)


     The pro forma results of operations give effect to certain adjustments, including amortization of purchased intangibles and goodwill. The $2,200,000 charge for purchased in-process technology has been excluded from the pro forma results as it is a material non-recurring charge.

     The pro forma amounts are based on certain assumptions and estimates and do not necessarily represent results which would have occurred if the acquisition had taken place on the basis assumed above, nor are they indicative of results of future combined operations.

3.   Property and Equipment

     Property and equipment consist of the following (in thousands):

                                                              March 31,
                                                         ------------------
                                                          1998        1999
                                                         ------      ------
     Land............................................... $  170      $  170
     Building...........................................    688         688
     Computer equipment and software....................  4,179       6,075
     Furniture and equipment............................    548       1,279
     Leasehold improvements.............................    184         306
                                                         ------      ------
                                                          5,769       8,518
     Less accumulated depreciation and amortization.....  2,261       5,356
                                                         ------      ------
     Net property and equipment......................... $3,508      $3,162
                                                         ======      ======

4.   Bank Line of Credit

     The Company maintains a committed revolving line with a bank that provides for borrowings of up to $7,500,000, based on a percentage of eligible accounts receivable, with interest at the bank's prime rate plus 1.5%

(9.25% at March 31, 1999). At March 31, 1999, the Company had $4,868,000 in
outstanding borrowings under the line of credit agreement. Borrowings under this facility may be repaid and reborrowed at any time prior to September 17, 1999 and are collateralized by substantially all of the Company's assets and are subject to the Company's compliance with certain financial and nonfinancial covenants.

     As of March 31, 1999, the Company obtained a waiver from the bank for noncompliance with certain covenants required by the line of credit agreement.

5.   Notes Payable To Stockholders

     As of March 31, 1998, the Company had notes payable to stockholders in the amount of $4,500,000, which accrued interest at the prime rate plus 1% (9.5% at March 31, 1998). In connection with the issuance of the notes payable, the Company also issued warrants to stockholders to purchase 385,530 shares of common stock at an exercise price of $0.30 per share. For valuation of warrants see discussion under "Stock-Based Compensation" at Note 9. The principal and accrued interest on the notes payable to stockholders were subsequently converted to Series E convertible preferred stock during the year ended March 31, 1999 at the same price as the Series E convertible preferred stock was sold to investors. During fiscal 1999 the Company had additional notes payable to stockholders in the amount of $1,000,000, which accrued interest at the prime rate plus 1% (8.75% at March 31, 1999).

6.   Long-Term Debt

     Long-term debt consists of the following (in thousands, except monthly installments and interest rates):

                                                                                                 March 31,
                                                                                            -------------------
                                                                                              1998       1999
                                                                                            -------     -------
Equipment loan payable to a bank, due in monthly installments of $20,062 through 2000, with interest at the prime rate plus 0.75% (8.5% at March 31,
      1999). The loan is secured by the related equipment................................    $  785      $   --
Amortizing term loan payable to a bank, due in monthly installments of $28,571 through September 2001, with interest at the prime rate plus 2% (9.75% at
      March 31, 1999). The loan is secured by substantially all of the Company's
      assets.............................................................................        --         846
Mortgage notes payable to a bank, due in monthly installments of $3,942 and
      $1,183 through 2020; interest rate is subject to adjustment every three years
      (8.25% at March 31, 1999).The mortgage is secured by real property.................       628         618
Note payable from Nabnasset acquisition, due in monthly installments of
      $55,555 and $27,778 through October 2000, with interest at 7.75%...................     2,581       1,583
                                                                                             ------      ------
Total....................................................................................     3,994       3,047
Less current portion.....................................................................     1,357       1,347
                                                                                             ------      ------
Long-term debt...........................................................................    $2,637      $1,700
                                                                                             ======      ======

     At March 31, 1999, maturities of long-term debt are as follows (in thousands):

          Fiscal Years Ending
           March 31,
           2000.......................................      $1,347
           2001.......................................         938
           2002.......................................         178
           2003.......................................          14
           2004.......................................          16
          Thereafter..................................         554
                                                            ------
          Total.......................................      $3,047
                                                            ======

7.   Commitments

     Leases

     The Company leases office space under a noncancelable operating lease expiring in December 2000. The Company leases certain office equipment under noncancelable lease agreements that are accounted for as capital leases. Equipment under capital lease arrangements included in property and equipment amounted to $365,000 and $693,000 at March 31, 1998 and 1999, respectively. The related accumulated amortization was $99,000 and $425,000 at March 31, 1998 and 1999, respectively.

     At March 31, 1999, future minimum lease payments under noncancelable operating leases and capital leases are as follows during the years ended March 31 (in thousands):

                                                      Capital       Operating
                                                       Leases        Leases
     2000............................................   $132          $406
     2001............................................     55           244
     2002............................................     32            --
     2003............................................     29            --
     2004............................................     17            --
                                                        ----          ----
     Total future minimum lease payments.............    265          $650
                                                                      ====
     Less amount representing interest...............    (55)
                                                        ----
     Present value of future minimum lease payments..    210
     Less current portion............................    109
                                                        ----
     Long-term portion...............................   $101
                                                        ----

     Rent expense was $431,000, $645,000 and $856,000 for the years ended March 31, 1997, 1998 and 1999, respectively.

     Royalties

     The Company is required to pay royalties based on product revenue in excess of specified minimum levels. The royalty rates are generally 1% to 3% of product revenue, and certain agreements require royalties based upon the number of users. At March 31, 1999, required minimum payments under such royalty agreements are as follows during the years ended March 31 (in thousands):

          2000..................................    $429
          2001..................................      80
                                                    ----
          Total.................................    $509
                                                    ====

     Royalty expense totaled $416,000, $328,000 and $285,000 for the years ended March 31, 1997, 1998 and 1999, respectively. Such amounts have been included in the cost of license revenue.

8.   Redeemable Convertible Preferred Stock

     Each share of Series A, B, C and D redeemable preferred stock is convertible into one share of common stock at any time upon the election of the holders of a majority of the then outstanding convertible preferred stock, subject to certain antidilution adjustments. At the time of conversion, the holders of the convertible preferred stock are entitled to a cash payment of $0.925 for each share of Series A convertible preferred stock, $1.325 for each share of Series B convertible preferred stock, $1.765 for each share of Series C convertible preferred stock, and $2.544 for each share of Series D convertible preferred stock. Cash payments that would be payable to convertible preferred stockholders upon conversion to common stock total $17,811,000 as of March 31, 1999. At the time of issuance, a portion of the proceeds from the sale was allocated to stockholders equity based on the then fair market value of the common stock into which the shares will be converted. The remainder was credited to redeemable preferred stock which is presented outside of stockholders' equity. For each of the years ended March 31, 1997 and 1998, accretion of preferred stock totaled $167,000 and $1,519,000, respectively, to reflect the difference between the carrying value and the redemption value of the preferred stock on the date of issuance. The accretion of the preferred stock has been recorded as an increase to the carrying value of the redeemable preferred stock and a reduction of additional paid in capital. There was no accretion for the year ended March 31, 1999.

     The holder of each share of Series A convertible preferred stock has the right to 10 votes, and the holder of each share of Series B, C, and D convertible preferred stock has the right to 14 votes for each share of common stock into which Series A, B, C, and D convertible preferred stock can be converted.

     The holders of Series A, B, C, and D convertible preferred stock are entitled to noncumulative annual dividends of $0.20, $0.286, $0.382 and $0.55 per share, respectively, as declared by the Board of Directors, prior to the payment of dividends to the holders of common stock. No cash dividends have been declared through March 31, 1999.

     In the event of any voluntary or involuntary liquidation of the Company, the Series A, B, C and D convertible preferred stockholders are entitled to a liquidation preference of $1,00, $1.43, $1.91 and $2.75 per share, respectively, plus accrued dividends, if any.

9.   Stockholders' Equity

     Convertible Preferred Stock

     The holder of each share of Series E convertible preferred stock has the right to 14 votes for each share of common stock into which Series E convertible preferred stock can be converted.

     The holders of Series E convertible preferred stock are entitled to noncumulative annual dividends of $0.83 per share as declared by the Board of Directors, prior to the payment of dividends to the holders of common stock. No cash dividends have been declared through March 31, 1999.

     In the event of any voluntary or involuntary liquidation of the Company, the Series E convertible preferred stockholders are entitled to a liquidation preference of $4.15 per share plus accrued dividends, if any.

     Stock Option Plan

     The 1995 Stock Option Plan (the "Plan"), authorized the grant of options to purchase up to 4,185,714 shares of the Company's common stock. During the year ended March 31, 1997, the Company's Board of Directors decreased options available for issuance under the Plan by 410,715 shares. During the year ended March 31, 1998 and 1999, the Company's Board of Directors increased options available under the Plan by 1,012,110 and 824,993 shares, respectively. Under the Plan, incentive options may be granted at a price per share no less than the fair market value of common stock at the date of grant. Nonqualified stock options may be granted at a price per share no less than 85% of the fair market value on the date of grant. Options granted to any 10% stockholder may have an exercise price per share that is not less than 110% of the fair market value per share of common stock on the date of grant. Options granted are immediately exercisable, and unvested shares are subject to repurchase by the Company at the amount originally paid. Options granted generally have a maximum term of ten years and generally vest over four or five years. At March 31, 1999, 949,998 shares of common stock were subject to repurchase by the Company.

     In connection with the acquisitions by the Company described in Note 2, the Company granted options outside of the Plan to purchase up to 1,202,528 shares of common stock. The options are generally exercisable immediately and have similar vesting terms as options granted under the Plan with the exception of options to purchase 486,168 shares of common stock, which vest immediately.

     The table as presented below include 685,000 options at a price of $5.00, which were granted to an employee outside of the Plan.

     Stock option activity is summarized as follows:

                                                                             Options Outstanding
                                                                        ----------------------------
                                                                                        Weighted
                                                                          Number         Average
                                                                        of Shares     Exercise Price
                                                                        ---------     --------------
Balances, April 1, 1996............................................     2,742,352         $0.05
Granted (weighted average fair value of $0.02).....................     1,090,250          0.07
Exercised..........................................................    (2,913,646)         0.05
Canceled...........................................................      (579,423)         0.05
                                                                        ---------
Balances, March 31, 1997 (55,479 vested at a weighted
average price of $0.05 per share)..................................       339,533          0.07
Granted (weighted average fair value of $0.90).....................     2,699,367          0.57
Exercised..........................................................      (944,949)         0.20
Canceled...........................................................      (270,251)         0.32
                                                                        ---------
Balances, March 31, 1998 (616,824 vested at a weighted
average price of $0.42 per share)..................................     1,823,700          0.70
Granted (weighted average fair value of $1.35).....................     1,205,612          1.57
Exercised..........................................................      (303,090)         0.44
Canceled...........................................................      (712,809)         0.96
                                                                        ---------
Balances, March 31, 1999...........................................     2,013,413          1.17

     At March 31, 1999, 517,232 shares were available under the Plan for future grant.

     Additional information regarding options outstanding as of March 31, 1999 is as follows:

                                       Options Outstanding                  Options Vested
                                 -------------------------------   ----------------------------------
                                               Weighted Average
                                                   Remaining
                                    Number        Contractual      Vested at March   Weighted Average
                                 Outstanding      Life(Years)          31, 1999       Exercise Price
                                 -----------   -----------------   ---------------   ----------------
Range of Exercise Prices
$0.03 -- $0.10..............        210,815          7.70              190,262            $0.05
$0.15 -- $0.53..............        393,228          7.00              266,030             0.44
$1.25 -- $1.75..............      1,409,370          9.33              168,340             1.39
                                  ---------          ----              -------            -----
                                  2,013,413          8.91              624,632            $0.58
                                  =========          ====              =======            =====

                       Additional Stock Plan Information

     Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, (SFAS No. 123) requires the disclosure of pro forma net income and earnings per share had the Company adopted the fair value method as of the beginning of fiscal 1995. Under SFAS No. 123, the fair value of the stock-based awards to employees is calculated through the use of option pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock option awards. These models also require subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values. The Company's calculations were made using the minimum value method with the following weighted average assumptions for 1997, 1998 and 1999; expected life,
5.2 years for 1997 grants, 6.0 years for 1998 grants, and 6.0 years for 1999 grants; risk free interest rates of 6.4% in 1997 and 6.0% in both 1998 and 1999; and no dividends during the expected term. The Company's calculations are based on a multiple option valuation approach and forfeitures are recognized as they occur. If the computed fair values of the stock-based awards had been amortized over the vesting period of the awards, pro forma net loss applicable to common stockholders would have been approximately $3,713,000 ($4.28 per basic and diluted share), $13,185,000 ($7.78 per basic and diluted share), and $11,887,000 ($4.19 per basic and diluted share) for the years ended March 31, 1997, 1998 and 1999, respectively. However, the impact of outstanding nonvested stock options granted prior to 1995 has been excluded from the pro forma calculation; accordingly, the pro forma adjustments are not indicative of future period pro forma adjustments, when the calculation will apply to all applicable stock options.

     Stock-Based Compensation

     In connection with options granted to employees to purchase common stock, the Company recorded deferred stock compensation of $99,000 and $1,055,000 in fiscal years 1998 and 1999, respectively. The Company had no deferred stock compensation in fiscal year 1997. Such amounts represent the difference between the exercise price and the deemed fair value of the Company's common stock at the date of grant. The deferred charges are being amortized to expense through fiscal year 2003. Stock-based compensation expense of $20,000 was recognized as part of the Company's discontinued operations during fiscal year 1998. There was no stock-based compensation expense recognized in continuing operations during fiscal year 1998. Stock-based compensation expense of $171,000 and $79,000 was recorded as part of the Company's continuing and discontinued operations, respectively, during fiscal year 1999.

     Warrants

     The Company had the following outstanding warrants to purchase common stock and preferred stock at March 31, 1999:

                                              Exercise Price
Number of Shares              Stock              per Share         Date Issued          Expiration of Warrants
----------------   ------------------------   --------------    ----------------   ---------------------------------
           5,000   Common stock                   $0.05         April 1996         April 2006 or upon an initial
                                                                                        public offering of common stock
         192,262   Series B preferred stock       $1.43         August 1996        August 2000 or upon an initial
                                                                                          public offering of common stock
          55,340   Series C preferred stock       $1.91         September 1996     Earlier of September 2006 or upon
                                                                                          the initial public offering of
                                                                                          common stock
           8,466   Common stock                   $3.94         February 1997      January 2002
          76,047   Common stock                   $4.54         November 1997      November 2001 or upon an initial
                                                                                          public offering of common stock
         253,012   Common stock                   $0.30         November 1997 --   November 2001
                                                                March 1998
         132,518   Common stock                   $0.30         April 1998 --      November 2001
                                                                May 1998

     During fiscal year 1997, the Company issued warrants to purchase 13,466 shares of common stock and 247,602 shares of preferred stock. The fair value of these warrants amounting to $26,000 was charged to general and administrative expenses and was calculated using a risk free interest rate of 6%, expected volatility of 50% and a term ranging from 4 to 10 years. During fiscal years 1998 and 1999, in connection with notes payable to stockholders, the Company issued warrants to purchase 329,059 and 132,518 shares of common stock. The balance outstanding on the notes payable to stockholders was converted to preferred stock in May 1998. The fair value of these warrants amounting to approximately $258,000 and $165,000 was charged to interest expense during fiscal year 1998 and 1999, respectively, and was calculated using a risk free interest rate of 6%, expected volatility of 50% and a term ranging from 2 1/2 to 3 years.

     Common Stock Reserved

     At March 31, 1999, the Company has received shares of common stock for issuance as follows:

     Conversion of preferred stock...........................      16,575,515
     Issuance available under 1995 Stock Option Plan.........         517,232
     Exercise of options.....................................       2,013,413
     Exercise of warrants....................................         722,645
                                                                   ----------
     Total...................................................      19,828,805
                                                                   ==========

     Notes receivable from stockholders

     On May 14, 1996 the Company loaned a shareholder $57,143 for the exercise of 1,142,858 stock options. The Company entered into a stock pledge agreement with the shareholder and became the holder of a full-recourse promissory note from the shareholder in the amount of $57,143 bearing interest at 6.36%, compounded annually. Principal and interest are due on May 14, 2001.

     On July 2, 1998 the Company loaned a shareholder $59,299 for the exercise of 149,076 stock options. The Company entered into a stock pledge agreement with the shareholder and became the holder of a full-recourse promissory note from the shareholder in the amount of $59,299 bearing interest at 5.48%, compounded semi-annually. Principal and interest are due on July 2, 1999.

10.  Loss per Common Share

     The following is a reconciliation of the numerators and denominators used in computing basic and diluted net loss per share from continuing operations (in thousands).

                                                                                      Year Ended March 31,
                                                                               -------------------------------------
                                                                                 1997          1998           1999
                                                                               --------      --------       --------
Net loss from continuing operations.....................................       $(3,526)      $(10,146)      $(10,586)
Redeemable preferred stock accretion....................................          (167)        (1,519)            --
                                                                               -------       --------       --------
Loss from continuing operations applicable to common shareholders
  (numerator), basic and diluted........................................       $(3,693)      $(11,665)      $(10,586)
                                                                               =======       ========       ========
Shares (denominator):
Weighted average common shares outstanding..............................         2,095          3,530          4,194
Weighted average common shares outstanding subject to repurchase........        (1,227)        (1,835)        (1,359)
                                                                               -------       --------       --------
Shares used in computation, basic and diluted...........................           868          1,695          2,835
                                                                               =======       ========       ========
Loss per share from continuing operations applicable to common
  stockholders, basic and diluted.......................................       $ (4.25)      $  (6.88)      $  (3.73)
                                                                               =======       ========       ========

     For the above mentioned periods, the Company had securities outstanding which could potentially dilute basic earnings per share in the future, but were excluded in the computation of diluted net loss per share in the periods presented, as their effect would have been antidilutive. Such outstanding securities consist of the following:

                                                                       Year Ended March 31,
                                                             ------------------------------------------
                                                                1997            1998            1999
                                                             ----------      ----------      ----------
Convertible preferred stock............................      12,515,918      13,970,914      16,575,515
Shares of common stock subject to repurchase...........       1,985,648       1,873,390         949,998
Outstanding options....................................         339,533       1,823,700       2,013,413
Warrants...............................................         252,602         590,127         722,645
                                                             ----------      ----------      ----------
Total..................................................      15,093,701      18,258,131      20,261,571
                                                             ==========      ==========      ==========

11.  Income Taxes

     The Company's deferred income tax assets are comprised of the following at March 31:

                                                          1998          1999
                                                         -------      --------
                                                             (In thousands)
     Net deferred tax assets:
      Net operating loss carryforwards.................  $ 4,836      $ 8,394
      Accruals deductible in different periods.........    2,363        1,094
      General business credits.........................      327          327
      Depreciation and amortization....................      287          285
                                                         -------      -------
     Total deferred tax assets.........................    7,813       10,100
     Valuation allowance...............................   (6,320)      (9,142)
     Net deferred tax assets...........................    1,493          958
     Deferred tax liability -- purchased intangibles...   (1,493)        (958)
                                                         -------      -------
     Net deferred tax assets...........................  $    --      $    --
                                                         =======      =======

     Deferred income taxes reflect the tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, as well as net operating loss and tax credit carryforwards. Due to the uncertainty surrounding the realization of the benefits of its favorable tax attributes in future tax returns, as of March 31, 1998 and 1999, the Company has fully reserved its net deferred tax assets of approximately $6,320,000 and $9,142,000, respectively.

     For all periods presented the Company's effective rate differs from the expected benefit at the federal statutory tax rate due primarily to state taxes of approximately 5% offset by a valuation allowance against deferred tax assets.

     The Company's loss from continuing operations for 1999 was generated by $9,081,000 and $1,505,000 from domestic and international operations, respectively. The Company did not have international operations in 1997 and 1998.

     At March 31, 1999, the Company has net operating loss (NOL) carryforwards of approximately $24,215,000 and $5,386,000 for federal and state income tax purposes, respectively. The federal NOL carryforwards expire beginning in 2011, while the state NOL carryforwards expire beginning in 2001.

     At March 31, 1999, the Company also has research and development credit carryforwards of approximately $242,000 and $128,000 available to offset future federal and state income taxes, respectively. The federal credit carryforward expires beginning in 2011, while the state credit carryforward has no expiration.

     The extent to which the loss and credit carryforwards can be used to offset future taxable income and tax liabilities, respectively, may be limited, depending on the extent of ownership changes within any three-year period.

12.  Savings Plan

     The Company maintains a savings plan under Section 401(k) of the Internal Revenue Code. Under the plan, employees may defer a portion of their pretax salaries. The Company makes no matching contributions.

13.  Segment Information, Operations by Geographic Area and Significant
     Customers

     As discussed in Note 1, the Company follows the requirements of SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information. As defined in SFAS No. 131, the Company operates in two reportable segments. The Company's operations were divided into two segments: Quintus and CCE. As discussed in Note 2, the Company discontinued its operations of CCE during fiscal 1999. At the end of 1999, the Company operates in one reportable segment.

     Geographic Information (in thousands)

                                                           Year Ended March 31,
                              -------------------------------------------------------------------------------
                                 1997                    1998                             1999
                              ----------    -------------------------------   -------------------------------
                              Revenues(1)   Revenues(1)   Long-lived Assets   Revenues(1)   Long-lived Assets
                              ----------    ----------    -----------------   ----------    -----------------
United States............      $11,536        $18,830          $3,727          $24,749           $3,391
Rest of the world(2).....        2,078          3,060              --            5,558               93
                               -------        -------          ------          -------           ------
                               $13,614        $21,890          $3,727          $30,307           $3,484
                               =======        =======          ======          =======           ======

---------
(1) Revenues are attributed to countries based on location of customer invoiced.

(2) No individual foreign country accounted for greater than 10% of total revenues or long-lived assets in any of the periods presented.

     Significant Customers

     One unrelated customer accounted for 23.8% and 19.3% of total revenues in 1997 and 1999, respectively. No one customer accounted for greater than 10% of total revenues in fiscal 1998.

     Four customers accounted for 30.9%, 21.8%, 10.9% and 10.5% of accounts receivable at March 31, 1997. One customer accounted for 21.1% and 28.6% of accounts receivable at March 31, 1998 and 1999, respectively.

14.  Litigation

     The Company is a defendant and may be a potential defendant in lawsuits and claims arising in the ordinary course of business. While the outcomes of such claims, lawsuits, or other proceedings cannot be predicted with certainty, management expects that such liability, to the extent not provided by insurance or otherwise, will not have a material adverse effect on the financial condition of the Company.

15.  Subsequent Events

     On July 19, 1999, as part of a license grant, the Company issued a customer a warrant to purchase up to 300,000 shares of the Company's common stock at an exercise prices per share equal to the lesser of (i) the initial public offering price, net of commissions, per one share of the Company's common stock or (ii) $7.50 per share. All license revenues have been recognized during the quarter ended September 30, 1999, except $522,000, which has been deferred. The deferred revenue is due upon installation of the software by an independent third party. The fair value of the warrant of approximately $560,000, was recorded as a discount to reduce revenue in the quarter ended September 30, 1999. The Company's calculations were made using the Black Scholes model with the following assumptions: expected life of 1.2 years; risk-free interest rate of 6.0%; volatility of 50%; and no dividends during the expected term.

     On August 26, 1999, the Company issued a total of 1,363,334 shares of Series F convertible preferred stock at $8.25 per share for cash consideration of $11,247,500. The Series F convertible preferred stock is convertible into one share of common stock and has preferences, liquidation and voting rights similar to those of Series E preferred stock. The Series F preferred stockholders are entitled to no cash payments upon conversion to common stock.

     On November 10, 1999, Quintus consummated its Agreement and Plan of Reorganization to acquire all of the outstanding shares and assume the outstanding options and warrants of Acuity Corp. (Acuity), a company specializing in providing Web based customer interaction software. Quintus issued approximately 2,018,905 shares of common stock valued at approximately $16,656,000, approximately 3,047,378 shares of Series G preferred stock valued at approximately $25,141,000 and assumed approximately 751,231 options and warrants to purchase common and preferred stock valued at approximately $4,360,000. The aggregate purchase price, including approximately $300,000 of transaction costs not paid in stock, will be approximately $46,457,000. The acquisition will be accounted for using the purchase method of accounting.

     On September 9, 1999, the Board of Directors approved, subject to stockholder approval, the following:

     Adoption of the 1999 Stock Incentive Plan

     1,000,000 shares of common stock were reserved for issuance under the 1999 Stock Incentive Plan. Any shares not yet issued under the 1995 Stock Option Plan on the date of the initial public offering will become available under the 1999 Stock Incentive Plan. On January 1 of each year, starting with the year 2000, the number of shares in the reserve will automatically increase by 5% of the total number of shares of common stock that are outstanding at that time or, if less, by 2,000,000 shares. In general, if options or shares awarded under the 1999 Stock Incentive Plan or the 1995 Stock Incentive Plan are forfeited, then those options or shares will again become available for awards under the 1999 Stock Incentive Plan.

     Outstanding options under the 1995 Stock Option Plan will be incorporated into the 1999 Equity Incentive Plan at the time of this offering and no further option grants will be made under the 1995 Stock Option Plan. The incorporated options will continue to be governed by their existing terms, unless the Board elects one or more features of the 1999 Stock Incentive Plan to those options or to other outstanding shares. The Board has elected to extend the change in control acceleration feature of the 1999 Stock Inventive Plan to all outstanding options and unvested shares. Previously, options granted under the 1995 Stock Option Plan provided that vesting of the shares would accelerate upon an acquisition only if not assumed by the acquiring entity.

     Adoption of the Employee Stock Purchase Plan

     Under the purchase plan, eligible employees are allowed to have salary withholdings of up to 15% of their cash compensation to purchase shares of common stock at a price equal to 85% of the lower of the market value of the stock on the first date immediately before the first day of the applicable offering period or the fair market value on the purchase date. The initial offering period commences upon the effective date for the initial public offering of the Company's common stock. For the first offering period, shares of common stock may be purchased at a price equal to 85% of the lower of the price per share in the initial public offering or the market value on the purchase date. The Company has initially reserved 1,000,000 shares of common stock under this plan, plus an annual increase to be added on May 1st beginning with the year 2000 equal to the lesser of (i) 1,000,000 shares, or (ii) 2% of the shares of common stock outstanding on May 1st.

     Adoption of the Directors Option Plan

     500,000 shares of common stock have been reserved under the Director Option Plan. The plan provides for an initial automatic grant of an option to purchase 30,000 shares of common stock to a nonemployee director who first becomes a director after the Company's initial public offering. The grant will occur when the director takes office. The initial option will vest monthly over the two-year period following the date of grant. In addition, at the time of the annual stockholders' meeting beginning in 2000, each nonemployee director who continues to be a director after that meeting will automatically be granted an annual option to purchase 10,000 shares of common stock. However, a nonemployee director who is receiving the 30,000 option initial grant will not receive the annual option in the same calendar year. The annual options are fully vested on the first anniversary of the date of grant.

     Effective September 29, 1999, the Company amended the loan and security agreement and limited waiver, maintained with a bank, to extend the maturity date of the Company's revolving line for borrowings up to $7,500,000 from September 17, 1999 to December 17, 1999. Changes to the terms of the line included a waiver to the financial covenants as well as a change of the interest rate to prime plus 0.5% per annum. In addition, the Company granted the bank a warrant to purchase 25,000 shares of Series F Preferred Stock at an exercise price of $8.25 per share. The fair value of the warrant was deemed at $100,000, which will be amortized over the extension of the maturity date. The Company's calculations were made using the Black Scholes model with the following assumptions: expected life of .2 years; risk-free interest rate of 6.0%; volatility of 50%; and no dividends during the expected term.


                                      F21

                              QUINTUS CORPORATION
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)


                                                                                           December 31,   March 31,
                                                                                               1999         1999
                                                                                           ------------   ---------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.............................................................     $ 36,820      $ 1,785
  Short-term investments................................................................       30,700           --
  Accounts receivable, net..............................................................       16,284        8,671
  Prepaid expenses and other assets.....................................................        1,533          573
                                                                                             --------      -------
    Total current assets................................................................       85,337       11,029
Property and equipment, net.............................................................        4,463        3,162
Purchased technology, net...............................................................        1,788        2,111
Intangible assets, net..................................................................       44,264        2,970
Other assets............................................................................          830          322
                                                                                             --------      -------
Total assets............................................................................     $136,682      $19,594
                                                                                             ========      =======
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
CURRENT LIABILITIES:
  Accounts payable......................................................................     $  3,601      $ 2,352
  Accrued compensation and related benefits.............................................        4,873        2,114
  Other accrued liabilities.............................................................        3,656        2,268
  Deferred revenue......................................................................        8,077        6,615
  Borrowings under bank line of credit..................................................           --        4,868
  Current portion of debt and lease obligations.........................................          888        1,456
                                                                                             --------      -------
    Total current liabilities...........................................................       21,095       19,673
Debt and lease obligations, less current portion........................................        1,447        1,801
Deferred revenue........................................................................          500          400
Redeemable convertible preferred stock..................................................           --       17,811

STOCKHOLDER'S EQUITY (DEFICIENCY):
  Convertible preferred stock, $0.001 par value; authorized shares -- 10,000,000 in
    December 1999 and 14,555,000 in March 1999; issued and outstanding shares -- none
    in December 1999 and 13,970,914 in March 1999.......................................           --           14
  Redeemable convertible preferred stock, $0.001 par value; authorized shares -- none in December 1999 and 4,500,000 in March 1999; issued and outstanding shares -- none
    in December 1999 and 3,967,935 in March 1999........................................           --            3
  Common stock, $0.001 par value; authorized shares -- 100,000,000 in December 1999 and 40,000,000 in March 1999; issued and outstanding shares -- 33,257,765 in
    December 1999 and 4,208,478 in March 1999...........................................           34            4
  Additional paid-in capital............................................................      161,439       15,483
  Notes receivable from stockholders....................................................         (223)        (117)
  Deferred compensation.................................................................       (2,526)        (884)
  Accumulated other income (loss) items.................................................          (30)          --
  Accumulated deficit...................................................................      (45,054)     (34,594)
                                                                                             --------      -------
    Total stockholders' equity (deficiency).............................................      113,640      (20,091)
                                                                                             --------      -------
Total liabilities and stockholders' equity (deficiency).................................     $136,682      $19,594
                                                                                             ========      =======

     See accompanying notes to condensed consolidated financial statements.

                              QUINTUS CORPORATION
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             AND COMPREHENSIVE LOSS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)


                                                    Three Months Ended            Nine Months Ended
                                                ---------------------------   ---------------------------
                                                December 31,   December 31,   December 31,   December 31,
                                                    1999           1998           1999           1998
                                                ------------   ------------   ------------   ------------
REVENUES:
  License.....................................    $ 9,471        $ 2,930       $ 22,819       $ 12,843
  Service.....................................      4,042          3,024         12,784          8,971
                                                  -------        -------       --------       --------
    Total revenues............................     13,513          5,954         35,603         21,814
COST OF REVENUES:
  License.....................................      1,319            155          1,990            423
  Service.....................................      2,886          2,426          7,957          6,602
                                                  -------        -------       --------       --------
    Total cost of revenues....................      4,205          2,581          9,947          7,025
                                                  -------        -------       --------       --------
Gross profit..................................      9,308          3,373         25,656         14,789
OPERATING EXPENSES:
  Sales and marketing.........................      7,840          4,639         17,278         13,255
  Research and development....................      3,312          1,792          7,286          5,145
  General and administrative..................      1,610          1,109          3,603          2,741
  Amortization of intangibles.................      2,045            798          3,637          2,394
  Acquired in-process technologies............      3,000             --          3,000             --
  Stock-based compensation....................        574             56          1,183            116
                                                  -------        -------       --------       --------
    Total operating expenses..................     18,381          8,394         35,987         23,651
                                                  -------        -------       --------       --------
Loss from continuing operations...............     (9,073)        (5,021)       (10,331)        (8,862)
Other income (expense), net...................        296           (181)          (129)          (706)
                                                  -------        -------       --------       --------
Net loss from continuing operations...........     (8,777)        (5,202)       (10,460)        (9,568)
Loss from discontinued operations.............         --           (781)            --         (1,430)
                                                  -------        -------       --------       --------
Net loss......................................     (8,777)        (5,983)       (10,460)       (10,998)
                                                  =======        =======       ========       ========
OTHER COMPREHENSIVE LOSS:
  Unrealized loss on short-term investments...        (30)            --            (30)            --
                                                  -------        -------       --------       --------
Comprehensive loss.............................   $(8,807)       $(5,983)      $(10,490)      $(10,998)
                                                  =======        =======       ========       ========
BASIC AND DILUTED NET LOSS PER COMMON
  SHARE:
  Continuing operations........................   $ (0.48)       $ (1.62)      $  (1.24)      $  (3.24)
  Discontinued operations......................        --          (0.25)            --          (0.48)
                                                  -------        -------       --------       --------
Basic and diluted net loss per common share....   $ (0.48)       $ (1.87)      $  (1.24)      $  (3.72)
                                                  =======        =======       ========       ========
Shares used in computation, basic and diluted..    18,298          3,207          8,434          2,955
                                                  =======        =======       ========       ========

     See accompanying notes to condensed consolidated financial statements.

                              QUINTUS CORPORATION
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (IN THOUSANDS) (UNAUDITED)


                                                                                              Nine Months Ended
                                                                                       ------------------------------
                                                                                       December 31,     December 31,
                                                                                           1999             1998
                                                                                       ------------     ------------
OPERATING ACTIVITIES:
 Net loss.........................................................................      $(10,460)        $(10,998)
 Adjustments to reconcile net loss to net cash used in operating activities:
   Depreciation and amortization..................................................         5,010            3,854
   Stock based compensation.......................................................         1,183              116
   Noncash interest expense.......................................................            --               72
   Acquired in-process technologies...............................................         3,000               --
   Provision for doubtful accounts................................................           300              200
   Changes in operating assets and liabilities:...................................
     Accounts receivable..........................................................        (7,740)          (1,743)
     Prepaid expenses and other current assets....................................          (158)              69
     Accounts payable.............................................................         1,234              (98)
     Accrued compensation and related benefits....................................         2,760              224
     Other accrued liabilities....................................................           605            1,337
     Deferred revenue.............................................................           499            2,666
                                                                                        --------         --------
Net cash used in operating activities.............................................        (3,767)          (4,301)
                                                                                        --------         --------
INVESTING ACTIVITIES:
 Purchase of businesses, net of cash acquired.....................................           744               --
 Purchase of property and equipment...............................................        (1,649)          (1,750)
 Purchase of short-term investments...............................................       (30,730)              --
 Increase in other assets.........................................................          (440)             (87)
                                                                                        --------         --------
Net cash used in investing activities.............................................       (32,075)          (1,837)
                                                                                        --------         --------
FINANCING ACTIVITIES:
 Proceeds from initial public offering, net.......................................        84,964               --
 Proceeds from issuance of preferred stock........................................        11,247            5,275
 Proceeds from issuance of common stock...........................................           368               78
 Repurchase of common stock.......................................................            (6)             (29)
 Proceeds from payment of notes receivable........................................            59                1
 Proceeds from notes payable to stockholders......................................            --            1,000
 Payments of redeemable preferred stock...........................................       (18,122)              --
 Borrowings (repayment) under bank line of credit.................................        (4,868)             118
 Borrowings (repayments of) bank loan.............................................        (2,623)          (2,050)
 Principal payments on capital lease obligations..................................          (142)             (90)
                                                                                        --------         --------
Net cash provided by financing activities.........................................        70,877            4,303
                                                                                        --------         --------
Net increase (decrease) in cash and cash equivalents..............................        35,035           (1,835)
Cash and cash equivalents at beginning of period..................................         1,785            1,986
                                                                                        --------         --------
Cash and cash equivalents at end of period........................................      $ 36,820         $    151
                                                                                        ========         ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 Cash paid for interest...........................................................      $    528         $    318
                                                                                        ========         ========
SUPPLEMENTAL NONCASH ACTIVITIES
 Issuance of common stock and preferred stock and assumption of options and
   warrants for the acquisition of Acuity.........................................      $ 46,157         $     --
 Issuance of common stock in exchange for notes receivable........................      $    165         $     --
 Property acquired under capital lease............................................      $    446         $     --
 Issuance of warrants.............................................................      $    660         $    165
 Issuance of common stock below fair market value.................................      $  2,725         $    405
 Issuance of Series E preferred stock for notes payable to stockholders...........      $     --         $  5,684

     See accompanying notes to condensed consolidated financial statements.

                              QUINTUS CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.   BASIS OF PRESENTATION

     The accompanying unaudited condensed consolidated financial statements have been prepared by Quintus Corporation ("Quintus") and reflect all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of our financial position and results of operations for the interim periods. The statements have been prepared in accordance with the regulations of the Securities and Exchange Commission. Accordingly, they do not include all information and footnotes required by generally accepted accounting principles. The result of operations for the three and nine-month periods ended December 31, 1999 are not necessarily indicative of the operating results to be expected for the full fiscal year or future operating periods. The information included in this report should be read in conjunction with the audited consolidated financial statements and notes thereto included elsewhere in this proxy statement/prospectus.

2.   INITIAL PUBLIC OFFERING

     On November 16, 1999, Quintus completed an initial public offering in which it sold 5,175,000 shares of common stock at $18 per share, which included 675,000 shares in connection with the exercise of the underwriters' over allotment option. The total proceeds from this transaction were $85.0 million, net of underwriters' discounts and other related costs of $8.2 million. Immediately after the closing of the offering, Quintus paid $18.1 million to holders of some series of preferred stock as required by the original terms of the preferred stock. The remaining net proceeds were held in cash equivalents and short-term investments at December 31, 1999. Upon the completion of the offering, all 17,938,849 shares of preferred stock, par value $0.001 per share, were automatically converted to common stock on a one for one basis.

3.   ACQUISITION OF ACUITY CORPORATION

     On November 10, 1999, Quintus completed its acquisition of Acuity Corporation ("Acuity"), a company specializing in providing Web based customer interaction software. The transaction was accounted for using the purchase method of accounting and, accordingly, the net assets and results of operations of Acuity have been included in Quintus' consolidated financial statements since the acquisition date. Quintus issued 2,021,146 shares of common stock and 3,047,378 shares of preferred stock. The shares of preferred stock were converted to common stock upon the completion of the offering on November 16, 1999. In addition, Quintus assumed warrants and options to purchase 328,364 shares and 422,867 shares of common stock, respectively. The purchase price for the acquisition was $47.1 million based on capital stock issued, the value of the options and warrants assumed, and transaction costs incurred. Quintus recognized a charge for in-process technologies of $3.0 million in the quarter ended December 31, 1999. The fair market value of assets acquired and liabilities assumed in the acquisition were as follows (in thousands):

     Tangible assets.....................................      $ 3,616
     Goodwill and other intangible assets................       44,609
     In-process research and development.................        3,000
     Liabilities assumed.................................       (4,079)
                                                               -------
                                                               $47,146
                                                               =======

     Intangible assets consist of purchased technology and assembled workforce of $1.4 million which are being amortized over four years, trademark and trade name, customer related intangibles and goodwill of $43.2 million which are being amortized over five years, the in-process research and development of $3.0 million which was expensed upon acquisition.

     The acquired technology provides a comprehensive framework to manage internet-based customer interactions, including Web self-service, Web chat, browser-based collaboration and Web-call back. The in-process research and development represents technology which has not yet reached technological feasibility and does not have alternative future uses. This amount was charged to Quintus' operations during the quarter ended December 31, 1999. The in-process research and development was identified and valued through extensive interviews and discussions with Quintus and Acuity management and the analysis of data provided by Acuity concerning developmental products, their respective stage of development, the time and resources needed to complete them, their expected income generating ability, target markets and associated risks. The Income Approach, which included an analysis of the markets, cash flows, and risks associated with achieving such cash flows, was the primary technique utilized in valuing each in-process research and development project. A portion of the purchase price was allocated to the developmental projects based on the appraised fair values of such projects.

     The following unaudited pro forma consolidated results of operations for the nine months ended December 31, 1999 and 1998 assume the acquisition of Acuity occurred as of April 1 of each period. The one-time $3.0 million charge for purchased in-process technology was excluded as it was a material nonrecurring charge.

     (in thousands, except per share data):

                                           Nine Months Ended   Nine Months Ended
                                           December 31, 1999   December 31, 1998
                                           -----------------   -----------------
Revenues..................................       36,761              26,664
Net Loss from Continuing Operations.......      (18,609)            (22,854)
Loss Per Share............................        (1.85)              (4.59)

4.   COMMON STOCK AND NET LOSS PER SHARE

     The following is a reconciliation of the numerators and denominators used in computing basic and diluted net loss per share from continuing operations (in thousands):

                                                           Three Months Ended           Nine Months Ended
                                                      ---------------------------   ---------------------------
                                                      December 31,   December 31,   December 31,   December 31,
                                                          1999           1998           1999           1998
                                                      ------------   ------------   ------------   ------------
Net loss from continuing operations (numerator),
  basic and diluted................................    $(8,777)        $(5,983)       $(10,460)      $(10,998)
                                                       =======         =======        ========       ========
Shares (denominator):
  Weighted average common shares outstanding.......     19,026           4,217           9,222          4,230
  Weighted average common shares outstanding
    subject to repurchase..........................       (728)         (1,010)           (788)        (1,275)
                                                       -------         -------        --------       --------
Shares used in computation, basic and diluted......     18,298           3,207           8,434          2,955
                                                       =======         =======        ========       ========
Loss per share from continuing operations, basic
  and diluted......................................    $ (0.48)        $ (1.87)       $  (1.24)      $  (3.72)
                                                       =======         =======        ========       ========

     At December 31, 1999 and 1998, options to purchase 2,859,664 and 1,946,309 shares of common stock, and warrants to purchase 837,358 and 722,645 shares of common stock and preferred stock (in 1998) were excluded from the calculation of net loss per share as their inclusion would be antidilutive.

5.   COMPREHENSIVE LOSS

     In fiscal 2000, Quintus adopted the Financial Accounting Standards Board
(SFAS) No. 130, Reporting Comprehensive Income. SFAS No. 130 requires companies to report a new, additional measure of income on the income statement or to create a new financial statement that shows the new measure of income. Comprehensive income includes unrealized gains and losses on debt and equity securities that have been previously excluded from net loss and instead, reflected in equity. Quintus has reported the components of comprehensive loss on its consolidated statements of operations.

6.   RECENT ACCOUNTING PRONOUNCEMENTS

     In March 1998, the Accounting Standards Executive Committee (AcSEC) issued SOP 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. SOP 98-1 establishes the accounting for costs of software products developed or purchased for internal use, including when such costs should be capitalized. SOP 98-1 was effective for Quintus beginning April 1, 1999. The adoption of this statement did not have a significant impact on the financial position, results of operations or cash flows of the Company.

     In April 1998, the AcSEC issued SOP 98-5, Reporting on the Costs of Start-up Activities. Under SOP 98-5, the cost of start-up activities should be expensed as incurred. SOP 98-5 will be effective for Quintus' fiscal year ending March 31, 2000. Quintus believes the adoption of this statement will not have a significant impact on its financial position, results of operations or cash flows.

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting For Derivative Instruments and Hedging Activities. This statement requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. SFAS No. 133 will be effective for Quintus' fiscal year ending March 31, 2001. Management believes that this statement will not have a significant impact on Quintus' financial position, results of operations or cash flows.

7.   LEGAL MATTERS

     Quintus may be a potential defendant in lawsuits and claims arising in the ordinary course of business. While the outcomes of such claims, lawsuits, or other proceedings cannot be predicted with certainty, management expects that such liability, to the extent not provided by insurance or otherwise, will not have a material adverse effect on Quintus' financial condition.

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and
Stockholders of Acuity Corp.

     In our opinion, the accompanying balance sheets and the related statements of operations, changes in stockholders' equity and cash flows present fairly, in all material respects, the financial position of Acuity Corp. (the "Company"), at December 31, 1997 and 1998, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has sustained recurring losses from operations in the years then ended December 31, 1997 and 1998 which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




/s/ PricewaterhouseCoopers LLP
Austin, Texas
February 8, 1999, except as to Notes 4 and 11,
for which the date is March 31, 1999

                                  ACUITY CORP.
                        (formerly known as ichat, Inc.)

                                 BALANCE SHEETS

                                                                                   December 31,                September 30,
                                                                          -----------------------------        -------------
                                                                             1997              1998                1999
                                                                          -----------       -----------        -------------
                                                                                                                (unaudited)
                                                         ASSETS
Current Assets:
  Cash and cash equivalents.............................................. $ 2,135,448       $ 2,173,101         $ 2,241,424
  Accounts receivable, net of allowance for doubtful accounts of
    $73,215, $60,340 and $38,072, respectively...........................   1,703,075           944,024             781,801
  Prepaid expenses and other current assets..............................     182,100           176,701             371,964
                                                                          -----------       -----------         -----------
    Total current assets.................................................   4,020,623         3,293,826           3,395,189
Computer equipment, furniture and fixtures, net..........................   1,171,168         1,233,464             915,962
Note receivable -- related party.........................................      75,000                --                  --
Deposits and other assets................................................      64,478            56,013              34,034
                                                                          -----------       -----------         -----------
    Total assets.........................................................  $5,331,269       $ 4,583,303          $4,345,185
                                                                          ===========       ===========         ===========

                                       LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
  Borrowings under line of credit........................................  $       --       $   721,240          $  721,240
  Current maturities of capital lease obligations........................          --            96,570              94,071
  Current maturities of long-term obligations............................     533,534           518,182             450,000
  Accounts payable.......................................................     495,463           362,225             693,416
  Accrued expenses.......................................................     771,664           959,748             458,282
  Accrued expenses -- related party......................................          --                --             166,968
  Deferred revenue and customer advances.................................   1,345,809           762,776           1,549,280
    Total current liabilities............................................   3,146,470         3,420,741           4,133,257
Capital lease obligations, net of current maturities.....................          --           239,863             179,065
Long-term obligations, net of current maturities.........................   1,185,785           587,500             325,000
    Total liabilities....................................................   4,332,255         4,248,104           4,637,322
Commitments (Note 7)
Stockholders' Equity (deficit):
  Convertible preferred stock, $.001 par value:
     8,680,644 shares authorized at December 31, 1997 and 1998 and
       10,306,127 shares at September 30, 1999; 6,220,994 and 8,252,074 shares issued at December 31, 1997 and 1998 and 9,520,414 at
       September 30, 1999, 6,173,994 and 8,252,074 outstanding in 1997 and 1998 and 9,520,414 at September 30, 1999; liquidation value
       $19,857,196 at December 31, 1998 and $23,857,196 at September
       30, 1999..........................................................       6,221             8,252               9,520
  Common stock, $.001 par value, 15,000,000 shares authorized at
    December 31, 1997 and 1998, and 20,727,164 shares at September
    30, 1999; 4,852,383, 5,253,430 and 5,446,595 shares issued and
    4,852,383, 4,853,430 and 5,046,595 outstanding at December 31,
    1997 and 1998 and September 30, 1999, respectively...................       4,852             5,253               5,447
  Additional paid-in capital.............................................  12,847,565        20,069,214          25,482,096
  Deferred stock-based compensation......................................          --                --            (160,034)
    Treasury stock -- at cost Series B-1, 25,000, 0 and 0 shares,
      Series B-2, 22,000, 0 and 0 shares, and common stock, 0,
      400,000 and 400,000 shares, respectively...........................     (76,000)         (280,000)           (280,000)
  Accumulated deficit.................................................... (11,783,624)      (19,467,520)        (25,349,166)
                                                                          -----------       -----------         -----------
    Total stockholders' equity (deficit).................................     999,014           335,199            (292,137)
                                                                          -----------       -----------         -----------
    Total liabilities and stockholders' equity (deficit)................. $ 5,331,269       $ 4,583,303         $ 4,345,185
                                                                          ===========       ===========         ===========

   The accompanying notes are an integral part of these financial statements.

                                  ACUITY CORP.
                        (formerly known as ichat, Inc.)

                            STATEMENTS OF OPERATIONS

                                                                Year Ended                       Nine Months Ended
                                                               December 31,                        September 30,
                                                       -----------------------------       -----------------------------
                                                           1997              1998              1998              1999
                                                       -----------       -----------       -----------       -----------
                                                                                           (unaudited)       (unaudited)
Revenue:
  License........................................      $ 3,085,200       $ 4,212,501       $ 2,327,607       $ 1,025,858
  Maintenance....................................          819,488         1,743,199         1,218,442           268,413
  Consulting.....................................          906,487           763,391           566,644           355,997
                                                       -----------       -----------       -----------       -----------
    Total revenue................................        4,811,175         6,719,091         4,112,693         1,650,268
Cost of revenue:
  License........................................          252,536            91,547            41,541           107,451
  Maintenance....................................          564,375           427,858           320,705           277,428
  Consulting.....................................          595,871           861,382           689,526           535,109
                                                       -----------       -----------       -----------       -----------
    Total cost of revenue........................        1,412,782         1,380,787         1,051,772           919,988
Gross profit.....................................        3,398,393         5,338,304         3,060,921           730,280
Operating expenses:
  Research and development.......................        1,542,199         4,389,983         3,310,410         2,947,024
  Sales and marketing............................        6,373,790         6,311,540         4,407,055         3,910,244
  General and administrative.....................        2,020,157         2,377,393         1,627,777         1,163,504
                                                       -----------       -----------       -----------       -----------
    Total operating expenses.....................        9,936,146        13,078,916         9,345,242         8,020,772
                                                       -----------       -----------       -----------       -----------
Operating loss...................................       (6,537,753)       (7,740,612)       (6,284,321)       (7,290,492)
Other income (expense):
  Gain on sale of assets.........................               --                --                --         2,728,296
  Interest expense...............................          (91,452)         (124,137)          (86,126)         (107,797)
  Interest income................................           73,296           164,356           134,301            61,455
  Other income (expense).........................          (10,581)           16,497            16,386           (34,802)
                                                       -----------       -----------       -----------       -----------
Net loss.........................................       (6,566,490)       (7,683,896)       (6,219,760)       (4,643,340)
Dividend to preferred
  stockholders...................................               --                --                --        (1,238,296)
                                                       -----------       -----------       -----------       -----------
Net loss attributable to common stockholders.....      $(6,566,490)      $(7,683,896)      $(6,219,760)      $(5,881,636)
                                                       ===========       ===========       ===========       ===========

   The accompanying notes are an integral part of these financial statements.

                                  ACUITY CORP.
                        (formerly known as ichat, Inc.)

            STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                 For the years ended December 31, 1997 and 1998
            and the nine months ended September 30, 1999 (unaudited)


                                                 Preferred Stock         Common Stock
                                               -------------------    -------------------
                                                 Shares     Amount     Shares      Amount
                                               ---------    ------    ---------    ------
Balance at January 1, 1997..................   3,843,994     3,844    4,145,000     4,145
Issuance of Series B-2 convertible preferred
stock, net of issuance costs................     127,000       127           --        --
Issuance of Series C convertible preferred
stock, net of issuance costs................   2,250,000     2,250      400,000       400
Exercise of stock options...................          --        --      307,383       307
Purchase of treasury stock..................          --        --           --        --
Net loss....................................          --        --           --        --
                                               ---------    ------    ---------    ------
Balance at December 31, 1997................   6,220,994     6,221    4,852,383     4,852
Issuance of Series C convertible preferred
stock to vendors............................       6,650         7           --        --
Issuance of Series D convertible preferred
stock, net of issuance costs................   2,071,430     2,071           --        --
Exercise of stock options, net..............          --        --      401,047       401
Purchase of treasury stock..................          --        --           --        --
Retirement of treasury stock................     (47,000)      (47)          --        --
Net loss....................................          --        --           --        --
                                               ---------    ------    ---------    ------
Balance at December 31, 1998................   8,252,074     8,252    5,253,430     5,253
Issuance of Series E convertible preferred
stock, net of issuance costs (unaudited)....     785,715       786           --        --
Issuance of common stock warrants in
connection with the issuance of Series E
convertible preferred stock (unaudited).....          --        --           --        --
Issuance of Series F convertible preferred
stock, net of issuance costs (unaudited)....     482,625       482           --        --
Issuance of common stock warrants in
connection with the issuance of Series F
convertible preferred stock (unaudited).....          --        --           --        --
Non-cash dividend in connection with the
issuance of Series F convertible preferred
stock and common stock warrants
(unaudited).................................          --        --           --        --
Exercise of stock options (unaudited).......          --        --      207,227       208
Non-cash dividend to stockholders in
connection with the extension of common
stock warrants (unaudited)..................          --        --           --        --
Repurchase of unvested stock options
(unaudited).................................          --        --      (14,062)      (14)
Stock-based compensation (unaudited)........          --        --           --        --
Net loss (unaudited)........................          --        --           --        --
                                               ---------    ------    ---------    ------
Balance at September 30, 1999 (unaudited)      9,520,414    $9,520    5,446,595    $5,447
                                               =========    ======    =========    ======

(Table to be continued)


                                     F-31


(Table continued)

                                                                                                              Total
                                               Additional      Deferred                                   Stockholders'
                                                 Paid-in      Stock-Based     Treasury    Accumulated        Equity
                                                 Capital      Compensation     Stock        Deficit         (Deficit)
                                               -----------    ------------    --------    ------------    --------------
Balance at January 1, 1997..................     5,920,897              --          --      (5,217,134)         711,752
Issuance of Series B-2 convertible preferred
stock, net of issuance costs................       252,123              --          --                          252,250
Issuance of Series C convertible preferred
stock, net of issuance costs................     6,613,915              --          --              --        6,616,565
Exercise of stock options...................        60,630              --          --              --           60,937
Purchase of treasury stock..................            --              --     (76,000)             --          (76,000)
Net loss....................................            --              --          --      (6,566,490)      (6,566,490)
                                               -----------       ---------   ---------    ------------     -----------
Balance at December 31, 1997................    12,847,565              --     (76,000)    (11,783,624)         999,014
Issuance of Series C convertible preferred
stock to vendors............................        13,468              --                                       13,475
Issuance of Series D convertible preferred
stock, net of issuance costs................     7,203,319              --          --              --        7,205,390
Exercise of stock options, net..............        80,815              --          --              --           81,216
Purchase of treasury stock..................            --              --    (280,000)             --         (280,000)
Retirement of treasury stock................       (75,953)             --      76,000              --               --
Net loss....................................            --              --          --      (7,683,896)      (7,683,896)
                                               -----------       ---------   ---------    ------------     -----------
Balance at December 31, 1998................    20,069,214              --    (280,000)    (19,467,520)         335,199
Issuance of Series E convertible preferred
stock, net of issuance costs (unaudited)....     2,616,494              --                                   2,617,280
Issuance of common stock warrants in
connection with the issuance of Series E
convertible preferred stock (unaudited).....        86,428              --          --              --          86,428
Issuance of Series F convertible preferred
stock, net of issuance costs (unaudited)....       687,081              --          --              --         687,563
Issuance of common stock warrants in
connection with the issuance of Series F
convertible preferred stock (unaudited).....       546,424              --          --              --         546,424
Non-cash dividend in connection with the
issuance of Series F convertible preferred
stock and common stock warrants
(unaudited).................................     1,072,494              --          --      (1,072,494)             --
Exercise of stock options (unaudited).......        80,912              --          --                          81,120
Non-cash dividend to stockholders in
connection with the extension of common
stock warrants (unaudited)..................       165,812              --          --
Repurchase of unvested stock options
(unaudited).................................        (2,797)             --          --        (165,812)         (2,811)
Stock-based compensation (unaudited)........       160,034        (160,034)         --              --              --
Net loss (unaudited)........................            --              --          --      (4,643,340)     (4,643,340)
                                               -----------       ---------   ---------    ------------     -----------
Balance at September 30, 1999 (unaudited)...   $25,482,096       $(160,034)  $(280,000)   $(25,349,166)    $  (292,137)
                                               ===========       =========   =========    ============     ===========

   The accompanying notes are an integral part of these financial statements.

                                  ACUITY CORP.
                        (formerly known as ichat, Inc.)

                            STATEMENTS OF CASH FLOWS


                                                                          Year Ended                    Nine Months Ended
                                                                         December 31,                     September 30,
                                                                ----------------------------      ----------------------------
                                                                   1997             1998             1998             1999
                                                                -----------      -----------      -----------     ------------
                                                                                                  (unaudited)      (unaudited)
Cash Flows From Operating Activities:
Net loss....................................................    $(6,566,490)     $(7,683,896)     $(6,219,760)     $(4,643,340)
  Forgiveness of related party receivable...................             --           75,000           75,000               --
  Gain on sale of assets....................................             --               --               --       (2,728,296)
  Depreciation..............................................        540,723          745,917          580,967          532,586
  Provision for doubtful accounts...........................        226,567          155,574           83,582           79,666
  Stock compensation expense................................             --           13,475               --               --
  Changes in assets and liabilities:
    Accounts receivable.....................................     (1,353,251)         603,477         (473,881)          82,557
    Prepaid expenses and other current assets...............       (157,991)           5,399         (113,796)        (195,263)
    Deposits and other assets...............................        (34,655)           8,465          (12,640)          21,979
    Accounts payable........................................        189,594         (133,238)         294,273          331,191
    Accrued expenses........................................        387,596          188,084            2,098         (501,466)
    Deferred revenue and customer advances..................        843,009         (583,033)         673,657          894,272
                                                                -----------      -----------      -----------      -----------
Net cash used in operating activities.......................     (5,924,898)      (6,604,776)      (5,110,500)      (6,126,114)
                                                                -----------      -----------      -----------      -----------
Cash Flows From Investing Activities:
  Purchases of computer equipment, furniture and fixtures...     (1,218,550)        (808,213)        (776,334)        (223,923)
  Cash received from the sale of assets, net of transaction
    costs...................................................             --               --               --        2,796,344
                                                                -----------      -----------      -----------      -----------
Net cash provided by (used in) investing activities.........     (1,218,550)        (808,213)        (776,334)       2,572,421
                                                                -----------      -----------      -----------      -----------
Cash Flows From Financing Activities:
  Proceeds from issuance of short-term debt.................      1,000,000          721,240          721,240               --
  Repayment of short-term debt..............................     (1,000,000)              --               --               --
  Proceeds from issuance of long-term note..................        450,000               --               --               --
  Amounts paid on installment obligation....................       (275,000)        (300,000)        (225,000)        (150,000)
  Repayment of other long-term debt.........................       (105,682)        (313,637)        (235,810)        (180,682)
  Proceeds from sales -- leaseback..........................             --          386,280          386,280               --
  Repayment of capital lease obligation.....................             --          (49,847)         (30,573)         (63,297)
  Proceeds from issuance of preferred stock.................      7,002,250        7,250,005        7,250,005        4,000,003
  Financing costs related to preferred stock issuance.......       (133,434)         (44,615)         (44,615)         (62,309)
  Proceeds from issuance of common stock, net...............         60,937           81,216           39,656           78,301
  Purchase of treasury stock................................        (76,000)        (280,000)        (280,000)              --
                                                                -----------      -----------      -----------      -----------
Net cash provided by financing activities...................      6,923,071        7,450,642        7,581,183        3,622,016
                                                                -----------      -----------      -----------      -----------
Net increase (decrease) in cash and cash equivalents........       (220,377)          37,653        1,694,349           68,323
Cash and cash equivalents at beginning of period............      2,355,825        2,135,448        2,135,448        2,173,101
                                                                -----------      -----------      -----------      -----------
Cash and cash equivalents at end of period..................    $ 2,135,448      $ 2,173,101      $ 3,829,797      $ 2,241,424
                                                                ===========      ===========      ===========      ===========

   The accompanying notes are an integral part of these financial statements.

                                  ACUITY CORP.
                        (formerly known as ichat, Inc.)

                         NOTES TO FINANCIAL STATEMENTS

1.   Background and Summary of Significant Accounting Policies:

     Acuity Corp., a Delaware corporation (the "Company") was incorporated on August 2, 1995 as ichat, Inc. The Company is a provider of Web-based customer interaction software. In June 1998 the Company changed its name to Acuity Corp. to reflect a strategic change in its core product offerings from internet chat software to its WebCenter customer interaction software. Shortly thereafter, the Company commenced shipment of its WebCenter products that enable users to interact with their customers over the Internet. During the year ended December 31, 1998, WebCenter revenue was approximately $1,215,000 and ichat revenue was approximately $5,504,000.

Basis of Presentation

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred operating losses since inception related primarily to the development and marketing of its products and has an accumulated deficit of $19,467,520 as of December 31, 1998. These factors raise substantial doubt about the Company's ability to continue as a going concern. In February 1999, the Company completed a sale of preferred stock and in March 1999 completed the sale of an exclusive license to its chat technology (see note 11). The Company's management has developed a fiscal 1999 operating plan in which the Company has placed significant reliance on obtaining additional outside financing. Management is actively pursuing additional debt and equity financing from institutional investors as necessary and intends to increase revenues and eventually achieve profitable operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Unaudited Interim Financial Information

     The accompanying interim statements of operations and cash flows for the nine months ended September 30, 1998 and 1999 are unaudited but include all adjustments, consisting only of normal recurring adjustments, which the Company considers necessary for a fair presentation of the results of operations and cash flows for the nine months ended September 30, 1998 and 1999. The results of operations and cash flows for the nine months ended September 30, 1999 are not necessarily indicative of the results to be expected for the full year. The data disclosed in these notes to the financial statements for these periods are unaudited.

Certain Risks and Uncertainties

     The Company's operating results are significantly dependent on the Company's ability to market and develop its products. The life cycles of the Company's products are difficult to estimate due in part to the effect of future product enhancements and competition. The inability of the Company to successfully develop and market its products as a result of competition or other factors would have a material adverse effect on the Company's business, financial condition and results of operations.

     Concentrations of credit risk with respect to trade receivables are generally limited due to the large number of customers, short payment terms, and their dispersion across geographic areas. During 1998, sales to one customer were $1,064,000, or 16%, with a related receivable balance of approximately $18,000. Two other customers had receivable balances totaling approximately $590,000 at December 31, 1998.

Revenue Recognition

     The Company's revenues are derived from product licensing revenues, and fees for maintenance and support, training and consulting services. Product licensing revenues are recognized after shipment of the product, provided persuasive evidence of an arrangement exists, collection of the resulting receivable is probable, the fee for the arrangement is fixed and determinable and product returns are reasonably estimable. Certain of the Company's software sales involve significant modification or customization of the Company's product. The Company records revenue on the sale of software products that include significant modification and customization, for which no vendor specific objective evidence exists for certain of the elements in the arrangement, on the completed contract method. In instances where there are customer acceptance criteria related to the Company's products, such revenue is deferred until the acceptance criteria have been satisfied. Provisions for estimated returns and warranty are recorded at the time products are shipped.

     Maintenance revenue consists of maintenance and renewal fees for providing unspecified product updates on an if and when available basis and technical support for the Company's software products. Maintenance revenues are recognized ratably over the related service period, generally twelve months.

     Consulting revenue consists of training and consulting services provided to the Company's customers. Training and consulting revenues are recognized as the related services are performed.

     Customer advances and billed amounts due from customers in excess of revenue recognized are recorded as deferred revenue.

Advertising Expenses

     Advertising expenses consist primarily of costs incurred promoting the Company's products, including public relations, trade shows, lead generation and promotional materials. The Company expenses all advertising costs as incurred. The Company's advertising expenses were approximately $1,035,189 for the year ended December 31, 1997 and $687,080 for the year ended December 31, 1998.

Cash and Cash Equivalents

     Cash and cash equivalents consist of cash on hand and on deposit at local banks. The Company considers highly liquid investments with original maturities of three months or less to be cash equivalents. Cash equivalents consist of deposits in money market funds at December 31, 1997 and 1998 and at September 30, 1999.

Concentrations of Credit Risk

     Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. Management does not believe there is undue risk of loss because in management's opinion, the financial institutions in which cash is deposited are high credit quality institutions and the securities are obligations of the United States government. However, cash and cash equivalents exceeded FDIC insurance coverage limits. The Company has not experienced any losses on its deposits. Although the Company does not require collateral on accounts receivable, it does maintain reserves for credit losses.

Fair Value of Financial Instruments

     The carrying amounts of certain of the Company's financial instruments, including cash and cash equivalents, accounts and notes receivable, accounts payable and accrued liabilities, approximated fair value as of December 31, 1997 and 1998, because of the relatively short maturity of these instruments.

     The carrying amounts of the Company's borrowings under variable rate long-term debt instruments approximate their fair value. The fair value of the Company's other long-term obligation is estimated using discounted cash flow analyses, based upon the Company's approximate incremental borrowing rates for similar types of borrowing arrangements.

Computer Equipment, Furniture and Fixtures

     Computer equipment, furniture and fixtures, software and leasehold improvements are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the respective assets, generally three to seven years. Expenditures that increase the value or extend the life of the asset are capitalized, while the cost of maintenance and repairs are expensed as incurred. Upon disposal, assets and related accumulated depreciation are removed from the accounts and the related gain or loss is included in operations.

Research and Development

     Research and development costs are charged to operations as incurred. The Company capitalizes certain software development costs subsequent to the establishment of technological feasibility. Based on the Company's product development process, technological feasibility is established upon completion of a working model. Costs incurred by the Company between completion of the working model and the point at which the product is ready for general release have been insignificant.

Income Taxes

     The Company accounts for income taxes in accordance with the liability method. This method requires that deferred taxes be computed annually utilizing the liability method and adjusted when new tax laws or rates are enacted. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. The Company recorded no income tax expense for both the years ended December 31, 1997 or 1998 and has provided a valuation allowance to fully offset the net deferred tax asset because the realization of tax benefits associated with net operating loss carryforwards is not assured.

Comprehensive Income

     The Company has had no items of comprehensive income other than its net loss for each of the two years in the period ended December 31, 1998.

Reclassification

     Certain amounts previously reported in 1997 have been reclassified to conform to the 1998 presentation.

2.   Computer Equipment, Furniture and Fixtures:

     Computer equipment, furniture and fixtures is comprised of the following:

                                          December 31,           September 30,
                                   -------------------------     -------------
                                      1997           1998             1999
                                   ----------     ----------     -------------
                                                                  (unaudited)
Computer equipment.............    $1,129,599     $1,624,785       $ 1,663,887
Furniture and fixtures.........       168,957        219,819           235,668
Office equipment...............            --        130,030           162,009
Software.......................       105,790        233,343           356,119
Leasehold improvements.........       376,920        376,920           376,920
                                   ----------     ----------       -----------
                                    1,781,266      2,584,897         2,794,603
Less: accumulated depreciation.      (610,098)    (1,351,433)       (1,878,641)
                                   ----------     ----------       -----------
                                   $1,171,168     $1,233,464       $   915,962
                                   ==========     ==========       ===========

     During 1998, the Company entered into capital leases for computer equipment with a capitalized cost of $386,280. Amortization expense and accumulated amortization are included in depreciation expense and accumulated depreciation, respectively. Accumulated amortization on these capitalized leases totaled $96,570 at December 31, 1998. Future minimum lease payments as of December 31, 1998 are as follows:

     1999.................................................      $147,867
     2000.................................................       147,867
     2001.................................................        95,643
     2002.................................................        23,177
                                                                --------
                                                                 414,554
     Less amount representing interest....................       (78,121)
                                                                --------
     Present value of minimum lease payments..............       336,433
     Less current portion.................................       (96,570)
                                                                --------
                                                                $239,863
                                                                ========

3.   Note Receivable -- Related Party:

     In August 1996, the Company issued a note receivable in the amount of $75,000, due from a shareholder and officer of the Company ("Maker"), which bore interest at 5.76% per annum and was collateralized by a stock pledge agreement covering certain shares of common stock held by the Maker. During 1998, the note was forgiven by the Company as part of the consideration given for a noncompete agreement between the officer and the Company. The Company has received interest payments during the year ended December 31, 1997 and 1998 of $4,320 and $2,160, respectively.

4.   Line of Credit:

     The Company has a revolving line of credit arrangement with a commercial bank that enables the Company to borrow against eligible trade accounts receivable up to a total of $2,500,000. As of December 31, 1998, the Company had $721,240 outstanding under the revolving line of credit. The credit arrangement contains certain financial covenants and restrictions as to various matters, including the Company's net worth. The credit facility bears interest at prime plus .5% (8.75% at December 31, 1998) and expires on March 25, 1999. On March 25, 1999 the Company entered into a loan modification agreement under which the expiration date was extended to March 25, 2000.

5.   Long-Term Obligations:

     Long-term obligations are comprised of the following:

                                                                                   December 31,        September 30,
                                                                             -----------------------   -------------
                                                                                1997         1998          1999
                                                                             ----------   ----------   -------------
                                                                                                        (unaudited)
Term loans:
Variable rate term loan with a commercial bank, bearing interest at the bank's prime rate plus 1% per annum (8.75% at December
  31, 1998). The loan requires monthly principal and interest
  payments through May 1999.............................................     $  231,819   $   68,182    $      --
Variable rate term loan with a commercial bank, bearing interest at prime plus 1% per annum (8.75% at December 31, 1998). The
  loan requires monthly principal and interest payments through
  August 2001...........................................................        412,500      262,500      150,000
Installment obligation:
  Non-interest bearing installment obligation to a minority
    shareholder of the Company. The note is payable in quarterly
    installments and is scheduled to be paid in full in May 2001........      1,075,000      775,000     625,000
                                                                             ----------   ----------    --------
                                                                              1,719,319    1,105,682     775,000
  Less: current maturities..............................................       (533,534)    (518,182)   (450,000)
                                                                             ----------   ----------    --------
                                                                             $1,185,785   $  587,500    $325,000
                                                                             ==========   ==========    ========

     The term loans and line of credit are collateralized by substantially all the assets of the Company and contain certain financial covenants and restrictions as to various matters, including the Company's net worth. At December 31, 1998 the Company was not in compliance with its minimum quick ratio and maximum loss covenants, which were waived by the bank in a letter dated February 18, 1999. Should the Company continue to be in non-compliance with its debt covenants, the bank has various remedies including the acceleration of the due dates of principal payments that are currently classified as non-current liabilities in the Company's financial statements.

6.   Supplemental Disclosure of Cash Flow Information:

     Interest payments of $91,452, $124,137, $86,127 and $107,797 were made for the years ended December 31, 1997 and 1998 and during the nine months ended September 30, 1998 and 1999, respectively. No tax payments were made during the same periods.

     The following is a detail of non-cash investing and financing activities:

                                                                              Year Ended           Nine Months Ended
                                                                             December 31,            September 30,
                                                                         -------------------     ----------------------
                                                                           1997       1998         1998          1999
                                                                         --------   --------     --------      --------
                                                                                                (unaudited)   (unaudited)
Issuance of 400,000 common shares to Series B convertible
  preferred stock and warrant holders..............................      $120,000   $    --      $    --       $       --
Issuance of 6,650 Series C convertible preferred stock to
  vendors..........................................................            --    13,475           --               --
Deferred revenue liability extinguished in the sale of assets......            --        --           --          107,768
Accrued commission-related party associated with the sale of
  assets...........................................................            --        --           --          166,968
Note received in exchange for the sale of assets...................            --        --           --          350,000
Dividend in connection with the issuance of Series F
  convertible preferred stock and common stock warrants............            --        --           --        1,072,484
Dividend to stockholders in connection with the extension of
  common stock warrants............................................            --        --           --          165,812

7.   Commitments:

     The Company leases its facilities and certain other equipment under operating lease agreements. Rental expense for the years ended December 31, 1997 and 1998 was approximately $159,134 and $356,080, respectively. Future minimum rental commitments as of December 31, 1998 under these leases are as follows:

     1999................................      $350,368
     2000................................       283,781
     2001................................       188,884
     2002................................        86,757
     2003................................        29,184
                                               --------
                                               $938,974
                                               ========

8.   Stockholders' Equity:

Preferred Stock

     The Company currently has authorization for the issuance of 8,680,644 shares of $.001 par value preferred stock. At December 31, 1998 the following series of convertible preferred stock were authorized:

                                        Shares
                        Shares        Issued and       Liquidation
Series                Designated      Outstanding      Preference
------                ----------      -----------      -----------
Series A.........        750,000          750,000          750,000
Series B-1.......      1,868,994        1,868,994        2,803,491
Series B-2.......      1,305,000        1,305,000        2,283,750
Series C.........      2,256,650        2,256,650        6,769,950
Series D.........      2,500,000        2,071,430        7,250,005

     Each series of preferred stock is convertible into common stock at the option of the holder on a one-for-one basis, subject to certain adjustments. Each series of preferred stock will automatically convert upon the earliest of
(i) the closing date of an underwritten public offering of the Company's common stock with aggregate proceeds of more than $18,000,000 and a per share offering price of at least $9.00 or (ii) the date of an affirmative election of the holders of 75% of the outstanding shares of preferred stock. The Company has reserved 8,296,274 shares of common stock at December 31, 1998 to permit conversion of the preferred stock in accordance with these terms.

     Holders of the preferred stock are entitled to one vote for each share of common stock into which such shares may be converted. Each share of preferred stock entitles the holder to receive noncumulative dividends, if and when declared by the board of directors, prior to any dividend paid on the common stock. Dividends, if any, on preferred stock shall be declared at an annual rate of 10% of the original price paid per share. As of December 31, 1998, no dividends have been declared. In the event of liquidation, the preferred stock has preference over the common stock in the amount equal to the original issue price plus declared but unpaid dividends.

Stock Option Plan

     During 1995, the Company adopted the 1995 Stock Option/Stock Issuance Plan (the "Plan"), providing for two separate equity programs: (i) the Option Grant Program providing for the granting of both incentive and non-statutory stock options, as defined by the Internal Revenue Code, and (ii) the Stock Issuance Program providing for the issuance of common stock directly, either through the immediate purchase of such shares or as a bonus for services rendered to the Company.

     The Plan, as amended, provides for a maximum number of common shares to be optioned/issued of 3,950,000. Accordingly, the Company has reserved a sufficient number of shares of common stock to permit exercise of options or issuance of shares in accordance with the terms of the Plan. If an option expires or becomes unexercisable for any reason, options related to the unpurchased shares become available for grant. Each option granted under the Plan has a term of ten years from the date of grant and an exercise price and vesting schedule as determined by the Plan

Administrator, at the date of grant, with the exception that incentive stock options can not be granted for less than 100% of the fair market value of the stock and non-statutory stock options can not be granted for less than 110% of the fair market value of the stock to any shareholder of the Company with a 10% or greater interest in the common stock of the Company. The number of common stock options exercised and unvested was 313,437 and 176,033 at December 31, 1997 and 1998, respectively.

     Option activity under the Company's Plan follows:

                                                                                                 Weighted-
                                                Available                      Exercise            Average
                                                for Grant       Shares          Price          Exercise Price     Amount
                                               -----------     ---------     -------------     --------------   ----------
Balance at January 1, 1997.................       991,500      1,183,500     $0.10 -- 0.20          $0.13       $  151,700
Options granted............................    (1,634,750)     1,634,750      0.10 -- 0.30           0.27          442,273
  Options exercised........................            --       (307,383)     0.10 -- 0.30           0.20          (60,937)
  Options cancelled........................       766,382       (766,382)     0.10 -- 0.30           0.15         (115,455)
                                                ---------      ---------                                        ----------
Balance at December 31, 1997...............       123,132      1,744,485                                           417,581
  Options approved for grant...............     1,350,000             --           --                  --               --
  Options granted..........................    (2,775,000)     2,775,000      0.30 -- 0.70           0.48        1,320,450
  Options exercised........................                     (403,547)     0.10 -- 0.50           0.20          (81,816)
  Options cancelled........................     1,328,273     (1,328,273)     0.10 -- 0.70           0.33         (432,724)
  Options repurchased......................         2,500            --               0.20           0.20               --
                                                ---------      ---------                                        ----------
Balance at December 31, 1998...............        28,905      2,787,665                                         1,223,491
  Options approved for grant (unaudited)...     1,000,000             --           --                  --               --
  Options granted (unaudited)..............    (1,046,056)     1,046,056              0.70           0.70          728,972
  Options exercised (unaudited)............            --       (207,227)     0.10 -- 0.70           0.39          (81,120)
  Options repurchased (unaudited)..........        14,062             --           --                  --               --
  Options cancelled (unaudited)............       762,579       (762,579)     0.10 -- 0.70           0.55         (416,763)
                                                ---------      ---------                                        ----------
Balance at September 30, 1999 (unaudited)..       759,490      2,863,915                                        $1,454,580
                                                =========      =========                                        ==========

     The weighted-average fair value of options granted during the years ended December 31, 1997 and 1998 was $0.27 and $0.48 per share, respectively.

     The following table summarizes information with respect to stock options outstanding at December 31, 1998:

                                                              Options Outstanding
                                                      ---------------------------------
                                                                       Weighted-Average
Exercise                                                Number            Remaining            Number
 Prices                                               Outstanding      Contractual Life      Exercisable
 ------                                               -----------      ----------------      -----------
 $0.10...........................................         20,000            6.9                  20,000
  0.15...........................................         43,031            7.7                  43,031
  0.20...........................................         25,874            8.1                  25,874
  0.30...........................................      1,603,927            9.0               1,603,927
  0.50...........................................        168,500            9.3                 168,500
  0.70...........................................        926,333            9.8                 928,333
                                                       ---------                              ---------
Number outstanding at December 31, 1998..........      2,787,665                              2,787,665
                                                       =========                              =========


     At December 31, 1997, options to purchase 1,744,485 shares of common stock were exercisable at a weighted average exercise price of $0.24 per share.

Pro Forma Stock Based Compensation

     The Company has applied Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations, in accounting for the Plan. Accordingly, no compensation expense has been recognized for the Plan. Had compensation cost for the Plan been determined based upon the fair value at the grant date for awards under the Plan consistent with the methodology prescribed under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," such amount would not have been materially different.

     The fair value of each option grant is estimated on the date of grant using the minimum value method with the following weighted average assumptions used for grants in 1997 and 1998: dividend yield of 0.0%, risk-free interest rate of 6.39% in 1997 and 6.00% in 1998 and expected lives of five years. Volatility of the Company common stock underlying the options was not considered because the Company's equity is not publicly traded as of December 31, 1998.

Common Stock Warrants

     At December 31, 1998 the Company has outstanding warrants for the purchase of 465,163 shares of its common stock at an exercise price of $2.75 per share. These warrants are exercisable at any time through January 10, 1999. These warrants were issued to holders of the Company's B-1 preferred stock as part of a recapitalization of the Company in 1996. The warrants were issued in exchange for warrants to purchase 465,153 shares of the Company's then authorized Series B-3 preferred stock at an exercise price of $2.25 per share. The Company's articles of incorporation were then amended to remove the Series B-3 preferred stock from the Company's authorized capital.

9.   Employee Benefits:

     The Company has established a 401(k) retirement savings plan for its full time employees. All employees meeting minimum age requirements are eligible to enroll in the Plan sixty days after commencement of employment. As of December 31, 1998, the Company has not provided matching contributions to employee accounts.

10.  Income Taxes:

     The Company has not recorded the tax benefits attributable to its taxable losses incurred during the years ended December 1997 or 1998 due to the uncertainty surrounding the recoverability of these deferred tax assets.

     At December 31, 1998 the Company had federal net operating loss carryforwards of approximately $18,500,000 available to offset future taxable income. The Company's federal operating loss carryforwards begin to expire starting in the year 2011.

     As a result of ownership changes in prior years as defined by Internal Revenue Code Section 382, approximately $4,365,000 in net operating loss carryforwards are subject to a maximum annual utilization of approximately $1,000,000 at December 31, 1998.

     The components of the net deferred tax asset are as follows at December 31, 1997 and 1998:

                                                                                1997           1998
                                                                             ----------    -----------
Deferred tax assets:
  Net operating loss carryforwards.....................................      $3,505,193    $6,292,559
  Non-recurring charge related to purchased technology.................         672,093       570,883
  Allowance for doubtful accounts and returns..........................         131,930       124,699
  Capitalization of software development costs.........................           6,479         3,906
  Depreciation.........................................................          57,050       135,727
                                                                             ----------    ----------
Deferred tax asset before valuation allowance..........................       4,372,745     7,127,774
Valuation allowance....................................................      (4,372,745)   (7,127,774)
                                                                             ----------    ----------
Net deferred tax asset.................................................      $       --    $       --
                                                                             ==========    ==========

     The following is a reconciliation of the amount of the income tax benefit that would result from applying the statutory Federal income tax rates to pretax loss and the reported amount of income tax benefit:

                                                       December 31,
                                               ---------------------------
                                                  1997             1998
                                               ----------       ----------
Tax benefit at statutory rate of 34%.....      $2,235,089       $2,612,524
State income tax benefit.................         196,343          229,140
Permanent difference.....................          (9,861)         (15,603)
Other....................................              --          (71,032)
Net increase in valuation allowance......      (2,421,571)      (2,755,029)
                                               ----------       ----------
                                               $       --       $       --
                                               ==========       ==========

11.  Subsequent Events:

Authorization and Sale of Series E Convertible Preferred Stock

     On February 22, 1999 the Company's board of directors designated 1,142,858 shares of the Company's authorized preferred stock as Series E preferred stock. On February 25, 1999 the Company sold 785,715 shares of Series E convertible preferred stock and warrants to purchase 392,858 shares of common stock for an aggregate purchase price of $2,750,000. The warrants are exercisable through February 27, 2001 at an exercise price of $0.70 per share. The warrants were allocated $86,428 of the proceeds from the sale of the Series E convertible preferred stock. The fair value of the warrants were calculated using the Black-Scholes options model with the following assumptions: dividend yield of 0%, volatility of 50%, and a risk-free interest rate of 4.91%.

     Each share of Series E convertible preferred stock is entitled to receive noncumulative dividends, when and if declared by the Company's board of directors, at a rate of $0.35 per share per annum. Each share of Series E preferred stock is convertible at the option of the holder into common shares of the Company on a one for one basis, subject to certain anti-dilution provisions as described in the Company's articles of incorporation. Conversion of the Series E preferred stock is automatic upon either i) the sale of the Company's common stock in a firmly underwritten public offering in which the offering price is not less than $9.00 per share and which results in aggregate proceeds to the Company of at least $18,000,000 net of underwriting discounts, commissions and fees, or ii) the written consent of 75% of the outstanding shares of Series E preferred stock.

     Upon any liquidation, dissolution or winding up of the Company, the Series E preferred shareholders are entitled to a liquidation preference of $3.50 per share plus all declared but unpaid dividends thereon.

Sale of Exclusive Technology License

     In March 1999, the Company entered into an agreement to sell exclusive source and object code licenses for the ichat software. Under the terms of the agreement, the Company received $1.3 million in cash at the time of purchase, notes receivable in the principal amounts of $1 million due on June 30, 1999, $700,000 due on December 15, 1999, and $600,000 of preferred stock from the next issuance of the purchaser. In connection with this sale, the Company entered into a commission agreement with a stockholder under which the stockholder will receive a total of $354,665 for negotiating the sale of these assets. At September 30, 1999 the Company had a remaining balance due to the stockholder of $166,968 related to this transaction. The amount has been disclosed as accrued expenses -- related party.

12.  Subsequent Events (unaudited)

     On September 10, 1999 the Company entered into an agreement to have all of its outstanding capital stock acquired by Quintus Corporation.

     In September, 1999 the Company's board of directors designated and sold 482,625 shares of the Company's authorized preferred stock as Series F convertible preferred stock for an aggregate purchase price of $1,250,000. The board also issued warrants to purchase 178,570 shares of the Company's common stock at an exercise price of $0.70 per share through September, 2001. The warrants were allocated $546,424 of the proceeds from the sale of the Series F convertible preferred stock. The fair value of the warrants were calculated using the Black-Scholes option model with the following assumptions: dividend yield of 0%, volatility of 50%, and a risk-free interest rate of 4.91%. The fair value of the Series F convertible preferred stock and the warrants to purchase common stock exceeded the $1,250,000 in gross proceeds received by the Company by $1,072,144. As a result, the Company has recorded a deemed dividend related to this transaction.

     On September 2, 1999 the Company's board of directors extended the expiration date of the warrants that were set to expire on January 10, 1999 to January 10, 2000. In relation to this extension, the Company has recorded a dividend to the Company's current stockholders that are also the holders of the Company's warrants in the amount of $165,812. The fair value of the extension of the warrants was calculated using the Black-Scholes option model using the following assumptions: dividend yield of 0%, volatility of 50%, and a risk-free interest rate of 5.63%.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

     To the Shareholders of Mustang.com, Inc.:

     We have audited the accompanying balance sheets of Mustang.com, Inc. (formerly Mustang Software, Inc. and a California corporation) as of December 31, 1999 and 1998, and the related statements of operations, shareholders' equity and cash flows for the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mustang.com, Inc. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the three years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States.




/s/ ARTHUR ANDERSEN LLP

Los Angeles, California
February 9, 2000

                               MUSTANG.COM, INC.
                                BALANCE SHEETS

                                                 ASSETS
                                                                                               December 31,
                                                                                      -------------------------------
                                                                                          1998              1999
                                                                                      -------------    --------------
CURRENT ASSETS:
Cash and cash equivalents.........................................................       1,849,700         8,847,602
Accounts receivable, net of allowance for doubtful accounts
 of $168,200 and $170,000 at December 31, 1998 and 1999, respectively.............         409,077           693,739
Inventories.......................................................................           9,196            13,373
Prepaid expenses..................................................................          19,660             3,750
                                                                                        ----------       -----------
     Total current assets.........................................................       2,287,633         9,558,464
                                                                                        ----------       -----------
PROPERTY AND EQUIPMENT:
Property and equipment............................................................       1,239,882         1,278,371
Accumulated depreciation..........................................................        (647,027)         (650,293)
                                                                                        ----------       -----------
     Net property and equipment...................................................         592,855           628,078
                                                                                        ----------       -----------

OTHER ASSETS......................................................................          11,183             2,485
                                                                                        ----------       -----------
                                                                                         2,891,671        10,189,027
                                                                                        ==========       ===========
                                        LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable..................................................................        $233,854          $492,942
Current portion of capital lease..................................................           8,259             9,111
Accrued payroll...................................................................          62,000           150,000
Accrued liabilities...............................................................          52,381           175,005
Income taxes payable..............................................................          99,776            99,776
Deferred revenue..................................................................         125,000           250,000
                                                                                        ----------       -----------
Total current liabilities.........................................................         581,270         1,176,834
                                                                                        ----------       -----------

CAPITAL LEASE OBLIGATION, net of current portion..................................         260,747           251,636
                                                                                        ----------       -----------

COMMITMENTS AND CONTINGENCIES (Note 8)

SHAREHOLDER' EQUITY:
Preferred stock, no par value:
 Authorized -- 10,000,000 shares..................................................
   8,081 issued and outstanding as of December 31, 1998...........................         730,229                 0
Common stock, no par value:
 Authorized -- 30,000,000 shares..................................................
   Issued and outstanding -- 4,098,845 and 5,969,384 shares at December 31,
     1998 and 1999, respectively..................................................       7,618,954        15,966,363
                                                                                        (6,299,529)       (7,205,806)
                                                                                        ----------       -----------
Accumulated deficit...............................................................       2,049,654         8,760,557
                                                                                        ----------       -----------
     Total shareholders' equity...................................................      $2,891,671       $10,189,027
                                                                                        ==========       ===========


     The accompanying notes are an integral part of these balance sheets.

                               MUSTANG.COM, INC.
                           STATEMENTS OF OPERATIONS

                                                                       Year Ended December 31,
                                                           ------------------------------------------------
                                                               1997              1998             1999
                                                           -------------    --------------    -------------

REVENUE................................................      $1,898,402        $2,010,721       $3,710,935
COST OF REVENUE........................................         330,828           177,928          441,386
                                                             ----------        ----------       ----------
     Gross profit......................................       1,567,574         1,832,793        3,269,549
                                                             ----------        ----------       ----------
OPERATING EXPENSES:
 Research and development..............................         696,819           611,990          820,554
 Selling and marketing.................................         930,426           974,525        1,638,298
 General and administrative............................       1,353,486         1,430,335        1,853,730
                                                             ----------        ----------       ----------
     Total operating expenses..........................       2,980,731         3,016,850        4,312,582
                                                             ----------        ----------       ----------
     Loss from operations..............................      (1,413,157)       (1,184,057)      (1,043,033)
                                                             ----------        ----------       ----------
OTHER INCOME (EXPENSE):
Interest expense.......................................         (36,585)          (30,294)         (28,156)
Interest income........................................         104,234            61,048          141,100
Other..................................................           5,635            (2,412)          24,612
                                                             ----------        ----------       ----------
     Total other income (expense)......................          73,284            28,342          137,556
                                                             ----------        ----------       ----------
Loss before provision for income taxes.................      (1,339,873)       (1,155,715)        (905,477)
Provision for income taxes.............................             800               800              800
                                                             ----------       -----------       ----------
Net Loss...............................................      $1,340,673       $(1,156,515)      $ (906,277)
                                                             ==========       ===========       ==========

NET LOSS PER COMMON SHARE - BASIC AND DILUTED..........      $    (.40)        $     (.31)      $    (.19)
                                                             ==========        ==========       ==========
WEIGHTED AVERAGE NUMBER OF SHARES
OUTSTANDING - BASIC AND DILUTED........................       3,383,771         3,707,334        4,821,680
                                                             ==========        ==========       ==========


   The accompanying notes are an integral part of these financial statements

                               MUSTANG.COM, INC.
                      STATEMENTS OF SHAREHOLDERS' EQUITY

                                              Preferred Stock               Common Stock            Accumulated
                                           ----------------------      -----------------------
                                            Shares       Amount         Shares       Amount           Deficit         Total
                                           ---------   ----------      ---------   -----------      ------------   -----------

BALANCE, December 31, 1996..............       --      $   --          3,374,967    $6,628,722      $(3,802,341)   $2,826,381
Issuance of stock, ESPP.................       --           --            17,761        11,323               --        11,323
Net loss................................       --           --               --            --        (1,340,673)   (1,340,673)
                                           --------    ---------       ---------   -----------      -----------    ----------
BALANCE, December 31, 1997..............       --           --         3,392,728     6,640,045       (5,143,014)    1,497,031
Exercise of stock options...............       --           --            57,716        69,424               --        69,424
Issuance of stock, ESPP.................       --           --             6,921         7,354               --         7,354
Issuance of stock, net of offering
  cost of approximately $73,000.........       --           --           641,480       902,131               --       902,131
Issuance of stock, net of offering
  cost of approximately $44,000.........      8,081      730,229            --            --                 --       730,229
Net loss................................       --           --              --            --         (1,156,515)   (1,156,515)
                                           --------    ---------       ---------   -----------      -----------    ----------
BALANCE, December 31, 1998..............      8,081      730,229       4,098,845     7,618,954       (6,299,529)    2,049,654

Exercise of stock options...............       --           --           211,376       325,946               --       325,946
Exercise of warrants....................       --           --           431,820     1,844,407               --     1,844,407
Issuance of stock, ESPP.................       --           --             4,900        14,212               --        14,212
Issuance of stock, net of offering cost
  of approximately $417,000.............       --           --           830,728     5,432,615               --     5,432,615
Conversion of preferred stock...........     (8,081)    (730,229)        391,715       730,229               --           --
Net loss................................       --           --              --             --          (906,277)     (906,277)
                                           --------    ---------       ---------   -----------      -----------    ----------
BALANCE, December 31, 1999..............       --      $   --          5,969,384   $15,966,363      $(7,205,806)   $8,760,557
                                           ========    =========       =========   ===========      ===========    ==========


  The accompanying notes are an integral part of these financial statements.



                                     F-46




                               MUSTANG.COM, INC.
                            STATEMENTS OF CASH FLOWS


                                                                              Year Ended December 31,
                                                                 -------------------------------------------------
                                                                      1997              1998             1999
                                                                 --------------    --------------    -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss....................................................      $(1,340,673)      $(1,156,515)       $(906,277)
 Adjustments to reconcile net loss to net cash used by
   operating activities:
 Depreciation and amortization...............................          150,485           141,732          186,139
 Loss (gain) on sale of property and equipment...............           (5,635)            2,412            4,379
 Provision for losses on accounts receivable.................              --              8,200            1,800
 Changes in assets and liabilities:
   Accounts receivable.......................................           57,152          (410,899)        (286,462)
   Inventories...............................................          128,220            90,719           (4,177)
   Prepaid expenses..........................................           27,285             8,555           15,910
   Other assets..............................................            1,300              (100)           8,698
   Accounts payable..........................................         (554,600)           (8,597)         259,088
   Accrued payroll...........................................          (40,000)            7,000           88,000
   Accrued liabilities.......................................          (35,717)          (41,721)         122,624
   Income taxes payable......................................          138,136           196,780              --
   Accrued warranty and support..............................              --            (45,000)             --
   Deferred revenue..........................................              --             45,000          125,000
                                                                   -----------       -----------       ----------
     Net cash used by operating activities...................       (1,474,047)       (1,162,434)        (385,278)
                                                                   -----------       -----------       ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Proceeds from sale of property and equipment................            8,107               --             3,000
 Purchases of property and equipment.........................              --            (32,565)        (228,741)
                                                                   -----------       -----------       ----------
     Net cash provided by (used in) investing activities.....            8,107           (32,565)        (225,741)
                                                                   -----------        ----------       ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Net proceeds from issuance of stock.........................           11,323         1,709,138        7,617,180
 Payments on capital lease obligation........................          (61,838)          (68,215)          (8,259)
                                                                   -----------        ----------       ----------
     Net cash provided by (used in) financing activities.....          (50,515)        1,640,923        7,608,921
                                                                   -----------        ----------       ----------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.........       (1,516,455)          445,924        6,997,902

CASH AND CASH EQUIVALENTS, beginning of year.................        2,920,231         1,403,776        1,849,700
                                                                   -----------        ----------       ----------
CASH AND CASH EQUIVALENTS, end of year.......................      $ 1,403,776        $1,849,700       $8,847,602
                                                                   ===========        ==========       ==========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
 Cash paid for interest......................................      $    36,585        $   30,294       $   28,156
 Cash paid for taxes.........................................      $       800        $      800       $      800



  The accompanying notes are an integral part of these financial statements.

                               MUSTANG.COM, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1999

1.   Line of Business

     Mustang.com, Inc. (the Company) is an internet enterprise solutions provider that enhances customer relationships through the design, development and support of Internet and e-mail based customer management software application. Similar to most companies in this line of business, the Company's products are subject to rapid technological changes. Because of technological changes, the Company continuously needs to expend resources to develop new software. The Company has incurred losses from operations and, for the last 5 years, operations have not generated cash. In 1998 and 1999, the Company completed private placements resulting in net proceeds of approximately $1.6 million and $5.4 million, respectively. On October 12, 1999, the Company changed its name from Mustang Software, Inc. to Mustang.com, Inc.

2.   Summary of Significant Accounting Policies

     a. Revenue Recognition

     The Company recognizes license revenue from the Company's standard products upon shipment of the source code if no significant modification or customization of the software is required and collection of the resulting receivable is probable. If modification or customization is essential to the functionality of the software, revenue is deferred until the modification is complete.

     The Company also enters into engineering services contracts with OEMs to adapt the Company's software and supporting electronics to specific OEM requirements. Since these contracts are of relatively short duration, revenue on such contracts is recognized when the work is completed. Maintenance revenues are recognized ratably over the term of the contracts.

     b. Cash and cash equivalents

     Cash consists of demand deposits with financial institutions. The Company considers all highly liquid short-term investments with original maturities of three months or less to be cash equivalents for the purposes of the balance sheets and statements of cash flows.

     c. Inventories

     Inventories are stated at the lower of cost (first-in, first-out) or market and consist primarily of manuals, computer disks, and shipping containers.

     d. Software Development Costs

     Under the provisions of Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed, "the Company is required to capitalize software development costs when "technological feasibility" of the product has been established and anticipated future revenues assure recovery of the capitalized amounts. Because of the relatively short time period between "technological feasibility" and product release, relatively small amounts of software development costs have been capitalized and are included in other assets in the accompanying balance sheets.

     e. Warranties

     The Company provides a warranty of 30 days. A provision for warranty expense is recorded at the time of shipment. The Company has not experienced any significant warranty claims.

f.   Property and Equipment

     Property and equipment are stated at cost. Maintenance and repairs are charged to expense as incurred and the costs of betterments that increase the useful lives of the assets are capitalized. Property and equipment consists of the following:

                                                            December 31,
                                                      ------------------------
                                                         1998          1999
                                                      ----------    ----------
Building..........................................   $  552,000    $  552,000
Vehicles..........................................       11,149        11,149
Office Equipment..................................      121,174       170,624
Show Displays.....................................       99,585        99,585
Leasehold Improvements............................       18,945        18,946
Computer Equipment................................      437,029       426,067
                                                      ---------    ----------
                                                      1,237,882     1,278,371
Less -- Accumulated depreciation and amortization.     (647,027)     (650,293)
                                                      ---------    ----------
    Net Property and Equipment....................    $ 592,855    $  628,078
                                                      =========    ==========

     Depreciation and amortization of property and equipment are computed using the straight-line method over the following estimated useful lives:

     Building                           20 years
     Vehicles                           5 years
     Office Equipment                   5 to 7 years
     Show Displays                      5 to 7 years
     Leasehold Improvements             7 years
     Computer Equipment                 3 to 5 years


     g. Statement of Cash Flows

     The Company prepares its statement of cash flows using the indirect method as defined under Statement of Financial Accounting Standards (SFAS) No. 95, "Statement of Cash Flows." During 1999 all the holders of Series A Preferred Stock converted their shares into 391,715 shares of common stock.

     h. Net Loss Per Common Share

     Net loss per common share - basic for the years ended December 31, 1997, 1998 and 1999 is based on the weighted average number of common shares outstanding. Net loss per common shares - dilutive also include the effect of common shares contingently issuable from preferred stock, options and warrants (in periods which they have a dilutive effect) using the Treasury Stock method. Stock options and warrants are excluded in the computation of loss per share - dilutive in fiscal year 1997, 1998 and 1999 because they are anti-dilutive.

     i. Income Taxes

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS
109), under which deferred assets and liabilities are provided on differences between financial reporting and taxable income using enacted tax rates.

     j. Use of Estimates in the Preparation of Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingencies at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.   Related Party Transactions

     In December 1993, the Company entered into a five-year lease agreement with two principal shareholders for its facility. During 1999 the Company was on a month to month lease requiring monthly rental payments of $13,458. In February 2000 the Company entered into a lease agreement to extend their current lease through January 2005.

     The shareholders incurred debt of approximately $822,000 to purchase the facility. The Company has guaranteed all of this debt. In the event of default by the shareholders under the loan agreement covering $372,000 of this debt, the lender thereunder may exercise an assignment of the shareholders' interest as landlord in a contingent 20-year lease previously signed by the Company as tenant for the facility. This contingent lease provides for a monthly rent of $6,200 and supersedes the current lease in the event of any such assignment. The lease has been accounted for as a capital lease (see Note 8). During 1997, 1998 and 1999 the Company recorded $36,000, $30,000 and $28,000, respectively of interest expense related to the lease obligation.

4.   Income Taxes

     Under SFAS 109, deferred tax assets or liabilities are computed based on the temporary differences between financial statement and income tax bases of assets and liabilities using the enacted marginal income tax rate in effect for the year in which the differences are expected to reverse. Deferred income tax expenses or credits are based on the changes in the deferred income tax assets or liabilities from period to period. The income tax expense for 1999, 1998 and 1997, is limited to minimum state tax amounts due for each year due to the Company's operating losses. At December 31, 1999, the Company has net operating loss carryforwards available of approximately $6,200,000 and $3,600,000 for Federal and State, respectively, which will expire through the fiscal year 2014. The use of net operating loss carryforward would be restricted if Company has significant change in ownership as defined by the Internal Revenue Code.

     The provision for income taxes is comprised of the following components:

                                              Year Ended December 31,
                                       -----------------------------------

                                         1997          1998         1999
                                       --------      --------     --------
Current:
 Federal.........................      $     --      $     --     $     --
 State...........................           800           800          800
Deferred:
 Federal.........................            --            --           --
 State...........................            --            --           --
                                       --------      --------     --------
Provision for income taxes.......      $    800      $    800     $    800
                                       ========      ========     ========

     The approximate tax effect of temporary differences which gave rise to significant deferred tax liabilities and assets are as follows:

                                                   Year Ended December 31,
                                               ------------------------------
                                                   1998                1999
                                               -----------        -----------
Depreciation and amortization..........        $   (42,700)       $   (14,000)
Research and development credits.......            351,000            395,000
Reserves...............................             71,500             68,000
Accrued liabilities....................             62,600            130,000
NOL carryforward.......................          1,900,000          2,400,000
Other..................................              2,600             21,000
                                               -----------        -----------
Deferred tax asset.....................          2,345,000          3,000,000
Valuation allowance....................         (2,345,000)        (3,000,000)
                                               -----------        -----------
Net deferred tax asset.................        $        --        $        --
                                               ===========        ===========

Due to a limited history of earnings, a valuation reserve was recorded in 1998 and 1999.

5.   Common and Preferred Stock Private Placements

     In September 1998, the Company sold for gross proceeds of $1,500,000 an aggregate of 612,000 shares of its common stock, 5,246 shares of its Series A Convertible Preferred Stock (the Series A Preferred Stock) and Warrants to purchase an aggregate of 180,000 shares of its common stock (the Warrants). In the December 1998, the Company sold for gross proceeds of $250,000 an aggregate of 2,500 shares of its Series A Preferred Stock and Warrants to purchase of 75,000 shares of its Common Stock.

     During 1999 all the holders of Series A Preferred Stock converted their shares into 391,715 shares of common stock.

     For its services in the two transactions, the Company paid to the placement agent fees consisting of $65,000 cash, 29,480 shares of its common stock, 335 shares of its Series A Preferred Stock and Warrants to purchase an aggregate of 67,000 shares of common stock.

     In March 1999, the Company sold for proceeds of $250,000 an aggregate of 61,820 shares of common stock and warrants to purchase an additional 61,820 shares of its common stock at exercise price of $4.04 per share. For its services in the transaction, the Company paid to the placement agent fees consisting of 3,000 shares of its common stock and warrants to purchase additional 3,000 shares of common stock.

     In October 1999, the Company sold for net proceeds of $5,182,615,an aggregate of 765,908 shares of common stock and warrants to purchase an additional 574,431 shares of its common stock at an exercise price of $8.78 per share.

6.   Stock Warrants and Stock Options

     In 1995, the Company sold to the representatives of the underwriters warrants, to purchase 125,000 shares of common stock for $125. The warrants are exercisable for a period of four years commencing April 5, 1996 at an exercise price of $7.80.

     The Company adopted a stock option plan in 1994 (the 1994 Stock Option
Plan). Incentive and nonqualified options under this plan may be granted to employees, officers and consultants of the Company. There are 1,100,000 shares of common stock reserved for issuance under this plan. The exercise prices of the options are determined by the Board of Directors, but may not be less than 100% of the fair market value on the date of grant. Options generally become exercisable over three years.

     In October 1995, the FASB issued Statement No. 123, "Accounting for Stock-Based Compensation." Had the company applied the fair-value based method of accounting which is not required, under statement 123, compensation expense from its plans would have had the effects of increasing the 1997, 1998 and 1999 net loss to the pro forma amounts of $1,682,000, $1,501,000 and $1,355,000 respectively, with corresponding pro forma loss per share of $0.50, $0.40 and $0.28, respectively. These pro forma amounts were determined by estimating the fair value of each option on its grant date using the Black-Scholes option-pricing model. Assumptions of no dividend yield, 4.61% - 6.50% for risk free interest rates, 5 to 6 years expected lives and expected rate of volatility of 100%, 100% and 110% in 1997, 1998 and 1999, respectively, were applied to all grants for each year presented. The weighted average fair value at grant date for the options granted during 1997, 1998, and 1999 was, $0.64, $1.35 and $3.99 per option, respectively.

     Stock option informed with respect to the Company's stock option plan is as follows:

                                           Outstanding Stock Options
                                       ---------------------------------
                                       Number of          Weighted Avg.
                                         Shares           Exercise Price
                                       ----------         --------------
Balance, December 31, 1996......         359,430                3.74
 Options revalued - canceled....        (300,550)               4.06
 Options revalued - granted.....         300,550                1.31
 Options granted................         235,900                1.34
 Options canceled...............         (65,300)               1.32
 Options exercised..............              --                  --
                                        --------                ----
Balance, December 31, 1997......         530,030                1.41
 Options granted................         264,000                1.75
 Options canceled...............        (113,950)               1.40
 Options exercised..............         (57,716)               1.20
                                        --------                ----
Balance, December 31, 1998......         622,364                1.58
 Options granted................         445,000                6.15
 Options canceled...............         (61,659)               4.55
 Options exercised..............        (211,376)               1.61
                                        --------                ----
Balance, December 31, 1999......         794,329                3.90
                                        ========                ====

     At December 31, 1997, 1998 and 1999, 24,690, 294,907 and 270,941 options were exercisable, respectively.

The following table summarizes information about options outstanding at December 31, 1999:

                                 Options Outstanding                                    Options Exercisable
                        --------------------------------------                    ------------------------------
                           Number of         Weighted Avg.                           Number
        Range of        Outstanding at   Remaining Contractual    Weighted Avg.   Exercisable at   Weighted Avg.
     Exercise Price        12/31/99               Life            Exercise Price     12/31/99     Exercise Price
     ---------------    --------------   ---------------------    --------------  --------------  --------------
     $  1.13 -  1.50        153,133             7.2 years             $ 1.33         115,669           $1.32
     $  1.75 -  2.11        235,821             7.4 years             $ 1.81         113,238           $1.84
     $          2.75         35,000             9.0 years             $ 2.75           8,751           $2.75
     $  5.00 -  7.47        332,375             9.6 years             $ 5.90          33,283           $6.62
     $  8.78 - 13.00         32,000             9.8 years             $ 8.98              --              --
     $         15.69          6,000             9.9 years             $15.69              --              --
     ---------------        -------             ---------                            -------           -----
     $  1.13 - 15.69        794,329             8.3 years             $ 3.90         270,941           $2.07
     ===============        =======             =========             ======         =======           =====


7. Employee Stock Purchase Plan

     The Board of Directors approved 100,000 shares of the Company's Common Stock to be included in the Employee Stock Purchase Plan (ESPP). The ESPP allows eligible employees to purchase common stock of the Company, through payroll deductions at 85 percent of the lower of the market price on the first day or the last day of the semi-annual purchase period. During 1997, 1998 and 1999 shares of common stock issued under this plan were 17,761, 6,921 and 4,900, respectively.

8.   Commitments and Contingencies

     The Company leases an office facility under a capital lease from a partnership controlled by officer/shareholders (see Note 3) and certain equipment under operating leases. The partnership purchased the facility primarily through the issuance of debt that the Company guaranteed. In addition (as discussed in Note 3), one of the lenders obtained, as additional security, an assignment of the partnerships' interest as landlord in a contingent 20-year lease previously signed by the Company. This contingent lease provides for a monthly rent of $6,200 and supersedes the current lease in the event of a default. The lease has been accounted for as a capital lease, because the Company guarantee was required to obtain the debt, the Company has guaranteed all of the debt related to the facility and over ninety percent of the purchase price was financed. The Company's future minimum rental commitments under these leases and the discounted present value of the capital lease obligation (at 10 percent) at December 31, 1999 are summarized as follows:


                                                   Capital Lease
                                           Office Facility (See Note 3)
                                           ---------------------------
                                            Building          Land      Operating Leases
                                          ----------        --------    ----------------
2000...................................     $ 34,000        $ 40,000         $120,000
2001...................................       34,000          40,000           99,000
2002...................................       34,000          40,000          107,000
2003...................................       34,000          40,000          115,000
2004...................................       34,000          40,000          122,000
Thereafter.............................      317,000         360,000           10,000
                                            --------        --------         --------
                                             487,000         560,000          573,000
                                            ========        ========         ========
Less--Portion representing interest....     (226,300)
                                            ========
                                             260,700
                                              (9,100)
Less-Current portion...................     $251,600
                                            ========

     In calculating the discounted present value of the capital lease obligation, the following assumptions were used:

     - Monthly payments of $11,535 from December 1993 to November 1998, as adjusted (see Note 3),

     - Monthly payments of $6,200 from December 1998 to 2013,

     - $3,333 of each monthly payment relates to land.

     From time to time, the Company is involved in various legal actions which arise in the ordinary course of business. The Company does not believe that losses, if any, incurred will have a significant impact on the Company's financial position or results of operations.

9.   Profit-Sharing Plan

     The Company has a Profit-Sharing Plan (the Plan) which covers most full-time employees. Contributions to the Plan are made at the discretion of the Board of Directors. The Company did not make any contributions for the years ended December 31, 1997 and 1998. During the year ended December 31, 1999, the Company contributed approximately $3,000.

     In 1998, the Financial Accounting Standards Board issued SFAS No. 132, "Employers' Disclosure about Pensions and Other Postretirement Benefits." SFAS No. 132 revises employers' disclosures about pension and other postretirement benefit plans. It does not change the measurement or recognition of these plans, but it does standardize the disclosure requirements for pensions and other postretirement benefits to the extent practicable. The Company adopted SFAS No. 132 in 1998 and its adoption did not have a material impact on the Company's disclosures.

10.  Sale of Product Lines

     In November 1998, the Company sold its Wildcat! Interactive Net Server, Wildcat! BBS and off-line Xpress BBS mail reader product lines (the product lines) and any associated inventory and intangible assets (the assets) to Santronics Software, Inc. (Santronics). Under the terms of the agreement, Santronics has assumed ownership and responsibility for the sale and support of the product lines.

                              QUINTUS CORPORATION

                         PRO FORMA CONDENSED COMBINING
                              FINANCIAL STATEMENTS
                         Year ended March 31, 1999 and
                      Nine months ended December 31, 1999

     On February 25, 2000 Quintus Corporation entered into an agreement to acquire Mustang.com for consideration preliminarily valued at $273.2 million consisting of: Quintus common stock valued at $219.4 million, options to purchase Quintus common stock valued at $29.1 million, warrants to purchase Quintus common stock valued at $21.7 million and estimated direct acquisition costs of $3.0 million. The actual consideration for the acquisition of Mustang.com cannot yet be determined since the acquisition has not yet been completed. For the purpose of the following pro forma financial information, the number of shares of Quintus common stock assumed to be issued in the acquisition of Mustang.com is approximately 4.9 million. This amount is based on the number of shares of Mustang.com outstanding as of February 25, 2000. Similarly, the estimated value of options and warrants to purchase Quintus common stock to be issued in the acquisition of Mustang.com is based on the outstanding options and warrants to purchase Mustang.com common shares as of February 25, 2000. The actual number of Quintus common shares, options and warrants to be issued will be based on the actual outstanding common shares, options and warrants of Mustang.com as of the date of completion of the merger. The estimated acquisition related costs consist primarily of investment banker, legal and accounting fees to be incurred directly related to the acquisition of Mustang.com.

     The acquisition will be accounted for using the purchase method of accounting. The following represents the allocation of the purchase price to the historical net book values of the acquired assets and assumed liabilities of Mustang.com as of the date of the pro forma balance sheet, and is for illustrative purposes only. The actual purchase price allocation will be based on fair values of the assets acquired and assumed liabilities as of the actual acquisition date. Assuming the transaction occurred on December 31, 1999, the allocation would have been as follows:

                                                       Amount($)
                                                     ------------
Tangible Assets................................       10,189,000
Goodwill and other intangibles.................      264,440,000
Liabilities assumed............................       (1,429,000)
                                                     -----------
                                                     273,200,000
                                                     ===========

     The allocation above is based on the assumption that the entire amount of the total consideration exceeding the net assets acquired as been identified as goodwill and other intangibles to be amortized on a straight line basis over five years. Quintus has not yet completed the valuation of the intangible assets acquired. When completed, certain amounts identified as intangible assets maybe amortized over a period other than the five year period represented in the pro forma statements of operations. Additionally, a portion of the purchase price maybe identified as in-process research and development. This amount, if any, will be charged to Quintus' operations in the quarter the merger is completed and the acquisition accounting and valuation amounts are finalized.

     The accompanying pro forma financial statements are presented in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combining balance sheet gives effect to Quintus' acquisition of Mustang.com and was prepared as if the acquisition of Mustang.com was completed as of December 31, 1999. The unaudited pro forma condensed combining statements of operations give effect to Quintus' acquisition of Acuity in November 1999 and the acquisition of Mustang.com and were prepared as if the acquisitions were completed on April 1, 1998. To prepare the pro forma unaudited condensed combining statements of operations, the Quintus statement of operations for the year ended March 31, 1999 has been combined with the statement of operations of Acuity and Mustang.com for the year ended December 31, 1998. Acuity's revenue of $6,719,000 for the year ended December 31, 1998 includes $5,504,000 of revenue related to a product line that was sold during the first quarter of 1999. Also, the statement of operations of Quintus for the nine months ended December 31, 1999 has been combined with the statement of operations of Acuity for the period from April 1, 1999 to November 10, 1999, the date of acquisition, and the statement of operations of Mustang.com for the nine months ended December 31, 1999. The statement of operations of Acuity for the quarter ended March 31, 1999 which has been excluded from these pro forma financial statements included revenues, operating loss and net income of $765,000, $2.4 million, and $321,000, respectively. The statement of operations of Mustang.com for the quarter ended March 31, 1999 which has been excluded from these pro forma financial statements included revenues, operating loss and net income of $773,000, $4,000 and $10,000 respectively. This method of combining the companies is only for presentation of pro forma unaudited condensed combining financial statements. Actual statements of operations of the companies will be combined from the effective date of the acquisition.

     The pro forma earnings per share disclosed in the unaudited pro forma condensed statements of operations have assumed the conversion of the 3,047,378 shares of preferred stock issued in connection with the acquisition of Acuity into common stock since these shares automatically converted upon the effectiveness of the Company's initial public offering.

     The unaudited pro forma condensed combining financial statements should be read in conjunction with the historical financial statements of Quintus, Acuity and Mustang.com.

     The pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the future financial position or future results of operations of Quintus after the acquisitions of Acuity and Mustang.com, or of the financial position or results of operations of the consolidated company that would have actually occurred had the acquisitions of Acuity and Mustang.com been effected as of the dates above.

                              QUINTUS CORPORATION

                  PRO FORMA CONDENSED COMBINING BALANCE SHEETS
                               DECEMBER 31, 1999
                                (in thousands)


                                                                             Pro Forma                  Pro Forma
                                                  Quintus      Mustang      Adjustments      Notes      Combined
                                                 ---------     -------      -----------      -----      ---------
ASSETS
Current Assets:
Cash.........................................       36,820        8,848              -                     45,668
Short-term investments.......................       30,700            -              -                     30,700
Accounts receivable, less allowance for
 doubtful accounts...........................       16,284          694              -                     16,978
Prepaid expenses and other accounts..........        1,533           17              -                      1,550
                                                   -------       ------        -------                    -------
 Total current assets........................       85,337        9,559              -                     94,896
Property and equipment, net..................        4,463          628              -                      5,091
Purchased technology, less accumulated
 amortization................................        1,788            -              -                      1,788
Intangible assets, less accumulated
       amortization..........................       44,264            -        264,440         2          308,704
Other assets.................................          830            2              -                        832
                                                   -------       ------        -------                    -------
     Total assets............................      136,682       10,189        264,440                    411,311
                                                   =======       ======        =======                    =======

LIABILITIES AND STOCKHOLDERS EQUITY
Current liabilities:
      Accounts payable.....................          3,601          493              -                      4,094
      Accrued liabilities..................          8,529          425          3,000         3           11,954
      Deferred revenue.....................          8,077          250              -                      8,327
      Current portion of long-term debt....            888            9              -                        897
                                                   -------       ------        -------                    -------
      Total current liabilities............         21,095        1,177          3,000                     25,272
Long-term debt, less current portion.......          1,447          252              -                      1,699
Deferred revenue...........................            500            -              -                        500

Stockholders' Equity:
      Preferred stock......................              -            -              -                          -
      Common stock.........................             34       15,966        (15,961)        1               39
      Additional paid-in capital...........        161,439            -        270,195         1          431,634
      Notes receivable from stockholder....           (223)           -              -                       (223)
      Deferred stock-based compensation....         (2,526)           -              -                     (2,526)
      Accumulated other comprehensive
   income (loss) items.....................            (30)           -              -                        (30)
      Accumulated deficit..................        (45,054)      (7,206)         7,206         1          (45,054)
                                                   -------       ------        -------                    -------
      Total stockholders' equity...........        113,640        8,760        261,440                    383,840
                                                   -------       ------        -------                    -------
      Total liabilities and stockholders'
      equity...............................        136,682       10,189        264,440                    411,311
                                                   =======       ======        =======                    =======

                              QUINTUS CORPORATION

             PRO FORMA CONDENSED COMBINING STATEMENTS OF OPERATIONS
                           YEAR ENDED MARCH 31, 1999
                     (in thousands, except per share data)

                                           Acuity Year                                 Mustang Year
                             Quintus Year     Ended                                        Ended
                             Ended March  December 31,     Pro Forma                    December 31,   Pro Forma          Pro Forma
                               31, 1999       1998       Adjustments   Notes  Subtotal     1998      Adjustments  Notes   Combined
                             -----------  ------------   -----------   -----  -------- ------------- -----------  -----   ---------

Revenue......................   30,307         6,719             -             37,026        2,011           -              39,037
Cost of revenue..............    9,177         1,381             -             10,558          178           -              10,736
                               -------        ------        ------            -------      -------      -------            -------
Gross profit.................   21,130         5,338             -             26,468        1,833           -              28,301

Operating expenses:
 Sales and marketing........    17,147         6,312             -             23,459          975           -              24,434
 Research and development...     6,719         4,390             -             11,109          612           -              11,721
 General and administrative.     3,577         2,377             -              5,954        1,430           -               7,384
 Amortization of intangibles     3,185            -          8,992       6     12,177           -        52,888      4      65,065
 Stock-based compensation...       171            -             -                 171           -            -                 171
                               -------        ------        ------            -------      -------      -------            -------
   Total operating expenses.    30,799        13,079         8,992             52,870        3,017       52,888            108,775

Loss from continuing
 operations..................   (9,669)       (7,741)       (8,992)           (26,402)      (1,184)     (52,888)           (80,474)
Other income (expense), net..     (917)           57            -                (860)          28           -                (832)
                               -------        ------        ------            -------      -------      -------            -------

Net loss from continuing
 operations..................  (10,586)       (7,684)       (8,992)           (27,262)      (1,156)     (52,888)           (81,306)
                                ======        ======        ======            =======       ======      =======            =======


Pro forma basic and diluted
 net loss per share from         (0.53)                                         (1.08)                                       (2.70)
                                ======                                        =======                                       ======
continuing operations........
Shares used in pro forma
 basic and diluted loss per
 share from continuing
operations...................   20,137(a)                    5,069       7     25,206                     4,894      5      30,100
                                ======                       =====             ======                   =======             ======



(a) The Company made a contractual $17,811,000 cash distribution to convertible preferred stockholders upon conversion to common stock using a portion of the proceeds from its initial public offering. Pro forma basic and diluted net loss per share amounts are calculated using the weighted average number of common shares outstanding for the period (excluding shares subject to repurchase), the weighted average number of common shares resulting from the assumed conversion of all outstanding shares of convertible preferred stock upon the closing of the initial public offering plus the number of shares whose proceeds are to be used to repay the cash distribution, at an offering price of $18, reduced by expected per share offering costs.

                              QUINTUS CORPORATION

             PRO FORMA CONDENSED COMBINING STATEMENTS OF OPERATIONS
                   NINE MONTHS PERIOD ENDED DECEMBER 31, 1999
                     (in thousands, except per share data)


                                             Acuity                                     Mustang Nine
                            Quintus Nine   Period from                                   Month Period
                            Month Period  April 1, 1999                                      Ended
                           Ended December  to November     Pro Forma                     December 31,    Pro Forma        Pro Forma
                              31, 1999       10, 1999    Adjustments   Notes  Sub Total      1999      Adjustments  Notes Combined
                           -------------- -------------  -----------   -----  --------- -------------  -----------  ----- ---------

Revenue......................    35,603         1,158            -              36,761        2,938           -             39,699
Cost of revenue..............     9,947           672            -              10,619          392           -             11,011
                                -------        ------        ------            -------       ------      -------           -------
Gross profit.................    25,656           486            -              26,142        2,546           -             28,688
Operating expenses:
 Sales and marketing.........    17,278         2,730            -              20,008        1,387           -             21,395
 Research and development....     7,286         2,327            -               9,613          691           -             10,304
 General and administrative..     3,603         1,022            -               4,625        1,507           -              6,132
 Amortization of intangibles.     3,637            -          5,470      6       9,107           -        39,666     4      48,773
 Acquired in-process
     technologies............     3,000            -                     7       3,000           -            -              3,000
 Stock-based compensation....     1,183            -            -                1,183           -            -              1,183
                                -------        ------        ------            -------       ------      -------           -------
   Total operating expenses..    35,987         6,079         5,470             47,536        3,585       39,666            90,787
Loss from continuing
  operations.................   (10,331)       (5,593)       (5,470)           (21,394)      (1,039)     (39,666)          (62,099)
Other income (expense), net..      (129)          (86)           -                (215)         124           -                (91)
                                -------        ------        ------            -------       ------      -------           -------
Net loss from continuing
  operations.................   (10,460)       (5,679)       (5,470)           (21,609)        (915)     (39,666)          (62,190)
                                 ======        ======         =====             ======       ======      =======            ======
Pro forma basic and diluted
  net loss per share from
  continuing operations......     (0.46)                                         (0.69)                                      (1.96)
                                 ======                                         ======                                      ======
Shares used in pro forma
  basic and diluted loss per
  share from continuing
  operations.................    22,644(b)                    4,177      8      26,821                     4,894      5     31,715
                                 ======                       =====             ======                   =======            ======


---------------
(b) Pro forma basic and diluted net loss per share amounts are calculated using the weighted average number of common shares outstanding for the period (excluding shares subject to repurchase), the weighted average number of common shares resulting from the assumed conversion of all outstanding shares of convertible preferred stock upon the closing of the initial public offering. No adjustment is made to reflect the $17,811,000 cash distribution to convertible preferred stockholders upon conversion to common stock using a portion of the proceeds from its initial public offering as discussed in (a) since this transaction is reflected in the unaudited historical financial statements for the nine months ended December 31, 1999.

                              QUINTUS CORPORATION

          NOTES TO PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS Year Ended March 31, 1999 and Nine Months Ended December 31, 1999

Pro forma Adjustments for the Acquisition of Mustang.com

     1. Reflects the elimination of Mustang.com's net equity and the issuance of Quintus common stock, options and warrants with a value of $270.2 million in connection with Quintus' proposed acquisition of Mustang.com.

     2. Reflects the recording of the excess of the purchase price over net assets acquired as goodwill and other intangible assets to be amortized over an estimated useful life of five years. Quintus has not yet completed the valuation of the intangible assets acquired. When completed, certain amounts identified as intangible assets maybe amortized over a period other than the 5 year period represented in the pro forma statements of operations. Additionally, a portion of the purchase price maybe identified as in-process research and development. This amount, if any, will be charged to Quintus' operations in the quarter the merger is completed and the acquisition accounting and valuation amounts are finalized.

     3. Reflects the accrual of estimated costs to be paid in cash directly attributable to the completion of the acquisition.

     4. Reflects pro forma amortization of the goodwill balance over an estimated useful life of five years.

     5. Reflects the issuance of Quintus common shares for the acquisition of Mustang.com.

Pro forma Adjustments for the Acquisition of Acuity

     6. Reflects pro forma amortization of the purchased intangibles over the estimated useful lives as follows:

                                                                            Amortization
                                                                               Charge
                                                                           twelve months          Period from
                                                          Period of            ended              April 1 to
Intangible Asset                         Amount($)       Amortization      March 31, 1999      November 10, 1999
----------------                        ------------     ------------      --------------      -----------------
Purchased Technology...............         $700,000       4 years              $175,000             $106,458
Assembled Workforce................          700,000       4 years               175,000              106,458
Trademark..........................        1,200,000       5 years               240,000              146,000
Customer related intangibles.......        4,200,000       5 years               840,000              511,000
Goodwill...........................       37,808,733       5 years             7,561,747            4,600,063
                                         -----------                          ----------           ----------
                                         $44,608,733                          $8,991,747           $5,469,979
                                         ===========                          ==========           ==========

     7. Reflects the issuance of 5,068,524 shares of Quintus common and preferred stock for the acquisition of Acuity, net of 891,924 shares included in the weighted average shares reflected in the unaudited financial statements for the nine months ended December 31, 1999.

       Report on Schedule of Deloitte & Touche LLP, Independent Auditors


To the Board of Directors and Stockholders of Quintus Corporation:

     We have audited the consolidated financial statements of Quintus Corporation (the Company) as of and for the year ended March 31, 1999, and have issued our report thereon dated June 18, 1999 (November 10, 1999 as to Note 15) (included elsewhere in this registration statement). Our audit also included the financial statement schedule of the Company for the year ended March 31, 1999, listed in Item 21(b). The financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/  Deloitte & Touche LLP


San Jose, California
June 18, 1999

                        Report of Independent Auditors


The Board of Directors
Quintus Corporation

     We have audited the consolidated financial statements of Quintus Corporation as of March 31, 1998, and for the two years in the period then ended, and have issued our report thereon dated April 30, 1998 (included elsewhere in this Registration Statement). Our audits also included the data for the two years ended March 31, 1998 included in the financial statement schedule listed in Item 21(b) of this Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

     In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                                  /s/ ERNST & YOUNG LLP


Palo Alto, California
April 30, 1998

                                  SCHEDULE II:

                   Quintus Valuation and Qualifying Accounts
                                 (in thousands)

                                               Balance at      Charged to                       Balance at
                                               Beginning        Cost and                          End of
                                               of Period        Expenses       Write-offs         Period
                                               ----------      ----------      ----------        ---------
Year ended March 31, 1997
 Allowance for doubtful accounts..........        $ 569           $ 255          $ (299)           $ 525
                                                  =====           =====          ======            =====
Year ended March 31, 1998
 Allowance for doubtful accounts..........        $ 525           $ 408          $ (85)            $ 848
                                                  =====           =====          ======            =====
Year ended March 31, 1999
 Allowance for doubtful accounts..........        $ 848           $ 235          $ (354)           $ 729
                                                  =====           =====          ======            =====


                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers, including reimbursement for expenses incurred, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Article VII, Section 6, of the Registrant's bylaws provides for mandatory indemnification of its directors and permissible indemnification of officers and employees to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's certificate of incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty as directors to Quintus and its stockholders. This provision in the certificate of incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to Quintus for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into indemnification agreements with its officers and directors, a form of which is attached as Exhibit 10.1 hereto and incorporated herein by reference. The indemnification agreements provide the Registrant's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 21. Exhibits and Financial Statement Schedules.

     (a) List of Exhibits


Exhibit
 Number                                     Description
-------                                     -----------
  2.1(1)  Agreement and Plan of Merger between the Registrant and Mustang.com, Inc., dated
          February 25, 2000.

  2.1(2)  Agreement and Plan of Reorganization by and among Registrant, Acquity Corp., Ribeye
          Acquisition Corp. and certain stockholders of Aquity Corp., dated September 10, 1999.

  3.3(2)  Registrant's Restated Certificate of Incorporation.

  3.5(2)  Registrant's Amended and Restated Bylaws.

  4.1(2)  Reference is made to Exhibits 3.3 and 3.5.

  4.2(2)  Specimen Common Stock certificate.

  4.3(2)  Registrant's Amended and Restated Investors Rights Agreement, dated November 10,
          1999.

  5.1(5)  Opinion of Davis Polk & Wardwell.

  8.1(5)  Opinion of Davis Polk & Wardwell as to tax matters.

  8.2(5)  Opinion of Kirkpatrick & Lockhart LLP as to tax matters.

 10.1(2)  Form of Indemnification Agreement entered into between Registrant and each of its directors and officers.

 10.2(2)  1995 Stock Option Plan and forms of agreements thereunder.

 10.3(2)  1999 Stock Incentive Plan and forms of agreements thereunder.

 10.4(2)  Employee Stock Purchase Plan.

 10.5(2)  1999 Director Option Plan.

                                     II-1



 10.6(2)  Light Industrial Lease between Registrant and Teachers Insurance and Annuity
          Association of America, dated October 6, 1995.

 10.7(2)  Sublease between Registrant and Oryx Technology Corporation and SurgX Corporation,
          dated October 1, 1999.

 10.8(2)+ Software Distribution Agreement dated May 5, 1997, between Nabnasset Corporation and
          Lucent Technologies Inc.

10.10(2)+ Authorized OEM/Reseller Agreement dated December 22, 1998, between Registrant and
          Brightware, Inc.

10.11(2)  Employment agreement between Registrant and Alan Anderson, dated May 23, 1995 and
          Notice of Grant of Stock Option.

10.12(2)  Employment agreement between Registrant and John Burke, dated June 11, 1999.

10.13(2)  Loan and Security Agreement between Registrant and Silicon Valley Bank, dated
          September 18, 1998.

10.14(2)  Sublease Agreement between Pavilion Technologies, Inc. and Acuity Corp., dated
          December 19, 1996.

10.15(3)+ Authorized OEM/Reseller Agreement between Quintus Corporation and Lipstream
          Networks, Inc., dated December 3, 1999.

10.16(3)  Sublease between Quintus Corporation and Advanced Radio Telecom Corp., dated
          December 13, 1999, and Corresponding Master Lease.

10.17(3)  Second Amendment to OEM/Reseller Agreement between Quintus Corporation and
          Brightware, Inc., dated December 22, 1999.

21.1      List of the Registrant's subsidiaries.

23.1      Consent of Davis Polk & Wardwell (included in Exhibit 5.5)

23.2      Consent of Kirkpatrick & Lockhart LLP (included in Exhibit 8.2)

23.3      Consent of Deloitte & Touche LLP.

23.4      Consent of Ernst & Young, LLP.

23.5      Consent of PricewaterhouseCoopers LLP.

23.6      Consent of Arthur Andersen LLP.

23.7      Consent of First Security Van Kasper.

27.1(3)   Financial Data Schedule.

99.1(4)   Opinion of First Security Van Kasper.

99.2(5)   Form of proxy for special meeting of shareholders of Mustang.com, Inc.

-------------
(1) Included as Annex A to the Proxy Statement/Prospectus which is part of this Registration Statement.

(2) Incorporated herein by reference to the Registrant's Registration Statement on Form S-1 declared effective by the Securities and Exchange Commission on November 15, 1999.

(3) Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q dated December 31, 1999.

(4) Included as Annex B to the Proxy Statement/Prospectus which is part of this Registration Statement.

(5)  To be filed by amendment.

+ Portions of these exhibits have been omitted pursuant to requests for confidential treatment.

(b) Financial Statement Schedules

     (1) Schedule II - Valuation and Qualifying Accounts

         (c) The opinion of First Security Van Kasper is included as Annex B to the proxy statement/prospectus contained in this Registration Statement.

Item 22. Undertakings.

     (a) The undersigned Registrant hereby undertakes:

          (i) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (2) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of
     Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (4) To respond to requests for information that is incorporated by reference into the joint proxy statement/prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (5) To supply by means of a post-effective amendment all information concerning a transaction, and Quintus Corporation being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on this 28th day of March, 2000.


                                        QUINTUS CORPORATION

                                        By: /s/ Alan K. Anderson
                                            ------------------------------------
                                            Alan K. Anderson
                                            Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Alan K. Anderson and Susan Salvensen, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-4 (including any post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated:

      Signature                                 Title                            Date
      ---------                                 -----                            ----

    /s/Alan K. Anderson                Chief Executive Officer
---------------------------   (Principal Executive Officer) and Director    March 28, 2000
     Alan K. Anderson

     /s/Susan Salvesen                 Chief Financial Officer
---------------------------  (Principal Financial and Accounting Officer)   March 28, 2000
      Susan Salvesen                         and Secretary

    /s/Paul H. Barlett
---------------------------                    Director                     March 28, 2000
      Paul H. Barlett

      /s/Andrew Busey
---------------------------                    Director                     March 28, 2000
       Andrew Busey

   /s/Fredric W. Harman
---------------------------                    Director                     March 28, 2000
     Fredric W. Harman

     /s/William Herman
---------------------------                    Director                     March 28, 2000
      William Herman

    /s/Alexander Rosen
---------------------------                    Director                     March 28, 2000
      Alexander Rosen

     /s/Robert W. Shaw
---------------------------                    Director                     March 28, 2000
      Robert W. Shaw

     /s/Jeanne Wohlers
---------------------------                    Director                     March 28, 2000
      Jeanne Wohlers

                                                                         ANNEX A


                          AGREEMENT AND PLAN OF MERGER

                         Dated as of February 25, 2000

                                    between

                               MUSTANG.COM, INC.

                                      and

                              QUINTUS CORPORATION

                                TABLE OF CONTENTS

                             ----------------------
                                                                           PAGE
                                                                           ----
                                   ARTICLE 1
                                   THE MERGER

SECTION 1.01.  The Merger..................................................A - 1
SECTION 1.02.  Conversion of Shares........................................A - 2
SECTION 1.03.  Surrender and Payment.......................................A - 2
SECTION 1.04.  Stock Options and Employee Stock Purchase Plan..............A - 4
SECTION 1.05.  Warrants....................................................A - 5
SECTION 1.06.  Adjustments.................................................A - 5
SECTION 1.07.  Fractional Shares...........................................A - 5
SECTION 1.08.  Withholding Rights..........................................A - 6
SECTION 1.09.  Lost Certificates...........................................A - 6
SECTION 1.10.  Dissenting Shares...........................................A - 6

                                   ARTICLE 2
                           THE SURVIVING CORPORATION

SECTION 2.01.  Articles of Incorporation...................................A - 7
SECTION 2.02.  Bylaws......................................................A - 7
SECTION 2.03.  Directors and Officers......................................A - 7

                                   ARTICLE 3
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 3.01.  Corporate Existence and Power...............................A - 7
SECTION 3.02.  Corporate Authorization.....................................A - 8
SECTION 3.03.  Governmental Authorization..................................A - 8
SECTION 3.04.  Non-Contravention...........................................A - 8
SECTION 3.05.  Capitalization..............................................A - 9
SECTION 3.06.  Subsidiaries................................................A - 9
SECTION 3.07.  SEC Filings................................................A - 10
SECTION 3.08.  Financial Statements.......................................A - 11
SECTION 3.09.  Disclosure Documents.......................................A - 11
SECTION 3.10.  Absence of Certain Changes.................................A - 11
SECTION 3.11.  No Undisclosed Material Liabilities........................A - 13
SECTION 3.12.  Compliance with Laws and Court Orders......................A - 13
SECTION 3.13.  Litigation.................................................A - 13
SECTION 3.14.  Finders' Fees..............................................A - 14
SECTION 3.15.  Opinion of Financial Advisor...............................A - 14
SECTION 3.16.  Taxes......................................................A - 14
SECTION 3.17.  Employee Benefit Plans.....................................A - 15

                                                                           PAGE
                                                                           ----
SECTION 3.18.  Environmental Matters......................................A - 17
SECTION 3.19.  Contracts..................................................A - 17
SECTION 3.20.  Real Property..............................................A - 18
SECTION 3.21.  Intellectual Property......................................A - 18
SECTION 3.22.  Certain Interests..........................................A - 21
SECTION 3.23.  Products...................................................A - 21
SECTION 3.24. Tax Treatment...............................................A - 22
SECTION 3.25.  Antitakeover Statutes......................................A - 22

                                   ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF PARENT

SECTION 4.01.  Corporate Existence and Power..............................A - 22
SECTION 4.02.  Corporate Authorization....................................A - 22
SECTION 4.03.  Governmental Authorization.................................A - 22
SECTION 4.04.  Non-Contravention..........................................A - 23
SECTION 4.05.  Capitalization.............................................A - 23
SECTION 4.06.  Subsidiaries...............................................A - 24
SECTION 4.07.  SEC Filings................................................A - 24
SECTION 4.08.  Financial Statements.......................................A - 25
SECTION 4.09.  Disclosure Documents.......................................A - 25
SECTION 4.10.  Absence of Certain Changes.................................A - 25
SECTION 4.11.  No Undisclosed Material Liabilities........................A - 26
SECTION 4.12.  Compliance with Laws and Court Orders......................A - 26
SECTION 4.13.  Litigation.................................................A - 27
SECTION 4.14.  Finders' Fees..............................................A - 27
SECTION 4.15.  Opinion of Financial Advisor...............................A - 27
SECTION 4.16.  Taxes......................................................A - 27
SECTION 4.17.  Tax Treatment..............................................A - 28
SECTION 4.18.  Laws and Authorizations....................................A - 28
SECTION 4.19.  Intellectual Property......................................A - 28

                                    ARTICLE 5
                            COVENANTS OF THE COMPANY

SECTION 5.01.  Conduct of the Company.....................................A - 29
SECTION 5.02.  Stockholder Meeting; Proxy Material........................A - 31
SECTION 5.03.  No Solicitation............................................A - 31
SECTION 5.04.  Lock-Up Letters............................................A - 33
SECTION 5.05.  Non-Compete Agreements.....................................A - 33

                                                                           PAGE
                                                                           ----
                                   ARTICLE 6
                              COVENANTS OF PARENT

SECTION 6.01.  Conduct of Parent..........................................A - 33
SECTION 6.02.  Obligations of Merger Subsidiary...........................A - 33
SECTION 6.03.  Director and Officer Liability.............................A - 34
SECTION 6.04.  Registration Statement.....................................A - 34
SECTION 6.05.  Stock Exchange Listing.....................................A - 35
SECTION 6.06.  Employee Benefits..........................................A - 35
SECTION 6.07.  Broker Program.............................................A - 35

                                   ARTICLE 7
                      COVENANTS OF PARENT AND THE COMPANY

SECTION 7.01.  Best Efforts...............................................A - 35
SECTION 7.02.  Certain Filings............................................A - 35
SECTION 7.03.  Public Announcements.......................................A - 36
SECTION 7.04.  Further Assurances.........................................A - 36
SECTION 7.05.  Access to Information......................................A - 36
SECTION 7.06.  Notices of Certain Events..................................A - 36
SECTION 7.07.  Tax-free Reorganization....................................A - 37
SECTION 7.08.  Affiliates.................................................A - 37

                                   ARTICLE 8
                            CONDITIONS TO THE MERGER

SECTION 8.01.  Conditions to Obligations of Each Party....................A - 37
SECTION 8.02.  Conditions to the Obligations of Parent....................A - 38
SECTION 8.03.  Conditions to the Obligations of the Company...............A - 39

                                   ARTICLE 9
                                  TERMINATION

SECTION 9.01.  Termination................................................A - 40
SECTION 9.02.  Effect of Termination......................................A - 41

                                   ARTICLE 10
                                  DEFINITIONS

SECTION 10.01.  Definitions...............................................A - 42

                                                                           PAGE
                                                                           ----
                                   ARTICLE 11
                                 MISCELLANEOUS

SECTION 11.01.  Notices...................................................A - 45
SECTION 11.02.  Survival of Representations and Warranties................A - 46
SECTION 11.03.  Amendments; No Waivers....................................A - 46
SECTION 11.04.  Expenses..................................................A - 47
SECTION 11.05.  Successors and Assigns....................................A - 48
SECTION 11.06.  Governing Law.............................................A - 48
SECTION 11.07.  Jurisdiction..............................................A - 48
SECTION 11.08.  WAIVER OF JURY TRIAL......................................A - 48
SECTION 11.09.  Counterparts; Effectiveness...............................A - 48
SECTION 11.10.  Entire Agreement..........................................A - 49
SECTION 11.11.  Captions..................................................A - 49
SECTION 11.12.  Severability..............................................A - 49
SECTION 11.13.  Specific Performance......................................A - 49

EXHIBIT A         FORM OF LOCK-UP AGREEMENT
EXHIBIT B         FORM OF NON-COMPETE AGREEMENT
EXHIBIT C         FORM OF AFFILIATES LETTER
EXHIBIT D         FORM OF TAX OPINION
EXHIBIT E         TAX REPRESENTATION LETTER
EXHIBIT F         TAX REPRESENTATION LETTER
EXHIBIT G         FORM OF TAX OPINION
EXHIBIT H         FINANCIAL STATEMENTS OF COMPANY

             The Table of Contents is not a part of this Agreement.

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER dated as of February 25, 2000 between MUSTANG.COM, INC., a California corporation (the "Company"), and QUINTUS CORPORATION, a Delaware corporation ("Parent").

     WHEREAS, the Board of Directors of the Company has (i) determined that the Merger (as defined below) is fair to and in the best interests of the Company's stockholders and (ii) approved the Merger in accordance with this Agreement;

     WHEREAS, the Board of Directors of Parent has approved the Merger in accordance with this Agreement; and

     WHEREAS, it is intended that the Merger be treated for Federal income tax purposes as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"),

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company and Parent hereby agree as follows:

                                   ARTICLE 1
                                   THE MERGER

     SECTION 1.01. The Merger. (a) As promptly as reasonably practicable after the date hereof, Parent shall take all necessary actions to form a wholly-owned subsidiary ("Merger Subsidiary") pursuant to and in accordance with the California Law. At the Effective Time, Merger Subsidiary shall be merged (the "Merger") with and into the Company in accordance with the California Law, whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation"). The Merger is intended to qualify as a reorganization under Section 368(a) of the Code.

     (b) As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, the Company and Merger Subsidiary will file an agreement of merger with the California Secretary of State and make all other filings or recordings required by California Law in connection with the Merger. The Merger shall become effective at such time (the "Effective Time") as the agreement of merger is duly filed with the California Secretary of State (or at such later time as may be specified in the agreement of merger); provided however, that the Effective Time shall not be before April 25, 2000.

     (c) The effect of the Merger shall be as provided in the applicable provisions of the California Law. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Subsidiary shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Subsidiary shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

     SECTION 1.02. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Subsidiary, the Company or the holders of any securities of the Company:

     (a) except as otherwise provided in Section 1.02(b), each share of Company Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive 0.793 shares of Parent Stock (together with cash in lieu of fractional shares of Parent Stock as specified below, the "Merger Consideration");

     (b) each share of Company Stock owned by Parent or any of its Subsidiaries immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto; and

     (c) each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

     SECTION 1.03. Surrender and Payment. (a) Prior to the Effective Time, Parent shall appoint an agent (the "Exchange Agent") for the purpose of exchanging certificates representing shares of Company Stock (the "Certificates") for the Merger Consideration. Parent will make available to the Exchange Agent, as needed, the Merger Consideration to be paid in respect of the shares of Company Stock. Promptly after the Effective Time, Parent will send, or will cause the Exchange Agent to send, to each holder of shares of Company Stock at the Effective Time a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Exchange Agent) for use in such exchange.

     (b) Each holder of shares of Company Stock that have been converted into the right to receive the Merger Consideration will be entitled to receive, upon surrender to the Exchange Agent of a Certificate, together with a properly completed letter of transmittal, the Merger Consideration in respect of the Company Stock represented by such Certificate. Until so surrendered, each such Certificate shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration.

     (c) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the Certificate is registered, it shall be a condition to such payment that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     (d) After the Effective Time, there shall be no further registration of transfers of shares of Company Stock. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article.

     (e) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 1.03(a) that remains unclaimed by the holders of shares of Company Stock six months after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged them for the Merger Consideration in accordance with this Section prior to that time shall thereafter look only to Parent for payment of the Merger Consideration, and any dividends and distributions with respect thereto, in respect of such shares without any interest thereon. Notwithstanding the foregoing, Parent shall not be liable to any holder of shares of Company Stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of shares of Company Stock two years after the Effective Time (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any governmental authority) shall become, to the extent permitted by applicable law, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

     (f) Subject to Section 1.09 with respect to lost Certificates, no dividends or other distributions with respect to securities of Parent constituting part of the Merger Consideration, and no cash payment in lieu of fractional shares as provided in Section 1.07, shall be paid to the holder of any unsurrendered Certificates until such Certificates are surrendered as provided in this Section. Following such surrender, there shall be paid, without interest, to the Person in whose name the securities of Parent have been registered, (i) at the time of such surrender, the amount of any cash payable in lieu of fractional shares to which such Person is entitled pursuant to Section 1.07 and the amount of all dividends or other distributions with a record date after the Effective Time previously paid or payable on the date of such surrender with respect to such securities, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and prior to surrender and with a payment date subsequent to surrender payable with respect to such securities.

     SECTION 1.04. Stock Options and Employee Stock Purchase Plan. (a) The terms of each outstanding option to purchase shares of Company Stock under any stock option or compensation plan or arrangement of the Company (each, a "Company Stock Option"), whether or not exercisable or vested, shall be adjusted as necessary to provide that, at the Effective Time, each Company Stock Option outstanding immediately prior to the Effective Time shall be deemed to constitute an option to acquire the same number of shares of Parent Stock as the holder of such Company Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such Company Stock Option in full immediately prior to the Effective Time, at a price per share of Parent Stock equal to (i) the aggregate exercise price for the shares of Company Stock otherwise purchasable pursuant to such Company Stock Option divided by (ii) the aggregate number of shares of Parent Stock deemed purchasable pursuant to such Company Stock Option (each, as so adjusted, an "Adjusted Option"), provided that any fractional share of Parent Stock resulting from an aggregation of all the shares of a holder subject to Company Stock Option shall be rounded to the nearest whole share, and provided further that, for any Company Stock Option to which Section 421 of the Code applies by reason of its qualification under any of Sections 422 through 424 of the Code, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424 of the Code. Except as otherwise required under the existing terms of the Company Stock Options, such options to acquire Parent Stock will be subject to the terms and conditions of Parent's existing stock option plan.

     (b) After the date hereof, no new offering period shall commence under the Company's Employee Stock Purchase Plan (the "ESPP"). Notwithstanding the provisions of Section 1.04(a) hereof, in accordance with the terms of the ESPP, the Company shall cause each option outstanding under the ESPP immediately prior to the Effective Time to be automatically exercised immediately prior to the Effective Time. Pursuant to such action, the holder of each such option shall receive shares of Company Stock which will be converted into Parent Stock at the Effective Time in accordance with the provisions of Section 1.02(a) hereof. As of the Effective Time, the ESPP shall be terminated.

     (c) Prior to the Effective Time, the Company shall (i) use its best efforts to obtain any consents from holders of options to purchase shares of Company Stock granted under any Company Stock Option and (ii) make any amendments to the terms of such Company Stock Option that are necessary to give effect to the transactions contemplated by this Section 1.04.

     (d) Parent shall take such actions as are necessary for the assumption of any Company Stock Option pursuant to this Section 1.04, including the reservation, issuance and listing of Parent Stock as is necessary to effectuate the transactions contemplated by this Section 1.04. Parent shall prepare and file with the SEC a registration statement on an appropriate form, or a post-effective amendment to a registration statement previously filed under the 1933 Act, with respect to the shares of Parent Stock subject to each Company Stock Option and, where applicable, shall use its reasonable best efforts to have such registration statement declared effective by May 15, 2000 or, if it occurs later, by the Effective Time and to maintain the effectiveness of such registration statement covering such Company Stock Option (and to maintain the current status of the prospectus contained therein) for so long as such Company Stock Option remains outstanding. With respect to those individuals, if any, who, subsequent to the Effective Time, will be subject to the reporting requirements under Section 16(a) of the 1934 Act, where applicable, Parent shall use all reasonable efforts to administer any Company Stock Option assumed pursuant to this Section 1.04 in a manner that complies with Rule 16b-3 promulgated under the 1934 Act to the extent the Company Stock Option complies with such rule prior to the Merger.

     SECTION 1.05. Warrants. The terms of each outstanding warrant to purchase shares of Company Stock (each a "Company Stock Warrant") shall be adjusted as necessary to provide that, at the Effective Time, each Company Stock Warrant outstanding immediately prior to the Effective Time shall be deemed to constitute a warrant to acquire the same number of shares of Parent Stock as the holder of such Company Stock Warrant would have been entitled to receive pursuant to the Merger had such holder exercised such Company Stock Warrant in full immediately prior to the Effective Time, at a price per share of Parent Stock equal to (i) the aggregate exercise price for the shares of Company Stock otherwise purchasable pursuant to such Company Stock Warrant divided by (ii) the aggregate number of shares of Parent Stock deemed purchasable pursuant to such Company Stock Warrant (each, as so adjusted, an "Adjusted Warrant"), provided that any fractional share of Parent Stock resulting from an aggregation of all the shares of a holder subject to a Company Stock Warrant shall be rounded to the nearest whole share. Each Adjusted Warrant will be subject to the same terms and conditions as applicable under the relevant Company Stock Warrant immediately prior to the Effective Time.

     SECTION 1.06. Adjustments. If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company or Parent shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted.

     SECTION 1.07. Fractional Shares. No fractional shares of Parent Stock shall be issued in the Merger. All fractional shares of Parent Stock that a holder of shares of Company Stock would otherwise be entitled to receive as a result of the Merger shall be aggregated and if a fractional share results from such aggregation, such holder shall be entitled to receive, in lieu thereof, an amount in cash without interest determined by multiplying the closing sale price of a share of Parent Stock on the Nasdaq National Market on the trading day immediately preceding the Effective Time by the fraction of a share of Parent Stock to which such holder would otherwise have been entitled.

     SECTION 1.08. Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. If the Surviving Corporation or Parent, as the case may be, so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Stock in respect of which the Surviving Corporation or Parent, as the case may be, made such deduction and withholding.

     SECTION 1.09. Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Stock represented by such Certificate, as contemplated by this Article.

     SECTION 1.10. Dissenting Shares. (a) Notwithstanding any provision of this Agreement to the contrary, shares of Company Stock that are outstanding immediately prior to the Effective Time and which are held by shareholders who shall have exercised and perfected appraisal rights for such shares in accordance with California Law (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such shareholders shall be entitled to receive payment of the appraised value of such shares of Company Stock held by them in accordance with California Law, except that all Dissenting Shares held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Company Stock held by them in accordance with California Law shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, upon surrender, in the manner provided in Section 1.03, of the certificate or certificates that formerly evidenced such shares. The Company shall pay to any holders of Dissenting Shares all amounts to which such holders are entitled by exercise and perfection of their rights under California Law, and neither Parent nor any Affiliate of Parent shall make any such payment or reimburse the Company for any such payment.

     (b) The Company shall give Parent (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to California Law and received by the Company and
(ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the California Law. The Company shall not, except with the prior consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

                                   ARTICLE 2
                           THE SURVIVING CORPORATION

     SECTION 2.01. Articles of Incorporation. The articles of incorporation of the Company in effect at the Effective Time shall be the articles of incorporation of the Surviving Corporation until amended in accordance with applicable law.

     SECTION 2.02. Bylaws. The bylaws of Merger Subsidiary in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

     SECTION 2.03. Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (a) the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation and (b) the officers of the Merger Subsidiary at the Effective Time shall be the officers of the Surviving Corporation.

                                   ARTICLE 3
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth on the Disclosure Schedule delivered by the Company to Parent (the "Company Disclosure Schedule"), the Company hereby represents and warrants to Parent that:

     SECTION 3.01. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company has heretofore delivered to Parent true and complete copies of the articles of incorporation and bylaws of the Company as currently in effect.

     SECTION 3.02. Corporate Authorization. (a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby and thereby are within the Company's corporate powers and, except for the required approval of the Company's stockholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action on the part of the Company. The affirmative vote of the holders of a majority of the outstanding shares of Company Stock is the only vote of the holders of any of the Company's capital stock necessary in connection with the consummation of the Merger. This Agreement constitutes a valid and binding agreement of the Company.

     (b) At a meeting duly called and held, the Company's Board of Directors has (i) unanimously determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the Company's stockholders, (ii) unanimously approved and adopted this Agreement and the transactions contemplated hereby and (iii) unanimously resolved (subject to Section 5.03(b)) to recommend approval and adoption of this Agreement by its stockholders.

     SECTION 3.03. Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby requires no action by or in respect of, or filing with, any governmental body, agency, official or authority, domestic, foreign or supranational, other than (a) the filing of a certificate of merger with respect to the Merger with the California Secretary of State and appropriate documents with the relevant authorities of other states in which Company is qualified to do business, (b) compliance with any applicable requirements of the HSR Act, (c) compliance with any applicable requirements of the 1933 Act, the 1934 Act, and any other applicable securities laws, whether state or foreign and (d) any actions or filings the absence of which would not be reasonably expected to have, individually or in the aggregate, a material effect on the Company or materially to impair the ability of the Company to consummate the transactions contemplated by this Agreement.

     SECTION 3.04. Non-Contravention. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) contravene, conflict with, or result in any violation or breach of any provision of the articles of incorporation or bylaws of the Company, (b) assuming compliance with the matters referred to in Section 3.03, contravene, conflict with or result in a violation or breach of any provision of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree that would have a material effect on the Company, (c) require any material consent or other action by any Person under, constitute a material default, or an event that, with or without notice or lapse of time or both, would constitute a material default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company is entitled under any provision of any agreement or other instrument binding upon the Company or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Company or (d) result in the creation or imposition of any Lien on any material asset of the Company.

     SECTION 3.05. Capitalization. (a) The authorized capital stock of the Company consists of 30,000,000 shares of Company Stock and 10,000,000 shares of preferred stock, no par value. As of February 24, 2000, there were outstanding
(i) no shares of preferred stock, (ii) 6,117,054 shares of Company Stock, (iii) stock options to purchase an aggregate of 848,847 shares of Company Stock pursuant to the 1994 Incentive Stock Option Plan and Nonstatutory Stock Option Plan (of which options to purchase an aggregate of 264,863 shares of Company Stock were then exercisable) and pursuant to certain agreements and arrangements with consultants and other persons associated with the Company and
(iv) warrants to purchase 674,955 shares of Company Stock pursuant to the agreements listed in Section 3.05 of the Company Disclosure Schedule. Based upon the elections made by participants in the ESPP, the maximum number of shares of Company Common Stock which may be issued under the ESPP as of the date immediately prior to the Effective Time is 54,051. All outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to the Company's option plans and pursuant to the warrants referred to above will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are fully paid and nonassessable.

     (b) Except as set forth in this Section 3.05 and for changes since
February 24, 2000 resulting from the exercise of employee stock options or warrants outstanding on such date, there are no outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any of the Company Securities.

     SECTION 3.06. Subsidiaries. (a) The Company's only Subsidiary is Mustang Software Inc. That Subsidiary does not currently conduct and has not previously conducted any business, does not have any employees (other than its directors and officers) and does not have any liabilities or obligations (other than organizational liabilities or obligations). The Company has never had any other Subsidiary.

     (b) All of the outstanding capital stock of, or other voting securities or ownership interests in, the Company's Subsidiary, is owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). There are no outstanding (i) securities of the Company or its Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of the Company or (ii) options or other rights to acquire from the Company or its Subsidiary, or other obligation of the Company or its Subsidiary to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, that Subsidiary (the items in clauses (i) and (ii) being referred to collectively as the "Company Subsidiary Securities"). There are no outstanding obligations of the Company or its Subsidiary to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities.

     SECTION 3.07. SEC Filings. (a) The Company has delivered to Parent (i) the Company's annual reports on Form 10-K for its fiscal years ended December 31, 1998, 1997 and 1996, (ii) its quarterly reports on Form 10-Q for each of its fiscal quarters ended since December 31, 1998 (other than the quarter ended December 31, 1999), (iii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of the Company held since December 31, 1998, and (iv) all of its other reports, statements, schedules and registration statements filed with the SEC since January 1, 1997 (the documents referred to in this Section 3.07(a), collectively, the "Company SEC Documents").

     (b) As of its filing date, each Company SEC Document complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be.

     (c) As of its filing date, each Company SEC Document filed pursuant to the 1934 Act did not, and each such Company SEC Document filed subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     (d) Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     SECTION 3.08. Financial Statements. The audited financial statements and unaudited interim financial statements (including, in each case, any related notes or schedules) of the Company attached hereto as Exhibit H fairly present, in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto), the financial position of the Company and its Subsidiaries as of the Company Balance Sheet Date and their results of operations and cash flows for the period then ended.

     SECTION 3.09. Disclosure Documents. (a) The proxy or information statement of the Company to be filed with the SEC in connection with the Merger (the "Company Proxy Statement") and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the 1934 Act. At the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company, and at the time such stockholders vote on adoption of this Agreement and at the Effective Time, the Company Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 3.09(a) will not apply to statements or omissions included in the Company Proxy Statement based upon information furnished to the Company by Parent specifically for use therein.

     (b) None of the information provided by the Company for inclusion in the Registration Statement or any amendment or supplement thereto, at the time the Registration Statement or any amendment or supplement becomes effective and at the Effective Time, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

     SECTION 3.10. Absence of Certain Changes. Since the Company Balance Sheet Date, the business of the Company has been conducted in the ordinary course consistent with past practices and, except as disclosed in the Company Disclosure Schedule, there has not been:

     (a) any event, occurrence, development or state of circumstances or facts that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company;

     (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company , or any repurchase, redemption or other acquisition by the Company of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company;

     (c) any amendment of any material term of any outstanding security of the Company;

     (d) any incurrence, assumption or guarantee by the Company of any indebtedness for borrowed money or any entry into or amendment of any capital lease;

     (e) any creation or other incurrence by the Company of any Lien on any asset;

     (f) any making of any loan, advance or capital contributions to or investment in any Person;

     (g) any material damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company;

     (h) any transaction or commitment made, or any contract or agreement entered into, by the Company relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company of any contract or other right, in either case, material to the Company, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

     (i) any change in any method of accounting, method of tax accounting or accounting principles or practice by the Company, except for any such change required by reason of a concurrent change in GAAP or Regulation S-X under the 1934 Act;

     (j) any (i) grant of any severance or termination pay to (or amendment to any existing arrangement with) any director, officer or employee of the Company, (ii) increase in benefits payable under any existing severance or termination pay policies or employment agreements, (iii) entering into or amending any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company, (iv) establishment, adoption or amendment (except as required by applicable law) of any collective bargaining, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any director, officer or employee of the Company, (v) increase in compensation, bonus or other benefits payable to any director, officer or employee of the Company (other than in the case of employees who are not directors or officers, where such increases are in the ordinary course of business consistent with past practice) or (vi) any consulting agreement;

     (k) any Tax election made or changed, any annual tax accounting period changed, any method of tax accounting adopted or changed, any material amended Tax Returns filed, any material closing agreement entered into, any material Tax claim, audit or assessment settled or any right to claim a material Tax refund, offset or other reduction in Tax liability surrendered; or

     (l) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company, which employees were not subject to a collective bargaining agreement at the Company Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees.

     SECTION 3.11. No Undisclosed Material Liabilities. There are no liabilities or obligations of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a liability or obligation, other than:

     (a) liabilities or obligations disclosed and provided for in the Company Balance Sheet or in the notes thereto or in the Company SEC Documents filed prior to the date hereof,

     (b) liabilities or obligations incurred in the ordinary course of business consistent with past practices since the Company Balance Sheet Date that would not be material individually or in the aggregate, and

     (c) liabilities or obligations under this Agreement or the transactions contemplated hereby.

     SECTION 3.12. Compliance with Laws and Court Orders. The Company is and, since January 1, 1998 has been in compliance with, and to the knowledge of the Company is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree that would be material to the Company.

     SECTION 3.13. Litigation. Except as set forth in the Company SEC Documents filed prior to the date hereof, there is no action, suit, investigation or proceeding (or any basis therefor) pending against, or, to the knowledge of the Company, threatened against or affecting, the Company, any present or former officer, director or employee of the Company or any Person for whom the Company may be liable or any of their respective properties before any court or arbitrator or before or by any governmental body, agency or official, domestic, foreign or supranational, that, if determined or resolved adversely in accordance with the plaintiff's demands, could reasonably be expected to be material to the Company individually or in the aggregate, that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated hereby.

     SECTION 3.14. Finders' Fees. Except for First Security Van Kasper, a copy of whose engagement agreement has been provided to Parent, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company who might be entitled to any fee or commission from the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement.

     SECTION 3.15. Opinion of Financial Advisor. The Company has received the opinion of First Security Van Kasper, financial advisor to the Company, to the effect that, as of the date of this Agreement, the Merger Consideration is fair to the Company's stockholders from a financial point of view.

     SECTION 3.16. Taxes. (a) All Tax Returns required to be filed with any Taxing Authority by, or with respect to, the Company have been timely filed in accordance with all applicable laws.

     (b) The Company has timely paid all Taxes shown as due and payable on the Tax Returns that have been so filed, and, as of the time of filing, the Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of Company (other than Taxes which are being contested in good faith and for which adequate reserves are reflected on the Company Balance Sheet).

     (c) The Company has made provision for all Taxes payable by the Company for which no Tax Return has yet been filed.

     (d) The charges, accruals and reserves for Taxes with respect to the Company reflected on the Company Balance Sheet are adequate under GAAP to cover the Tax liabilities accruing through the date thereof.

     (e) The federal income Tax Returns of the Company have been examined and settled with the appropriate Governmental Authority (or the applicable statutes of limitation for the assessment of such taxes have expired) for all years through 1995.

     (f) The Company has not requested any extension of time within which to file any Tax Return in respect of any taxable year which has not since been filed, and no outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns has been given by or on behalf of the Company.

     (g) No federal, state, local or foreign audits, review, or other actions ("Company Audits") exist or have been initiated or threatened with regard to any Taxes or Tax Returns of or with respect to the Company, and the Company has not received any notice of such a Company Audit.

     (h) All Tax deficiencies which have been claimed or asserted with respect to the Company by any Taxing Authority have been fully paid or settled (and the amount of such settlement has been fully paid).

     (i) No claim has been made by a Taxing Authority in a jurisdiction where the Company does not file Tax Returns to the effect that Company is or may be subject to taxation by that jurisdiction.

     (j) The Company has not been a member of an affiliated, consolidated, combined or unitary group other than one of which the Company was the common parent, or made any election or participated in any arrangement whereby any Tax liability or any Tax asset of the Company was determined or taken into account for Tax purposes with reference to or in conjunction with any Tax liability or any Tax asset of any other person.

     (k) The Company is not a party to any Tax sharing agreement or to any other agreement or arrangement, as a result of which liability of Company to a Governmental Authority is determined or taken into account with reference to the activities of any other person, and the Company is not currently under any obligation to pay any amounts as a result of having been a party to such an agreement or arrangement, regardless of whether such Tax is imposed on the Company.

     (l) "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, goods and services, service use, license, value added, capital, net worth, payroll, profits, withholding, franchise, transfer and recording taxes, fees and charges, and any other taxes, assessment or similar charges imposed by the IRS or any taxing authority (whether domestic or foreign including any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)) (a "Taxing Authority"), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments. "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any Taxing Authority or jurisdiction (foreign or domestic) with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

     SECTION 3.17. Employee Benefit Plans. (a) The Company has provided Parent with a list and copies of the Employee Plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof together with the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) and the most recent actuarial valuation report prepared in connection with any Employee Plan.

     (b) Neither the Company nor any ERISA Affiliate of the Company maintains or contributes to, or within the past six years, has maintained or contributed to, any plan or arrangement subject to Title IV of ERISA.

     (c) Each Employee Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period since its adoption; each trust created under any such Plan is exempt from tax under Section 501(a) of the Code and has been so exempt since its creation. The Company has provided Parent with the most recent determination letter of the Internal Revenue Service relating to each such Employee Plan. Each Employee Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code.

     (d) The Company does not have any current or projected liability in respect of post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees of the Company, except as required to avoid excise tax under Section 4980B of the Code. No condition exists that would prevent the Company from amending or terminating any Employee Plan providing health or medical benefits in respect of any active employee of the Company.

     (e) There has been no amendment to, written interpretation of or announcement (whether or not written) by the Company relating to, or change in employee participation or coverage under, any Employee Plan that would increase materially the expense of maintaining such Employee Plan above the level of the expense incurred in respect thereof for the most recent fiscal year ended prior to the date hereof.

     (f) There is no contract, plan or arrangement (written or otherwise) covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Sections 280G or 162(m) of the Code.

     (g) There has been no failure of a group health plan (as defined in Section 5000(b)(1) of the Code) to meet the requirements of Code Section 4980B(f) with respect to a qualified beneficiary (as defined in Section 4980B(g)). The Company has not contributed to a nonconforming group health plan (as defined in Section 5000(c)) and no ERISA Affiliate of the Company has incurred a tax under Section 5000(a) that is or could become a liability of the Company.

     (h) No employee or former employee of the Company will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced such benefit (including acceleration of vesting or exercise of an incentive award) as a result of the transactions contemplated hereby.

     SECTION 3.18. Environmental Matters. (a) Except as set forth in the Company SEC Documents prior to the date hereof and except as could not reasonably be expected to have, individually or in the aggregate, a material effect on the Company:

          (i) no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review (or any basis therefor) is pending or, to the knowledge of the Company, is threatened by any governmental entity or other Person relating to or arising out of any Environmental Law;

          (ii) the Company is and has been in compliance with all Environmental Laws and all Environmental Permits; and

          (iii) there are no liabilities of or relating to the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law and there are no facts, conditions, situations or set of circumstances that could reasonably be expected to result in or be the basis for any such liability.

     (b) There has been no environmental investigation, study, audit, test, review or other analysis conducted of which the Company has knowledge in relation to the current or prior business of the Company or any property or facility now or previously owned or leased by the Company that has not been delivered to Parent at least five days prior to the date hereof.

     (c) The Company does not own, lease or operate and has not owned, leased or operated any real property, and does not conduct and has not conducted any operations, in New Jersey or Connecticut.

     (d) For purposes of this Section 3.18, the term "Company" shall include any entity that is, in whole or in part, a predecessor of the Company.

     SECTION 3.19. Contracts. (a) Section 3.19 of the Company Disclosure Schedule lists the following written contracts and agreements of the Company (such contracts and agreements being "Material Contracts"):

          (i) each contract and agreement for the purchase or lease of personal property with any supplier or for the furnishing of services to the Company that in each case involves annual payment in excess of $75,000;

          (ii) all customer, OEM, or "hosting" agreements and all broker, exclusive dealing or exclusivity, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion and market research agreements, to which the Company is a party or any other material contract that compensates any person other than employees based on any sales by the Company;

          (iii) all leases and subleases of real property;

          (iv) all contracts and agreements relating to indebtedness for borrowed money or capital leases other than trade indebtedness of the Company;

          (v) all contracts and agreements involving annual payments in excess of $75,000 to which the Company is a party;

          (vi) all contracts and agreements that limit or purport to limit the ability of the Company to compete in any line of business or with any person or in any geographic area or during any period of time;

          (vii) all contracts relating to trafficking arrangements and domain name registration and customer list agreements;

          (viii) all contracts and agreements between or among the Company and any stockholder, director or officer of the Company or any affiliate of such person; and

          (ix) any other material agreement of the Company which is terminable upon or prohibits a change of ownership or control of the Company.

     (b) Each Material Contract: (i) is valid and binding on the Company and, to the knowledge of the Company, on the other parties thereto, and is in full force and effect, and (ii) upon consummation of the transactions contemplated by this Agreement, shall continue in full force and effect without material penalty or other material adverse consequence. The Company is not in material breach of, or material default under, any Material Contract and, to the knowledge of the Company, no other party to any Material Contract is in material breach thereof or material default thereunder.

     SECTION 3.20. Real Property. The Company does not own and has never owned any real property.

     SECTION 3.21. Intellectual Property. (a) Section 3.21 of the Company Disclosure Schedule sets forth a true and complete list of all (i) Software and other Intellectual Property owned by the Company and material to the business of the Company ("Owned Intellectual Property") and (ii) licenses or sublicenses of Intellectual Property to the Company, and licenses or sublicenses of Intellectual Property by the Company to any third party, in each case that are material to the business of the Company and are not readily available from commercial sources ("Licensed Intellectual Property"). For purposes hereof, "Intellectual Property" means: (i) United States, international, and foreign patents, patent applications and statutory invention registrations, (ii) trademarks, service marks, trade dress, slogans, logos, domain names, and other source identifiers, including registrations and applications for registration thereof, (iii) copyrights, including registrations and applications for registration thereof and (iv) confidential and proprietary information, including trade secrets and know-how. For purposes hereof, "Software" means all material computer software developed by or on behalf of the Company, including such computer software and databases of customers and contact lists that are proprietary to the Company and the software operated by the Company on its web sites.

     (b) The use of the Owned Intellectual Property and the Licensed Intellectual Property by the Company does not conflict with or infringe in any material way upon the Intellectual Property rights of any third party, and no claim has been asserted with respect to any such alleged conflict or infringement. The Company is the exclusive owner of the entire and unencumbered right, title and interest in and to each item of Owned Intellectual Property. The Company is entitled to use all Licensed Intellectual Property in the ordinary course of business, subject only to the terms of the licenses of the Licensed Intellectual Property.

     (c) The Owned Intellectual Property and the Licensed Intellectual Property include all of the Intellectual Property and Software used in the ordinary conduct of the business of the Company, and there are no other items of Intellectual Property or Software that are material to such ordinary day-to-day conduct of such business. To the knowledge of the Company, the Owned Intellectual Property and any Intellectual Property licensed to the Company under the Licensed Intellectual Property, is subsisting, valid and enforceable, and has not been adjudged invalid or unenforceable in whole or part.

     (d) No legal proceedings have been asserted, are pending, or threatened against the Company (i) based upon or challenging or seeking to deny or restrict the use by the Company of any of the Owned Intellectual Property or Licensed Intellectual Property, (ii) alleging that any services provided by, processes used by, or products manufactured or sold by the Company infringe upon or misappropriate any Intellectual Property right of any third party, or
(iii) alleging that any Intellectual Property licensed under the Licensed Intellectual Property infringes upon any Intellectual Property right of any third party or is being licensed or sublicensed in conflict with the terms of any license or other agreement. To the knowledge of the Company, no person is engaging in any activity that infringes in any material respect upon the Owned Intellectual Property. The consummation of the transactions contemplated by this Agreement will not result in the termination or material impairment of any of the Owned Intellectual Property.

     (e) Except as set forth in Section 3.21 of the Company Disclosure Schedule, the Company has not granted any license or similar right to any third party with respect to the Owned Intellectual Property or Licensed Intellectual Property. The Company has delivered or made available to Parent correct and complete copies of all the licenses and sublicenses by the Company of the Licensed Intellectual Property. With respect to each such license and sublicense:

          (i) such license or sublicense is valid and binding and in full force and effect;

          (ii) such license or sublicense will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such license or sublicense or otherwise give the licensor or sublicensor a right to terminate such license or sublicense; and

          (iii) (A) the Company has not received any notice of termination or cancellation under such license or sublicense, (B) the Company has not received any notice of a breach or default under such license or sublicense, which breach has not been cured, and (C) the Company has not granted to any other third party any rights, adverse or otherwise, under such license or sublicense that would constitute a breach of such license or sublicense; and

          (iv) to the knowledge of the Company, the Company nor any other party to such license or sublicense is in breach or default in any material respect, and, to the Company's knowledge, no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such license or sublicense.

     (f) To the knowledge of the Company, the Software is free of all viruses, worms, trojan horses and other material known contaminants, and does not contain any bugs, errors, or problems of a material nature that disrupt its operations or have a material impact on the operation of other software programs or operating systems and no rights in the Software have been transferred to any third party.

     (g) To the knowledge of the Company, the Company has the right to use all software development tools, library functions, compilers, and other third party software that is material to the business of the Company, or that is required to operate or modify the Software.

     (h) The Company has taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of their customer lists and customer information, trade secrets and other confidential Intellectual Property.

     SECTION 3.22. Certain Interests. (a) Except as disclosed in the Company SEC Documents or otherwise in this Agreement, to the knowledge of the Company, none of the shareholders of the Company or their affiliates or any officer or director of the Company and no immediate relative or spouse (or immediate relative of such spouse) who resides with, or is a dependent of, any such officer or director:

          (i) has any material direct or indirect financial interest in any significant competitor, supplier or customer of the Company, provided, however, that the ownership of securities representing no more than 2% of the outstanding voting power of any competitor, supplier or customer, and which are listed on any national securities exchange or traded actively in the national over-the-counter market, shall not be deemed to be a "financial interest" as long as the person owning such securities has no other connection or relationship with such competitor, supplier or customer;

          (ii) owns, directly or indirectly, in whole or in part, or has any other interest in any material tangible or intangible property which the Company uses or has used in the conduct of its business or otherwise (except for any such ownership or interest resulting from the ownership of securities in a public company); or

          (iii) except as set forth in Section 3.22(a) of the Company Disclosure Schedule, has outstanding any indebtedness to the Company.

     (b) Except as set forth in Section 3.22(b) of the Company Disclosure Schedule, except for the payment of employee compensation in the ordinary course of business, the Company does not have any liability or any other obligation of any nature whatsoever to any shareholder of the Company or any affiliate thereof or to any officer or director of the Company or, to the knowledge of the Company, to any immediate relative or spouse (or immediate relative of such spouse) of any such officer or director.

     SECTION 3.23. Products. Each of the software and other products that are currently being produced or sold by the Company (or that have been produced or sold by the Company in the past) (i) is in material compliance with all applicable laws and regulations, (ii) conforms in all material respects to the descriptions, design specifications, warranties and affirmations of fact made in connection with its sale and (iii) is fit for the purposes for which it is designed and is free of any material design defect, flaw or inadequacy. The Company has not been advised by its customers of any material design defect, flaw or inadequacy with respect to its products.

     SECTION 3.24. Tax Treatment. Neither the Company nor any of its Affiliates has taken or agreed to take any action, or is aware of any fact or circumstance, that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code (a "368(a) Reorganization").

     SECTION 3.25. Antitakeover Statutes. No "control share acquisition," "fair price," "moratorium" or other antitakeover laws or regulations enacted under

U.S. state or federal laws apply to this Agreement or any of the transactions contemplated hereby.

                                   ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF PARENT

     Except as set forth on the Disclosure Schedule delivered by Parent to the Company (the "Parent Disclosure Schedule"), Parent hereby represents and warrants to the Company that:

     SECTION 4.01. Corporate Existence and Power. The Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have, individually or in the aggregate, a Material Adverse Effect on Parent. Parent is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect on Parent. Parent has heretofore delivered to the Company true and complete copies of the certificate of incorporation and bylaws of Parent as currently in effect.

     SECTION 4.02. Corporate Authorization. The execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby are within the corporate powers of Parent and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of Parent.

     SECTION 4.03. Governmental Authorization. The execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority, domestic, foreign or supranational, other than (a) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business, (b) compliance with any applicable requirements of the HSR Act, (c) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other securities laws, whether state or foreign and (d) any actions or filings the absence of which would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Parent or materially to impair the ability of the Parent to consummate the transactions contemplated by this Agreement.

     SECTION 4.04. Non-Contravention. The execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby do not and will not (a) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Parent, (b) assuming compliance with the matters referred to in Section 4.03, contravene, conflict with or result in a violation or breach of any provision of any law, statute, ordinance, rule, regulation, judgment, injunction, order or decree that would have a material effect on the Parent, (c) require any material consent or other action by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon Parent or any of its Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Parent and its Subsidiaries or (d) result in the creation or imposition of any Lien on any material asset of the Parent or any of its Subsidiaries referred to in clauses (e) and (f) that would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Parent or materially to impair the ability of Parent and Merger Subsidiary to consummate the transactions contemplated by this Agreement.

     SECTION 4.05. Capitalization. (a) The authorized capital stock of Parent consists of 100,000,000 shares of Parent Stock and 10,000,000 shares of preferred stock, par value $0.001 per share. As of February 22, 2000, there were outstanding (i) no shares of preferred stock, (ii) 33,447,962 shares of Parent Stock, (iii) employee stock options to purchase an aggregate of 3,689,846 shares of Parent Stock pursuant to the 1999 Stock Incentive Plan, the 1999 Stock Plan, the Employee Stock Purchase Plan and the 1999 Director Option Plan, (of which options to purchase an aggregate of 3,370,869 shares of Parent Stock were then exercisable) (iv) no shares of convertible preferred stock, (v) no shares of redeemable convertible preferred stock and (vi) warrants to purchase 762,622 shares of Parent Stock. All of the Parent Stock to be issued pursuant to the Merger will be duly authorized and validly issued.

     (b) Except as set forth in this Section 4.05, as of February 22, 2000 there are no outstanding (i) shares of capital stock or voting securities of Parent, (ii) securities of Parent convertible into or exchangeable for shares of capital stock or voting securities of Parent or (iii) options or other rights to acquire from Parent or other obligation of Parent to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent. There are no outstanding obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the securities referred to in clause (i), (ii) or
(iii) above.

     (c) The shares of Parent Stock to be issued as part of the Merger Consideration have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable and the issuance thereof is not subject to any preemptive or other similar right.

     SECTION 4.06. Subsidiaries. (a) Each Subsidiary of Parent is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have, individually or in the aggregate, a Material Adverse Effect on Parent. Each Subsidiary of Parent is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect on Parent.

     (b) All of the outstanding capital stock of, or other voting securities or ownership interests in, each Subsidiary of Parent, is owned by Parent, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). As of the date hereof, there are no outstanding (i) securities of Parent or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any of its Subsidiaries or (ii) options or other rights to acquire from Parent or any of its Subsidiaries, or other obligation of Parent or any of its Subsidiaries to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any Subsidiary of Parent. As of the date hereof, there are no outstanding obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the securities referred to in clauses (i) or (ii) above.

     SECTION 4.07. SEC Filings. Parent has delivered to the Company its Form S-1 (Registration No. 333-86919) filed with the SEC on November 15, 1999 (the "Parent Form S-1") and its Form 10-Q for the fiscal quarter ended December 31, 1999 (the "Parent Form 10-Q"). The Parent Form S-1, as of the date such registration statement or any amendment became effective, and the Parent Form 10-Q, as of the date of filing with the SEC (together, the "Parent SEC Documents"), did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     SECTION 4.08. Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of Parent included in the Parent SEC Documents fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

     SECTION 4.09. Disclosure Documents. (a) None of the information provided by Parent for inclusion in the Company Proxy Statement or any amendment or supplement thereto, at the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company and at the time the stockholders vote on adoption of this Agreement and at the Effective Time, will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     (b) The Registration Statement of Parent to be filed with the SEC with respect to the offering of Parent Stock in connection with the Merger (the "Registration Statement") and any amendments or supplements thereto, when filed, will comply as to form in all material respects with the requirements of the 1933 Act. At the time the Registration Statement or any amendment or supplement thereto becomes effective and at the Effective Time, the Registration Statement, as amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The representations and warranties contained in this Section 4.09 will not apply to statements or omissions in the Registration Statement or any amendment or supplement thereto based upon information furnished to Parent or Merger Subsidiary by the Company specifically for use therein.

     SECTION 4.10. Absence of Certain Changes. Since Parent Balance Sheet Date, the business of Parent and its Subsidiaries has been conducted in the ordinary course consistent with past practice and, except as disclosed in this Section 4.10, there has not been:

     (a) any event, occurrence, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent;

     (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Parent other than Parent's normal quarterly dividend, or any repurchase, redemption or other acquisition by Parent or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, Parent or any of its Subsidiaries;

     (c) any change in any method of accounting, method of tax accounting, or accounting practice by Parent or any of its Subsidiaries, except for any such change required by reason of a concurrent change in GAAP or Regulation S-X under the 1934 Act;

     (d) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of Parent or any of its Subsidiaries which would, individually or in the aggregate, have a Material Adverse Effect on Parent; and

     (e) any material labor dispute, other than routine individual grievances, or, to the knowledge of Parent, any activity or proceeding by a labor union or representative thereof to organize any employees of Parent or any of its Subsidiaries, which employees were not subject to a collective bargaining agreement at the Parent Balance Sheet Date, or any material lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees other than any such events that would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

     SECTION 4.11. No Undisclosed Material Liabilities. There are no liabilities or obligations of Parent or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of Parent, and there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a liability, other than:

     (a) liabilities or obligations disclosed and provided for in the Parent Balance Sheet or in the notes thereto or in the Parent SEC Documents;

     (b) liabilities or obligations incurred in the ordinary course of business consistent with past practices since the Parent Balance Sheet Date that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent; and

     (c) liabilities or obligations under this Agreement or the transactions contemplated hereby.

     SECTION 4.12. Compliance with Laws and Court Orders. Parent and each of its Subsidiaries is and, since January 1, 1998 has been in compliance with, and to the knowledge of Parent is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, rule, regulation, judgment, injunction, order or decree that would be material to the Parent.

     SECTION 4.13. Litigation. Except as set forth in the Parent SEC Documents, there is no action, suit, investigation or proceeding (or any basis therefor) pending against, or, to the knowledge of Parent, threatened against or affecting, Parent, any of its Subsidiaries, any present or former officer, director or employee of Parent or any of its Subsidiaries or any other Person for whom Parent or any Subsidiary may be liable or any of their respective properties before any court or arbitrator or any governmental body, agency or official, domestic, foreign or supranational, that, if determined or resolved adversely in accordance with the plaintiff's demands, could reasonably be expected to be material to the Parent individually or in the aggregate, that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated hereby.

     SECTION 4.14. Finders' Fees. Except for First Albany Corporation, whose fees will be paid by Parent, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent who might be entitled to any fee or commission from the Company or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

     SECTION 4.15. Opinion of Financial Advisor. Parent has received the opinion of First Albany Corporation, financial advisors to Parent, to the effect that, as of the date of this Agreement, the Merger Consideration is fair to Parent's stockholders from a financial point of view.

     SECTION 4.16. Taxes. (a) All Tax Returns required to be filed with any Taxing Authority by, or with respect to, Parent and its Subsidiaries have been filed in accordance with all applicable laws.

     (b) Parent and each of its Subsidiaries has timely paid all Taxes shown as due and payable on the Tax Returns that have been so filed, and, as of the time of filing, the Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of Parent and each of its Subsidiaries (other than Taxes which are being contested in good faith and for which adequate reserves are reflected on the Parent Balance Sheet).

     (c) Parent and its Subsidiaries have made provision for all Taxes payable by Parent and its Subsidiaries for which no Tax Return has yet been filed.

     (d) The charges, accruals and reserves for Taxes with respect to Parent and its Subsidiaries reflected on the Parent Balance Sheet are adequate under GAAP to cover the Tax liabilities accruing through the date thereof.

     (e) The federal income Tax Returns of Parent and its Subsidiaries have been examined and settled with the appropriate Governmental Authority (or the applicable statutes of limitation for the assessment of such taxes have expired) for all years through fiscal 1999.

     (f) No federal, state, local or foreign audits, reviews or other actions ("Parent Audits") exist or have been initiated or threatened with regard to any Taxes or Tax Returns of or with respect to Parent or any of its Subsidiaries, and neither Parent nor any of its Subsidiaries has received any notice of such a Parent Audit.

     (g) No claim has been made by a Taxing Authority in a jurisdiction where either Parent or its Subsidiaries does not file Tax Returns to the effect that Parent or its Subsidiaries is or may be subject to taxation by that jurisdiction.

     (h) Neither Parent nor any of its Subsidiaries has been a member of an affiliated, consolidated, combined or unitary group other than one of which Parent was the common parent, or made any election or participated in any arrangement whereby any Tax liability or any Tax asset of Parent or any of its Subsidiaries was determined or taken into account for Tax purposes with reference to or in conjunction with any Tax liability or any Tax asset of any other person.

     SECTION 4.17. Tax Treatment. Neither Parent nor any of its Affiliates has taken or agreed to take any action, or is aware of any fact or circumstance, that would prevent the Merger from qualifying as a 368(a) Reorganization.

     SECTION 4.18. Laws and Authorizations. (a) Neither Parent nor any of its Subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Parent Environmental Laws") or any provisions of ERISA, or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect on Parent.

     (b) There are no costs or liabilities associated with Parent Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Parent Environmental Laws, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect on Parent.

     SECTION 4.19. Intellectual Property. Except as described in the Parent SEC Documents, Parent and its Subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names ("Parent Intellectual Property") currently employed by them in connection with the business now operated by them except where the failure to own or possess or otherwise be able to acquire such Parent Intellectual Property would not, singly or in the aggregate, have a Material Adverse Effect on Parent.

                                   ARTICLE 5
                            COVENANTS OF THE COMPANY

     The Company agrees that:

     SECTION 5.01. Conduct of the Company. Effective Time, the Company and its Subsidiary shall conduct their business in the ordinary course consistent with past practice and shall use their reasonable best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Effective Time the Company will not:

     (a) adopt or propose any change to its articles of incorporation or bylaws;

     (b) adopt or implement any stockholder rights plan;

     (c) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (except bank loans) or equity equivalents (including, without limitation, any stock options or stock appreciation rights), except for the issuance and sale by the Company of Company Stock pursuant to Company Stock Options and warrants issued and outstanding as of the date hereof and except that, with the prior written consent of Parent, the Company may issue options to employees hired after the date hereof (other than directors and officers);

     (d) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to shareholders in their capacity as such, or redeem or otherwise acquire any of its securities;

     (e) except as otherwise permitted by this Agreement, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or its Subsidiary (other than the Merger);

     (f) (i) incur or assume any long-term or short-term debt or enter into or amend capital leases; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person; (iii) make any loans, advances or capital contributions to, or investments in, any other Person; (iv) pledge or otherwise encumber shares of capital stock of the Company or its Subsidiary; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any Lien thereupon (other than tax Liens for taxes not yet due);

     (g) except as may be required by law, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units);

     (h) except as otherwise permitted by this Agreement, acquire, sell, lease or dispose of any assets in any single transaction or series of related transactions (other than in the ordinary course of business);

     (i) hire any new employees without the prior written consent of Parent;

     (j) except as may be required as a result of a change in law or in GAAP, change any of the accounting principles or practices used by it;

     (k) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than as required under GAAP in the ordinary course of business;

     (l) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, or other business organization or division thereof or any equity interest therein; (ii) enter into any contract or agreement that would be required to be disclosed pursuant to Section 3.19, which cannot be terminated without twelve months notice, or that would otherwise be material to the Company; or (iii) authorize any new capital expenditure or expenditures which, in the aggregate, are in excess of $150,000;

     (m) make any tax election or settle or compromise any income tax liability material to the Company and its Subsidiary;

     (n) settle or compromise any pending or threatened suit, action or claim;

     (o) the Company will not, and will not permit its Subsidiary to, sell, lease, license or otherwise dispose of any assets, securities or property except (i) pursuant to existing contracts or commitments and (ii) in the ordinary course consistent with past practice;

     (p) the Company will not, and will not permit its Subsidiary to, (i) take any action that would make any representation and warranty of the Company hereunder inaccurate in any respect at, or as of any time prior to, the Effective Time or (ii) omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time; and

     (q) the Company will not, and will not permit its Subsidiary to, agree or commit to do any of the foregoing.

     SECTION 5.02. Stockholder Meeting; Proxy Material. The Company shall cause a meeting of its stockholders (the "Company Stockholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement and the Merger. Subject to Section 5.03(b), the Board of Directors of the Company shall recommend approval and adoption of this Agreement and the Merger by the Company's stockholders. In connection with such meeting, the Company will (a) promptly prepare and file with the SEC, use its best efforts to have cleared by the SEC and thereafter mail to its stockholders as promptly as practicable the Company Proxy Statement and all other proxy materials for such meeting, (b) use its reasonable best efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby and (c) otherwise comply with all legal requirements applicable to such meeting.

     SECTION 5.03. No Solicitation. (a) Neither the Company nor any of its Subsidiaries shall, nor shall the Company or any of its Subsidiaries authorize or permit any of its or their officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors to, directly or indirectly, (i) solicit, initiate or take any action to facilitate or encourage the submission of any Acquisition Proposal, (ii) enter into or participate in any discussions or negotiations with, furnish any information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by any Third Party that is seeking to make, or has made, an Acquisition Proposal or (iii) grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries.

     (b) Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith, on the basis of written advice from Kirkpatrick & Lockhart LLP, outside legal counsel to the Company, that it must take such action to comply with its fiduciary duties under applicable law, the Board of Directors of the Company, may (i) engage in negotiations or discussions with any Third Party that has made an Acquisition Proposal (without prior solicitation by or negotiation with the Company) which the Board of Directors reasonably determines to be a Superior Proposal, (ii) furnish to such Third Party nonpublic information relating to the Company or any of its Subsidiaries pursuant to a confidentiality agreement with terms no less favorable to the Company than those contained in the Confidentiality Agreement dated as of January 28, 2000 between the Company and Parent (the "Confidentiality Agreement"), (iii) following receipt of such Superior Proposal, take and disclose to its stockholders a position contemplated by Rule 14e-2(a) under the 1934 Act or otherwise make disclosure to them or (iv) following receipt of such Superior Proposal, fail to make, withdraw, or modify in a manner adverse to Parent its recommendation to its stockholders referred to in Section 5.02 hereof.

     (c) The Board of Directors of the Company shall not take any of the actions referred to in clauses (i) through (iv) of the preceding subsection unless the Company shall have delivered to Parent a prior written notice advising Parent that it intends to take such action, and the Company shall continue to advise Parent after taking such action. In addition, the Company shall notify Parent promptly (but in no event later than 36 hours) after receipt by the Company (or any of its advisors) of any Acquisition Proposal, any indication that a Third Party is considering making an Acquisition Proposal or of any request for information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books or records of the Company or any of its Subsidiaries by any Third Party that may be considering making, or has made, an Acquisition Proposal. The Company shall provide such notice orally and in writing and shall identify the Third Party making, and the terms and conditions of, any such Acquisition Proposal, indication or request. The Company shall keep Parent reasonably informed of the status and details of any such Acquisition Proposal, indication or request. The Company shall, and shall cause its Subsidiaries and the advisors, employees and other agents of the Company and any of its Subsidiaries to, cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party conducted prior to the date hereof with respect to any Acquisition Proposal and shall use its commercially reasonable efforts to cause any such Party (or its agents or advisors) in possession of confidential information about the Company that was furnished by or on behalf of the Company to return or destroy all such information.

     "Superior Proposal" means any bona fide, unsolicited written Acquisition Proposal for at least a majority of the outstanding shares of Company Stock on terms that the Board of Directors of the Company determines in good faith by a majority vote, on the basis of the advice of a financial advisor of nationally recognized reputation and taking into account all the terms and conditions of the Acquisition Proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation, are more favorable and provide greater value to all the Company's stockholders than as provided hereunder and for which financing, to the extent required, is then fully committed or reasonably determined to be available by the Board of Directors of the Company.

     SECTION 5.04. Lock-Up Letters. Prior to the Effective Time, the Company will obtain and deliver from each of James Harrer, Donald Leonard, Christopher Rechtsteiner, C. Scott Hunter, Dan Cooper and Lynn Wright a lock- up agreement, substantially in the form of Exhibit A hereto, whereby each agrees not to offer to sell, grant any option for the sale of, or otherwise dispose of any Parent Stock prior to May 15, 2000.

     SECTION 5.05. Non-Compete Agreements. On or prior to the Effective Time, the Company shall use its best efforts to obtain from James Harrer and C. Scott Hunter a non-compete agreement, substantially in the form of Exhibit B hereto.

                                   ARTICLE 6
                              COVENANTS OF PARENT

     Parent agrees that:

     SECTION 6.01. Conduct of Parent. Parent agrees that, from the date hereof until the Effective Time, Parent and its Subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use their reasonable best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Effective Time:

     (a) Parent will not adopt or propose any change in its articles of incorporation or bylaws;

     (b) except as may be required as a result of a change in law or in GAAP, change any of the accounting principles or practices used by it;

     (c) Parent will not, and will not permit any of its Subsidiaries to, take any action that would make any representation and warranty of Parent hereunder inaccurate in any respect at, or as of any time prior to, the Effective Time.

     SECTION 6.02. Obligations of Merger Subsidiary. Parent will take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

     SECTION 6.03. Director and Officer Liability. Parent shall cause the Surviving Corporation, and the Surviving Corporation hereby agrees, to do the following:

     (a) For six years after the Effective Time, the Surviving Corporation shall indemnify and hold harmless the present and former officers and directors of the Company (each an "Indemnified Person") in respect of acts or omissions occurring at or prior to the Effective Time to the fullest extent permitted by Delaware Law or any other applicable laws or provided under the Company's articles of incorporation and bylaws in effect on the date hereof, provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law.

     (b) For six years after the Effective Time, the Surviving Corporation shall provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such Indemnified Person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof, provided that, in satisfying its obligation under this Section 6.03(b), the Surviving Corporation shall not be obligated to pay premiums in excess of 150% of the amount per annum the Company paid in its last full fiscal year, which amount the Company has disclosed to Parent prior to the date hereof; provided further, that Parent shall be obligated to provide such coverage as may be obtained for such amount.

     (c) If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.03.

     (d) The rights of each Indemnified Person under this Section 6.03 shall be in addition to any rights such Person may have under the article of incorporation or bylaws of the Company or any of its Subsidiaries, or under

California Law or any other applicable laws or under any agreement of any Indemnified Person with the Company or any of its Subsidiaries. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person.

     SECTION 6.04. Registration Statement. Parent shall promptly prepare and file with the SEC under the 1933 Act the Registration Statement and shall use its best efforts to cause the Registration Statement to be declared effective by the SEC as promptly as practicable. Parent shall promptly take any action required to be taken under foreign or state securities or Blue Sky laws in connection with the issuance of Parent Stock in the Merger.

     SECTION 6.05. Stock Exchange Listing. Parent shall use its best efforts to cause the shares of Parent Stock to be issued in connection with the Merger to be listed on the Nasdaq National Market.

     SECTION 6.06. Employee Benefits. For one year following the Effective Time, the employees of the Company will be provided compensation and benefits (other than stock based compensation) that are, in the reasonable judgment of Parent, substantially comparable in the aggregate to those provided by the Company to its employees as of the date hereof. After the Effective Time, Parent shall recognize service with the Company and its subsidiaries as service for vesting and service credit purposes under any employee benefit plan or arrangement maintained by Parent. Nothing in this Section shall obligate Parent, the Company or any of their respective Subsidiaries to continue the employment of any person for any period.

     SECTION 6.07. Broker Program. Parent shall use its reasonable best efforts to establish, effective on and after May 15, 2000, a customary broker program to permit exercises of Adjusted Options on a "cashless" basis and to permit resales of Parent Stock obtained on such exercise, with the cost of such exercises and resales to be borne by the participants.

                                   ARTICLE 7
                      COVENANTS OF PARENT AND THE COMPANY

     The parties hereto agree that:

     SECTION 7.01. Best Efforts. Subject to the terms and conditions of this Agreement, Company and Parent will use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement by May 15, 2000. In furtherance and not in limitation of the foregoing, each of Parent and Company agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within ten business days of the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

     SECTION 7.02. Certain Filings. The Company and Parent shall cooperate with one another (a) in connection with the preparation of the Company Proxy Statement and the Registration Statement, (b) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and
(c) in taking such actions or making any such filings, furnishing information required in connection therewith or with the Company Proxy Statement or the Registration Statement and seeking timely to obtain any such actions, consents, approvals or waivers.

     SECTION 7.03. Public Announcements. Parent and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with the Nasdaq Stock Market, will not issue any such press release or make any such public statement prior to such consultation.

     SECTION 7.04. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

     SECTION 7.05. Access to Information. From the date hereof until the Effective Time and subject to applicable law and the Confidentiality Agreement, the Company and Parent shall (a) give to the other party, its counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, books and records of such party, (b) furnish to the other party, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and (c) instruct its employees, counsel, financial advisors, auditors and other authorized representatives to cooperate with the other party in its investigation. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the other party. Unless otherwise required by law, each of Company and Parent will hold, and will cause its respective officers, employees, counsel, financial advisors, auditors and other authorized representatives to hold, any nonpublic information obtained in any such investigation in confidence in accordance with the Confidentiality Agreement. No information or knowledge obtained in any investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by any party hereunder.

     SECTION 7.06. Notices of Certain Events. Each of the Company and Parent shall promptly notify the other of:

     (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

     (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

     (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to
Section 3.11, 3.12, 3.13, 3.16, 3.18, 3.19, 3.20, 3.21, 3.22, 3.23, 4.11, 4.12,
4.13, or 4.16, as the case may be, or that relate to the consummation of the transactions contemplated by this Agreement.

     SECTION 7.07. Tax-free Reorganization. (a) Prior to the Effective Time, each party shall use its best efforts to cause the Merger to qualify as a 368(a) Reorganization, and will not take any action, or fail to take any action, reasonably likely to cause the Merger not so to qualify. Parent shall not take, or cause the Company to take, any action after the Effective Time reasonably likely to cause the Merger not to qualify as a 368(a) Reorganization.

     (b) Each party shall use its reasonable best efforts to obtain the opinions referred to in Sections 8.02(f) and 8.03(b).

     SECTION 7.08. Affiliates. Within 30 days following the date of this Agreement, the Company shall deliver to Parent a letter identifying all known Persons who may be deemed affiliates of the Company under Rule 145 of the 1933 Act. The Company shall use its reasonable efforts to obtain a written agreement from each Person who may be so deemed as soon as practicable and, in any event, prior to the Effective Time, substantially in the form of Exhibit C hereto.

                                   ARTICLE 8
                            CONDITIONS TO THE MERGER

     SECTION 8.01. Conditions to Obligations of Each Party. The obligations of the Company and Parent to consummate the Merger are subject to the satisfaction of the following conditions:

     (a) this Agreement shall have been approved and adopted by the stockholders of the Company in accordance with California Law;

     (b) any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated;

     (c) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger;

     (d) the Registration Statement shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC;

     (e) the shares of Parent Stock to be issued in the Merger shall have been approved for listing on the Nasdaq National Market; and

     (f) all actions by or in respect of, or filings with, any governmental body, agency, official or authority, domestic, foreign or supranational, required to permit the consummation of the Merger shall have been taken, made or obtained.

     SECTION 8.02. Conditions to the Obligations of Parent. The obligations of Parent to consummate the Merger are subject to the satisfaction of the following further conditions:

     (a) (i) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of the Company contained in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto shall be true in all material respects at and as of the Effective Time as if made at and as of such time and (iii) Parent shall have received a certificate signed by the chief executive officer of the Company to the foregoing effect;

     (b) no court, arbitrator or governmental body, agency or official, domestic or foreign, shall have issued any order, and there shall not be any statute, rule or regulation, restraining or prohibiting the consummation of the Merger or the effective operation of the business of Parent and its Subsidiaries or the Company and its Subsidiaries after the Effective Time;

     (c) there shall not have been instituted or pending any action or proceeding (or any investigation or other inquiry that would reasonably be expected to result in such action or proceeding) by any government or governmental authority or agency, domestic, foreign or supranational, or by any other Person, domestic, foreign or supranational, before any court or governmental authority or agency, domestic, foreign or supranational, (i) challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation of the Merger, seeking to obtain material damages or otherwise directly or indirectly relating to the transactions contemplated by the Merger, (ii) seeking to restrain or prohibit Parent's ownership or operation (or that of its respective Subsidiaries or Affiliates) of all or any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or of Parent and its Subsidiaries, taken as a whole, or to compel Parent or any of its Subsidiaries or Affiliates to dispose of or hold separate all or any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or of Parent and its Subsidiaries, taken as a whole or (iii) that otherwise, in the judgment of Parent, is likely to have a Material Adverse Effect on the Company or Parent;

     (d) there shall not have been any action taken, or any statute, rule, regulation, injunction, order or decree proposed, enacted, enforced, promulgated, issued or deemed applicable to the Merger, by any court, government or governmental authority or agency, domestic, foreign or supranational, other than the application of the waiting period provisions of the HSR Act to the Merger, that, in the judgment of Parent, is likely, directly or indirectly, to result in any of the consequences referred to in clauses (i) through (iii) of paragraph (c) above;

     (e) Dissenting Shares shall not exceed 5% of the Company Stock outstanding immediately prior to the Effective Time;

     (f) Parent shall have received an opinion of Davis Polk & Wardwell substantially in the form of Exhibit D hereto, on the basis of certain facts, representations and assumptions set forth in such opinion, dated the Effective Time, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provision of Section 368(a) of the Code and that each of Parent, Merger Subsidiary and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon representations of officers of Parent and the Company substantially in the form of Exhibits E and F hereto; and

     (g) the Company shall have delivered a comfort letter on the effective date of the Registration Statement, and a bring-down comfort letter immediately prior to the Effective Time, in form and substance satisfactory to Parent, from its independent public accountants, with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement; provided, however, that Parent, shall, as a condition precedent to receiving such comfort letter, furnish the Company's independent public accountants with such information and representations as reasonably necessary for such independent public accountants to render the comfort letter to Parent.

     SECTION 8.03. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction of the following further conditions:

     (a) Parent shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, the representations and warranties of Parent contained in this Agreement and in any certificate or other writing delivered by Parent pursuant hereto shall be true in all material respects at and as of the Effective Time as if made at and as of such time and the Company shall have received a certificate signed by the chief executive officer of Parent to the foregoing effect; and

     (b) the Company shall have received an opinion of Kirkpatrick & Lockhart LLP substantially in the form of Exhibit G hereto, on the basis of certain facts, representations and assumptions set forth in such opinion, dated the Effective Time, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of
Section 368(a) of the Code and that each of Parent, Merger Subsidiary and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon representations of officers of Parent and the Company substantially in the form of Exhibit E and F hereto.

                                   ARTICLE 9
                                  TERMINATION

     SECTION 9.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

     (a) by mutual written agreement of the Company and Parent;

     (b) by either the Company or Parent, if:

          (i) the Merger has not been consummated on or before June 30, 2000, provided that the right to terminate this Agreement pursuant to this
     Section 9.01(b)(i) shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Merger to be consummated by such time;

          (ii) there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or any judgment, injunction, order or decree of any court or governmental body having competent jurisdiction enjoining Company or Parent from consummating the Merger is entered and such judgment, injunction, judgment or order shall have become final and nonappealable; or

          (iii) this Agreement shall not have been approved and adopted in accordance with California Law by the Company's stockholders at the Company Stockholder Meeting (or any adjournment thereof).

     (c) by Parent, if the Board of Directors of the Company shall have failed to make or withdraw, or modified in a manner adverse to Parent, its approval or recommendation of this Agreement or the Merger, or shall have failed to call the Company Stockholder Meeting in accordance with Section 5.02.

     (d) by Parent, if (i) a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement shall have occurred that would cause the condition set forth in Section 8.02(a) not to be satisfied, and either such condition is incapable of being satisfied by June 30, 2000 or the Company has failed to cure such breach within 20 business days after notice by Parent thereon or (ii) the Company shall have willfully and materially breached its obligations under Sections 5.02 or 5.03; or

     (e) by the Company, if a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Parent set forth in this Agreement shall have occurred that would cause the condition set forth in

Section 8.03(a) not to be satisfied, and such condition is incapable of being satisfied by June 30, 2000 or Parent has failed to cure such breach within 20 Business Days after notice by the Company thereof.

The party desiring to terminate this Agreement pursuant to this Section 9.01 (other than pursuant to Section 9.01(a)) shall give notice of such termination to the other party.

     SECTION 9.02. Effect of Termination. If this Agreement is terminated pursuant to Section 9.01, this Agreement shall become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party hereto, provided that, if such termination shall result from the willful (a) failure of either party to fulfill a condition to the performance of the obligations of the other party or (b) failure of either party to perform a covenant hereof, such party shall be fully liable for any and all liabilities and damages incurred or suffered by the other party as a result of such failure. The provisions of Section 7.03 and Article 11 shall survive any termination hereof pursuant to Section 9.01.

                                   ARTICLE 10
                                  DEFINITIONS

     SECTION 10.01. Definitions. (a) The following terms, as used herein, have the following meanings:

     "Acquisition Proposal" means, other than the transactions contemplated by this Agreement, any offer or proposal for, any indication of interest in, or any submission of inquiries from any Third Party relating to (a) any acquisition or purchase, direct or indirect, of 20% or more of the consolidated assets of the Company or over 20% of any class of equity or voting securities of the Company, (b) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such Third Party's beneficially owning 20% or more of any class of equity or voting securities of the Company, (c) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company, or
(d) any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the Merger or that could reasonably be expected to dilute materially the benefits to Parent of the transactions contemplated hereby.

     "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

     "Business Day" means a day, other than Saturday, Sunday or other day on which commercial banks in Los Angeles or San Francisco, California or New York, New York are authorized or required by law to close.

     "California Law" means the California General Corporation Law.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company Balance Sheet" means the balance sheet of the Company as of December 31, 1999 and the footnotes thereto, included in Exhibit H hereto.

     "Company Balance Sheet Date" means December 31, 1999.

     "Company Stock" means the common stock, no par value, of the Company.

     "Delaware Law" means the General Corporation Law of the State of Delaware.

     "Employee Plan" means (a) any "employee benefit plan", as defined in
Section 3(3) of ERISA, that (i) is subject to any provision of ERISA, (ii) is maintained, administered or contributed to by the Company or any of its Affiliates and (iii) covers any employee or former employee of the Company or any Subsidiary and (b) any employment, severance or similar contract or arrangement (whether or not written) providing for compensation, bonus, profit-sharing, stock option, or other stock-related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, worker's compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance or other benefits) that (i) is entered into, maintained, administered or contributed to, as the case may be, by the Company or any of its Affiliates and (ii) covers any employee or former employee of the Company or any Subsidiary.

     "Environmental Laws" means any federal, state, local or foreign law (including, without limitation, common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction or requirement or any agreement with any governmental authority or other third party, relating to human health and safety, the environment or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

     "Environmental Permits" means all permits, licenses, franchises, certificates, approvals and other similar authorizations of governmental authorities relating to or required by Environmental Laws and affecting, or relating in any way to, the business of the Company or any Subsidiary as currently conducted.

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "ERISA Affiliate" of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

     "Governmental Authority" means any United States federal, state, local, foreign or other governmental, administrative or regulatory authority, body, agency, court, tribunal or similar entity.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

     "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

     "Material Adverse Effect" means, with respect to any Person, any change or effect that has had or is likely to have, individually or in the aggregate with other changes or effects, a material adverse effect on the condition (financial or otherwise), business, technology, assets or results of operations of such Person and its Subsidiaries, taken as a whole.

     "1933 Act" means the Securities Act of 1933.

     "1934 Act" means the Securities Exchange Act of 1934.

     "Parent Balance Sheet" means the consolidated balance sheet of Parent as of December 31, 1999 and the footnotes thereto set forth in the Parent Form 10-Q.

     "Parent Balance Sheet Date" means December 31, 1999.

     "Parent Stock" means the common stock, $0.001 par value, of Parent.

     "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "SEC" means the Securities and Exchange Commission.

     "Subsidiary" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

     "Third Party" means any Person as defined in Section 13(d) of the 1934 Act, other than Parent or any of its Affiliates.

     Any reference in this Agreement to a statute shall be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder.

     (b) Each of the following terms is defined in the Section set forth opposite such term:

     Term                                                            Section
     ----                                                            -------
     Adjusted Option...........................................       1.04
     Certificates..............................................       1.03
     Company Proxy Statement...................................       3.09
     Company SEC Documents.....................................       3.07
     Company Securities........................................       3.05
     Company Stockholder Meeting...............................       5.02
     Company Stock Option......................................       1.04
     Company Subsidiary Securities.............................       3.06
     Confidentiality Agreement.................................       5.03
     Effective Time............................................       1.01
     Exchange Agent............................................       1.03
     GAAP......................................................       3.08
     Indemnified Person........................................       6.03
     Merger....................................................       1.01
     Merger Consideration......................................       1.02
     Parent Form S-1...........................................       4.07
     Payment Event.............................................      11.04
     Registration Statement....................................       4.09
     Superior Proposal.........................................       5.03
     Surviving Corporation.....................................       1.01
     Tax Return................................................       3.16
     Taxes.....................................................       3.16

     Term                                                            Section
     ----                                                            -------
     Taxing Authority..........................................       3.16
     368(a) Reorganization.....................................       3.24

                                   ARTICLE 11
                                 MISCELLANEOUS

     SECTION 11.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

         if to Parent or Merger Subsidiary, to:

                  Quintus Corporation
                  47212 Mission Falls Court
                  Fremont, CA 94539
                  Attention: Susan Salvesen
                  Fax: (510) 624-2895

                  with a copy to:

                  Davis Polk & Wardwell
                  1600 El Camino Real
                  Menlo Park, CA 94025
                  Attention:  David W. Ferguson
                  Fax: (650) 752-2111

                  if to the Company, to:

                  Mustang.com, Inc.
                  6200 Lake Ming Road
                  Bakersfield, CA 93306
                  Attention: James A. Harrer
                  Fax: (661) 873-2457

                  with a copy to:

                  Kirkpatrick & Lockhart LLP
                  9100 Wilshire Boulevard
                  Beverly Hills, CA 90212
                  Attention: Mark A. Klein
                  Fax: (310) 274-8357
or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m., and such day is a Business Day, in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

     SECTION 11.02. Survival of Representations and Warranties. The representations and warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement, except for the agreements set forth in Sections 1.04(d), 6.03, 6.06, 6.07, 8.02, 11.04, 11.06, 11.07 and
11.08.

     SECTION 11.03. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective, provided that, after the adoption of this Agreement by the stockholders of the Company and without their further approval, no such amendment or waiver shall reduce the amount or change the kind of consideration to be received in exchange for any shares of capital stock of the Company.

     (b) No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 11.04. Expenses. (a) Except as otherwise provided in this Section, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

     (b) If a Payment Event (as hereinafter defined) occurs, the Company shall
(i) pay Parent (by wire transfer of immediately available funds), a fee of $5,000,000 (the "Breakup Fee") and (ii) reimburse Parent and its Affiliates (by wire transfer of immediately available funds) for 100% of their documented out-of-pocket fees and expenses (including reasonable fees and expenses of their counsel) up to $2,500,000 actually incurred by any of them in connection with this Agreement and the transactions contemplated hereby (the "Expense Reimbursement"). The Breakup Fee shall be payable simultaneously with the occurrence of a Payment Event (if a Payment Event specified in clause (a) below occurs) or, within two Business Days following such Payment Event (if a Payment

Event specified in clauses (b) or (c) below occur). The Expense Reimbursement shall be payable within two Business Days following a Payment Event.

     "Payment Event" means (a) the termination of this Agreement pursuant to
Section 9.01(d)(ii), or (b) if the Board of Directors of the Company shall have failed to make or withdrawn, or modified in a manner adverse to Parent, its approval or recommendation of this Agreement or the Merger, or shall have failed to call the Company Stockholder Meeting in accordance with Section 5.02, or (c) the occurrence of any of the following events within 12 months of the termination of this Agreement pursuant to Sections 9.01(b)(i) or (b)(iii): (i) the Company merges with or into, or is acquired, directly or indirectly, by merger or otherwise by, a Third Party; (ii) a Third Party, directly or indirectly, acquires more than 50% of the total assets of the Company and its Subsidiaries, taken as a whole; (iii) a Third Party, directly or indirectly, acquires more than 50% of the outstanding shares of Company Stock; or (iv) the Company adopts or implements a plan of liquidation, recapitalization or share repurchase relating to more than 50% of the outstanding shares of Company Stock or an extraordinary dividend relating to more than 50% of such outstanding shares or 50% of the assets of the Company and its Subsidiaries, taken as a whole.

     (c) The fees of the Company's counsel, accountants, and any of its representatives in connection with this Agreement and the transactions contemplated hereby shall not, without the express written consent of Parent (which consent shall not be unreasonably withheld), exceed $1,000,000.

     (d) The Company acknowledges that the agreements contained in this Section
11.04 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Parent and Merger Subsidiary would not enter into this Agreement. Accordingly, if the Company fails promptly to pay any amount due to Parent pursuant to this Section 11.04, it shall also pay any costs and expenses incurred by Parent or Merger Subsidiary in connection with a legal action to enforce this Agreement that results in a judgment against the Company for such amount.

     SECTION 11.05. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Parent or Merger Subsidiary may transfer or assign, in whole or from time to time in part, to one or more of their Affiliates, the right to enter into the transactions contemplated by this Agreement, but any such transfer or assignment will not relieve Parent or Merger Subsidiary of its obligations hereunder.

     SECTION 11.06. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

     SECTION 11.07. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal court located in the State of California or any California state court, and each of the parties hereby consents to the non-exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.01 shall be deemed effective service of process on such party.

     SECTION 11.08. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 11.09. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto. Except as provided in Section 7.04, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

     SECTION 11.10. Entire Agreement. This Agreement and the Confidentiality Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

     SECTION 11.11. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     SECTION 11.12. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

     SECTION 11.13. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of California or any California state court, in addition to any other remedy to which they are entitled at law or in equity.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        MUSTANG.COM, INC.


                                        By: /S/ James A. Harrer
                                           ----------------------------
                                           Name:  James A. Harrer
                                           Title: President and Chief
                                                  Executive Officer


                                        QUINTUS CORPORATION


                                        By: /s/ Alan K. Anderson
                                           ----------------------------
                                           Name:  Alan K. Anderson
                                           Title: Chairman and Chief
                                                  Executive Officer

                                                                      EXHIBIT A


                           FORM OF LOCK-UP AGREEMENT

QUINTUS CORPORATION
47212 Mission Falls Court
Fremont, CA 94539

Ladies and Gentlemen:

     Pursuant to the terms of an Agreement and Plan of Merger dated as of February 25, 2000 (the "Agreement") between QUINTUS CORPORATION, a Delaware corporation ("Parent") and MUSTANG.COM, INC., a California corporation (the "Company"), the undersigned will receive shares of common stock, $0.001 par value per share, of Parent (the "Shares"), in exchange for shares of common stock of the Company owned by the undersigned.

     In order to induce Parent to enter into the Agreement, the undersigned hereby agrees as follows:

     1. Prior to May 15, 2000, the undersigned will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for Shares, (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Shares (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Shares, or such other securities, in cash or otherwise).

     2. The undersigned acknowledges that the Parent may impose stock transfer restrictions on the Shares to enforce the provisions of this Agreement.

                                                  Very truly yours,


                                                  By:
                                                     --------------------------
                                                     Name:
                                                     Title:
AGREED TO:
QUINTUS CORPORATION

By:
   --------------------------------
   Name:
   Title:

                                                                      EXHIBIT B


                         FORM OF NON-COMPETE AGREEMENT

     This Agreement is dated as of o, 2000, and is between [James Harrer] [C. Scott Hunter] (the "Stockholder") and QUINTUS CORPORATION, a Delaware corporation ("Quintus Corporation").

     A. The Stockholder is a stockholder of MUSTANG.COM, INC., a California corporation (the "Company").

     B. The Stockholder is the [Chief Executive Officer] [Vice President] of the Company.

     C. Mustang.com, Inc. is a provider of electronic customer relationship management solutions that enables companies to manage customer interactions, such as customer orders, inquiries and service requests (such activities being referred to herein as the "Business Activities").

     D. Quintus Corporation proposes to purchase from the Stockholder and the other stockholders of the Company under an Agreement and Plan of Merger dated as of February 25, 2000 (the "Merger Agreement"), all of the issued and outstanding shares of capital stock of the Company.

     E. In light of the Stockholder's ownership of outstanding shares of capital stock of the Company, his position with the Company and his contributions in the past to the growth and development of the Company and its affiliates, one of the conditions to the consummation by Quintus Corporation of the transactions contemplated by the Merger Agreement is that the Stockholder enter into this Agreement for the purpose of preserving for Quintus Corporation's benefit the goodwill, proprietary rights and going concern value of the Company and its affiliates, and to protect Quintus Corporation's and the Company's business opportunities. Quintus Corporation considers this Agreement integral to the transactions contemplated by the Merger Agreement, and would not consummate such transactions without the Stockholder's execution of this Agreement.

     NOW, THEREFORE, for the purposes of inducing Quintus Corporation to consummate the transactions contemplated in the Merger Agreement and to preserve the goodwill, proprietary rights and going concern value of the Company, and to protect Quintus Corporation's and the Company's business opportunities, the parties agree as follows:

     1. The Stockholder acknowledges that the trade secrets, private or secret processes as they exist from time to time, and confidential information concerning products, developments, manufacturing techniques, new product plans, equipment, inventions, discoveries, patent applications, ideas, designs, engineering drawings, sketches, renderings, other drawings, manufacturing and test data, computer programs, progress reports, materials, costs, specifications, processes, methods, research, procurement and sales activities and procedures, promotion and pricing techniques and credit and financial data concerning customers or suppliers of the Company and its affiliates, as well as information relating to the management, operation or planning of the Company and its affiliates (the "Proprietary Information") are valuable, special and unique assets of the Company and its affiliates, access to and knowledge of which have been gained by virtue of the Stockholder's position and involvement with the Company. In light of the highly competitive nature of the industries in which the Company and its affiliates conduct their businesses, the Stockholder agrees that all Proprietary Information shall be considered confidential. In recognition of this fact, the Stockholder agrees that he will not, during and after the term of this Agreement, disclose any of such Proprietary Information to any person or entity for any reason or purpose whatsoever, and he will not make use of any Proprietary Information for his own purposes or for the benefit of any person or entity (except the Company and its affiliates) under any circumstances.

     This Section 1 does not apply to any invention that qualifies fully under the provisions of California Labor Code Section 2870, which is restated on attached Appendix A. I will disclose anything I believe is excluded by Section 2870 so that the Company can make an independent assessment.

     2. In order further to protect the confidentiality of the Proprietary Information and in recognition of the highly competitive nature of the industries in which the Company and its affiliates conduct their businesses, and to protect Quintus Corporation's and the Company's business opportunities, the Stockholder further agrees as follows:

          (a) The Stockholder will not, during and for the period commencing with the date hereof and ending on the date that is [James Harrer - 2 years] [C. Scott Hunter - 1 year] after such date, directly or indirectly engage in any Business Activities whether such engagement is as an officer, director, proprietor, employee, partner, investor (other than as a holder of less than 2% of the outstanding capital stock of a publicly traded corporation), consultant, advisor, agent or otherwise on behalf of Kana Communications, Silknet Software Inc., eGain Communications Corp. or any other company or division of a company engaged in any Business Activities (other than the Company or its affiliates), or any affiliate or successor thereof.

          (b) The Stockholder will not, during and for the period commencing with the date hereof and ending on the date that is [James Harrer - 2 years] [C. Scott Hunter - 1 year] after such date, directly or


                                  EXHIBIT B-2
     indirectly engage in any Business Activities (other than on behalf of the Company or its affiliates) by providing services or supplying products to any customer with whom the Company or its subsidiaries have done any business, whether as an officer, director, proprietor, employee, partner, investor (other than as a holder of less than 2% of the outstanding capital stock of a publicly traded corporation), consultant, advisor, agent or otherwise.

          (c) The Stockholder will not, during and for the period commencing with the date hereof and ending on the date that is [James Harrer - 2 years] [C. Scott Hunter - 1 year] after such date, directly or indirectly assist others in engaging in any of the Business Activities that are prohibited to the Stockholder.

          (d) The Stockholder will not, during and for the period commencing with the date hereof and ending on the date that is [James Harrer - 2 years] [C. Scott Hunter - 1 year] after such date, directly or indirectly induce or attempt to induce employees of the Company, Quintus Corporation or any of their affiliates to engage in any activities hereby prohibited to the Stockholder or to terminate their employment.

It is expressly understood and agreed that although the Stockholder and Quintus Corporation consider the restrictions contained in each of subsections 2(a) through (d) above to be reasonable for the purpose of preserving the goodwill, proprietary rights and going concern value of the Company and its affiliates, and to protect Quintus Corporation's and the Company's business opportunities, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in Section 1 or this Section 2 is an unenforceable restriction on the activities of the Stockholder, the provisions of Section 1 or this Section 2 shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable. Alternatively, if the court referred to above finds that any restriction contained in Section 1 or this Section 2 or any remedy provided in
Section 3 of this Agreement is unenforceable, and such restriction or remedy cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained therein or the availability of any other remedy. The provisions of Section 1 or this Section 2 shall in no respect limit or otherwise affect the obligations of the Stockholder under other agreements with Quintus Corporation or the Company.

     3. The Stockholder acknowledges and agrees that Quintus Corporation's remedy at law for a breach or threatened breach of any of the provisions of Sections 1 or 2 of this Agreement would be inadequate that in the event of such breach or threatened breach injunctive relief would be appropriate.


                                  EXHIBIT B-3

It is understood and agreed that the existence of such breach or threatened breach shall be determined by a court of competent jurisdiction and nothing contained herein shall be deemed an admission by the Stockholder that such breach or threatened breach has occurred. Nothing herein contained shall be construed as prohibiting Quintus Corporation from pursuing, in addition, any other remedies available to it for any such breach or threatened breach. The waiver by Quintus Corporation of a breach of any provision of this Agreement by the Stockholder shall not operate or be construed as a waiver of a breach of any other provision of this Agreement or of any subsequent breach by the Stockholder.

     4. This Agreement shall not be assignable by either party except by the Company to any subsidiary or affiliate of Quintus Corporation or the Company or to any successor in interest to the Company's or Quintus Corporation's business.

     5. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the principles of conflict of law.

     6. The provisions of this Agreement are for the benefit of Quintus Corporation and the Company, and may be enforced by either of such corporations or their assignees as permitted by Section 4.

     7. Any notice required or permitted to be given under this Agreement shall be deemed properly given if in writing and delivered by hand and receipt is acknowledged by the party to whom said notice shall be directed, or if mailed by certified or registered mail with postage prepaid with return receipt requested, or sent by express courier service, charges prepaid by shipper, addressed as follows (or to such other address as a party is directed pursuant to written notice from the other party):

          (a) If to Quintus Corporation to:
                                47212 Mission Falls Court
                                Fremont, CA 94539
                                Attention:  Susan Salvesen
                                Fax: (510) 770-1377

          (b) If to the Stockholder to:  o


                                  EXHIBIT B-4

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            QUINTUS CORPORATION


                                            By
                                              ---------------------------------
                                              Name:
                                              Title:


                                            [STOCKHOLDER]


                                            -----------------------------------

                                   APPENDIX A


California Labor Code Section 2870. Application of provision providing that employee shall assign or offer to assign rights to invention to employer.

A. Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

1. Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

2.  Result form any work performed by the employee for his employer.

B. To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.


                                  EXHIBIT B-6

                                                                      EXHIBIT C


                           FORM OF AFFILIATES LETTER


MUSTANG.COM, INC.

QUINTUS CORPORATION

Ladies and Gentlemen:

     The undersigned has been advised that, as of the date of this letter, the undersigned may be deemed to be an "affiliate" of MUSTANG.COM, INC., a California corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC"), promulgated under the Securities Act of 1933, as amended (the "1933 Act"). Pursuant to the terms of the Agreement and Plan of Merger dated as of February 25, 2000 (the "Merger Agreement") between the Company and QUINTUS CORPORATION, a Delaware corporation ("Parent"), a wholly- owned subsidiary of Parent will be merged with and into the Company, with the Company to be the surviving corporation in the merger (the "Merger").

     The undersigned represents, warrants and covenants to the Company and Parent that:

     A. The undersigned shall not make any sale, transfer or other disposition of Company Common Shares in violation of the 1933 Act or the Rules and Regulations.

     B. The undersigned has carefully read this letter and the Merger Agreement and discussed, to the extent the undersigned felt necessary with the undersigned's counsel or counsel for the Company, the requirements of such documents and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of Company Common Shares.

     C. The undersigned has been advised that, at the time the Merger is submitted for a vote of the stockholders of Company, the undersigned may be deemed an affiliate of the Company.

     D. The undersigned further understands and agrees that the representations, warranties, covenants and agreements of the undersigned set forth herein are for the benefit of the Company, Parent and the Surviving Corporation (as defined in the Merger Agreement) and will be relied upon by such firms and their respective counsel and accountants.

     E. The undersigned understands and agrees that this letter agreement shall apply to all shares of the capital stock of the Company and Parent that are deemed beneficially owned by the undersigned pursuant to applicable federal securities laws.

     Execution of this letter should not be considered an admission on the part of the undersigned that the undersigned is an "affiliate" of the Company as described in the first paragraph of this letter, nor as a waiver of any rights that the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this letter.

                                            Very truly yours,


                                            By:
                                               --------------------------------
                                               Name:

Accepted this __ day of
                     by
---------------------


By:
   ---------------------------------
Name:
Title:


                                  EXHIBIT C-2

                                                                      EXHIBIT D


                              FORM OF TAX OPINION



                                                     [Date]



Quintus Corporation
[ address ]

Ladies and Gentlemen:

     We have acted as counsel for Quintus Corporation ("Parent"), a Delaware corporation, in connection with the Merger (the "Merger"), as defined and described in the Agreement and Plan of Merger dated as of February 25, 2000 (the "Merger Agreement") by and between Mustang.com, Inc. ("Company"), a California corporation, and Parent. You have requested our opinion regarding the United States federal income tax consequences of the Merger. Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Merger Agreement.

     In connection with this opinion, we have examined the Merger Agreement, the Registration Statement on Form S-4 related to the Merger, which includes the Proxy Statement/Prospectus (the "Proxy Statement/Prospectus"), filed with the Securities and Exchange Commission (the "Commission") on [ ], 2000, and such other documents as we have deemed necessary or appropriate in order to enable us to render our opinion. For purposes of this opinion, we have assumed
(i) the validity and accuracy of the documents that we have examined, (ii) that the Merger will be consummated in the manner described in Merger Agreement and the Proxy Statement/Prospectus, and (iii) that the representations made by Parent (together with Merger Subsidiary) and Company pursuant to Sections 8.02(f) and 8.03(b), respectively, of the Merger Agreement are accurate and complete. In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Department regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the IRS and such other authorities as we have considered relevant. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time (possibly with retroactive effect). A change in the authorities or the inaccuracy of any of the documents or assumptions on which our opinion is based could affect our conclusions.

     Based upon the foregoing, in our opinion, the Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and Parent, Company and Merger Subsidiary will each be a party to that reorganization within the meaning of Section 368(b) of the Code. Other than as expressly set forth above, we express no opinion as to the United States federal, state, local, foreign or other tax consequences of the Merger.

     We are qualified to practice law in the State of New York, and we do not purport to be experts on, or to express any opinion herein concerning, any laws other than the laws of the State of New York and the laws of the United States.

                                                  Very truly yours,

                                                  /s/ Davis Polk & Wardwell


                                  EXHIBIT D-2

                                                                      EXHIBIT E


                         [MUSTANG.COM, INC. LETTERHEAD]


                                                               [Date]


Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017

Kirkpatrick & Lockhart LLP
Henry W. Oliver Building
535 Smithfield Street
Pittsburgh, Pennsylvania 15222-2312

Ladies and Gentlemen:

     In connection with the opinions to be delivered pursuant to Sections 8.02(f) and 8.03(b) of the Agreement and Plan of Merger (the "Merger Agreement")1, dated as of February 25, 2000, between Mustang.com, Inc., a California corporation ("Company") and Quintus Corporation, a Delaware corporation ("Parent"), the undersigned officer of Company hereby certifies and represents as to Company that the facts relating to the merger (the "Merger") of that certain California corporation and wholly-owned subsidiary of Parent formed pursuant to Section 1.01 of the Merger Agreement ("Merger Subsidiary"), with and into Company pursuant to the Merger Agreement, and as described in the Proxy Statement/Prospectus dated 25, 2000 (the "Proxy Statement/Prospectus") are true, correct and complete in all respects at the Effective Time and that:

     1. The consideration to be received in the Merger by holders of common stock of Company ("Company Stock") was determined by arm's length negotiations between the managements of Parent and Company. In connection with the Merger, no holder of Company Stock will receive in exchange for such stock, directly or indirectly, any consideration other than common stock of Parent ("Parent Stock") and, in lieu of fractional shares of Parent Stock, cash, except that holders of Company Stock timely exercising their dissenters' rights under applicable laws will receive cash for their Company Stock.

--------
     1 All defined terms used herein and not otherwise defined have the meaning ascribed to them in the Merger Agreement.

     2. The fair market value of the Parent Stock and cash in lieu of a fractional share of Parent Stock received by each Company shareholder will be approximately equal to the fair market value of the Company Stock surrendered in exchange therefor.

     3. In the Merger, shares of Company Stock representing control of Company, as defined in Section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code"), will be exchanged solely for voting stock of Parent. The payment of cash in lieu of fractional shares of Parent Stock to holders of Company Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained for consideration. The total cash consideration that will be paid in the Merger to the holders of Company Stock instead of issuing fractional shares of Parent Stock will not exceed one percent of the total consideration that will be issued in the Merger to the holders of Company Stock with respect to their shares of Company Stock. Redemptions and any other dispositions of Company Stock in exchange for cash originating with Parent will be taken into account for purposes of this representation.

     4. Company has no plan or intention to issue additional shares of its stock that would result in Parent losing control (within the meaning of Section 368(c) of the Code) of Company.

     5. In the Merger, to the best knowledge of the management of Company, Merger Subsidiary will have no assets or liabilities at the Effective Time, and therefore will have no liabilities assumed by Company and will not transfer to Company any assets subject to liabilities.

     6. Immediately after the Merger, Company will hold at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by Company immediately prior to the Merger. For purposes of this representation, assets of Company held immediately prior to the Merger include cash, if any, paid by Company to holders of Company Stock in lieu of fractional shares or to holders pursuant to the exercise of dissenters' rights under applicable laws, amounts paid or incurred by Company in connection with the Merger, including amounts used to pay Company's reorganization expenses and all payments, redemptions and distributions (except for regular, normal dividends, if any) made in contemplation of or as part of the Merger. The Company has not disposed of any of its assets (other than distributions of cash either as regular, normal dividends or as a result of valid exercises of dissenters' rights under applicable laws by holders of Company Stock) in contemplation of or as part of the Merger.

     7. No assets of Company have been sold, transferred or otherwise disposed of which would prevent Parent from continuing the historic business of Company


                                 EXHIBIT E - 2
or from using a significant portion of Company's historic business assets in a business following the merger, and, to the best knowledge of Company, Company intends to continue its historic business or use a significant portion of its historic business assets in a business.

     8. To the best knowledge of the management of Company, as of the Effective Time, neither Parent nor any person related to Parent within the meaning of Treasury Regulation Section 1.368-1(e)(3): (i) will be under any obligation, or will have entered into any agreement, to redeem or repurchase any shares of Parent Stock issued in the Merger or to make any extraordinary distribution in respect of Parent Stock; or (ii) will have any plan or intention to reacquire any shares of Parent Stock issued in the Merger. To the best knowledge of the management of Company, after the Merger, no dividends or distributions will be made to the former Company stockholders by Parent other than dividends or distributions made to all holders of Parent Stock.

     9. Company and the holders of Company Stock each will pay its or their own expenses, if any, incurred in connection with or as part of the Merger or related transactions. Company has not paid or will not pay, directly or indirectly, any expenses (including transfer taxes) incurred by any holder of Company Stock in connection with or as part of the Merger or any related transactions. Company has not agreed to assume, nor will it directly or indirectly assume, any other expense or other liability, whether fixed or contingent, of any holder of Company Stock.

     10. There is no intercorporate indebtedness existing between Parent and Company or between Merger Subsidiary and Company that was issued, acquired or will be settled at a discount.

     11. At the Effective Time, the only capital stock of Company issued and outstanding will be Company Stock.

     12. At the Effective Time, Company will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Company that, if exercised or converted, would affect Parent's acquisition or retention of control of Company, as defined in Section 368(c) of the Code.

     13. In the Merger, no liabilities of shareholders of Company will be assumed by Parent, and Parent will not assume any liabilities relating to any Company Stock acquired by Parent in the Merger. Furthermore, to the best knowledge of the management of Company, there is no plan or intention for Parent to assume any liabilities of Company, unless specifically provided in the Merger Agreement.


                                 EXHIBIT E - 3

     14. At the Effective Time, the total fair market value of the assets of Company will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which such assets are subject.

     15. Company is not, nor at the Effective Time will be, under the jurisdiction of a court in a Title 11 or similar case within the meaning of
Section 368(a)(3)(A).

     16. Company is not an "investment company" within the meaning of Section 368(a)(2)(F)(iii) and (iv) of the Code.

     17. None of the employee compensation received or to be received by any shareholder-employees of Company is or will be separate consideration for, or allocable to, any of their shares of Company Stock to be surrendered in the Merger. None of the shares of Parent Stock to be received by any shareholder-employee of Company in the Merger is or will be separate consideration for, or allocable to, any employment, consulting or similar arrangement. To the best knowledge of Company, any compensation paid or to be paid to any shareholder of Company who will be an employee of or perform advisory services for Parent, Company, or any affiliate thereof after the Merger, will be determined by bargaining at arm's length.

     18. Since the date of the Merger Agreement and prior to the Effective Time, except for the issuance of Company Stock pursuant to the rights described in paragraph 12 hereof, Company has not issued any additional shares of Company Stock.

     19. The holders of Company Stock will have dissenters' rights with respect to the Merger under applicable laws. In the event that any holders of Company Stock do not vote in favor of the Merger and perfect their right to appraisal and payment, any amounts paid to such holders in an appraisal proceeding will be paid by Company out of its own funds. No funds will be supplied for such payments, directly or indirectly, by Parent, nor will Parent directly or indirectly reimburse Company for any such payments.

     20. To the best knowledge and belief of the management of Company, neither Parent nor any person related to Parent (within the meaning of Treasury Regulation Section 1.368-1(e)(3)) owns or within the past 5 years has owned, beneficially or of record, any class of stock of Company or any securities of Company or any instrument giving the holder the right to acquire any such stock or securities.

     21. Prior to and in connection with the Merger no stock of the Company has been or will be (i) redeemed or otherwise acquired by Company or by a person related to Company (within the meaning of Treasury Regulation Section 1.368-


                                 EXHIBIT E - 4

1(e)(3) determined without regard to Treasury Regulation Section 1.368-1(e)(3)(i)(A)), or (ii) the subject of any distribution by Company other than regular, normal dividends and Company Stock acquired in the ordinary course of business in connection with employee incentive and benefit programs, or other programs or arrangements in existence on the date of the Merger Agreement.

     22. The Merger is being effected for bona fide business reasons and will be carried out strictly in accordance with the Merger Agreement, and as described in the Proxy Statement/Prospectus, and none of the material terms and conditions therein has been or will be waived or modified.

     23. The Merger Agreement and the documents described in the Merger Agreement represent the entire understanding of Parent, Merger Subsidiary and Company with respect to the Merger and there are no written or oral agreements regarding the Merger other than those expressly referred to in the Merger Agreement.


                                 EXHIBIT E - 5

     We understand that Davis Polk & Wardwell and Kirkpatrick & Lockhart LLP will rely on this Certificate in rendering their opinions as to certain United States federal income tax consequences of the Merger, and we will promptly and timely inform them if, after signing this Certificate, we have reason to believe that any of the facts described herein or in the Proxy Statement/Prospectus or any of the representations made in this Certificate are or have become untrue, incorrect or incomplete in any respect.

                                            Very truly yours,

                                            Mustang.com, Inc.

                                            By:
                                               ------------------------------
                                            Title:
                                                  ---------------------------


                                 EXHIBIT E - 6

                                                                      EXHIBIT F


                        [QUINTUS CORPORATION LETTERHEAD]


                                                 [Date]


Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017

Kirkpatrick & Lockhart LLP
Henry W. Oliver Building
535 Smithfield Street
Pittsburgh, Pennsylvania 15222-2312

Ladies and Gentlemen:

     In connection with the opinions to be delivered pursuant to Sections 8.02(f) and 8.03(b) of the Agreement and Plan of Merger (the "Merger Agreement")2, dated as of February 25, 2000, between Mustang.com, Inc., a California corporation ("Company") and Quintus Corporation, a Delaware corporation ("Parent"), the undersigned officer of Parent hereby certifies and represents as to Parent and that certain California corporation and wholly-owned subsidiary of Parent formed pursuant to Section 1.01 of the Merger Agreement ("Merger Subsidiary") that the facts relating to the merger (the "Merger") of Merger Subsidiary with and into Company pursuant to the Merger Agreement, and as described in the Proxy Statement/Prospectus dated [ ], 2000 (the "Proxy Statement/Prospectus") are true, correct and complete in all respects at the Effective Time and that:

     1. The consideration to be received in the Merger by holders of common stock of Company ("Company Stock") was determined by arm's length negotiations between the managements of Parent and Company. In connection with the Merger, no holder of Company Stock will receive in exchange for such stock, directly or indirectly, any consideration other than common stock of Parent ("Parent Stock") and, in lieu of fractional shares of Parent Stock, cash, except

--------
     2 All defined terms used herein and not otherwise defined have the meaning ascribed to them in the Merger Agreement.

that holders of Company Stock timely exercising their dissenters' rights under applicable laws will receive cash for their Company Stock.

     2. The fair market value of the Parent Stock and cash in lieu of a fractional share of Parent Stock received by each Company shareholder will be approximately equal to the fair market value of the Company Stock surrendered in exchange therefor.

     3. In the Merger, shares of Company Stock representing control of Company, as defined in Section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code"), will be exchanged solely for voting stock of Parent. The payment of cash in lieu of fractional shares of Parent Stock to holders of Company Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained for consideration. The total cash consideration that will be paid in the Merger to the holders of Company Stock instead of issuing fractional shares of Parent Stock will not exceed one percent of the total consideration that will be issued in the Merger to the holders of Company Stock with respect to their shares of Company Stock. Redemptions and any other dispositions of Company Stock in exchange for cash originating with Parent will be taken into account for purposes of this representation.

     4. Following the Merger, Parent has no plan or intention to cause Company to issue additional shares of stock that would result in Parent losing control (within the meaning of Section 368(c) of the Code) of Company.

     5. Prior to the Merger, Parent will be in control of Merger Subsidiary within the meaning of Section 368(c) of the Code. Merger Subsidiary has been formed solely in order to consummate the Merger, and at no time has conducted or will conduct any business activities or other operations of any kind other than the issuance of its stock to Parent prior to the Effective Time.

     6. In the Merger, Merger Subsidiary will have no assets or liabilities at the Effective Time, and therefore will have no liabilities assumed by Company and will not transfer to Company any assets subject to liabilities.

     7. Parent has no plan or intention to liquidate Company, to merge Company with or into another corporation, to sell, exchange, transfer or otherwise dispose of any stock of Company or to cause Company to sell, exchange, transfer or otherwise dispose of any of its assets, except for (i) dispositions made in the ordinary course of business, (ii) transfers described in Treasury Regulation Section 1.368-2(k), (iii) asset dispositions to the extent that all such dispositions,


                                 EXHIBIT F - 2
sale, transfer or exchange of assets will not, in the aggregate, violate paragraph 8 of this letter.

     8. After the Merger, Company will hold at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by Company immediately prior to the Merger. For purposes of this representation, assets of Company held immediately prior to the Merger include cash, if any, paid by Company to holders of Company Stock in lieu of fractional shares or to holders pursuant to the exercise of dissenters' rights under applicable laws, amounts paid or incurred by Company in connection with the Merger, including amounts used to pay reorganization expenses and all payments, redemptions and distributions (except for regular, normal dividends, if any) made in contemplation of or as part of the Merger.

     9. Following the Merger, Parent will cause Company to continue its historic business or use a significant portion of its historic business assets in a business.

     10. As of the Effective Time, neither Parent nor any person related to Parent within the meaning of Treasury Regulation Section 1.368-1(e)(3): (i) will be under any obligation, or will have entered into any agreement, to redeem or repurchase any shares of Parent Stock issued in the Merger or to make any extraordinary distribution in respect of Parent Stock; or (ii) will have any plan or intention to reacquire any shares of Parent Stock issued in the Merger. After the Merger, no dividends or distributions will be made to the former Company stockholders by Parent other than dividends or distributions made to all holders of Parent Stock.

     11. Parent and Merger Subsidiary each will pay its or their own expenses, if any, incurred in connection with or as part of the Merger or related transactions. Neither Parent nor Merger Subsidiary has paid or will pay, directly or indirectly, any expenses (including transfer taxes) incurred by any holder of Company Stock in connection with or as part of the Merger or any related transactions. Neither Parent nor Merger Subsidiary has agreed to assume, nor will it directly or indirectly assume, any other expense or other liability, whether fixed or contingent, of any holder of Company Stock.

     12. There is no intercorporate indebtedness existing between Parent and Company or between Merger Subsidiary and Company that was issued, acquired or will be settled at a discount.


                                 EXHIBIT F - 3

     13. All shares of Parent Stock into which shares of Company Stock will be converted pursuant to the Merger will be newly issued or treasury shares, and will be issued by Parent directly to holders of Company Stock pursuant to the Merger.

     14. To the best knowledge of the management of Parent, at the Effective Time, Company will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Company that, if exercised or converted, would affect Parent's acquisition or retention of control of Company, as defined in Section 368(c) of the Code.

     15. In the Merger, no liabilities of shareholders of Company will be assumed by Parent, and Parent will not assume any liabilities relating to any Company Stock acquired by Parent in the Merger. Furthermore, there is no plan or intention for Parent to assume any liabilities of Company, unless specifically provided in the Merger Agreement.

     16. To the best knowledge of the management of Parent, at the Effective Time, the total fair market value of the assets of Company will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which such assets are subject.

     17. None of Parent or Merger Subsidiary is, nor at the Effective Time will be, under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A).

     18. Neither Parent nor Merger Subsidiary is an "investment company" within the meaning of Section 368(a)(2)(F)(iii) and (iv) of the Code.

     19. None of the employee compensation received or to be received by any shareholder-employees of Company is or will be separate consideration for, or allocable to, any of their shares of Company Stock to be surrendered in the Merger. None of the shares of Parent Stock to be received by any shareholder-employee of Company in the Merger is or will be separate consideration for, or allocable to, any employment, consulting or similar arrangement. Any compensation paid or to be paid to any shareholder of Company who will be an employee of or perform advisory services for Parent, Company, or any affiliate thereof after the Merger, will be determined by bargaining at arm's length.

     20. The holders of Company Stock will have dissenters' rights with respect to the Merger under applicable laws. In the event that any holders of Company Stock do not vote in favor of the Merger and perfect their right to appraisal and


                                 EXHIBIT F - 4
payment, any amounts paid to such holders in an appraisal proceeding will be paid by Company out of its own funds. No funds will be supplied for such payments, directly or indirectly, by Parent, nor will Parent directly or indirectly reimburse Company for any such payments.

     21. Neither Parent nor any person related to Parent (within the meaning of Treasury Regulation Section 1.368-1(e)(3)) owns or within the past 5 years has owned, beneficially or of record, any class of stock of Company or any securities of Company or any instrument giving the holder the right to acquire any such stock or securities.

     22. The Merger is being effected for bona fide business reasons and will be carried out strictly in accordance with the Merger Agreement, and as described in the Proxy Statement/Prospectus, and none of the material terms and conditions therein has been or will be waived or modified.

     23. The Merger Agreement and the documents described in the Merger Agreement represent the entire understanding of Parent, Merger Subsidiary and Company with respect to the Merger and there are no written or oral agreements regarding the Merger other than those expressly referred to in the Merger Agreement.

     We understand that Davis Polk & Wardwell and Kirkpatrick & Lockhart LLP will rely on this Certificate in rendering their opinions as to certain United States federal income tax consequences of the Merger, and we will promptly and timely inform them if, after signing this Certificate, we have reason to believe that any of the facts described herein or in the Proxy Statement/Prospectus or any of the representations made in this Certificate are or have become untrue, incorrect or incomplete in any respect.

                                            Very truly yours,

                                            Quintus Corporation

                                            By:
                                               --------------------------------
                                            Title:
                                                  -----------------------------


                                 EXHIBIT F - 5

                                                                      EXHIBIT G


                              FORM OF TAX OPINION

                                             [Date]



Mustang.com, Inc.
[address]

Ladies and Gentlemen:

     We have acted as counsel for Mustang.com, Inc. ("Company"), a California corporation, in connection with the Merger (the "Merger"), as defined and described in the Agreement and Plan of Merger dated as of February 25, 2000 (the "Merger Agreement") by and between Quintus Corporation ("Parent"), a Delaware corporation, and Company. You have requested our opinion regarding the United States federal income tax consequences of the Merger. Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Merger Agreement.

     In connection with this opinion, we have examined the Merger Agreement, the Registration Statement on Form S-4 related to the Merger, which includes the Proxy Statement/Prospectus (the "Proxy Statement/Prospectus"), filed with the Securities and Exchange Commission (the "Commission") on [ ], 2000, and such other documents as we have deemed necessary or appropriate in order to enable us to render our opinion. For purposes of this opinion, we have assumed
(i) the validity and accuracy of the documents that we have examined, (ii) that the Merger will be consummated in the manner described in Merger Agreement and the Proxy Statement/Prospectus, and (iii) that the representations made by Parent (together with Merger Subsidiary) and Company pursuant to Sections 8.02(f) and 8.03(b), respectively, of the Merger Agreement are accurate and complete. In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Department regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the IRS and such other authorities as we have considered relevant. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time (possibly with retroactive effect). A change in the authorities or the inaccuracy of any of the documents or assumptions on which our opinion is based could affect our conclusions.

     Based upon the foregoing, in our opinion, the Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and Parent, Company and Merger Subsidiary will each be a party to that reorganization within the meaning of
Section 368(b) of the Code. Other than as expressly set forth above, we express no opinion as to the United States federal, state, local, foreign or other tax consequences of the Merger.

     The opinion is being furnished pursuant to Section 8.03(b) of the Merger Agreement. Any material changes in the facts from those set forth or assumed herein or in the Proxy Statement/Prospectus may affect the conclusions stated herein.

                                            Yours truly,



                                            /s/ Kirkpatrick & Lockhart LLP


                                 EXHIBIT G - 2

                                                                         ANNEX B


                   [Letterhead for First Security Van Kasper]


February 24, 2000


Board of Directors
Mustang.com, Inc.
6200 Lake Ming Road
Bakersfield, CA  93306

Gentlemen:

You have requested that we render our opinion as to the fairness, from a financial point of view, to the shareholders of Mustang.com, Inc., a California corporation ("Mustang"), of the exchange ratio in a proposed merger (the "Transaction") of a newly formed and wholly-owned subsidiary of Quintus Corporation, a Delaware corporation ("Quintus"), with and into Mustang pursuant to the proposed form of Agreement and Plan of Merger provided to us and to be executed by both parties (the "Agreement"). All capitalized terms not defined herein shall have the meanings set forth in the Agreement.

In connection with our opinion, among other things, we have: (i) held discussions with certain members of the management of Mustang and Quintus concerning, among other things, the revenue projections for Mustang and Quintus published in the most recent research analysts' reports provided to, or reviewed by, us; (ii) reviewed the Agreement in the form provided to us by Mustang, which has been represented to us as the final version to be executed by the parties;
(iii) reviewed Quintus' initial public offering prospectus, as amended, on Form S-1 and Form 10-Q for the nine months ended December 31, 1999; (iv) reviewed Mustang's Annual Reports on Form 10-K for the fiscal years ended December 31, 1998 and 1999 and Form 10-Q for the nine months ended September 30, 1999; (v) reviewed certain press releases and certain other publicly available information for Mustang and Quintus; (vi) reviewed publicly available data and information for certain companies which we believe to be relevant; (vii) reviewed publicly available research reports for Mustang and Quintus and other companies which we have determined to be relevant; (viii) reviewed the financial terms, to the extent publicly available, of other recent business combinations which we have deemed to be relevant; and (ix) conducted such other financial analysis as we have determined, based upon our judgment as investment bankers, to be appropriate for purposes of this opinion.

Board of Directors
Mustang.com, Inc.
February 24, 2000
Page 2

In our review we have assumed, with your permission, that the documents to be prepared, used and signed by the parties to formally effect the Transaction, including any proxy or other disclosure material to be delivered to the shareholders of Mustang to elicit any necessary consent to the Transaction, will effect the Transaction on the terms set forth in the proposed form of the Agreement provided to us by Mustang, without material alteration.

We have not negotiated the Transaction, nor provided any legal advice with respect to the Transaction. We have not made, nor have we been provided with, an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Mustang nor have we made a physical inspection of any of the properties or assets of Mustang. We were not requested to, and did not, solicit third party indications of interest in acquiring all or any part of Mustang.

In rendering this opinion, we have relied, without independent verification, on the accuracy and completeness of all of the financial and other information that was publicly available or furnished or otherwise communicated to us by Mustang or Quintus. We have assumed that there has been no material change in the assets, financial condition, business or prospects of Mustang or Quintus since the date of the most recent historical financial statements made available to us. With respect to financial projections, we have used only projections published in the most recent research analysts' reports, reviewed those projections and in certain instances used a mean projected number. The only financial information provided by managements of Mustang and Quintus that we have relied upon in rendering this opinion is the current capitalization of Mustang and Quintus. Independent of the foregoing, we have been advised by the managements of Mustang and Quintus, and have relied upon and assumed without independent verification, that the projected results we have used for their companies are reasonable and reflect the best currently available estimates of the future financial results and conditions of Mustang and Quintus, that such forecasts will be realized in the amounts and time periods contemplated thereby and that neither the management of Mustang, nor the management of Quintus, has any information or belief that would make the projections incomplete or misleading.

Our opinion is based upon analysis of the foregoing factors in light of our assessment of general economic, financial and market conditions as they exist and as they can be evaluated by us as of the date hereof and on information made available to us as of the date hereof. Although events occurring after the date

Board of Directors
Mustang.com, Inc.
February 24, 2000
Page 3

hereof could materially affect the assumptions relied upon in preparing this opinion, we do not have any obligation to update, revise or reaffirm this opinion.

This opinion is solely for the benefit and use of the Board of Directors of Mustang in its consideration of the Transaction and is not a recommendation to any shareholder as to how such shareholder should vote with respect to the Transaction. Further, this opinion addresses only the financial fairness of the exchange ratio and does not address the relative merits of the Transaction and any alternatives to the Transaction, Mustang's underlying decision to proceed with or effect the Transaction or any other aspect of the Transaction. This opinion may not be used or referred to, or quoted or disclosed to any person in any manner, without our prior written consent in each instance. In furnishing this opinion, we do not admit that we are experts within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act.

First Security Van Kasper, Inc., as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions. In the past, we have provided financial advisory and corporate banking services to Mustang and have received customary compensation for the rendering of these services. We currently provide research on Mustang, make a market in its stock and hold warrants to acquire shares of Mustang stock at prices below the implied per share value of the Merger Consideration. We will also receive a fee from Mustang for rendering this opinion.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the exchange ratio is fair to the shareholders of Mustang from a financial point of view.

                                            Very truly yours,



                                            FIRST SECURITY VAN KASPER

                                                                         ANNEX C

CHAPTER 13. DISSENTERS' RIGHTS

1300 RIGHT TO REQUIRE PURCHASE -- "DISSENTING SHARES" AND
"DISSENTING SHAREHOLDER" DENIED.

(a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

(b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

     (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or
(B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

     (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

     (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

     (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

(c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

1301 DEMAND FOR PURCHASE.

(a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

(b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

(c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

1302 ENDORSEMENT OF SHARES.

Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

1303 AGREED PRICE -- TIME OF PAYMENT.

(a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

(b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

1304 DISSENTER'S ACTION TO ENFORCE PAYMENT.

(a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

(b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

(c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

1305 APPRAISERS' REPORT -- PAYMENT -- COSTS.

(a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

(b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

(c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

(d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

(e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section 1301).

1306 DISSENTING SHAREHOLDERS' STATUS AS CREDITOR.

To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

1307 DIVIDENDS PAID AS CREDIT AGAINST PAYMENT.

Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

1308 CONTINUING RIGHTS AND PRIVILEGES OF DISSENTING
SHAREHOLDERS.

Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

1309 TERMINATION OF DISSENTING SHAREHOLDER STATUS.

Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

     (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

     (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

     (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.

     (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

1310  SUSPENSION OF PROCEEDINGS FOR PAYMENT PENDING
LITIGATION.

If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

1311  EXEMPT SHARES.

This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

1312  ATTACKING VALIDITY OF REORGANIZATION OR MERGER.

(a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

(b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

(c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                 EXHIBIT INDEX


Exhibit
 Number                                     Description
-------                                     -----------
  2.1(1)  Agreement and Plan of Merger between the Registrant and Mustang.com, Inc., dated
          February 25, 2000.

  2.1(2)  Agreement and Plan of Reorganization by and among Registrant, Acquity Corp., Ribeye
          Acquisition Corp. and certain stockholders of Aquity Corp., dated September 10, 1999.

  3.3(2)  Registrant's Restated Certificate of Incorporation.

  3.5(2)  Registrant's Amended and Restated Bylaws.

  4.1(2)  Reference is made to Exhibits 3.3 and 3.5.

  4.2(2)  Specimen Common Stock certificate.

  4.3(2)  Registrant's Amended and Restated Investors Rights Agreement, dated November 10,
          1999.

  5.1(5)  Opinion of Davis Polk & Wardwell.

  8.1(5)  Opinion of Davis Polk & Wardwell as to tax matters.

  8.2(5)  Opinion of Kirkpatrick & Lockhart LLP as to tax matters.

 10.1(2)  Form of Indemnification Agreement entered into between Registrant and each of its directors and officers.

 10.2(2)  1995 Stock Option Plan and forms of agreements thereunder.

 10.3(2)  1999 Stock Incentive Plan and forms of agreements thereunder.

 10.4(2)  Employee Stock Purchase Plan.

 10.5(2)  1999 Director Option Plan.

 10.6(2)  Light Industrial Lease between Registrant and Teachers Insurance and Annuity
          Association of America, dated October 6, 1995.

 10.7(2)  Sublease between Registrant and Oryx Technology Corporation and SurgX Corporation,
          dated October 1, 1999.

 10.8(2)+ Software Distribution Agreement dated May 5, 1997, between Nabnasset Corporation and
          Lucent Technologies Inc.

10.10(2)+ Authorized OEM/Reseller Agreement dated December 22, 1998, between Registrant and
          Brightware, Inc.

10.11(2)  Employment agreement between Registrant and Alan Anderson, dated May 23, 1995 and
          Notice of Grant of Stock Option.

10.12(2)  Employment agreement between Registrant and John Burke, dated June 11, 1999.

10.13(2)  Loan and Security Agreement between Registrant and Silicon Valley Bank, dated
          September 18, 1998.

10.14(2)  Sublease Agreement between Pavilion Technologies, Inc. and Acuity Corp., dated
          December 19, 1996.

Exhibit
 Number                                     Description
-------                                     -----------
10.15(3)+ Authorized OEM/Reseller Agreement between Quintus Corporation and Lipstream
          Networks, Inc., dated December 3, 1999.

10.16(3)  Sublease between Quintus Corporation and Advanced Radio Telecom Corp., dated
          December 13, 1999, and Corresponding Master Lease.

10.17(3)  Second Amendment to OEM/Reseller Agreement between Quintus Corporation and
          Brightware, Inc., dated December 22, 1999.

21.1      List of the Registrant's subsidiaries.

23.1      Consent of Davis Polk & Wardwell (included in Exhibit 5.5)

23.2      Consent of Kirkpatrick & Lockhart LLP (included in Exhibit 8.2)

23.3      Consent of Deloitte & Touche LLP.

23.4      Consent of Ernst & Young, LLP.

23.5      Consent of PricewaterhouseCoopers LLP.

23.6      Consent of Arthur Andersen LLP.

23.7      Consent of First Security Van Kasper.

27.1(3)   Financial Data Schedule.

99.1(4)   Opinion of First Security Van Kasper.

99.2(5)   Form of proxy for special meeting of shareholders of Mustang.com, Inc.

--------------

(1) Included as Annex A to the Proxy Statement/Prospectus which is part of this Registration Statement.

(2) Incorporated herein by reference to the Registrant's Registration Statement on Form S-1 declared effective by the Securities and Exchange Commission on November 15, 1999.

(3) Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q dated December 31, 1999.

(4) Included as Annex B to the Proxy Statement/Prospectus which is part of this Registration Statement.

(5)  To be filed by amendment.

+ Portions of these exhibits have been omitted pursuant to requests for confidential treatment.